Prospectus Supplement (Sales Report) No. 13 dated April 5, 2011 to Prospectus dated January 7, 2011	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 7, 2011 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 7, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 558527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558527	$30,000	$30,000	14.91%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 558527. Member loan 558527 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,915 / month
Current employer:	Imageworx	Debt-to-income ratio:	21.45%
Length of employment:	10+ years	Location:	New Egypt, NJ

Home town:
Current & past employers:	Imageworx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Thank you for helping!

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,559.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage + HELOCs 2) How much is your home CURRENTLY worth? Use zillow.com for a free current estimate. 3) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. 4) WHat do you do for Imageworx? I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Our Home is currently worth $611,000, and owe $427,000 at this time. We have been in the home for 10 years and have never been late or missed any payments. I would try to get a HELOC, but that is asking for a miracle these days. I currently owe roughly $28,000 on 3 credit cards that are all at 27.24%. I have never been late or missed a payment on any of these either. The minimum payment on the cards is $1427/per month. I have tried, unsuccesfully th get the rate lowered on the cards several times and I am always told they can't do it at this time. Since finishing college, I have been employed at the same company since 1992, and I am currently the #2 person in the company. Receiving funding for this loan will enable me to lower the overall interest rate and pay off the debt as sooner. I hope this answers all of your questions. Thank you.
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	Our Home is currently worth $611,000, and owe $427,000 at this time. We have been in the home for 10 years and have never been late or missed any payments. I currently owe roughly $28,000 on 3 credit cards that are all at 27.24%. I have never been late or missed a payment on any of these either. The minimum payment on the cards is $1427/per month. I have tried, unsuccesfully th get the rate lowered on the cards several times and I am always told they can't do it at this time. Since finishing college, I have been employed at the same company since 1992, and I am currently the #2 person in the company. Receiving funding for this loan will enable me to lower the overall interest rate and pay off the debt as sooner. The cards were all below 10% when they were used, but before the Credit Card act went into place the rates were all raised to 27.24%. I hope this answers all of your questions.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Joint Net Income per month $12,000 Mortgage/RE Taxes $4,000 Insurance (Car/Life) $725 Monthly Utilities $900 Car Payments $557 Monthly Bills (groceries etc.) $2,000 Current CC Payments $1,500
I would like to help fund your loan, but please answer the following question(s): 1) Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. 2) It seems like you have been gradually racking up CC debt over the years - what steps are you taking to curb your "credit creep", where excess debt just lands up on the cards? (Otherwise, you'll be back in the soup (only deeper) in 3 years.) ================================================ The L.C. community wants to fund loans, and this basic information helps tremendously. We are real people investing our savings, retirement funds and kid's college education money - we're not a faceless bank or large corporation. We put our trust in you to pay your loan back. Thanks in advance! ================================================	I owe @ 28,000 on 3 cards all at 27.24%. The cards were used to fund a remodeling project on my home 2 years ago, at that time the cards were all under 10%. As soon as I paid for the project the banks raised the rates to 27.24%. I could have closed the cards and kept the rate the same, but was told not to do that because it would negatively affect my credit score. I haven't charged a penny on the cards in 2 years, I have just been paying them down. I have a monthly cushion to pay my bills and have been paying extra on the cards for the last 2 years, just trying to get the interest rate to be a little more fair.

Member Payment Dependent Notes Series 596564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
596564	$18,000	$18,000	11.11%	1.00%	March 31, 2011	April 3, 2014	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 596564. Member loan 596564 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Levi Strauss & Co.	Debt-to-income ratio:	9.81%
Length of employment:	< 1 year	Location:	Menlo park, CA

Home town:
Current & past employers:	Levi Strauss & Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1976	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,385.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 616214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
616214	$20,000	$20,000	18.25%	1.00%	March 30, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 616214. Member loan 616214 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Metastorm	Debt-to-income ratio:	22.41%
Length of employment:	6 years	Location:	Sylvania, OH

Home town:
Current & past employers:	Metastorm
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,492.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage + HELOCs 2) How much is your home CURRENTLY worth? Use zillow.com for a free current estimate. 3) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	mortgage = 225,543.69 owed on 249,000.00 estimate CC1 - $ 313.64 - 17.9% - $100 CC2 - $3079.92 - 20.24% - $300 CC3 - 2642.47 - 18.24% - $300 CC4 - 291.79 - 27.24% - $75 CC5- 2725.45 - 29.99% - $300 CC6 - 358.35 - 29.99% - $100 CC7 - 8072.18 - 25.99% - $300 CC8 - 1577.79 - 28.99% - $200 This should be 19,605.69 with the remiaing money going towards windows for the house. I would also get this loan if it is not fully funded to help lower the interest on the higher rate cards my ultimate goal is to have the loan paid off in 3 years but I wanted the lower payoff amount just in case
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) 5) How long do you actually intend to keep this loan? Thank you.	CC1 = $3079.92@20.24% - $100 CC2 = $2758.67@18.99% - $100 CC3 = $ 291.79@27.24% - $ 50 CC4 = $2725.45@29.99% - $200 CC5 = $ 358.35@29.99% - $100 CC6 = $8072.18@25.99% - $350 CC7 = $1577.79@28.99% - $100 CC8 = $544.10@24.50% - $ 50 The full amount was asked for so I could get windows for the house if possible the cost is just under 13,000 for them. This is what I'm looking to getting consolidated I also have a car payments of $613.05 for 3 more years and 557.91 for 2 more years. Since Cancelling your credit cards can adversely affect your credit I wont be closing the acccounts but I will not be using them I owe 225,543.69 on my mortgage at 1477.60 a month with a value of 249,000.00 I plan on trying to have this loan paid off in 3 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 225,543.69 on my mortgage at 1477.60 a month with a value of 249,000.00

Member Payment Dependent Notes Series 644111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644111	$14,125	$14,125	17.88%	1.00%	March 30, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644111. Member loan 644111 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pitt County Memorial Hospital	Debt-to-income ratio:	22.04%
Length of employment:	3 years	Location:	greenville, NC

Home town:
Current & past employers:	Pitt County Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Profession: Registered Nurse Income: $3000 per month net Expenses: Rent: $750.00 per month Utilities: 200.00 Phone: 70.00 Credit Cards/Student Loans: Balance of approximately 13,000. Minimum payments equal approximately $500.00 a month with minimum interest rate of 10%. , maximum interest rate of 18.99%. Extra Income: $750.00 per month Plans to consolidate 3 credit card and 2 private student loans. Currently paying more than minimum on all balances. Would like to streamline payments into one easy process with option to pay off early.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	38	Months Since Last Delinquency:	12
Revolving Credit Balance:	$11,468.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RN, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 477 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($11 - $13K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan "Plan B" alternative that you should consider backup option IF loan does not attract 100 pct funding.) QUESTION FOUR: Your TRANSUNION Credit Report shows 4 payment delinquencies within last 12 months. Reasons why don't pay bills on time? Here is condensed version Transunion CR Lending Club provides with all borrowers loans: Credit History: Credit Score Range: 660-678 Accounts Now Delinquent: 0 Earliest Credit Line: 12/2001 Delinquent Amount: $0.00 Open Credit Lines: 16 Delinquencies (last 2 yrs): 4 Total Credit Lines: 38 Months Since Last Delinquency: 12 Revolving Credit Balance: $11,468.00 Public Records on File: 0 Revolving Credit Lines Utilization: 44.30% Months Since Last Public Record: n/a Inquiries in Last 6 Months: 0 Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. My gross income is app. 4500 per month, and I do have a live in partner who's gross income is app. 3500 per month. 2.My reasoning for selecting the five year term was to be amble to comfortable pay the minimum if necessary, but plans now and current monies available will allow me to pay at least $500 per month or more which is the plan. This will allow a payoff within 2-3 years. 3. I may accept a partially funded loan at as if I am at least able to consolidate all three credit cards. 4. The payment delinquencies involve federal student loans, which have since been caught up and are currently in forbearance while I try to pay other debt off. I must admit that in the past I was not quite as credit savvy as I am now, hence why I have the debt that I do.

Member Payment Dependent Notes Series 649315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649315	$19,800	$19,800	15.65%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649315. Member loan 649315 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Camelot Facility Solutions	Debt-to-income ratio:	22.81%
Length of employment:	2 years	Location:	Frisco, TX

Home town:
Current & past employers:	Camelot Facility Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	35
Revolving Credit Balance:	$69,968.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain delinquency noted 35 months ago? What is plan to prevent a reoccurrence?	Frankly I don't remember why that occurred. I believe it was an anomaly and has not occurred since. Thanks for considering my request.
Please describe your monthly budget by category (sources of income, housing, food, etc...). Do you use financial software like Mint.com? Do you have a fallback plan to continue making payments if unexpected expenses or loss of income occur (401k loan, family member help, ability to take on housemate / renter)	My monthly income is derived from my salary and bonus. I do use Mint for budgeting purposes and we do have IRA/401k as a fallback. Of course we would only use that as a last resort. Thanks for considering our request.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your interest in my loan. My total home loan balance is approx. $395k. My home value, based on an appraisal from May of 2010 is $535k. Thanks.
Please describe your monthly budget by category (sources of income, housing, food, etc...). Do you use financial software like Mint.com? Do you have a fallback plan to continue making payments if unexpected expenses or loss of income occur (401k loan, family member help, ability to take on housemate / renter)	Please see my answer to this question below. Thanks.

Member Payment Dependent Notes Series 653921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653921	$35,000	$35,000	16.02%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653921. Member loan 653921 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	John Deere	Debt-to-income ratio:	14.11%
Length of employment:	5 years	Location:	Olathe, KS

Home town:
Current & past employers:	John Deere
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/11 > Purchasing a Geothermal system for our home built in 1989. We wil receive a 30% tax credit along with the system paying for itself within 5 years. We could not get conventional financing at the momemt since we are in a delayed purchase contract on our other home until September 2011. Borrower added on 03/23/11 > We estimate paying the loan off in the first year after the sale (September 2011 - delayed purchase) of my previous home which generate net proceeds of $50,000. Also the information on the account if from myself as the single applicant. I am engaged to be married this year and my fiance is living in the home and has been for the past 3 years. Therefore our total annual income is $170,000. Current balance on mortage is $240,000 and after remodeling our appraised value on the home is $630,000.

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,727.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Business Analyst, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You've initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 415 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept an 80 or 90 percent ($28 - $32K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose and $ amount. Partial loan is financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) "NOTHING RUNS LIKE A DEERE". HOW TRUE THE SLOGAN IS! Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello, thank you for looking at my loan request. I do have a fianc?? that lives in the house but I did not include his income in the application. We are getting married later this year and have lived together for the past 2 years. Our total gross monthly income is $15,000. We anticipate oaring the loan off in1-2 years by the sale of my other home in the delayed purchase. Hhis will generate $50,000 capital. My fiance also has a rental property that should sale this year and net $20,000. I also anticipate a year end bonus of $15,000. I would accept 60% funding, but would prefer 80%. Thanks and please let me know if I can answer any other questions.
1) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 2) What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, thank you for your questions. Current mortage balance is $240,000. Current market value of the home is $635,000 after recent remodeling. A traditional home equity loan is not available due to a delayed purchase on my previous home, closing is scheduled for 9-1-2011. Capital proceeds from this sale will be $50,000. Thank you, Erica
If you don't mind, I have some brief questions for you regarding your loan. What do you do for John Deere? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Thank you again for your help, and I look forward to funding your loan.	Thank you for your questions and I would happy to answer. I???m a Business Analyst for John Deere working in the Large Ag Tactical Marketing division for North America (US & Canada) Australia & New Zealand. I graduated with a Plastics Engineering degree and worked in the industry for 3 years before joining John Deere, working 2 years in a factory and the last 3 years in the Sales / Marketing divisions. Savings Info: 401K Savings Plan - $49,000.00 Roth IRA Savings - $22,000.00 Traditional IRA Savings - $3,800.00 MISC Bank Savings - $5000.00 Monthly Net Income - $4140 (performance pay raise coming in July ??? 2011). Yearend bonus averages around 20% of my gross pay. Typical tax returns $5-$6,000. Mortgage / Tax / Ins - $1700 Utilities (Phone, Internet, Water, Gas, Electric, Security, etc.) - $525 Car Payments / Insurance - $500 Child Care - $0 (no children) Food, other expenses - $300 Please keep in mind that these are the household expenses and the monthly net income above is for me only. As stated earlier my fianc?? lives with me as we are getting married later this year and we share the expenses outlined above. His monthly net income is $2800.00.

Member Payment Dependent Notes Series 657337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657337	$21,000	$21,000	11.11%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657337. Member loan 657337 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	kessinger-hunter management co	Debt-to-income ratio:	11.56%
Length of employment:	7 years	Location:	grain valley, MO

Home town:
Current & past employers:	kessinger-hunter management co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I am wanting to build a swimming pool and have a backyard oasis for my family

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,120.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I have no personal loan debt and owe about 2000$ between 5 credit cards with the biggest being american express at 1200$
What is your net monthly income and your monthly costs (mortgage, utilities, car, food etc)?	Between my wife and I we bring home about 5500$ a month with about monthly costs of somewhere between 3500$ and 4000$ a month

Member Payment Dependent Notes Series 663117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663117	$14,000	$14,000	15.65%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663117. Member loan 663117 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Caretech Solutions	Debt-to-income ratio:	17.69%
Length of employment:	1 year	Location:	Bloomfield Hills, MI

Home town:
Current & past employers:	Caretech Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I plan to use this loan to pay off outstanding credit card bills. I have come to realize the interest the credit card companies are charging me will take me 14+ years to pay off those debts. I want to eliminate any credit card debt I currently have in order to stop living paycheck to paycheck. You will also notice that the last purchases I have made on the cards are from years ago. I have taken the temptation away from ever using those cards and destroying them altogether. When the debts and loan are payed off, I will eventually order replacements. My credit history is excellent. Don't hesitate with my credit score as that is only dictated by the balances on the cards. You will notice that I have maintained prompt on-time payments consistently over the years. I have recently been promoted twice within this year. I currently work as a Computer Technician for a hospital. I have worked for the company for just over a year and don't plan on leaving anytime soon. I currently earn $39,000 before taxes. I have learned my lesson with credit cards and don't ever plan on repeating that lesson again.

A credit bureau reported the following information about this borrower member on March 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,533.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you detail your monthly expenses (rent, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan cover all debt?	Monthly Expenses Apartment - $700/mo Utilities - $100/mo Fuel - $320/mo Car Insurance - $120/mo Phone Bill - $80/mo Food - $200/mo Credit Card Debt/Interest Rate (APR)/ Monthly Payment: American Express - $6321/ 11.02% / $175 Bank of America Platinum - $830/ 12.99% / $50 Amway Visa - $3998/ 12.00% / $160 Chase Visa - $2648.29/ 14.24% / $60 Bill Me Later - $1314/ 19.99% / $100 This loan will help cover all the debt.

Member Payment Dependent Notes Series 666614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666614	$22,750	$22,750	14.91%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666614. Member loan 666614 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Pine River-Backus Schools	Debt-to-income ratio:	24.62%
Length of employment:	10+ years	Location:	Pine River, MN

Home town:
Current & past employers:	Pine River-Backus Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/11 > We have had lots of medical expenses that we have had to charge on High Interest credit cards. We would like to consilidate debt so we can get caught up faster and have another baby. My wife and I are both teachers in a high-poverty, high needs area of Northern Minnesota.

A credit bureau reported the following information about this borrower member on March 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,597.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. Is the income listed yours only? If so, what is your combined monthly income?	Chase Card 9,850.00 $525.00 Union Plus Card 9,400.00 $300.00 Chase Freedom 6,340.00 $200.00 Combined monthy income is right around $3,000
Teacher, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($19 - $21K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I WOULD take a partial loan. I also WILL pay it off early if at all possible, which is probably NOT what lenders want to hear, but that is thr truth. Our net monthly income after medical flex and daycare flex is $3000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Our balance on our home mortgage is 72,853. Our monthy payment is 578.40. Our current market value of our home is 95,250
Your combined income must be more than that if YOUR gross monthly income is $4,167. Please clarify.	After flexing for daycare, health insurance and medical expenses our monthly take home pay is right around $3000. My wife is a Head Start teacher and makes a miserable salary.
Second attempt: How much are you currently paying each month on the debts you plan to pay off?	Nearly 1000
Please list interest rates for the 3 cards. Thanks!	23.99 18.99 18.99

Member Payment Dependent Notes Series 672510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672510	$13,850	$13,850	12.68%	1.00%	March 30, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672510. Member loan 672510 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Camber Corporation	Debt-to-income ratio:	22.54%
Length of employment:	7 years	Location:	Athens, AL

Home town:
Current & past employers:	Camber Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > thank you Borrower added on 03/28/11 > This loan is towards the purchase of 6 acres for my horse. I selected 3 year term but will pay off quicker once the car is paid off. est. 1-1/2 years left.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,899.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what's the reason behind last delinquency 28 months ago	I had too many obligations due at the same time. Since then I have managed to get everything back under control.
Tech Analyst II, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY; AON (ALL-OR-NONE) demands rarely successful. Advantageous to accept an 80 or 90 percent ($11 - $12K) fixed interest, term limited, partial loan becasue after 6-months current payments, you're automatically eligible relist unfunded $, or list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. This was based on my income only. Me and my husbands annual income is around $70,000.00. I own a horse and i'm wanting to purchase 6 acres. 2. I selected the 3 years instead of 5 because of the interest rates. I would like to pay it off before the 3 years is up. As soon as my car is paid off I can almost make double payments. 3. I'm not sure what the question is here If I interrepted it correctly, I would be willing to accept whatever percentage I could borrow.

Member Payment Dependent Notes Series 672723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672723	$24,000	$24,000	14.17%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672723. Member loan 672723 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,083 / month
Current employer:	Adams Village Chiropractic, Inc.	Debt-to-income ratio:	15.31%
Length of employment:	3 years	Location:	Salem, MA

Home town:
Current & past employers:	Adams Village Chiropractic, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	44
Revolving Credit Balance:	$37,772.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Chiropractor, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($20 - $22K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Dear U.S. Corps. Retired - 1. My father who is a retired SGM from the Army lives with me and we share the mortgage payment and living expenses. Our total gross monthly income is $18,000.00. 2. I hope to repay the loan back in 3-4 years making payments aroudn $700.00+ per month. My goal is to be debt free at that time with the exception of my student loan and mortgage payment. 3. I was hoping to get as much funding as possible to pay down higher interest rate credit cards that got charged up when repairing my first house for sell before the real estate market crashed. For instance, when one of my credit cards got bought out by Chase, they raised my rate from 14% to 26.24% even though I have never been late. This occured before the Obama credit card regulations went into effect. If I have to accept a lower funding amount, I would hope that my interest rate for that loan would be lower than the current rate for $24,000.00, as indicated during the initial selection process. Thank you very much for your questions and consideration!
Please list, one by one, each debt you plan to pay off with this loan, including Amount, RATE, MinPayment. Total should come to your requested loan amoung less LC's fee. Tx	1. USAir MasterCard $9109.19 13.24% $184.40 2. Capitalone MasterCard $7191.50 11.9% (Current minimum $71.00, but this is at 0% promotional rate that ends 04/25/11 so unsure of new minimum payment). 3. Chase (I closed this account) $7523.61 26.24% $229.00 I always pay more than the minimum amount on the three accounts as follows: 1. $225.00 2. $200.00 3. $275.00 Thank you for your question.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Why are you paying off lower interest loans with a 14% loan? Thanks.	Dear Desk, My total household income is noted below with another question. When you calculate the average percentage rate of the three amounts being consolidated, the 14%percentage rate is lower. Additionally, when you compound the interest on each debt individually and add up the interest payments, they are higher than one loan at 14%. Plus, there are yearly fees associated with these three accounts.

Member Payment Dependent Notes Series 674034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674034	$13,000	$13,000	14.54%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674034. Member loan 674034 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,917 / month
Current employer:	Mount Sinai Hospital	Debt-to-income ratio:	23.08%
Length of employment:	5 years	Location:	Floral Park, NY

Home town:
Current & past employers:	Mount Sinai Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	32
Revolving Credit Balance:	$18,325.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I currently live with my parents. The title is under their name and there is no mortage on the home.
Data Mgr, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY; AON (ALL-OR-NONE) demands rarely successful. Advantageous to accept an 80 or 90 percent ($11 - $12K) fixed interest, term limited, partial loan becasue after 6-months current payments, you're automatically eligible relist unfunded $, or list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. My gross monthly income does not include spouse, fiancee or parter, as I am single. 2. I intend to pay off the loan in 2-3 years. 3. I would accept a partial loan more than 60 percent funded

Member Payment Dependent Notes Series 676191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676191	$2,000	$2,000	7.29%	1.00%	March 30, 2011	April 3, 2014	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676191. Member loan 676191 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	petitto mine equipment	Debt-to-income ratio:	1.67%
Length of employment:	4 years	Location:	Point Marion, PA

Home town:
Current & past employers:	petitto mine equipment
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 678904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678904	$8,000	$8,000	16.02%	1.00%	April 4, 2011	April 14, 2016	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678904. Member loan 678904 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Wolters Kluwer	Debt-to-income ratio:	18.33%
Length of employment:	7 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Wolters Kluwer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > I'm using this loan to payoff credit card debt and have a single monthly payment instead of several.

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,161.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Question 1 - There are 4 credit card balances I intend to use this loan toward: #1 - $3,938 @ 16.24%, and minimum payment of $79 #2 - $980 @ 17.9%, and minimum payment of $23 #3 - $2,266 @ 19.99%, and minimum payment of $62 #4 - $1,073 balance ??? $618.71 @ 20.99% (remaining balance is 0%), and minimum payment of $25 Question 2 - I plan on beginning the process of closing my credit card accounts after this loan pays them off. I intend to do this slowly since it can negatively impact my credit score to do it all at once. Question 3 - I currently do not plan to pay this loan off early.
Would you detail your monthly expenses (rent, insurance, car, food, utilities)? Amount on credit cards/interest rates? Will this loan cover all debt?	The credit card balances/APR/payments are all covered in a previous question I pay $400 rent (live with my girlfriend). My car costs $293 per month, plus $96 per month insurance. Food is around $400 per month. I do not pay for gas or electric but pay for the cell phones and internet - $262 per month. This loan does not cover the entirety of my credit card debt ??? there is about $400 on one credit card that will remain open, but this balance specifically has a 0% interest rate. I also have a student loan I???m paying off that has a $3,300 balance remaining with $40 monthly payment.
What is Wolters Kluwer and what do you do there? Thanks.	Wolters Kluwer is a global publishing and software services provider. I work in a professional services/IT division.

Member Payment Dependent Notes Series 680216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680216	$5,000	$5,000	13.43%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680216. Member loan 680216 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Chase	Debt-to-income ratio:	11.60%
Length of employment:	< 1 year	Location:	Citrus Heights, CA

Home town:
Current & past employers:	Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,979.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Chase and where did you work prior to that?	I am a senior administrative assistant to two vice presidents of home lending. Prior to Chase I worked for a commercial property as an assistant property manager.

Member Payment Dependent Notes Series 682316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682316	$15,000	$15,000	16.02%	1.00%	March 30, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682316. Member loan 682316 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	caci, us goverment contractor	Debt-to-income ratio:	10.62%
Length of employment:	1 year	Location:	aiken, SC

Home town:
Current & past employers:	caci, us goverment contractor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > finance swift motorcycle

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	15
Revolving Credit Balance:	$4,086.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Electrican, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: For THREE PRIOR years, Where did you work? and What did you do for that employer? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	gross monthly income is me only,wife does not work. 4-5.I was employed at Rieter Automotive N.A 5 years, I was employed at International paper 1.50 years,employed with michilin tire 6 mo. before I started working for caci. I have worked in the electrical trade for 30 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	current market value is around $400,000.00., only owe first mortgage $149,000.00. $1200.00 monthly house payment.

Member Payment Dependent Notes Series 686913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
686913	$2,150	$2,150	10.37%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 686913. Member loan 686913 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	SAVENERGY Inc	Debt-to-income ratio:	18.36%
Length of employment:	< 1 year	Location:	Whitestone, NY

Home town:
Current & past employers:	SAVENERGY Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,987.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 688572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
688572	$22,100	$22,100	7.29%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 688572. Member loan 688572 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Department of Defense	Debt-to-income ratio:	8.40%
Length of employment:	10+ years	Location:	San Antonio, TX

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,691.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 689249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
689249	$23,325	$23,325	16.77%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 689249. Member loan 689249 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,650 / month
Current employer:	Montgomery High School	Debt-to-income ratio:	7.81%
Length of employment:	5 years	Location:	Willis, TX

Home town:
Current & past employers:	Montgomery High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > The income provided here only inlcudes my income. Our combined monthly income is a little over $8,500. This loan is to build a pool in our backyard. We have one daughter who is 7 and she will be an only child. We think this will be something fun for the 3 of us to do in the summers. We have half of the cost of the pool already and are just trying to borrow the other half. Your consideration is greatly appreciated.

A credit bureau reported the following information about this borrower member on March 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	9
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Teacher, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You've initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept a 80 or 90 percent ($19 - $21K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Question 1: The 43,800 is an annual salary for just me. The monthly gross income for me is 3650 and my husband's monthly gross income is 4853. His annual gross income is 58,240 so the combined monthly income that will be used to repay the loan is 8,503. We have both been employed at the same place for over 5 years. Question 2: We are currently planning to repay within 4-5 years. Question 3: We really would have to have at least 80% to accept the offer. We need a minimum loan of $19,000 in order to make our purchase.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of our mortgage is 124,000. Our monthly payment is 1320. We have no home improvement loans. The current market value of our home is 173,000.
Pleas explain Delinquencies on record and how will you avoid another one?	Actually, I see it says two delinquencies, but I only know of one. Six years ago, I lost my job. I had leased a low end Toyota Camry car. I put $5,000 dollars down on the car, paid $3,000 in payments, and then when I lost my job returned the car to Toyota. They sold the car for $15,500 and then sent me a bill for $10,600. I sent them many letters and called them many times trying to discuss a more reasonable settlement, but they refused a compromise. I felt the amount was an outrage and so it became a delinquency. As for how I will keep it from happening again - for the past four years we have paid off all our credit card bills and our cars. We also managed to pay for my graduate school classes out of our pocket. Currently, the only debt that we owe is our house. We have half the money for this pool already and feel like this loan is an investment in our family future since we plan on living in this house for at least the next 20 years.

Member Payment Dependent Notes Series 689461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
689461	$15,000	$15,000	10.37%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 689461. Member loan 689461 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,181 / month
Current employer:	Ross Dress For Less	Debt-to-income ratio:	21.79%
Length of employment:	4 years	Location:	POMPANO BEACH, FL

Home town:
Current & past employers:	Ross Dress For Less
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,921.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I am looking to consolidate my revolving credit debt into one loan to be paid off within three years. Chase $3500 at 12% variable Citi $4500 at 12% variable Bank of America $6300 at 12% variable Citi and Bank of America were originally set at 0% which is due to end in May. I think it would be wise for me to get them financed together at a fixed rate and pay them off. I want to avoid using credit cards. I was taken advantage of the no interest terms offered to me as a result of excellent credit. I have another credit card that offers a 9.99 fixed rate that I will keep as my credit card for use. I also have a car payment, two no interest debts under $1300 combined, and some store credit cards that I rarely use only with coupons or incentives. Nothing has occurred to avoid accruing new debt. I am very responsible both financially and in my life choices. I have been a retail Store Manager for over 15 years. I accrued this debt this year by moving, marriage , and other essential things. Now I want to pay it off and save some money.

Member Payment Dependent Notes Series 690257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
690257	$24,000	$24,000	15.28%	1.00%	March 31, 2011	March 31, 2016	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 690257. Member loan 690257 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,667 / month
Current employer:	ASRC	Debt-to-income ratio:	18.25%
Length of employment:	4 years	Location:	la mesa, NM

Home town:
Current & past employers:	ASRC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,173.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	usaa master card.....8,300.....153/mo boa master card......4,000.......135/mo chase.....................3,600.......135/mo
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We have been fortunate not to have a mortgage. Our home was provided for my family after coming off of active duty. Negative on the HELOC
It is great that you do not have a mortgage! Can you please also answer the other questions regarding the title and the value of the home?	THE TITILE IS IN MY PARENTS NAME
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	8,300......USAA......153/mo 4,000......boa...........135/mo 6,000.....chase.........135/mo retired army pilot and full time senior data analyst
Two questions. Need answers before can fund your loan. Eager to help you so pls respond. 1- For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymet [eg Chase, 5000, 8.99%, 75- etc] 2-Your revolving cred balance reported here is 19K but you ask for $24K loan, please explain.	8,300.......usaa...........153/mo 4,000.......boa..............135/mo 6,000.......chase...........135/mo car loan......6,000

Member Payment Dependent Notes Series 690446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
690446	$10,800	$10,800	6.92%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 690446. Member loan 690446 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Compass Group	Debt-to-income ratio:	25.89%
Length of employment:	5 years	Location:	Sunrise, FL

Home town:
Current & past employers:	Compass Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,582.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 690685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
690685	$10,000	$10,000	5.42%	1.00%	March 30, 2011	March 31, 2014	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 690685. Member loan 690685 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Robinson dairy INC	Debt-to-income ratio:	10.69%
Length of employment:	4 years	Location:	Denver, CO

Home town:
Current & past employers:	Robinson dairy INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	48
Revolving Credit Balance:	$13,985.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your delinquency 48 months ago	Type your answer here.48 month ago?this is 1 time I visit this website {lendingclub]

Member Payment Dependent Notes Series 692288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
692288	$35,000	$35,000	16.77%	1.00%	April 1, 2011	March 23, 2014	March 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 692288. Member loan 692288 was requested on March 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	ARS	Debt-to-income ratio:	11.52%
Length of employment:	10+ years	Location:	New Tripoli, PA

Home town:
Current & past employers:	ARS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	42
Revolving Credit Balance:	$12,385.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of improvements are you doing? Thank you!	A pool. Thank you.
please verify your income with lending club	Paperwork is being sent Monday.
How big is this 35K pool going to be that sounds steep, and what do you do at your job that pays >$210K / year?	29x39 and I am President of a Medical Billing Co.
1) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 2) What is the current market value of your home? (use zillow.com if unsure) Thank you.	$425,000 is mortg balance...no 2nds.... approx value is $585,000

Member Payment Dependent Notes Series 694082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
694082	$11,200	$11,200	15.65%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 694082. Member loan 694082 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,187 / month
Current employer:	Acton Research	Debt-to-income ratio:	16.96%
Length of employment:	2 years	Location:	Manchester, NH

Home town:
Current & past employers:	Acton Research
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	14
Revolving Credit Balance:	$6,397.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Acton Research and what do you do there?	Acton Research is a spectroscopy manufacturer, a $56m division of Roper Industries. Roper trades on the NYSE.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Good morning. I owe roughly $77K on my condo mortgage through Wells Fargo, which was appraised last year at $108K.

Member Payment Dependent Notes Series 694156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
694156	$18,300	$18,300	10.37%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 694156. Member loan 694156 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Progression inc	Debt-to-income ratio:	14.81%
Length of employment:	9 years	Location:	Lunenburg, MA

Home town:
Current & past employers:	Progression inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,851.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 695726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
695726	$3,600	$3,600	6.92%	1.00%	March 30, 2011	March 29, 2014	March 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 695726. Member loan 695726 was requested on March 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	WALMART	Debt-to-income ratio:	18.92%
Length of employment:	5 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	WALMART
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$959.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 695930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
695930	$4,200	$4,200	14.17%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 695930. Member loan 695930 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,005 / month
Current employer:	Aon Risk Solutions	Debt-to-income ratio:	22.71%
Length of employment:	8 years	Location:	Garden City, MI

Home town:
Current & past employers:	Aon Risk Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > requesting loan to pay medical bills Borrower added on 03/30/11 > Loan is to make payment for medical bills

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1975	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,976.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 696329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
696329	$17,600	$17,600	12.68%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 696329. Member loan 696329 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Las Vegas Professional Hockey	Debt-to-income ratio:	17.23%
Length of employment:	9 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Las Vegas Professional Hockey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > The loan will be used as follows: 1. Pays off exsiting Lending Club consolidation loan of approx $8,814 and places it a better interest rate. 2. removes remaining revolving America Express credit balance of $4,291 from ultra high interest rates (about 27%). 3. Balance of loan to fund my wedding on July 16, 2011. Thanks all! Borrower added on 03/22/11 > Fund to be used as follows: - Payoff existing LENDING CLUB consolidation loan into a better interest rate ($8814). - Move remaining American Express revolving credit balance from ultra high interest (about 27%) into a better rate ($4291) - apply balance for my July 16, 2011 wedding. Thanks all!

A credit bureau reported the following information about this borrower member on March 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	2
Revolving Credit Balance:	$8,217.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 696860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
696860	$12,000	$12,000	14.91%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 696860. Member loan 696860 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Sprint	Debt-to-income ratio:	7.79%
Length of employment:	10+ years	Location:	Raymore, MO

Home town:
Current & past employers:	Sprint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Startup Screen Printing business offering additional products and services with agreements for Marketing/Promotional products as well as Embroidery services.

A credit bureau reported the following information about this borrower member on March 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,434.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Owe $220K 2) Value $250K
What items are the $12,000 requested going to be used for? Your credit report shows a revolving credit balance of $25,434; what does that consist of (including rates)? Thanks!	Equipment / Supplies required for start up - Print Press, Dryer, Printer, Software, Inks, Chemicals, etc.... as well as electrician for special power requirements and plumber for faucet / drainage needs. The revolving credit was for debt consolidation and some home repairs in my previous residence.

Member Payment Dependent Notes Series 698460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
698460	$10,000	$10,000	11.11%	1.00%	March 31, 2011	March 29, 2014	March 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 698460. Member loan 698460 was requested on March 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	W Hotel	Debt-to-income ratio:	11.73%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	W Hotel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	8
Revolving Credit Balance:	$5,527.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Make, model and year of bike?	2008 Suzuki GSXR600

Member Payment Dependent Notes Series 698984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
698984	$12,000	$12,000	5.79%	1.00%	March 31, 2011	April 1, 2014	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 698984. Member loan 698984 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Arizona Public Service	Debt-to-income ratio:	12.87%
Length of employment:	10+ years	Location:	Parker, AZ

Home town:
Current & past employers:	Arizona Public Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > The purpose of the loan is for a pool. I have most of the cash, this is to complete the purchase.

A credit bureau reported the following information about this borrower member on March 12, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 699676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
699676	$12,000	$12,000	7.66%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 699676. Member loan 699676 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Nelson Staffing	Debt-to-income ratio:	12.66%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Nelson Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Young and unfamiliar with the hidden catches of credit cards, I spent an amazing 5 months living in Ireland, but unfortunately upon my return to the states I found myself with more debt than I knew how to handle. Between currency conversion charges and astronomical cash andvance APR's, I couldn't believe how I had been, for lack of a better word, screwed. I have been consistently paying $800 a month towards my credit cards (well above the minimums). I've managed to get it down from $20,000 to a more reasonable $12,000, but it has taken a while, and frankly is kind of depressing to see how long I still have to go. These days, I've settled in the wonderful city of San Francisco, where I work two jobs (temping and cocktail waitressing) just to try to chisel down this debt. I've also recently landed a permanent job at a high-end commercial real estate firm, and they are as excited to have me as I am to work for them. I have no worries about my job security, and look forward to getting myself out from under this, hopefully sooner rather than later!

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,087.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 699758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
699758	$18,000	$18,000	13.80%	1.00%	March 30, 2011	March 31, 2016	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 699758. Member loan 699758 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,483 / month
Current employer:	Frito Lay	Debt-to-income ratio:	16.91%
Length of employment:	4 years	Location:	bakersfield , CA

Home town:
Current & past employers:	Frito Lay
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > The funds will be used to complete various home improvement projects including backyard landscaping and concrete around the house with RV along with a kitchen remodel of the countertops. I have always monitored my credit and have kept my wife and I in good partnerships for years with our credit cards or other forms of credit. Affording this loan was well thought out and will not exceed our budget or put us in jeorpardy with any other forms of credit... otherwise I wouldnt have taken the risk of damaging her good Credit and my excellent credit. Her job has been stable for 4 years and my management position has been very stable including a recent job promotion. My family is a great candidate for this loan.

A credit bureau reported the following information about this borrower member on March 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	33
Revolving Credit Balance:	$2,378.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	The loan will be used for various home improvements. This will include pouring concrete on the the side of the house and extending drive way, landscaping back yard including a retaining wall/perimeter wall with new RV access to the back yard, replacing white tile countertops to granite slab countertops and finally to help cover the cost of a patio cover which 90% saved for. Busy Spring!
LC tells us "Months Since Last Delinquency: 33" -- please explain. Exactly what will you use this $18K for?	The loan will be used for various home improvements. This will include pouring concrete on the the side of the house and extending drive way, landscaping back yard including a retaining wall/perimeter wall with new RV access to the back yard, replacing white tile countertops to granite slab countertops and finally to help cover the cost of a patio cover which 90% saved for. Busy Spring!
What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	The balance on the mortgage loan is $250,194. I have no HELOC loans. My current estimated value range is $210,000 (Zillow)--$219,926 (eppraisal.com).
RE: "I have always monitored my credit and have kept my wife and I in good partnerships for years with our credit cards or other forms of credit." Please explain LC's informing Lenders you had a delinquency 33 mo ago. Thanks.	I am suprised to hear about a deliquency on my report. I am looking into the issue for the exact details. The only thing I could think of is from a credit card or a financed furniture purchase I might have had that I didnt know about or didnt clear up in time with that institution before it got reported. To the best of my knowledge this would be the only blemish since I began to montitor my credit and accounts more heavily almost 3 years ago before I got married. Looking at my previous accounts through my credit monitoring service I dont show any thing for those accounts that I did close out. I am just as curious as you on this matter but I have not disappointed any financial obligations since then if that event does turn out to be true.
what is the statement of 33 months since deliquency in your profile	I am suprised to hear about a deliquency on my report. I am looking into the issue for the exact details. The only thing I could think of is from a credit card or a financed furniture purchase I might have had that I didnt know about or didnt clear up in time with that institution before it got reported. To the best of my knowledge this would be the only blemish since I began to montitor my credit and accounts more heavily almost 3 years ago before I got married. Looking at my previous accounts through my credit monitoring service I dont show any thing for those accounts that I did close out. I am just as curious as you on this matter but I have not disappointed any financial obligations since then if that event does turn out to be true.
The delinquency 33 months ago. Please explain.	I am suprised to hear about a deliquency on my report. I am looking into the issue for the exact details. The only thing I could think of is from a credit card or a financed furniture purchase I might have had that I didnt know about or didnt clear up in time with that institution before it got reported. To the best of my knowledge this would be the only blemish since I began to montitor my credit and accounts more heavily almost 3 years ago before I got married. Looking at my previous accounts through my credit monitoring service I dont show any thing for those accounts that I did close out. I am just as curious as you on this matter but I have not disappointed any financial obligations since then if that event does turn out to be true.

Member Payment Dependent Notes Series 700340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
700340	$25,000	$25,000	13.43%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 700340. Member loan 700340 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	1.48%
Length of employment:	8 years	Location:	foothill ranch, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,126.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe the home improvement? Can you tell me the assessed value of your house along with your mortgage amount?	Dear Lender, My husband and I have bought our new house two weeks ago for $451,250, but our lender appraiser has assessed our house for $465,000. Our mortgage is $410,000, but we have prepaid two monthly payments when we closed our escrow.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1- Yes, I hold the title to my home under my own name. 2- I do not owe any HELOC on my home. Our mortgage is $410,000, but we have prepaid two monthly payments which is $2,800 when we closed our escrow two weeks ago. 3- My husband and I have bought our new house two weeks ago for $451,250, but our lender appraiser has assessed our house for $465,000.
Can you describe the home improvement please?	I am replacing the kitchen cabinets, flooring new tiles, repairing my bath rooms, and doing some minor plumbing.

Member Payment Dependent Notes Series 700968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
700968	$25,000	$25,000	12.68%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 700968. Member loan 700968 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	DEPT OF VETERANS AFFAIRS	Debt-to-income ratio:	8.92%
Length of employment:	10+ years	Location:	WINTER PARK, FL

Home town:
Current & past employers:	DEPT OF VETERANS AFFAIRS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > This loan will substantially reduce the interest rate I am currently paying. I can consolidate all outstanding debt into one monthly payment.

A credit bureau reported the following information about this borrower member on March 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,679.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Police Officer, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You've initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 4255 listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($20 - $23) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	(1) NO, I AM SINGLE. YEARLY INCOME EQUALS $55,000. (2) I'M REQUESTING A 5 YEAR REPAYMENT LENGTH. (3) THE FULL LOAN AMOUNT -VS- PARTIAL AMOUNT.

Member Payment Dependent Notes Series 701983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
701983	$20,000	$20,000	13.06%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 701983. Member loan 701983 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Tulane National Primate Research Center	Debt-to-income ratio:	15.83%
Length of employment:	10+ years	Location:	SLIDELL, LA

Home town:
Current & past employers:	Tulane National Primate Research Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,533.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. 1) My mortgage balance is $88K. I am unfamiliar with the term HELOC, so cannot answer this. 2) The current value of my home is $180K.
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	1) I am a flow cytometry laboraotory supervisor at Tulane National Primate Research Center in Covington, Louisiana. 2) Mortgage balance is $88K. No 2nd. Heloc (do not know what this means). 3) $180K 4) Not going to answer this. 5) 5 years 6) A) Discover credit card, $9K, 17.99%, $183.00 B) CitiBank credit card, $9K, 29.99%, $163.45. Will pay off these 2 debts with loan. 7) I am in the process of starting my own business to supplement my income. 8) I have sent in my last 2 pay stubs and my 2010 W2 for credit review at LC.
A) Discover credit card, $9K, 17.99%, $183.00 B) CitiBank credit card, $9K, 29.99%, $163.45 It doesn't add up -- we see 31k in revolving debt. What's the other debt? Why didn't you asnwer question 4) from the other poster?	Must be the Visa card under both me and my husband's name. This payment does not come from my income. I didn't answer the other question because I thought it too involved.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	I am trying to get this loan on my own, without using my husband's money. I am not the sole wage earner, but repayment of this loan will be my sole responsibility. My net monthly income is $3,115.18. Together we earn $72K net. Mortgage - 780 Car - 600 Utilities - 300 Phone - 200 internet - 100 food - 500 insurance - (health/life) - app 300
Just trying to understand how this loan fits into your monthly budget. ARe the expenses listed your half or the full amount? In other words, are all these expenses your responsibility or split with your spouse? thanks..	Split.
hi when you say "Together we earn $72K net" do you mean net after taxes or total before taxes? what does a "cytometry laboraotory supervisor" do? it sounds very specialized, of these procedures are done there per year? how many primates are living there? thanks	1) After taxes. 2) Yes, my field is very specialized. I run what is considered a Core Laboratory at the Research Center. I receive samples from all investigators out here to run on the flow cytometry instrumentation. We process over 1,000 samples per month. Flow cytometry is a process by which thousands of tissue cells can be analyzed for multiple parametes electronically. The system uses lasers to excite fluorochromes which the investigator has used to stain the cells. As supervisor, in addition to running samples, I help investigators to set up experiments, oversee the general daily functions of the lab, and review/revise grant applications. 3) There are 5,000 primates on campus.
Will your husband assist you if it comes down to either paying off this Lending Club loan or defaulting on it?	He will absolutely assist with them payments if necessary.

Member Payment Dependent Notes Series 702211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
702211	$17,000	$17,000	11.11%	1.00%	March 31, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 702211. Member loan 702211 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,100 / month
Current employer:	n/a	Debt-to-income ratio:	14.41%
Length of employment:	n/a	Location:	lake havasu city, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I'm a retired fire captain, I worked for the the fire station 30+ years. I've always paid my bills on time never been late. I got divorced last year and moved to a different state, so I'm having to start over and first place is getting rid of my credit cards and misc. debts and combining all into one monthly payment. For my future reference I plan to stay far away from the credit card game realizing how much money they made off of me in the last year is unbelievable and to think they are still wanting more.. Any questions for me don't hesitate to ask. Thank you Borrower added on 03/28/11 > Also wanted to let you know that I receive my retirement check on the first of every month and that my retirement is through (calpers) which is a California retirement company..I get my check direct deposited and pay my bills on the first. Thank you for all your help Borrower added on 03/30/11 > Thank you for everyone's help I truly do appreciate it!!

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,598.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I noticed that you did not give a place of employment. So are you retired or self-employed? Thanks, Ron	I am retired fire captain
is your income via a pension plan if you are retired?	yes, i receive it from calpers of california. Retirement system
For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks.	chase-5,800 13%-140.00 Chase-5,700 12%-150.00 Hospital Bill 650.00- 50.00 a month Lowes 1,100b 8%-40 Hsbc 2500 9.% 50 ambulance bill 1000-50 a month ..

Member Payment Dependent Notes Series 702471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
702471	$7,000	$7,000	13.06%	1.00%	March 30, 2011	April 3, 2014	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 702471. Member loan 702471 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Fujitsu America	Debt-to-income ratio:	12.76%
Length of employment:	5 years	Location:	Riverton, IL

Home town:
Current & past employers:	Fujitsu America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Need money to buy a Sea Doo, already purchased on EBAY

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	33
Revolving Credit Balance:	$5,782.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 702497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
702497	$30,000	$30,000	16.77%	1.00%	March 31, 2011	March 31, 2016	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 702497. Member loan 702497 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Schneider Electric	Debt-to-income ratio:	11.24%
Length of employment:	10+ years	Location:	CARROLLTON, TX

Home town:
Current & past employers:	Schneider Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	14
Revolving Credit Balance:	$989.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated with this loan. Please explain the delinquency 14 months ago on your credit report.	Hello - I do not feel comfortable giving this information until I have a better understanding of the privacy and security of this web site. I have placed a called to the lending club for more information.
If your loan is not fully funded, will you accept partial funding of 60% or more?	yes - that would be fine.
The question about detailed debt information is a commonly asked of borrowers and they commonly respond with it. Some investors, of which I am one, will not commit funds to debt consolidation loans without this information which enables them to make an informed decision. You want us to trust you with our money, right? Keep in mind that your loan is currently one of 356 competing for investor funds and you now have only 12 days to raise $28.2K.	Hello - A couple of days ago you asked for detailed information about my loans. I responded to your email yesterday and received this email this morning from lending club: We have found your response to a question an investor asked to contain personally identifiable information, and have refrained from posting it on our Web site for the moment. Keep in mind that your responses to investors??? questions are displayed publically, and should not include names, contact information, social security numbers or bank account information. Please review and re-submit your response after removing any personally identifiable information.
Member_894352, we know you by your Member number, not your name. As investors we have access to only minimal information about your loan request, so we have very little to base our investing decisions on. In order to protect your identity you may want to provide the information about your debts using the format of CC#1, $ balance, % APR, $ minimum monthly payment. CC=Credit Card PL=Personal Loan VL=Vehicle Loan BL=Bank Loan LOC=Line of Credit HELOC=Home Equity Line Of Credit (There is no need for you to provide your name or account numbers or anything else that might compromise your identity). I hope that clarifies things a bit!	Thank you Critical Miss! That does help. Here are the debts that I want to consolidate: GE Gordans: 3698.46 at 27% Wells Fargo: 8209.74 at 29% GE Ultimate: 7714.82 at 30% JC Penneys: 2122.82 at 30% GE Care Credit: 3079 at 30 % Advantage bank: 3500
I am resending my response because it doesn't appear that the message was successfully sent. Lending Club's response to you was very appropriate. However, as you will note, I did not ask for any personally identifiable information such as name, contact information, social security number or bank account number. Posting, for example, that you owe 'Visa, $12K, 13%, $25/month' will not compromise your security. Visa has millions of customers. But, don't worry, your loan is currently one of 399 competing for investor funds and I, as usual, will be able to commit my funds to one of them. Good luck!	Hello Hiroshige: Thank you. I just posted that information.
Except for the minimum monthly payment amount for all debts and, for the Advantage bank debt, the outstanding principal balance and interest rate as well.	1. I have a very good position with my employer. I have been with the company over 11 years and am in a management position. 2. I do not have a spouse. That is my income and household gross 3.I do not plan to pay the loan off early. Plan to use the 5 full years. 4.I will probably accept a partially funded loan but would of course prefer the full loan to transfer from high interest cards. 5. I own my home. current market value is around 145K and I owe 133. 6. I do not have any other credit card debt, other than what is listed in a previously answered question. Can you see that? If not, let me know and I will do the public snapshot. My only other debt are student loans of which I owe approximately 70, 000. 7. I will verify my income today. Thank you for taking the time to ask these questions!
Hello borrower, I am very interested in financing your loan. However can you answer these questions which I know may take some time to answer: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (6) Please provide the Balances and APRs of the debts you have? To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. This method is preferred and may lead to more money invested in your loan. Thank you in advance! This website is secure and has been approved by Lending Club to verify debts. This is of the major sticking points for potential lenders, as they want to assess the risks of lending to potential borrowers. (7) This is the last and MOST important part of me funding your loan. Can you verify your income with lending club? I want to fund your loan but verifying your income is necessary. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income and you might need to hint to the credit review staff member that you WANT to verify your income PROACTIVELY. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Answering ALL these questions is a vital part of me funding your loan as I am emailed back when you answer these questions and I am able to keep track of individuals who take an active approach to getting his/her loan funded. Also, answering these questions will give other investors confidence to invest in your loan as they are more informed. Thank you for your time.	Thank you for the questions! 1. I have been with the same company for over 11 years and am in a management position. 2. I do not have a spouse and that is my total gross income. 3. I do not intend to pay the loan off early. 4. I will accept a partial loan. 5. I own my home. The market value on zillow is about 145 and I owe 133 on it. 6. I do not have any other credit card debts. My only other dept is student loans and I owe about 70K at 6% or less. Let me know if you would still like the snapshot. 7. I have verified my income today. Best Regards!

Member Payment Dependent Notes Series 702635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
702635	$10,000	$10,000	7.66%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 702635. Member loan 702635 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,792 / month
Current employer:	Ashland Inc.	Debt-to-income ratio:	4.77%
Length of employment:	3 years	Location:	MIDLOTHIAN, VA

Home town:
Current & past employers:	Ashland Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > This loan is needed for a home addition.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	25
Revolving Credit Balance:	$818.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what's the reason behind last delinquency 25 months ago?	Type your answer here. Most likely misplaced a bill. I have never been in a situation when I can't afford to pay a bill on time. But there have been times when something was overlooked for a brief time.

Member Payment Dependent Notes Series 702995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
702995	$25,000	$25,000	7.29%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 702995. Member loan 702995 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	DesignWrite	Debt-to-income ratio:	18.55%
Length of employment:	5 years	Location:	Freehold, NJ

Home town:
Current & past employers:	DesignWrite
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,306.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 703017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
703017	$16,500	$16,500	15.28%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 703017. Member loan 703017 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Minnieland	Debt-to-income ratio:	9.60%
Length of employment:	8 years	Location:	MIDLOTHIAN, VA

Home town:
Current & past employers:	Minnieland
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > This loan will consolidate my consumer debt and reduce it to zero in a reasonable amount of time. It is important for me to achieve this goal so that I can focus my attention and resources on other financial goals. All my bills are paid on time either with ACH auto-debit or through on-line banking.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,464.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Minnieland?	Minnieland Private Day School, Inc. is a child care company.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $159,189. The "Zestimate" is $162,500.
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	1.I do real estate development for my employer from the design phase to the construction phase as well as the finances for his properties. 2. My mortgage balance is $159,189, No 2nds, No heloc. 3. My home's market value: "Zestimate" is $162,500. 4. Itemized monthly budget: Mortgage $1214 Gas $400 Utilities $200 Debt $500 Food $200 Auto insurance $65 5. No more than 5 yrs to pay off loan 6. Debt: Credit card 1:$7800/13.24%/$165/mo Credit card 2:$2700/10.24%/$50/mo LOC: $5700/13.99%/$300/mo 7. I've cut my budget to the bare basics to keep the debt from recurring.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I'm an accountant. I have 3 debts that this loan will pay off: credit card#1 $2700/10.24%/$50 per month, credit card#2 $7800/13.28%/$165 per month, line of credit $5700/13.49%/$300 per month.
Please list your debts; the balance, and interest rate, you are paying on each debt. Thank you. IBEW 595 retired.	I have 3 debts that this loan will pay off: credit card#1 $2700/10.24%/$50 per month, credit card#2 $7800/13.28%/$165 per month, line of credit $5700/13.49%/$300 per month.

Member Payment Dependent Notes Series 703111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
703111	$35,000	$35,000	16.77%	1.00%	March 31, 2011	March 29, 2016	March 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 703111. Member loan 703111 was requested on March 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,417 / month
Current employer:	n/a	Debt-to-income ratio:	16.29%
Length of employment:	10+ years	Location:	Boca Raton, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	32
Revolving Credit Balance:	$52,866.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 703372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
703372	$8,000	$8,000	14.91%	1.00%	April 1, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 703372. Member loan 703372 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,181 / month
Current employer:	Honeywell Inc	Debt-to-income ratio:	22.25%
Length of employment:	10+ years	Location:	STOCKTON, IL

Home town:
Current & past employers:	Honeywell Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > Will use funds to consolidate debt, have worked at same job for 26 years

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	8
Revolving Credit Balance:	$13,869.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 703390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
703390	$20,000	$20,000	13.43%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 703390. Member loan 703390 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	ICON Advisers, Inc.	Debt-to-income ratio:	16.42%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	ICON Advisers, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > I am truly excited to pay off my high interest credit cards and make some home improvements. My job is stable and I just recieved a raise and I want to lower my debt as soon as possible. I am a very reliable and responsible husband and father of one looking to start saving for college and retirement. I have never been late on mortgage or CC payment. My monthly budget is about 70% of monthly income (including mortgage). Your investment is strong with me. Thank you!

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,699.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you intend to pay for your home improvements?	I would like to use approximately $5,000 for medium size home improvements. (ie. hardwood floors). The remaining available funds would be used to consolidate higher interest credit cards. Thank you for interest.

Member Payment Dependent Notes Series 703499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
703499	$8,875	$8,875	7.66%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 703499. Member loan 703499 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	Custom Wood Products	Debt-to-income ratio:	29.07%
Length of employment:	8 years	Location:	TOPEKA, KS

Home town:
Current & past employers:	Custom Wood Products
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,855.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 703555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
703555	$35,000	$35,000	14.54%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 703555. Member loan 703555 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Akamai Technologies	Debt-to-income ratio:	13.73%
Length of employment:	1 year	Location:	Ashburn, VA

Home town:
Current & past employers:	Akamai Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

We are a HVAC, Plumbing and Electrical company since Sept 2010 looking for funding to cover start up costs associated with a federal contract that we have been awarded. The money will also be used to cover some other start up costs left over from when our company formed.

A credit bureau reported the following information about this borrower member on March 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,128.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Only 5 d left, 15% funded! It would help if you provided more info than "startup" ...	I enter a description stating this money will be used to cover expenses until we receive our first payment for a federal contract we were awarded. Does not this description show up? This is the first time I've used such a service.
What type of business are you starting? What are your projected gain and losses?	Hello. We are a hvac, plumbing and electrical company. We have been in business in the northern Virginia area since Sept of 2010. We currently have been awarded a federal contract and the startup money we are looking for is to cover expenses until the first payment form the contract arrives. Last year we made about $180,000. However most of that was dumped back into startup expenses for the business. I hope this helps.
What is the small business you will be starting up? Thanks.	I am a partner in a HVAC,Plumbing and Electrical company. It has been in business since Sept 2010. This funding is to carry us for start up expenses associated with a federal contract that we currently have issued to us for doing work on a new VA hospital along with other expenses of our main business. We are based in the Northern Virginia area.

Member Payment Dependent Notes Series 703627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
703627	$19,000	$19,000	10.74%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 703627. Member loan 703627 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Billings Clinic	Debt-to-income ratio:	16.94%
Length of employment:	10+ years	Location:	BILLINGS, MT

Home town:
Current & past employers:	Billings Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/11 > Plan to use funds to pay off high interest credit card debt. I am a good borrower as I have an excellent credit rating and have never been late or missed a payment. My job in healthcare field is secure.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,620.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome! I'm interested to help finance your loan. My FOUR questions are: ONE: What is your position with current employer? (B-R-I-E-F job description) TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($15 - $17K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Position is Director of Medical-Surgical Nursing Gross yearly income is my income only, family gross income is $140,000 Would like to pay off in 3-4 years but chose longer payment schedule to accomodate unplanned life changes Would accept loan at 80-90% funding
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.What are the interest rates on the loans you plan to pay off? Thanks.	Net is $6276 Mortgage is fixed rate, monthly payment $1350 Other expenses equal $3000
I'm very interested in this loan but have a few Q's: Value of home vs. amount owed. HELOC? Fixed rate mortgage? Revolving credit listed as 8k, why asking for 19k? List cc debt amounts and interest rates. Please address 3 inquiries in last 3 months. Thanks for answering and good luck!	Home value 187K, owe 128K fixed rate mortgage Credit card are 17.5% interest.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Net monthly $6276, I am not sole wage earner Credit card debt $18,500 at 17.5%
What information do you have regarding the 3 recent credit inquiries? Do you have any information as to why your revolving credit balance shows only ~$8.6k? Briefly, how did you accrue this debt? Billings is beautiful. Thanks in advance for your answers.	The only company I spoke with was Discover so I cannot explain the other inquiries.

Member Payment Dependent Notes Series 704124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
704124	$25,000	$25,000	13.80%	1.00%	March 31, 2011	March 30, 2014	March 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 704124. Member loan 704124 was requested on March 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Joe Dickey Electrc	Debt-to-income ratio:	8.16%
Length of employment:	6 years	Location:	Poland, OH

Home town:
Current & past employers:	Joe Dickey Electrc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/11 > loan to be used for operating capital for my party rental store that I have owned for about a year. It will also help in growing the business and investing in additional rental equipment. Currently myself and wife employed making approx 104k per year. 70k for me and the rest my wife's income. Working for a electrical contracting company for over 5 years as VP Finance.

A credit bureau reported the following information about this borrower member on March 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,348.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can profits from the business pay this loan? How much other personal debt are you carrying that is invested in the business? How much debt does the business have? Paint a picture of your business.	Yes, there is enough profit to pay down this loan. Myself and wife are employeed full time as well. The business is a Party Rental company that rents out tents, tables, chairs, china, flatware and other items that are needed for any occasion. It is a seasonal business which a loan will help with working capital. Personally we do have some investment debt in the range of 5K.

Member Payment Dependent Notes Series 704263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
704263	$10,000	$10,000	12.68%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 704263. Member loan 704263 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	wb seo	Debt-to-income ratio:	13.96%
Length of employment:	< 1 year	Location:	LIBERTYVILLE, IL

Home town:
Current & past employers:	wb seo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > With this job market, I was forced to live off of credit cards for about six months. I found a fairly decent job and will have no trouble making the monthly payments, it's only because of medical bills drying up my cash flow that I'm applying for this type of loan. If you have any additional questions, please don't hesitate to ask.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,481.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 704365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
704365	$18,000	$18,000	16.77%	1.00%	March 31, 2011	March 30, 2016	March 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 704365. Member loan 704365 was requested on March 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Rhode Island Hospital	Debt-to-income ratio:	9.21%
Length of employment:	4 years	Location:	Fall River, MA

Home town:
Current & past employers:	Rhode Island Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

The dining area seats 60+ for a lunch and light dinner menu. For entertainment, it holds a capacity of 400+. The location alone is a "can't miss" location, on one of the busiest routes in the entire state, literally just steps from one of our major Championship-winning sports teams' home field. The business also includes the liquor license, and the building itself was fully renovated just a few years ago. Borrower added on 03/27/11 > Less than 3 days remaining and I'm more than $6k away from my goal of $18k. I just wanted to thank you all who have invested thus far. I sincerely hope that this gets full funding, as anything less would be of no use and would be declined. Fingers crossed to get over this hurdle......Thank you again, to all of you.

A credit bureau reported the following information about this borrower member on March 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$21,069.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Without putting too much of my personal information out here; it's a 4-family investment property that I purchased 3 yrs ago. All units are rented and cover the mortgage and then some.
Please provide current financial information about the business, e.g., profit/loss past 1y and 3y; independent valuation vs. what you have agreed to pay; will the current staff be staying, etc. Also, what experience do you have running restaurants? What is your prior experience as small business owner? Details, details, details.	Last yr was a profit of $200K, the year before it was approximately $125k (less due to reno work & upgrades). Some of the current staff will be staying, not all. The equipment alone is worth more than what we're paying for the business. It's not a 'restaurant' per se, it's a nightclub with a light menu. My husband has run his own small business for the past 2 yrs and has done well.
Also what was delinquency 44 mo ago?	I honestly don't know of any delinquency 44 mo's ago.
Please clarify the purpose for this loan. Are you purchasing into an existing business? Also, your credit report shows more than $20,000 in debt, would you please detail your balances.	Yes, we are purchasing into an existing business. The balance for 19K is for 64 replacement windows installed in our rental property.

Member Payment Dependent Notes Series 704510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
704510	$17,600	$17,600	20.85%	1.00%	April 4, 2011	March 30, 2016	March 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 704510. Member loan 704510 was requested on March 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$33,333 / month
Current employer:	SILVERLEAF RESORTS	Debt-to-income ratio:	8.77%
Length of employment:	10+ years	Location:	MONTGOMERY, TX

Home town:
Current & past employers:	SILVERLEAF RESORTS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/11 > My job is very stable and I make a significant amount of money. My bills are always paid on time. I plan to use the funds to consolidate my family's debt which is all on revolving credit accounts. My monthly budget is about 18k after taxes. It is a lot of money; however before 2009 we made a lot more than this. When my salary was cut in 2009 and 2010 our bills remained the same; therefore we had over-extended ourselves. We have a lot of equity in our home and when our house sells we will be paying off all of our debts. The payment for the loan to consolidate our debt will be half as much as we currently pay towards our debt every month. This means we will have extra money to pay the loan off sooner. Thank you for your time.

A credit bureau reported the following information about this borrower member on March 16, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	34
Revolving Credit Balance:	$20,200.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You self entered Borrower Profile display $33,333 Gross Income Per M-O-N-T-H? (THREE HUNDRED NINETY-NINE THOUSAND NINE-HUNDRED NINETY-SIX DOLLARS GROSS INCOME PER Y-E-A-R) but you need $17,600 loan? That's one-half ONE months Gross Income. What are lender missing here?	After taxes, take home is about 18,000 per month. Bills and expenses including credit card payments, mortgage payments, property taxes, car payments, health-auto-life insurance, food, gas, etc amount to 15,000 per month. Currently the credit card debt that we wish to consolidate with this loan adds up to 27,000. (We are taking 10k out of savings to pay off the rest of the debt) With our leftover 3k per month it will take us significanly longer to get out of debt since it is on revolving credit card accounts at higher interest rates. And our home is on the market now so we need to get out of credit card debt as soon as possible to better our credit scores. We have a lot of equity in our home and plan on selling and downgrading our high monthly expenses when it sells. We do not want to take money out of our investment accounts, 401k, or trust funds. We plan on paying this off much sooner than 5 years.
What is your position at Silverleaf? Please explain your delinquency 34 months ago. Why does someone who makes $400,000 a year need to borrow money to pay off debts? Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Vice President of Sales - Please give more information regarding the delinquency... Before 2009, we used to make much more money. In 2009 and 2010 our income went down about 30 percent each year; however our bills did not change and therefore we had overextended ourselves. We could no longer pay off each credit card in full and starting paying the minimums- before we knew it we had reached the max on all of our cards. Please also see my response to the previous lender's question as it explains more as well. The debts we will be paying off are as follows: 1. Black Card - $4900 debt - $200 monthly payment 2. Discover - $5500 debt - $200 monthly payment 3. FIA Card - $3800 debt - $150 monthly payment 4. The remaining $1920 will go towards AMEX debt of 3200 - a $150 monthly payment Thank YOU for your interest.
How will the pending sale to Cerberus affect your employment situation?	Cerberus will not be changing management or any other positions; therefore, the pending sale will not affect my employment situation.
What are the interest rates on the debts that you mentioned? Also, if you verify your income with Lending Club, investors will be more confident and this loan will fund much faster. You might need to be proactive about doing this rather than wait until Lending Club asks you for it by calling them and faxing over you W2's and pay stubs, etc.	Discover 21% Black Card 25% FIA 15% Amex 18% I will fax that information in on Monday- I am out of town and just received the email about that. Thanks!
Why did your salary go down 30% per year for the past couple years, and is there a danger of this continuing to happen? Does your spouse bring in income as well?	Because I am paid thru commissions... Commissions in 2009 and 2010 were lower; however, as you will see once I submit and verify income that this year is already much better than the last two years. Besides that, they also changed my pay scale -for the better- in 2011. My wife just began her career in Real Estate, but has had no income yet.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi- Our total balance on our mortgage loan is just under 300,000. We do not have any home equity loans or lines of credit. Our home was appraised at 420,000 in June of 2009.
When your salary is increased this year are you planning on paying the loaf of quicker? if so exactly how many months? and ifyou are planning on paying fo rit quicker why choose a 5 year loan where you will have higher interest rates?	We will be sending about $500 extra every month to the base payment of $475- This would pay off the loan in under 2 years... I originally thought it would be best to keep the minimum lower because we will be selling our home soon and purchasing a new one (better to have less monthly obligations when they look at your credit and ratios)... however, you bring up a valid point- I am unsure if we can change our terms at this point- ? I will call and find out... Honestly, when I saw all the different options available, I assumed a 3 year payment would be too steep and didn't even look into it. The other possibility is that when our house sells- we will just be paying it off entirely. Problem with that is we don't know when our house will sell; although, we believe this summer it will happen. Thanks for the info!
"Bills and expenses including credit card payments, mortgage payments, property taxes, car payments, health-auto-life insurance, food, gas, etc amount to 15,000 per month." Given that your mortgage balance is under $300k (not very much), how is is possible that you are spending $15/month on all the above? Could you please outline your monthly payments in each of these categories?	Here goes.... 2100 mortgage 1300 BMW payment 1000 Infiniti payment 1200 meals/entertainment/misc 1000 childcare/support to my wife's mom 1000 savings/investments 1000 credit card payments 800 gas 800 groceries 700 property taxes 500 auto/home insurance 500 student loans 400 health insurance 400 country club dues 400 housekeeping 300 dry cleaning 300 utility and gas 300 cell phone/home/internet (3 iphones) 200 college savings 529 acct 200 monthly donations 150 life insurance 150 massages 100 dance/music classes 100 lawn maintenace 50 real estate dues/fees 50 directv --------------------------------------------Amazing huh? 15,000 GRAND TOTAL
Why don't you just knock out some unnecessary monthy bills for a few months and start paying off bills then you can always bring those wanted bills back. It's your life and this is America but I know we all are asking this same question. P.s. I did invest, so I do trust you.	I understand your questioning... And you are right... I feel I should explain the expenses; however all that matters, is that we feel like some of those things are necessary. I fly somewhere different every week for my job and it is very stressful physically and mentally. Part of my stess relief is to get massages. The dance and music classes are for our daughter which we think are very important. There are some things we should have cut down on and can still cut down on.

Member Payment Dependent Notes Series 704731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
704731	$20,000	$20,000	10.37%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 704731. Member loan 704731 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Gulfstream Aerospace	Debt-to-income ratio:	0.00%
Length of employment:	9 years	Location:	Guyton, GA

Home town:
Current & past employers:	Gulfstream Aerospace
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > FYI, I have great credit and have never defaulted on a loan. In fact, I have always paid off any loan (large or small) early. I have no credit card debt and other than normal monthly bills have only my mortgage payment. My 2009 vehicle is paid in full. The income listed is only my income and does not include my husband's. He has the only vehicle payment in the house. I have an incredibly stable job at a company that will be hiring a total of 1,000+ employees by the end of the year. I have been employed there for over 9 years now. My husband also works at the same company and has been there for over 15 years.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I don't have any credit card debt. The only loan debt that I have is my home mortgage.
Hi: I'm interested in funding your loan. However, can you please answer some of my questions: 1. What is your current home value? 2. What is the total amount of your mortgage? 3. Any HELOC? 4. Does your gross income provided includes your spouse/partner? Suggestions: Can you please verify your income with Lending Club? It will instill more confidence in the lenders. Thanks	My home is currently appraised at approximately 150,000. I financed just under 140,000 and have about 22,000 worth of equity. The gross income listed does not include my spouses income. His income is equal to mine.

Member Payment Dependent Notes Series 704956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
704956	$8,000	$8,000	10.00%	1.00%	March 30, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 704956. Member loan 704956 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Dr. Benson @ The Pet Doctor of Flushing	Debt-to-income ratio:	13.39%
Length of employment:	10+ years	Location:	College Point, NY

Home town:
Current & past employers:	Dr. Benson @ The Pet Doctor of Flushing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/11 > My partner in my Pet Supply store has decided to move out of state. I need to buy him out and take over the business myself. I have no other debt except for $4200. which is the remainder of the business startup cost loan. The store is located next door to the veterinary office I have worked for (and will continue to work for) for the past 20 years. I've come to realize I dont need a partner anyway, just a great store manager which I have.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	63
Revolving Credit Balance:	$206.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	There is no morgage on the house. The title is held by my mother and willed soley to me. I was born in this house and moved back in 20 years ago to help my mom out after my father passed away. The current value is $370,000. An attached commercial lot more than doubles this value.

Member Payment Dependent Notes Series 704971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
704971	$11,500	$11,500	15.28%	1.00%	March 31, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 704971. Member loan 704971 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	UPMC-WPIC	Debt-to-income ratio:	14.44%
Length of employment:	5 years	Location:	ALLISON PARK, PA

Home town:
Current & past employers:	UPMC-WPIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/11 > This loan will be used for wedding expenses. Borrower added on 03/20/11 > I would like to thank all investors who are in the process of funding my loan! I am a responsible adult, who always pays bills on time if not early and always over the minimum payment. Please help me out by funding my loan for my wedding. My fiance and I would greatly appreciate it. I work in the realm of social/psychiatric work, and my work is well known for being under paid. Please help this compassionate couple afford their dream wedding!

A credit bureau reported the following information about this borrower member on March 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,340.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this loan to pay for school or a wedding? Thank you in advance.	I named the loan incorrectly (and can't figure out how to go back and change it) since I am playing around with the idea of going back to school. My tuition would be covered by my job benefits anyways. So the loan will be going towards my wedding expenses. I am aware you cannot use lending club funds for schooling and I do not intend to.
Please show how this payment fits in your budget.	I pull in around $1500+ a month depending on overtime, and if I am on call for work. I plan on paying at least $450 a month for the loan, my rent is $350, utilities $50, which leaves me $650 left for food and savings. (I get reimbursed for gas for work so that is not an expense). Between my fiance and I we make around $3000+ a month, and he is more than willing to help with the bill because part of the loan will be paying for our share of the wedding bills. Thanks!
Family Clinican, Welcome! I'm interested to help finance your loan. My FOUR questions are: ONE: What is your position with current employer? (B-R-I-E-F job description) TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($15 - $15K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a family based clinician (in home family therapist for children with mental health issues, child centered family focused, "family is the best medicine"). It is a highly intensive service where we work with the family multiple times a week. I provide structural family therapy, case management, and crisis intervention.The income listed does not include my fiance, but he is more than willing to contribute to help pay each month. My base salary is 27,000 a year but I also get over time, on-call pay, and reimbursed for mileage and expenses. Our Monthly income is around $3000. I would like to pay off the loan as quick as possible, and I can pay well over the monthly fee. I picked the 5 year plan to give myself flexibility to pay it back. Ideally it will be payed back in 3 years or shortly after. I would accept a partial loan.

Member Payment Dependent Notes Series 705134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705134	$8,000	$8,000	7.66%	1.00%	March 30, 2011	March 31, 2014	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705134. Member loan 705134 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Shelly's Big City	Debt-to-income ratio:	6.55%
Length of employment:	4 years	Location:	Ridgewood, NY

Home town:
Current & past employers:	Shelly's Big City
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > 1. To visit my mother, pay some debts and also help my family. 2. Always pay my bills on time, never had a problem with payments 3. Around $2000 & $2500 4. 100% stable Borrower added on 03/21/11 > I can submit any extra information if its required. The loan is also to be used for some medical expenses that my mother needs.

A credit bureau reported the following information about this borrower member on March 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,360.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 705211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705211	$20,000	$20,000	18.25%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705211. Member loan 705211 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,360 / month
Current employer:	Wilmar Electric	Debt-to-income ratio:	18.96%
Length of employment:	4 years	Location:	Princeton, MO

Home town:
Current & past employers:	Wilmar Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > This loan will be used for our debt we have a few student loans and credit cards also we have a farm and have accounts for the fertizlizer that we are using it to pay off also.

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,795.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome! I'm interested to help finance your "John Deere" loan. My FOUR questions are: ONE: What is your position with current employer? (B-R-I-E-F job description) TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($16 - $18K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1.I am a electrician for Willmar electric. I am in charge of a small crew that is responsible for running conduit and pulling wire to specific machines. 2.Does not include my fiancee total monthly income is about 4,300 She is currently enrolling to go back to school to become a nurse.3. I hope to be able to pay off this loan in three to four years. 4.Yes i would except the loan partially funded at more than 60 percent if it did not get fully funded.
Please list the debts and interest rates which you will be consolidating with this loan, thanks.	6816.96 at 21% 3978.42 at 19% 750.29 at 18% 958 at 15% and 1250.00 not sure the intrest rate for the last one and i owe a family member about 3500 just tring to get them off my back. just trying to get caught back up.

Member Payment Dependent Notes Series 705223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705223	$8,000	$8,000	7.29%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705223. Member loan 705223 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,774 / month
Current employer:	Columbia University	Debt-to-income ratio:	11.77%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Columbia University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,114.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to fund your loan, but prior to doing so, I would like to see your response to the following items: * Itemize your monthly expenses. * Explain your role at your job. * List the principal and the interest rate of each loan to be consolidated. Thank you in advance.	Type your answer here. My expenses are: Rent: $200 ConEd $90 TimeW:$110 School :$300 Groceries: about $400 Metrocard:$104 I am an Assistant Manager in the Housing department. $5,200 @ 16.24% $2,600 @ 11.50%

Member Payment Dependent Notes Series 705347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705347	$24,000	$24,000	16.02%	1.00%	March 31, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705347. Member loan 705347 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,162 / month
Current employer:	Women and Infants Hospital	Debt-to-income ratio:	11.91%
Length of employment:	7 years	Location:	COVENTRY, RI

Home town:
Current & past employers:	Women and Infants Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,718.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Women and Infants Hospital?	I am an Oncology Data Manager - Certified Tumor Registrar (CTR)
Welcome! I'm interested to help finance your loan. My FOUR questions are: ONE: What is your position with current employer? (B-R-I-E-F job description) (Self entered occupation "Professional" doesn't tell lender much information that would be useful.) TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($24 - $30K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi, One: My position is an oncology data manager, aka a Certified Tumor Registrar. It is a professional position which requires re-certification every two years. I can go into further detail if you like. Two: The only thing my gross monthly income does not include is a bonus of approximately $3200 that I receive annually from cashing in vacation time, and $63 weekly that my ex-husband contributes to child care. Otherwise, it's all me. Three: I understand the no prepayment penalty clause, which I do appreciate, however I would like to utilize the full five years. The reason for doing so, is because when I get extra cash, I can then put it into savings, thus preventing me from having to use credit for emergencies and starting up this cycle of credit again. Four: I actually wanted to change the amount to $24,000, but when I tried to change the amount, the computer system wouldn't let me. I do not want to go less than that, as if I were to go lower, I would qualify for a loan from a local bank at a much lower interest rate. The only reason I am considering going this route at the moment is because it is the only way I can actually consolidate the majority of my bills. Consolidating just a few is not really going to help me. Thank you for your consideration. Heidi
CTR, Received reply, thanks. You want lower $ loan- $24K instead $30K. Contact Member Support Department (support@lendingclub.com). In email tell them that $24K loan is sufficient. MSD will modify (reduce) loan to $24K, but APR interest rate is same 16.02 pct. $6K less gross loan means when loan funded minimum $270 LESS loan origination fee deducted from loan's gross $ amount. Borrowers routinely reduce their original loan $ requests voluntarily; Lending Club Credit Reviewers (Redwood City, CA Home Office) adminsitratively (involuntarily) reduce borrowers loan $ amounts if loan determioned to over extend borrowers capacity to repay. Lender 505570 U S Marien Corps Retired	Thank you - I appreciate your assistance and quick response.
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, I detailed all my balances, monthly payments, etc., twice, when I signed up, so that information should be available. My interest rates vary from 0% to 26%, the latter of which was because I made a payment on the day that the statement came out, and it was credited to the previous month, so it looked as if I had missed a payment when, in fact, I was just trying to be efficient. I plan on putting my credit cards in a safe deposit box, and will likely cancel a few of them, though I don't want to cancel them all, as this will negatively affect my credit. The balance of my mortgage and home equity loans total approximately 182,000. I am currently underwater, as the value of my home has dropped due to some foreclosures in my area. Apparently, the fact that I pay my bills on time doesn't matter. I can pay all my bills, however it would make my life easier to consolidate them. I do not want to file bankruptcy, as some have suggested, because this is my responsibility - I made these bills, and I intend on paying them. I am just trying to make it a little bit easier. Thank you for your question. Heidi
Unfortunantly, potential buyres do not have access to the detail information on your current balances. Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I have six credit cards, two lines of credits, and the balances range from $690 to 9500. Five of the credit cards and both lines of credit will be paid off in full by this loan. My monthly payments range from $37 to $295. I will be paying off four of the credit cards and both lines of credit with this loan. The final credit card has been closed, as I closed it when, for no reason, the credit company wanted to raise my rate to 29% (no late payments, always paid more than the minimum), so I closed that account and locked in an 11% rate. That one I will pay off separate from this loan. I hope that sufficiently answers your question. As I mentioned, I have already listed the details of each account when I applied, and it is quite time consuming to do so, as I do not have that information readily available. I understand that you do not have access to this information on my account, and I hope that the aforementioned information suffices to answer your question. Thank you for your consideration. Heidi
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current balance of my mortage and HELOC is $180.00. The approximate value of my home is $153.500

Member Payment Dependent Notes Series 705357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705357	$9,000	$9,000	10.37%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705357. Member loan 705357 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,244 / month
Current employer:	PayPal	Debt-to-income ratio:	10.47%
Length of employment:	< 1 year	Location:	Mesa, AZ

Home town:
Current & past employers:	PayPal
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I plan on using the funds to buy a vehicle. I am a good borrower because I am great with money which is why I am heading into the finance world. I have a great credit score and have paid off all payments on time. My job is very stable. Borrower added on 03/26/11 > I need to get my loans as quick as possible so that I can get a car

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,688.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 705431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705431	$35,000	$35,000	9.63%	1.00%	March 31, 2011	April 2, 2014	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705431. Member loan 705431 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,917 / month
Current employer:	Elliot Physician Network	Debt-to-income ratio:	3.46%
Length of employment:	10+ years	Location:	New Boston, NH

Home town:
Current & past employers:	Elliot Physician Network
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,570.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is your job at Elliot Physician Network? Art	Type your answer here. Pediatrician and Assistant medical director of pediatrics
Pediatrican, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You've initially selected 3-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 3-yrs? OR short term (number y-e-a-r-s please): 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept a 80 or 90 percent ($28 - $32K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.Gross yearly income with spouse 350K. Expect a 3 year repayment. Would accept 80-90 percent.
Purpose of loan?	Type your answer here.home addition

Member Payment Dependent Notes Series 705465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705465	$24,000	$24,000	19.36%	1.00%	March 31, 2011	March 31, 2016	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705465. Member loan 705465 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	USAF	Debt-to-income ratio:	19.26%
Length of employment:	10+ years	Location:	Avondale, AZ

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/11 > Looking to combine all debt into one payment leaving my household with two major bills a month the house payment and this loan.

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,735.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
USAF Recruiter, Welcome! I'm interested to help finance your loan. My FOUR questions are: ONE: What is your current Rank? Pay Grade? and ETS Date? (MM/DD/YY) TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($20 - $11K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Q1. & 2. My husband and I are both E5 with ten years in on active duty. We test for E6 this month. Our current ETS is 12/22/12. We both plan to retire at twenty. Q3. We do plan to prepay. We plan to pay off our loan in 2-3yrs Q4. We will probably accept a partial loan not completely funded. Last but not least Thank you for your service. My uncle retired Marines.
Can you verify your income with lending club? I want to fund your loan but verifying your income is necessary. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income and you might need to hint to the credit review staff member that you WANT to verify your income PROACTIVELY. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding.	verified

Member Payment Dependent Notes Series 705481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705481	$5,000	$5,000	13.80%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705481. Member loan 705481 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	15.36%
Length of employment:	10+ years	Location:	Monrovia, CA

Home town:
Current & past employers:	United States Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1973	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	54
Revolving Credit Balance:	$21,412.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Letter Carrier, Welcome! I'm interested help finance your vacation loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender 505570 U S Marien Corps Retired, Va Beach, VA	Hello, This loan would be used to combine a couple of credit card debts with higher intrest fees. I will also use this to pay property taxes which are due in April. My wife is a house wife and does not work. The household yearly income is $58,000. I hope to repay this loan back in full within 2-3 years. Thanks,

Member Payment Dependent Notes Series 705512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705512	$20,000	$20,000	14.17%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705512. Member loan 705512 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Steve Neumann and Friends	Debt-to-income ratio:	12.50%
Length of employment:	10+ years	Location:	Houston, TX

Home town:
Current & past employers:	Steve Neumann and Friends
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > This loan will be used to fund the marketing expenses for a new line of contemporary, artisanal bamboo furniture. Our current stock is worth over $200,000 wholesale and is en-route from our production center in Nepal. The money will pay for a photo shoot, website, and some operating expenses.

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,172.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, The answer to your questions are: 1. The total Principal Balance of the mortgage loan is $110,435 and I do not owe any HELOC. 2. The current market value of the house is $128,627. Thank you. Lillian

Member Payment Dependent Notes Series 705659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705659	$10,000	$10,000	11.11%	1.00%	March 31, 2011	March 31, 2014	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705659. Member loan 705659 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	MBTA	Debt-to-income ratio:	20.15%
Length of employment:	< 1 year	Location:	Plaistow, NH

Home town:
Current & past employers:	MBTA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/11 > existing member who recently finished paying off a three year $2,300 loan on time with no late payments

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$924.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind providing your previous Member Loan ID? (not "member number" but the Member Loan ID #) Thank you in advance.	Excellent question! Borrower Member Loan 339576

Member Payment Dependent Notes Series 705715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705715	$21,600	$21,600	10.37%	1.00%	March 31, 2011	April 2, 2014	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705715. Member loan 705715 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,833 / month
Current employer:	n/a	Debt-to-income ratio:	10.06%
Length of employment:	1 year	Location:	New Braunfels, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,904.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income?	I am retired from the U.S. Army (MAJ ret) and I am also an anesthesia provider (CRNA) as my full time civilian job.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) Source(s) of income: Pension? Gov't income? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Short term: (NUMBER YEARS PLEASE): 2-3 yrs? 1-2 yrs? < 1-yr?	The reported income is from my tax form adjusted gross income. I get 15K/mo salary from my current job. Military retirement is 4149/mo. I would pay no less than 1k/mo, so repayment would be 1.5-2yrs.
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Our only mortgage balance due is 398,069 and it is valued by zillow at 412,490. We have no HELOC or any additional mortgages.
Hi Borrower, thank you for your service to our Country! My question is whyat kind of fence do you intend to buld, how much area will it cover? Thanks	Tear down and haul away 250 linear feet of existing fence. Install 689 linear feet of 6', 11.5GA Chain Link Fence. Fabricate and install 214 linear feet of 6' Texas style 2-rail, Color Black, 4'' on ctr. Gates include: 1 Metal Walk Gate. 1 Metal Drive gate Drive gate to have solar gate operator It will basically completely fence the entire 1.8 acres of our property linking in to our neighbors fence on one side.

Member Payment Dependent Notes Series 705781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705781	$18,275	$18,275	14.17%	1.00%	March 30, 2011	March 31, 2016	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705781. Member loan 705781 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Technical Associates, Inc.	Debt-to-income ratio:	20.82%
Length of employment:	< 1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Technical Associates, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > This loan will be used to consolidate credit cards with high interest rates. The credit cards were used during my college career. Only other debt is the mortgage. Paid off two vechicles over the past 5 years.

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,267.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list debts and their interest rates which you will be consolidating, thanks.	Credit cards 18.99-22.99%
I would like to help fund your loan, but please answer the following question(s): Please list EACH credit card (or other debt) that will be paid off with this loan. Be sure to include the corresponding balances, interest rates & minimum monthly payments. ================================================ The L.C. community wants to fund loans, and this basic information helps tremendously. We are real people investing our savings, retirement funds and kid's college education money - we're not a faceless bank or large corporation. We put our trust in you to pay your loan back. Thanks in advance! ================================================	Credit Card 1: Balance - $925.83 Rate - 18.99% Min. Payment - $25.00 Credit Card 2: Balance - $9167.06 Rate - 20.99% MP - $291.00 Credit Card 3: Balance - $4567.32 Rate - 22.99% MP - $95.00 Credit Card 4: Balance - $1287.46 Rate - 21.99% MP - $60.00 Credit Card 5: Balance - $2312.56 Rate - 21.99% MP - $67.00

Member Payment Dependent Notes Series 705786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705786	$10,000	$10,000	16.77%	1.00%	March 31, 2011	March 31, 2016	March 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705786. Member loan 705786 was requested on March 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	James River Equipment	Debt-to-income ratio:	5.60%
Length of employment:	5 years	Location:	Kearneysville, WV

Home town:
Current & past employers:	James River Equipment
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > This loan is for capital to expand my catering business.

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,154.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description. Please explain the delinquency 11 months ago on your credit history. If your loan is not fully funded, will you accept partial funding of 60% or more?	I do not see a delingsquency on my credit report. Which account are you referring to? I really need to receive ful funding. I am exploring other options and may go with another lender if they offer ful funding. With my high credit score of 780 I don't understand why full funding is a problem.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current Market Value of our home is $205,000. We owe 138,615 on a 1st mortage and 18,639 on a 2nd mortage
Do you have access to your TransUnion credit report? That's what potential investors see a summary of. It shows your credit in the range 714-749, 11 months since last delinquency, and 11 open credit lines (out of 28 total).	The credit report i have is from Experian. it show my score as 780 with no delinquency.

Member Payment Dependent Notes Series 705824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705824	$13,000	$13,000	10.74%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705824. Member loan 705824 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	pacific specialty insurance	Debt-to-income ratio:	12.95%
Length of employment:	4 years	Location:	anaheim, , CA

Home town:
Current & past employers:	pacific specialty insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,667.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 705898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705898	$4,000	$4,000	5.42%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705898. Member loan 705898 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	York Insurance Services Group	Debt-to-income ratio:	9.82%
Length of employment:	10+ years	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	York Insurance Services Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,521.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the purpose of the loan please? Thank you.	To help with cost of buying new home (closing costs, moving expense etc.).

Member Payment Dependent Notes Series 705912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705912	$10,000	$10,000	10.37%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705912. Member loan 705912 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Illinois Tech	Debt-to-income ratio:	6.86%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Illinois Tech
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I would like to consolidate my 3 credit cards into one lower interest loan. I have never had a late payment on any card or loan. I've been working as a reference librarian since July 2006 at the same university. As a librarian, it is second nature for me to be trustworthy, organized, and responsible! My 3 debts are: UW Credit Union: $3,825.55 at 9.99% Discover $2,478.08 at 20.99% Target $3706.01 at 20.99% The majority of my debt comes from moving across the country on my own dime five years ago. The high interest rates are making it hard to make a big dent. I would love to only have one bill each month, and at an overall lower interest rate than what I'm stuck with now. The Lending Tree concept is wonderful! Thanks for reading; I'd be happy to answer any questions you may have.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,973.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Thank you for listing out your 3 debts already. A couple of questions: 1) How much have you been paying to each credit card every month? 2) Please list out your other expenses: rent, car payments, student loans. Thanks so much. Looking forward to your reply.	Hello, thanks for asking. 1. I pay about 100 on the Target card, 80 on the UW Credit Union card and 110 on the Discover card. 2. I don't own a car, my rent is $1300 total, but my portion is $800 a month. My student loans are currently in forbearance while I get my credit cards under control, but the payments are usually 250 a month for about $40k in debt from my masters and bachelors. Forbearance ends in May. Thanks very much for considering me.

Member Payment Dependent Notes Series 705930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
705930	$6,000	$6,000	7.66%	1.00%	April 4, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 705930. Member loan 705930 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	The continental Group	Debt-to-income ratio:	8.90%
Length of employment:	7 years	Location:	hallandale, FL

Home town:
Current & past employers:	The continental Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,958.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 706024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706024	$9,600	$9,600	10.37%	1.00%	April 1, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706024. Member loan 706024 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,188 / month
Current employer:	n/a	Debt-to-income ratio:	26.19%
Length of employment:	n/a	Location:	Longview, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > I am retired, receiving both military retirement and social security so my income is fixed at this time. I pay my debits on time and save a portion of my income each month. I make the house payment and my wife pays the utilities (she is retired military also). We are buying a motorcycle to cut expenses and provide alternative transportation. After we get the motorcycle we will sell our second vehicle. We plan use the motorcycle for local transportation thus reducing transportation cost. Borrower added on 03/22/11 > I was in the United States Air Force for 26 years and retired as a Senior Master Sargent (E8). My wife retired as a Technical Sargent (E6) after serving 20 years. Our total gross yearly income is $69,170.00. My wife does not receive social security yet; even though she could. Our plan is for her to wait until she reaches full retirement age. I retired because the company I worked for went out of business over two years ago due to the recession. We are always looking for ways to reduce expenses without major negative impact on our life style. We manage to save for that “rainy day” and for a few of life’s pleasures such as a few trips each year to visit the kids and catch a couple of baseball games.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,825.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Military Retired,Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Military Branch? Retired Rank? a-n-d Pay Grade? QUESTION TWO: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION THREE: All loans feature NO prepayment penalty. You've initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here. 1. United States Air Force, Senior Master Sargent (E8), 2. Monthly income is mine alone. Our combined total yearly gross income is $69,170.00. 3. Repayment will be 3-4 years. Our youngest son was a Marine. He said 18 years in the AF was more than he could stand.

Member Payment Dependent Notes Series 706132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706132	$15,000	$15,000	12.68%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706132. Member loan 706132 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Corporation of the Presiding Bishop	Debt-to-income ratio:	15.20%
Length of employment:	6 years	Location:	American Fork, UT

Home town:
Current & past employers:	Corporation of the Presiding Bishop
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/11 > This is a loan to Chase bank that I have had for 8 years - credit card that I want to pay off because they have raised the interest rate

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	40
Revolving Credit Balance:	$208.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I have two credit cards: Bank of America - balance 9,400, 15.5% Chase Bank, 14,600 4,800 going to 18.9% on April 15th and the balance at 14.8%apr I have a law degree, and am currently translating legal and other documents from English to Spanish and doing other review of documents. I am not liscensed to practice law in my state.
Hello there: I'm interested in financing your loan. Can you pls share info about your home mortgage? How much is your loan - primary and home equity? What's the current value of your house? Is there HELOC?	I do not have a home loan in my name. My husband carries our home loan. Our loan is 225,000. The value is 171,000.

Member Payment Dependent Notes Series 706175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706175	$35,000	$35,000	7.29%	1.00%	March 30, 2011	April 1, 2014	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706175. Member loan 706175 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	Cisco	Debt-to-income ratio:	6.53%
Length of employment:	< 1 year	Location:	Arvada, CO

Home town:
Current & past employers:	Cisco
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,453.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cisco and where did you work prior to that?	I am the Lead Architect for the Utility vertical at Cisco. I manage a team of architects who help build solutions for Utility customers based on Cisco's products. Prior to Cisco, I was self employed for 18 months. My company's name was IT Architects (www.itarchitects.net - still up there), and had a couple of very large projects including being the overall Enterprise Architect for the new Microsoft retail stores. Prior to that, I worked for SAP for 3 years as a Senior Director over their data center operations for their OnDemand group, and prior to that I was with Microsoft for 11 years.
What is the home improvement you are making?	I am getting married in June, and am moving into my fiance's house. We want to make some improvements to the kitchen, Master bedroom bath remodel, and some exterior work in the yard in the spring.

Member Payment Dependent Notes Series 706255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706255	$12,000	$12,000	5.79%	1.00%	March 30, 2011	April 1, 2014	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706255. Member loan 706255 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Employment Development Department	Debt-to-income ratio:	0.80%
Length of employment:	2 years	Location:	Daly City, CA

Home town:
Current & past employers:	Employment Development Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/11 > The funds will be used to supplement a 5 month vacation to Spain, Italy and France with my mother, husband and younger sister. I am a great borrower due to my excellent credit score (above 750), my excellent repayment history and my ability to balance my assets and liabilities. Total assets savings ( $8,500), total checking ($300), retirement ($2000). Total current liabilities: revolving account balance ($1050 & ($1250 - paid by the end of the month used for rewards). My monthly budget consists of approx $2300 net pay, with $500 rent, $45 car insurance payment, $90 cell phone payment, $50 Student Loan payment remaining is discretionary income, there are no car payments (cars are fully owned and paid) and 0 to little monthly revolving liabilities. Currently, I am employed as a full time permanent employee of the California State Employment Development Department for the Unemployment Insurance Office. Due to the current rate of unemployment and the time frame for the federal extensions available, overtime (in addition to my regular monthly salary of $2300 net) is available at least until December 2012 (last date of federal extensions payable)

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,518.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 706357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706357	$25,000	$25,000	14.17%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706357. Member loan 706357 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Ally Financial	Debt-to-income ratio:	15.07%
Length of employment:	10+ years	Location:	Plano, TX

Home town:
Current & past employers:	Ally Financial
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	9
Revolving Credit Balance:	$24,542.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 706376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706376	$14,500	$14,500	15.65%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706376. Member loan 706376 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	Sarasota County Sheriff's Office	Debt-to-income ratio:	16.02%
Length of employment:	8 years	Location:	OSPREY, FL

Home town:
Current & past employers:	Sarasota County Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I have No rent or mortgage. I also do not pay utilities. My only monthly obligations are phone,internet,directv and my car payment. I work for a local government (9 years) so my job is very secure. Borrower added on 03/23/11 > I live in south Florida. So I will be using this loan to purchase a jet ski. Borrower added on 03/26/11 > The only reason my credit is a little low is from the short sale on my house over a year ago. Me and my fiance split up and, at the time, I could not afford the mortgage on my own and had to sell it (the house was worth far less than what I owed on it). Now, I am the part time caretaker to a very large estate, where I live. Which is how I am able to live rent/mortgage and utility bill free.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$18,223.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give us how you intend to use loan.	Buy a jet ski.

Member Payment Dependent Notes Series 706424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706424	$7,000	$7,000	20.11%	1.00%	March 31, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706424. Member loan 706424 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,560 / month
Current employer:	Vonage	Debt-to-income ratio:	12.70%
Length of employment:	1 year	Location:	orlando, FL

Home town:
Current & past employers:	Vonage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/11 > I apperciate this opportunity I will promise my responsibilty to do all my paments on time Thank you So very much Borrower added on 03/18/11 > We will be using this amount for our wedding and to start a family building a foundation for our lives. Borrower added on 03/19/11 > This loan is to build a start of foundation for me and my fiance and in the near future our kids becuz we will both be serving our country in the Navy we will be totaly greatfull and pleased. Thanks

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,747.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in lending to your wedding. Who is securing this loan. please? Bride or Groom?	This loan is for our wedding the groom which is myself and my future bride will really appreciate this oppourtunity in bulding a foundation for our family and enlisting ourselves in the Navy

Member Payment Dependent Notes Series 706463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706463	$35,000	$35,000	10.37%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706463. Member loan 706463 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	bank of america	Debt-to-income ratio:	2.69%
Length of employment:	< 1 year	Location:	new york, NY

Home town:
Current & past employers:	bank of america
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > cash flow and debt consolidation Borrower added on 03/22/11 > cash flow and debt consolidation

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$996.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your regular expenses? How stable is your job? Does the gross income include bonus or is it just base?	Type your answer here. - am in expence reduction mode; therefore, will bring them to only necessary living expences. - last year's self employed income was 278k. average over last 3 years was 270k. - Am a full time VP at bank of america; formally a consultant - move to full time for more stable - gross income listed is salary only; bonus will be on top of stated income - this is just base; expected gross on full time basis will be 200-250k
Could you tell us where will you be spending your loan? Also, out of curiosity, isn't it easier and won't you have lower rate getting a loan at your place of employment?	half will be to consolidate my credit cards; i want only one payment to manage; i have minimize their use or not use them at all; i am working using this as a cash flow advance pay down some med expences for my child who has ashma (i was self employed - now have a better health plan); am moving to a cheaper apartment and plan to pay back all loans once i am out of the crunch. I don't want to borrow from my bank, they have all my accounts already; futhermore, they are only offering credit cards for 'loans' etc. i don't want more credit, i'm looking to reduce it.
could you verify income with LC?	Yes. Will send tax returns. Last years 1099 and they will confirm employment and salary.
For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks.	14,888 with amex at 15.24%. 800 8,283.00 with bofa business at 19.24%, 205 1,000 with bofa personal 12.24%, 15 3000 with hospital, no interest right now, paying 100 a month.
Please list, one by one, each debt you plan to pay off with this loan, including Amount, RATE, MinPayment. Total should come to your requested loan amoung less LC's fee. Tx	see last answer

Member Payment Dependent Notes Series 706492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706492	$18,000	$18,000	13.80%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706492. Member loan 706492 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,700 / month
Current employer:	McKesson Medical Surgical	Debt-to-income ratio:	11.13%
Length of employment:	10+ years	Location:	Glen Allen, VA

Home town:
Current & past employers:	McKesson Medical Surgical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/11 > I'd like to consolidate my credit cards to improve our monthly cash flow and allow my wife to stay home with our new daughter.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	19
Revolving Credit Balance:	$14,558.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Office Manager, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You've initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($15 - $16K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks for your interest & support. Gross income does not include spouse. She is fully employed with our daughter but the pay isn't great...money-wise. I expect to pay the loan off prior early - likely 3 -4 years. I would accept less than 100% if it makes sense - meaning it would have to reduce my monthly expenses or enable me to pay off high interest debt faster. I hope this answers you questions.
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated with this loan.	Thanks for your interest. Min Pmt Rate Amount Cit $136.00 29.90% $4,175.00 Chase $62.00 14.00% $2,954.00 US Bank $35.00 24.00% $740.00 Amex $25.00 22.00% $1,140.00 Discover $175.00 11.90% $7,100.00 Medical $100.00 $1,400.00 $533.00 $17,509.00 While the montly cashflow savings isn't huge - paying all debts off in 5 or fewer years is great! I hope this answers your question
Investors will be more confident about funding your loan if your income was verified. Please call Lending Club for the procedures and expedite its completion.	Thanks, I'll contact them.

Member Payment Dependent Notes Series 706497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706497	$7,350	$7,350	10.74%	1.00%	March 30, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706497. Member loan 706497 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Leisure Concepts	Debt-to-income ratio:	29.82%
Length of employment:	4 years	Location:	VERADALE, WA

Home town:
Current & past employers:	Leisure Concepts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/11 > paying off some bills and doing some improvements on the house. very stable employment. Very consistent and timely on paying debts.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,093.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 706553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706553	$7,000	$7,000	7.29%	1.00%	April 1, 2011	April 1, 2014	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706553. Member loan 706553 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	O'Connell Electric Co.	Debt-to-income ratio:	14.75%
Length of employment:	2 years	Location:	NY, NY

Home town:
Current & past employers:	O'Connell Electric Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/11 > Buying a 2011 Skidoo snowmobile, plan on selling my current sleds and paying off loan quicker.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	33
Revolving Credit Balance:	$22,815.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see you revolving credit is of around $23,000 (rounding off). What does this amount include?	Business loans that I am currently paying down.

Member Payment Dependent Notes Series 706574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706574	$16,700	$16,700	7.66%	1.00%	March 31, 2011	April 1, 2014	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706574. Member loan 706574 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,783 / month
Current employer:	CVS/CAREMARK	Debt-to-income ratio:	1.80%
Length of employment:	10+ years	Location:	GARLAND, TX

Home town:
Current & past employers:	CVS/CAREMARK
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$285.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please show how this payment fits in your budget?	Type your answer here.My wife and I make over 70,000 a year and we only have the house mortage debt. This payment won't affect our budget. Thank you.
Hello, What is the value of your home by Zillo or appraisal? How much do you owe on your home 1st, 2nd and any home eq. ? Thanks	Type your answer here. my home value is 120,000......and i ome only 66,000. so is alots of eq on it. thanks
I would like to help fund your loan, but please answer the following question(s): What type of home improvement are you planning? ================================================ The L.C. community wants to fund loans, and this basic information helps tremendously. We are real people investing our savings, retirement funds and kid's college education money - we're not a faceless bank or large corporation. We put our trust in you to pay your loan back. Thanks in advance! ================================================	Type your answer here. kitchen and the bathroom remole..........thanks

Member Payment Dependent Notes Series 706587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706587	$20,000	$20,000	16.40%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706587. Member loan 706587 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	DHL	Debt-to-income ratio:	16.69%
Length of employment:	10+ years	Location:	West Columbia, SC

Home town:
Current & past employers:	DHL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > I plan to use the funds for debt consolidation due to high interest rates. - I am a very responsible individual - my record payment history is really good - I have been with my current employer for 11 years. I would like to have one comfortable payment each month where I can free up some extra money to put into savings.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,498.00	Public Records On File:	1
Revolving Line Utilization:	58.20%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello my total mortgage is 185,000 I don't have a heloc account and I don't know the current market value as the house is new and only 9 months old. Thank you
Hi, a couple Qs What is this loan for? There's no description other than 'personal' Do you see any reason you won't be with your current employer within the next 18 months or so? (pending layoffs or shutdowns, relocation, etc) Please list out your debts for us -- for each list lender, amount you owe, and interest rate. There is a great website which can do this for you called readyforzero.com, from there you can give us an anonymous webpage showing your debt status. If you use this you will give us lenders a lot of confidence. Thanks! PS The previous poster asked for your home value -- just go on zillow.com to figure this out. The more info you can provide the more likely your loan will be fully funded.	The loan is for debt consolidation - i have been with my current employer for 11 years now......i don't think the company will be going anywhere anytime soon...... I have 8 credit card debts ranging from $900 to $4000, a medical bill of $2500 and student loan of $3800 and lastly my car loan of $2100 Hope this information is helpful as i am very cautious as to whom i provide personal information in detail. Thank you in advance
Please list the interest rates and monthly payments of the loans which you will be consolidating, thanks.	1. $309 - 8.75% 2. $70 - 24% 3. $80 - 23% 4. $15 - 23% 5. $145 - 23% 6. $100 - 0% 7. $135 - 0% 8. $50 month (medical bill) - $2500 total bill. 9. $55 - 13% I would like to just have one comfortable payment for all a month.
What is the public record 104 months ago?	The public record 104 months ago was due to a business venture which was not successful.

Member Payment Dependent Notes Series 706606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706606	$24,000	$24,000	20.85%	1.00%	March 30, 2011	April 1, 2016	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706606. Member loan 706606 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,750 / month
Current employer:	VML Inc	Debt-to-income ratio:	16.80%
Length of employment:	6 years	Location:	Seattle, WA

Home town:
Current & past employers:	VML Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Extremely responsible borrower in a very stable job in the advertising industry. This is the second time I have used Lending Club to fund a home improvement project. Previous Lending Club loan is #366563, no missed or late payments. I am looking to use this loan to fund an exterior siding replacement and remodel project. This is the last in a long line of remodel projects I have done over the last 3 years. I have primarily paid for improvements as I went but need to be able to finish the work this summer while there is a break in the Seattle rain. Please let me know if you have any questions about my loan. Thanks. Borrower added on 03/22/11 > Just wanted to add that this is part of a restoration of a 1910 Queen Anne Craftsman in case anyone out there has a soft spot for (really) old houses.

A credit bureau reported the following information about this borrower member on March 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	20
Revolving Credit Balance:	$25,652.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Creative Director, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept 80 or 90 percent ($20 - $22K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Answer 1: No, the gross income listed is just my income, not my spouse. Including that, our gross monthly income is $16,500. Answer 2: In terms of length, I anticipate paying this off sooner than 60 mo, My goal would be 36. I have selected 60 just to be on the safe side in terms of payment. Answer 3: I understand that all loans here wont fund 100%, I will accept a loan that's 75% or so funded. My employment, income has already been approved as well as the loan so hopefully that helps. Thank you for taking the time with your questions and helpful tips.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is 563k and approximate value is 680k.
Hello. Your credit report states you had one delinquency in the last two years. Could you please elaborate on it?	This was a late payment that was a mix-up with a company AMEX that I have through my employer. I have tried to get this removed since it wasn't really my fault and the reason the payment was late was a delay in receiving expense reimbursement from my employer. This is the only negative mark on my record. I have never missed a payment of been late paying on a personal credit card or loan. Thank you.

Member Payment Dependent Notes Series 706688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706688	$6,000	$6,000	5.79%	1.00%	March 30, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706688. Member loan 706688 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Santa Clarita WorkSource Center - GSC	Debt-to-income ratio:	18.84%
Length of employment:	1 year	Location:	Palmdale, CA

Home town:
Current & past employers:	Santa Clarita WorkSource Center - GSC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > To whom this may concern, I will use this loan to relocate due to a recent promotion. I hope to return to this site to become an investor at some in the very near future. I am single with no dependents. I have very good credit. Borrower added on 03/24/11 > I have never defaulted on a loan. Borrower added on 03/24/11 > I have never failed to meet a financial obligation.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 706705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706705	$20,000	$20,000	14.91%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706705. Member loan 706705 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,128 / month
Current employer:	U.S. Army	Debt-to-income ratio:	20.17%
Length of employment:	4 years	Location:	COLUMBUS, GA

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,887.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
U S Army Officer, Welcome! I'm interested to help finance your loan. My FOUR questions are: ONE: U S Army: Rank? Pay Grade? TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($16 - $18K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	ONE: CPT/O3. TWO: Can include an additional $42,000 approximately annual income from other party. THREE:Loan will undoubtedly be paid off sooner - likely looking at 2 years, but unwilling to commit to that timeline in a loan (60 months is still the requested timeline). FOUR: I could probably accept an 80% funding - less than that would not meet my needs, and 80% is the absolute minimum.
Purpose of loan?	Finish home purchase

Member Payment Dependent Notes Series 706750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706750	$4,000	$4,000	10.37%	1.00%	April 1, 2011	April 1, 2014	April 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706750. Member loan 706750 was requested on March 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Dept of Homeland Security-TSA	Debt-to-income ratio:	18.62%
Length of employment:	3 years	Location:	union city, GA

Home town:
Current & past employers:	Dept of Homeland Security-TSA
Education:

This borrower member posted the following loan description, which has not been verified:

I plan to conslidated high interest credit cards to this low interst loan. I believe in paying all debts in full and before its due date. My monthly budget is 1500. I have been consisently employed more than 8 years.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	72
Revolving Credit Balance:	$12,076.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I have 5 credit cards that I am doing to consolidate. the other two have low interest rates that I keeping. I am using to get rid of high interest credit cards. High Interest Rate Macy's 1000 23.99% Office Depot 500 21.99% Orchard Bank 1000 21.99% Brandsmart 1200 23.99% Wells Fargo 249 21.99% Low Interest Rate GA's Own Credit Union Credit Card 1100 12.99% CitiCard Credit Card 2800 14.99% JP Morgan Chase student loan 2100 8.99% EdServicing Student Loan 16000 14.99% Sallie Mae Student Loan 7000 11.99% GA's Own Loan 2800 10.99% Im not quite sure that I understand the question competely but the best answer I can give. No, nothing has happen from a credit standpoint . I have not been denied any new credit accounts. I have no negative inquiries on any of the accounts. Also, I have not applied for anymore credit cards nor have I accrued any new debts. When I receive the loan amount that will be the only new debt that we appear.

Member Payment Dependent Notes Series 706765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706765	$5,000	$5,000	16.02%	1.00%	March 31, 2011	April 2, 2014	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706765. Member loan 706765 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	Premium H&C	Debt-to-income ratio:	0.74%
Length of employment:	2 years	Location:	milwaukee, WI

Home town:
Current & past employers:	Premium H&C
Education:

This borrower member posted the following loan description, which has not been verified:

I had a previous loan from lending club 2 years ago and paid it on time for a gameshow idea I had--Still working on that---This loan is for a handicapped van for the transport of my mother who is wheelchair bound and cannot walk or stand and it hurts her if lifted so want to make her able to go places in comfort--I am sure those of you with mothers will understand---We can never fully repay them for raising us and the least we can do is to try to make them comfortable and able to get about.---I will have no problem paying this back just as I paid my previous loan with you--I only pay 267 a month rent-43 cable and internet-55 cell phone and spend about 250 for food or about 650 total---as of today,balance on credit cards is only 400 which I pay when the bill comes---I would actually like to get rid of the cards but then they say it hurts your credit---My credit scores are 778-833-784 or799 average so actually was surprised I didn't get a lower rate as they say 720 is excellent on the intro page.Thanks to all who fund this Borrower added on 03/19/11 > Testing Borrower added on 03/21/11 > P.S. My mother lives with my brother and his wife,we will never let her go to a nursing home but sadly his twin who has cerebral palsy is in a home and wheelchair bound and I will be able to give them both rides. When she was able,my mother dedicated her life to visiting with him and thanks to the lenders here, I will be able to unite them more often and go to fun events.

A credit bureau reported the following information about this borrower member on March 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$494.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 706773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706773	$19,000	$19,000	20.48%	1.00%	April 5, 2011	April 2, 2014	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706773. Member loan 706773 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Pioneer Power Inc	Debt-to-income ratio:	13.46%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Pioneer Power Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/11 > Our Wedding is June 11 2011. This loan would relive alot of stress.

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	14
Revolving Credit Balance:	$12,480.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Steanfitter, Welcome! I'm interested to help finance your loan. My FOUR questions are: ONE: Where a-n-d for how long did you work PRIOR to current employer? TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 3-yrs? OR short term (number y-e-a-r-s please): 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept a 80 or 90 percent ($15 - $17K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	With my occupation I travel from job to job. I am basically a contractor. But to answer your question of how long I have worked for my current employer is about 3 months. I have been a Steamfitter/Welder since 1997. The income listed is my income only. My income this month is going to be around $8000. I am flexible on this loan. We get married in June, so I expect to pay this loan very quickly. Thanks for you time and Thank you for your service to our country!
Pleas explain the delinquency. Thanks you.	I don't know of any loans that are past due. Please explain more on your question. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, the balance is $34,327.31. The market value last year according to my property taxes are $163k. Thank you
Hi would like to help financing your loan. 1) can you please explain the delinquency which was 14 months ago as it says on your credit profile 2) please verify your income with lending club	Hello, My health insurance didn't pay a medical bill that I had. I have faxed in my paperwork into them already. I have called 3 times to ask if Lending Club has received my paperwork and no response. Maybe they haven't processed it yet? Thanks

Member Payment Dependent Notes Series 706782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706782	$9,800	$9,800	7.29%	1.00%	March 31, 2011	April 2, 2014	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706782. Member loan 706782 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	AHMRT LLP	Debt-to-income ratio:	8.96%
Length of employment:	5 years	Location:	Portland, OR

Home town:
Current & past employers:	AHMRT LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/11 > I've been working for the past 15 years as a freelance stage manager for independent theater companies in Portland, OR. I love what I do, but now that I've also held a full-time day-job in the legal field for the past 5 years, I'm looking to finally close the "starving artist" chapter of my finances. My debt is from 10 years ago, when I first got out of college. I was working multiple independent contractor jobs but not making ends meet, and was trying my best to keep flexible hours so I'd be able to accept opportunities that asked me to work during the traditional 9-to-5 work day. I had credit cards, and I used them but didn't splurge: I was putting food on my table and gas in my car. Still, I was making less than I was spending, knowingly. Since then, I have put myself through paralegal school and am still working in theater while supporting myself full-time at a law firm I really enjoy. I'm hoping to get funding for my loan so I can stop worrying about and tracking changing interest rates and balance transfer offers. I want to stop managing multiple payments, live within my means, and have a date to circle on the calendar when I will finally be debt free! I sincerely hope you decide to help me locate the light at the end of this tunnel. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,459.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 706795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706795	$16,000	$16,000	15.65%	1.00%	March 31, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706795. Member loan 706795 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	Palm Beach Home Therapy, Inc.	Debt-to-income ratio:	20.54%
Length of employment:	9 years	Location:	jupiter, FL

Home town:
Current & past employers:	Palm Beach Home Therapy, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	41
Revolving Credit Balance:	$18,727.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RN, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($13 - $14K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	US Marine Corps Retired, First of all, thank you for all of the information in your questions. 1) My gross yearly income is 71,000.00. That does not include a spouse, fiancee or partner. 2) I did select a 5 year payment length but certainly do not want this hanging on that long and intend to pay it off in 3-4 years. 3) I was not aware that in 6 months I could reapply, so yes, I would accept a partial loan to pay off my higher interest rate debt. I just hate having rates that are 25% on a credit card! Waste of money! I have always had very reasonable interest rates on my credit cards but several of my cc rates went up with all the cc reform. Does not make sense to pay that if I can get a more reasonable rate here! I am a nurse, single Mom, my son is 21 and in college, have lived in my home for 16 years, same job for 9 years and before that was with another company for 8 years. I am stable, credit worthy and just need a little help crawling out of this high interest debt! Thanks for the questions!

Member Payment Dependent Notes Series 706813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706813	$12,000	$12,000	11.11%	1.00%	March 31, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706813. Member loan 706813 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,600 / month
Current employer:	HART Mechanical	Debt-to-income ratio:	0.54%
Length of employment:	1 year	Location:	New Milford, CT

Home town:
Current & past employers:	HART Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/11 > Debt consolidation.

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	32
Revolving Credit Balance:	$731.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 706849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
706849	$26,000	$26,000	17.14%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 706849. Member loan 706849 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,133 / month
Current employer:	Yakima Valley Credit Union	Debt-to-income ratio:	17.81%
Length of employment:	10+ years	Location:	Yakima, WA

Home town:
Current & past employers:	Yakima Valley Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/11 > My goal is to become debt free which will enable me to make the choices that will get me closer to my personal goals, Borrower added on 03/19/11 > Thank you for investing. At some point, I hope to qualify as an investor as well. This is a wonderful idea especially in today's economy. Borrower added on 03/19/11 > Ok, here is more details on what this loan will be used for.... I will pay off all of my current debt with the exception of my mortgage loan. I am currently renting my home to my brother with the hopes that he will obtain financing and be able buy it eventually. I have quite a bit of "roll up" funds available to pay extra on my current debt and as I said earlier, my goal is to become debt free quickly. Before paying extra, however, I need to use the extra funds to build the emergency fund needed to cover any unexpected expenses without using credit at all. This is the "3 to 6 months of income" recommended. I have recently "paid off" 2 bills and have used the extra funds to begin to pay off the next one on the list. One of my creditors recently increased my interest rate for "profitability purposes" which baffles me as the big banks make so much money already. With the new consumer credit laws in effect, the banks need to find ways of keeping their income at the levels they are used to and unfortunately this is also affecting some of the smaller community banks and credit unions. I would rather pay any interest to personal investors as opposed to a select group of stockholders who do not know my situation, goals and plan for personal growth. Another goal is to become debt free while at the same time increasing my credit score to above 800. Being debt free to me will mean that I can make the kinds of choices that benefit my family and my community and will enable me to spend my time focusing on worthwhile projects without worry. If the loan is not funded fully, I will continue with my current plan to become debt free (within 3 years, if not sooner)...This loan will help create momentum and peace of mind. Thanks so much and please do not hesitate to email me with any specific questions that you may have. I really hope that this works out because I see the potential benefits for both borrowers and investors with this type of program. Melissa Borrower added on 03/20/11 > Type of Debt Balance Payment Rate Car Loan 5,411.46 150.37 4.41% Installment Loan 2,607.04 175.00 9.00% Credit Card 1,778.14 60.00 11.80% Credit Card 9,906.80 250.00 16.22% Line of Credit 959.48 27.00 22.00% Credit Card 5,069.18 130.00 22.00% Credit Card 2,686.33 84.00 22.00% Revolving Account 2,670.00 120.00 22.00% Revolving Account 572.87 50.00 22.00% 31,661.30 1,046.37 Debt Payments 1,046.37 Cell Phones 196.14 Internet 55.00 Netflix 8.59 Lynda.com (online training) 37.50 Car Insurance 70.50 Mortgage Insurance 51.36 Pd by Rental Income Power Bill 60.00 401K 200.00 Groceries / Gas 400.00 Real Estate Taxes 72.00 Pd by Rental Income Mortgage Payment 690.28 Pd by Rental Income Total 2,887.74 Salary-Net 3,759.14 Rental Income 800.00 Total 4,559.14 Monthly Net Income $1,671.40

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,044.00	Public Records On File:	0
Revolving Line Utilization:	85.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Financila Analyst, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You've initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 395 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($24 - $27) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks for asking. Gross Monthly Income = $4236.00 salary plus $800.00 rental income Gross Yearly Income including bonuses = approx $61,500 My son lives with me while he is not at college. He works for a local law office while he is not in school but he saves his money for when he is in school. He was just accepted to BYU in Utah and will start there this fall. He received academic scholarship for tuition while attending BYU in Idaho due to his 3.9 GPA. I am very proud of him. As you pointed out, there is no prepayment penalty and although this loan will be on a five year schedule, I have setup an amortization schedule to pay off the loan in no less than 3 years with extra quarterly principal payments. Yes, I would do a partial loan and use the funds to pay off the higher rate debt. My weighted average interest rate on my current debt is slighly higher that the rate on this loan. The advantage to me is mostly the ease of making one payment through ACH automatic withdrawal and knowing that the rate will not increase. I was concerned that doing multiple loans would cause mutiple "hits" to my credit report, so I requested one amount to pay off all of the debt at once. I may have misunderstood how this process works. Thanks for the information.
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	Hello...I assist our CFO with financial reporting, monthly Accounting cycle, ALM, liquidity/cash flow reporting and analysis, investment posting, documentation and reporting, various regulatory reporting among other duties. I work with multiple software programs including Excel, Monarch, ALM software, SQL, Visual Basic. My job is very exciting and challenging. I have worked there for 24 years and have learned new skills every year. I owe 76K on my mortgage (no 2nds or Helocs) and the last AMV done showed that the market value is around 85K. That was a year ago and Zillow now shows it around 92K but I think that may be inflated a bit. I plan on paying off this loan in 3 years, but if I am able to do so I will pay it off sooner than that. I will post my budget and detailed debt listing on the home page soon. I actually took a class online recently through our local community college called "Debt Free Living". It was designed to help you set up a plan to become and stay debt free. Having a cushion for emergencies helps to keep from going back into debt when the unexpected happens. The reason I took the class was not to find out how to get out of debt, I have that all set up in Excel, but how to continue to stay out of debt. I live very simply and and am highly motivated to become debt free. I am a single mother of a son in college who's tuition is paid for with an academic scholarship. He works when he is not in school to pay for other expenses and housing while in school. My ailing father lived with me for 7 years. He has been living in his own place now for a few years and I have been paying down my debt that was created years ago. Now that my brother is renting my house and I do not have a house payment to make I am taking advantage of this opportunity to get out of debt. My expenses are reasonable with the exception of the interest that I pay on my loans. I would much rather that money go to my family or invest it for the future. Paying one payment instead of several will be much simpler and that is beneficial given my work schedule and the time it takes to help care for Dad.
Received reply, Thanks. Concerning multiple hits to credit reports, Lending Club provides condensed version TANSUNION CR with all borrowers loan applications. TRANSUNION CR itemizes only "hard" credit inquiries occured within last 6-months. Your TRANSUNION CR: AwesomeMom's Credit History (Reported by credit bureau on 3/19/11) Credit Score Range: 679-713 Earliest Credit Line 12/1988 Open Credit Lines 12 Total Credit Lines 29 Revolving Credit Balance $24,044.00 Revolving Credit Line Utilization 85.30% Inquiries in the Last 6 Months 0 Accounts Now Delinquent 0 Delinquent Amount $0.00 Delinquencies (Last 2 yrs) 0 Months Since Last Delinquency n/a Public Records On File 0 Months Since Last Public Record n/a As Bugs Bunny famously said, "That's all folks". Over and out for now. Lender 505570 U S Marine Corps Retired	Wow! Thanks for the information. I am subscribed to get a copy of my tri-bureau credit report on a monthly basis in order to track my progress on my goal to get the score above 800. It's gone up from 685 to 708 in the past 4 months. Some of the accounts reporting as open are not being used but I was told I should not close them out every time one is "paid off" as this could have a negative effect on my score. That was surprising to me. Thanks again for clearing up the "multiple hits" question that I had.
HI Melissa, Here's my concern. You have a car loan at 4% interest and you're refinancing it at 17%!?!?! Thats 4 TIMES the Interest. You have 2 other loans below the interest rate of this loan. Off the top of my head, you're going to be paying an extra $1030 in interest per year. Is it worth it to write 3 less checks a month? Seriously, would you consider refinancing your house at a higher rate? No you wouldn't. This is no different. Please don't pay off those low interest loans with this loan. Sincerely, -LL Herndon, VA	No, I do not plan on refinancing the car, only the loans that are higher than or near the rate of this loan or that have the potential to raise my rate again for no reason or have an annual fee. I didnt realize at the time I submitted this that they only pull your credit report once. My car is last on my list to pay off in my original payoff schedule. My plan is to pay off all outstanding debt within 18 months.

Member Payment Dependent Notes Series 707054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707054	$17,600	$17,600	12.68%	1.00%	March 30, 2011	April 2, 2016	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707054. Member loan 707054 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	founding farmers	Debt-to-income ratio:	9.47%
Length of employment:	3 years	Location:	ROCKVILLE, MD

Home town:
Current & past employers:	founding farmers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > I'm looking to use this loan to buy my first NSX, which im really excited about. I'm planning to pay back the loan in less than 3 years or 3 at the most. I'm a pretty responsible and punctual payer, i always pay extra on my monthly payments so i can get out of debt fast. my monthly budget its around 5k+ and i dont have many expenses other than my rent and cell phone bill. i work in the restaurant business in DC, in one of the busiest restaurants in the are so money is never a problem. Help me put to make my dream car become true. thanks for your help in advance.

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,310.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Waiter, Welcome! I'm interested to help finance your loan. My THREE questions are: ONE: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) TWO: Lending Club loans feature NO prepayment penalty. You've initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? THREE: Usually 300 loans listed, today 415 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept an 80 or 90 percent ($14 - $15K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1 )thats just my personal income, my yearly income is around 45k plus. 2 ) I'm planing to pay the loan in no more than 3 years. 3 ) ill need no less than 15k for my loan if i dont get that amount in the following week then ill cancel the loan. thanks for your insterested, im looking forward to hear back from you.

Member Payment Dependent Notes Series 707056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707056	$4,000	$4,000	6.92%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707056. Member loan 707056 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Fisher Scientific	Debt-to-income ratio:	5.28%
Length of employment:	2 years	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	Fisher Scientific
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,528.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 707103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707103	$7,000	$7,000	6.92%	1.00%	March 31, 2011	April 2, 2014	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707103. Member loan 707103 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Advanced Productions	Debt-to-income ratio:	15.98%
Length of employment:	< 1 year	Location:	Frederick, MD

Home town:
Current & past employers:	Advanced Productions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/11 > I had some health issues and didn't have health insurance at the time. Thus I ended up with large amounts of high interest credit card debt that I am looking to pay off with a lower interest loan.

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,806.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 707142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707142	$30,000	$30,000	16.40%	1.00%	March 30, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707142. Member loan 707142 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Sony Computer Entertainment	Debt-to-income ratio:	26.76%
Length of employment:	10+ years	Location:	SAN MATEO, CA

Home town:
Current & past employers:	Sony Computer Entertainment
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Looking to consolidate debt. Stable position at a tech company for over 16 years, recently promoted. I have always paid off loans early - car, school, etc. Income freed up thanks to this loan - nearly 800 per month - will go towards paying this loan off early or towards savings for downpayment for a home we'd like to buy next year. Borrower added on 03/27/11 > I'm sure that to many potential investors this loan may look a bit risky given the large amount and some high DTI ratio. I would like to assure you that despite those numbers this loan, and I, are a good investment for you. I am able to pay our debts now, admittedly it can get tight, but the payments required from this loan are significantly less. Repayment will not be a concern. We pride ourselves on paying our debts, typically early, and have many long term goals for our new family all of which hinge upon eliminating this current debt. This loan would give us the leg up we have needed to finally get it under control. We know it will take continued dedication and effort, but are dedicated to achieving this goal. To those that have already invested...thank you, you're faith in us and help are greatly appreciated.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,783.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Hi. 1) cc1 -16K @ 18.99, Carloan - 6K @4.99, cc2-4300@21.99, cc3- 2900@21.99. Another car loan exists as well as two student loans. Main purpose of loan is to lower monthly payments. 2) Credit cards once paid will be closed. 3) I plan on paying it off well before the 60 months, hopefully within 36 months, using bonus' from my job which are guaranteed. This years bonus will be used to pay off any remaining debts beyond those covered by this loan.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Hi and thanks for the potential interest. 1) NET monthly income is 5700. 2) monthly expenses: Rent - 1995 car payment 1 - 576 (16000 remaining) car payment 2 - 500 (6000 remaining) phone -120 cable/internet - 40 (no cable just netflix and hulu) utilities - 100 student loans - 300 (these will be suspended when my wife returns to school in 2 months) food - 500 gas - 200 credit card debts that amount to around 1700 with minimum payments. These would be consolidated under this loan to free up 800-1000 per month that can provide some breathing room for extra expenses from our new baby and be used to pay down the loan faster. 3) Yes I am the sole wage earner. My wife is a stay at home mother to our now 8 month old son. We got in over our heads but have cut back on everything imaginable and are focused on clearing out this debt and eliminating all our credit cards save 1 for true emergencies. Note I am also guaranteed a yearly bonus of no less than 20% typically awarded in early summer. this will also be put towards eliminating debt - most likely the cars loans listed above. Stuck on the minimum payment wheel and looking to get a jump off of it to finally make an impact. Thank you for your time
That budget looks prewtty tight on only one salary. Adding up all your expenses, it does not seem possible that you pay $1,700/mo on credit cards. Is your wife going back to work? Or is there any other income?	You are correct. It is very tight and has been a struggle. We've been slowly eating into limited savings to cover the difference each month. Hence why the loan here will let us get back in the black. We've managed to cover everything for about 18 months but are looking to get the breathing room this loan would create. My wife will not be returning to work at this time as her salary would likely only cover day care costs which are extremely high in our area. She is going to school to focus on starting her own business from home but that is likely a year or more out. We've been paying minimum payments on everything to stay current but want the opportunity to finally pull ahead and kill this debt. With this loan and eliminating the one car payment with upcoming bonus in June we will be well in the clear. Also cards paid off with this loan will be closed so they cannot be used again.
whydo you want to pay off a low interest 6K [car] loan with this high interest debt?	I'm sorry if that came off confusing. This loan will be used to consolidate only higher interest rate credit card debt. The car loan will be paid off with my annual bonus from work (June). My intent was to help illustrate the plan we have for moving forward and help any potential investors feel more comfortable in funding this large loan. receiving this loan may help that happen sooner as this loan will free up monthly income as opposed to it all going to minimum payments on multiple cards. Thank you for the opportunity to clear that up and for your interest.
I really want to help fund your loan but need specifically responsive A's to Q's asked. The question above was, "Could you please detail Balances, APR & monthly payments of DEBTS TO BE CONSOLIDATED with this loan. (Ex CC#1 = $5000@24% - $70 mo) - [my emphasis]. You listed a car loan at 6% in your answer, which you now say you will not be using this loan to pay off. However, the remaining high-interst debt does not add up to the 30K you request. So, please start all over and share with us this info: For EACH debt you plan to PAY OFF with this LC loan, please give Lender, Amount, Rate, & MinMoPaymet -- and if the total adds up to under $30K please explain why. Thanks.	debt to be consolidated: CC1- $16,800@18.99% - $650/mo CC2 - $4400@21.99% - $250/mo CC3 - $3000@23.99% - $200/mo CC4 - $5000@19.99% - $300/mo So it is just shy of $30,000. I didn't see an option to request $29,200. total credit card minimum payments $1400. The $1700 I list in an earlier question also include $300 of payments for my wife's credit cards which have previously been negotiated into payment programs at very low interest rates. I had originally though of including the car loan due to the high monthly payment but realized as someone else had pointed out that it made no sense to consolidate this at a higher rate when I can pay it off in 3 months with the bonus form work. CC4 will take the place of the car loan in this new scenario. There are no more credit cards or other debt to consolidate. I hope this has not terribly confused you. Please ask any additional questions and thank you for your consideration.

Member Payment Dependent Notes Series 707294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707294	$2,500	$2,500	10.74%	1.00%	April 1, 2011	April 2, 2014	April 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707294. Member loan 707294 was requested on March 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Vertical Screen	Debt-to-income ratio:	19.50%
Length of employment:	1 year	Location:	MOUNT LAUREL, NJ

Home town:
Current & past employers:	Vertical Screen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > The reason for this loan is so that I do not have to keep paying more interest on this stupid ring anymore. I have several open accounts and can afford them all with my wonderful job. I have a good credit score as well of 702 so this loan funding is a no brain er.

A credit bureau reported the following information about this borrower member on March 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	32
Revolving Credit Balance:	$7,942.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 707476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707476	$18,550	$18,550	10.74%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707476. Member loan 707476 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	Serco Inc.	Debt-to-income ratio:	16.78%
Length of employment:	6 years	Location:	Washington, DC

Home town:
Current & past employers:	Serco Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Plan to use loan to pay of high interest rate credits cards so that I can pay off the money sooner. Borrower added on 03/27/11 > A year and a half ago, we bought a fixer upper and we have put a lot of money into renovations. Interest rates have shot up, so would like to consolidate to pay off credit card debt quicker. I plan to use the funds to pay off high interest rate cards. I have been with my current employer for the past 6 years. I am in a program management position managing several projects supporting a government agency. My job is very secure and I'm considered key personnel for my company as I continue to grow business for them. I am a good borrower. I pay all of my bills on time. Over the past year and a half we have paid off contractors, credit cards, and other bills. So I'm considered a good borrower with an excellent history of paying back money.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,766.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your loan balances on the credit cards and the APRs??	1. Citibank-$5088.43/29.99% 2. Chase-$5172.51/29.99% 3. Frontier-$1756.49/26.99% 4. Home Depot-$5364.77/25.99% 5. Macys-$976.86/24.5% 6. Discover-8659.55/18.24% ..
Please list the cards, interest rates, and amounts owing, thanks.	1. Citibank-$5088.43/29.99% 2. Chase-$5172.51/29.99% 3. Frontier-$1756.49/26.99% 4. Home Depot-$5364.77/25.99% 5. Macys-$976.86/24.5% 6. Discover-8659.55/18.24%
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Net Monthly Income: $4870 Monthly Expenses: Car Insurance-$119.97 Student Loan-$140.00 Daycare-$255.00 Cable-$66.00 Mortgage Condo/HOA-$500.00 Car-$563.59 Mortgage House-$1687.84 Credit Card Minimum Payments-$973.59 Loan Amounts/Interest Rates: 1. Citibank-$5088.43/29.99% 2. Chase-$5172.51/29.99% 3. Frontier-$1756.49/26.99% 4. Home Depot-$5364.77/25.99% 5. Macys-$976.86/24.5% 6. Discover-8659.55/18.24% I am not the sole wage earner. I share household expenses with my spouse.
you were asked amounts and rates on cards YOU PLAN TO PAY OFF WITH THIS LOAN. This loan is for 20K and the sum of the loans you listed comes to way more than that. Please provide an answer to the question asked, about THE LOANS YOU PLAN TO PAY OFF. also, inasmuch as all your loans are at higher rates than LC charges, why are you not paying all of them off with a higher LC loan?	I accidentally included an additional credit card that shouldn't have been on the list. The actual list is 1. Citibank-$5088.43/29.99% 2. Chase-$5172.51/29.99% 3. Frontier-$1756.49/26.99% 4. Home Depot-$5364.77/25.99% 5. Macys-$976.86/24.5% The total amount for this is $18,359.06. The remainder will be applied to the Discover balance which is 8659.55/18.24%. I first submitted the form asking for 20K to see if I could at least get that amount. Then I tried to see if I could get more since I have more high interest rate credit card debt, but the system kept returning the 20K amount. So I submitted the application for only the 20K focusing on the credit card debt with the highest interest rate. I hope this answers your questions. Thanks.
It looks like you have a condo and house mortgage. Are you selling or renting out one of them?	I rent out my condo for $1550 per month.

Member Payment Dependent Notes Series 707479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707479	$15,000	$15,000	10.74%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707479. Member loan 707479 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	City of Alexandria	Debt-to-income ratio:	22.39%
Length of employment:	4 years	Location:	Washington, DC

Home town:
Current & past employers:	City of Alexandria
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > 1) Net monthly income: $4200 2) Monthly expenses a) Mortgage: $383.50 b) Phone: $199.12 c) Credit Card Minimum Payments: $800 d) School Loan: 417.19 e) Electricity: $160 f) Gas: $150 g) Water/Sewage: $60 h) Drycleaning: $100 i) Housekeeping: $160 j) Food: $500 k) Gas for car: $250 3) Loan Amounts/Rates a) Citibank-$1400/25.99 b) Macys-$500/24.5% c) Pottery Barn-$3500/15.99 d) Household Bank-$650/15.99 e) Discover-$8000/13.99 4) I am not the sole wage earner for my household. I co-own and share household expenses with my spouse. Borrower added on 03/27/11 > A year and a half ago, my spouse and I bought a home and have put a lot of money into renovations. As a result we have accrued debt that we are working very hard to pay off. We have made some progress since purchasing the house paying off contractors, credit cards and other bills. We still have a ways to go and with a baby due in 6 months we want to make sure our finances are in order and high interest credit cards are paid off. I have been with my current employer for the past 4 years. I have a government job as a Psychologist so my position is very secure. I am also a self-employed Psychologist as of January 2011 and my business is growing and starting to make a profit. I am a hard worker, good borrower and have good credit. I pay all of my bills on time. I would appreciate the opportunity to improve my financial situation and be closer to being debt free.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,087.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1) Net monthly income: $4200 2) Monthly expenses: a) Cell Phone-$199.12 b) Food-$500.00 c) Gas-$150.00 d) Electricity-$160.00 e) Water/Sewage-$60.00 f) School Loan-$419.17 g) Mortgage-$383.50 h) Credit Card Minimum Payments-$800.00 i) Gas for car-$250 j) Housekeeping-$160 k) Drycleaning-$100 3) Loan Amounts/Rates a) Citibank-$1400/25.99% b) Macys-$500/24.5% c) Pottery Barn-$3500/16.75% d) Household-$650/15.99% e) Discover-$8000/13.99% 4) No I am not the sole wage owner for my household. I co-own and split household bills with my spouse.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1) Net monthly income: $4200 2) Monthly expenses a) Mortgage: $383.50 b) Phone: $199.12 c) Credit Card Minimum Payments: $800 d) School Loan: 417.19 e) Electricity: $160 f) Gas: $150 g) Water/Sewage: $60 h) Drycleaning: $100 i) Housekeeping: $160 j) Food: $500 3) Loan Amounts/Rates a) Citibank-$1400/25.99 b) Macys-$500/24.5% c) Pottery Barn-$3500/15.99 d) Household Bank-$650/15.99 e) Discover-$8000/13.99 4) No I am not the sole wage earner for my household. I co-own and share household expenses with my spouse.
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	The title to my home mortgage is in my name and my spouse's name. Total balance of mortgage loans is about $300,000. Market value is $383,500.
Do you expect to repay this loan over the stated 5 years, or do you expect to repay it in a shorter period of time? Is $4,200 your individual monthly net income or your household's monthly net income? Please disclose both figures. How will your individual and household incomes change once the baby arrives?	I expect to repay the loan over the 5 year time period. However if I can pay off the loan before the 5 years is up I will do so. $4200 is my individual monthly net income. Household income is $9070. My individual income is expected to increase (due to the growth of my business)by the time the baby arrives and the household income will increase as well. We have been planning for the baby for several years so we have a baby fund to cover maternity leave.

Member Payment Dependent Notes Series 707492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707492	$22,000	$22,000	10.74%	1.00%	March 31, 2011	April 3, 2014	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707492. Member loan 707492 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Westwood College	Debt-to-income ratio:	16.06%
Length of employment:	4 years	Location:	Arlington, VA

Home town:
Current & past employers:	Westwood College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > This loan will help my husband and I to be debt free! We have worked hard to earn our credit score and developed a budget that works for our current needs and future goals.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,860.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. Each month my husband and I earn roughly 6K. 2. rent: 1575, car: 250, utilities: 75, phone: 90, internet: 20, food: 600, gym: 60, student loans: 400, child sponsorship: 30 3. 15, 500 at 29.99%, 3, 250 at 13%, and 3250 at 9.99% 4. No, my husband and I both work
For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks.	Citi-15,500, 29.99%, 250; Chase-3250, 13%, 100; BoA-3250, 9.99%, 100

Member Payment Dependent Notes Series 707517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707517	$8,400	$8,400	14.17%	1.00%	March 30, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707517. Member loan 707517 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,850 / month
Current employer:	Express Employment	Debt-to-income ratio:	12.86%
Length of employment:	< 1 year	Location:	Nitro, WV

Home town:
Current & past employers:	Express Employment
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/11 > Working 2 jobs and wanting to consolidate all my debt as one payment and lower interests. Borrower added on 03/20/11 > I have never missed or been late on any payments as well. Borrower added on 03/22/11 > My Gross Income for a month is around 1700 and I only have about $400 going out for rent/utilities and about $250 for insurance/car payment and maybe 200 in expenses for food/gas/etc

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,167.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 707570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707570	$4,800	$4,800	14.54%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707570. Member loan 707570 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	CYSA	Debt-to-income ratio:	17.27%
Length of employment:	5 years	Location:	ALAMEDA, CA

Home town:
Current & past employers:	CYSA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,029.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 707628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707628	$9,000	$9,000	16.77%	1.00%	April 4, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707628. Member loan 707628 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	T-Mobile	Debt-to-income ratio:	17.10%
Length of employment:	< 1 year	Location:	Tracy, CA

Home town:
Current & past employers:	T-Mobile
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > This loan is for paying off my husband's back taxes and attorney fees. Thank you for taking the time and consideration to invest, it is greatly appreciated.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	53
Revolving Credit Balance:	$285.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There's news about a possible T-Mobile merger with AT&T. If that happens, how secure is your job?	At this point in time, upper management has informed us that no changes are pending. Obviously, nothing is guaranteed in this economy, but so far the situation seems positive. In addition, we also have my husband's income with is nearly twice as much as mine (at this point in time), should anything end up occurring down the road.

Member Payment Dependent Notes Series 707630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707630	$35,000	$35,000	7.66%	1.00%	March 30, 2011	April 3, 2014	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707630. Member loan 707630 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Morgan Stanley Smith Barney	Debt-to-income ratio:	0.15%
Length of employment:	5 years	Location:	Hoboken, NJ

Home town:
Current & past employers:	Morgan Stanley Smith Barney
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$199.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, What will you use fund for? What is the value of your home by Zillo or appraisal? How much do you owe on your home 1st, 2nd and any home eq.? Thanks	The value of my home on Zillow is $415,500. I owe approximately $373,800 on my home.
Hi, I'm interested in funding your loan. Can you please answer some questions for me? 1. It says you have a mortgage, what is your current mortgage amount? And how much is your home worth? 2. $35,000 is a large loan even for home improvement. Can you briefly describe what you are planning do? Thanks	On Zillow my home is valued at $415,500. I owe about $373,800 on the mortgage. I am planning to redo the kitchen, install central air, hardwood floors etc.
do you have any credit card? Please list it down if you do? How about car loan? Lease or purchase? How much do you pay monthly and for how many months more?	The purpose of the loan is to redo my renovate my home (Redo the kitchen, install central air). The value of my home on Zillow is $415,500. I owe approximately $373,800 on my home.
Could you please elaborate on the purpose for your loan? Thank you.	I plan on renovating my apartment. (Redoing the kitchen, installing central air etc)

Member Payment Dependent Notes Series 707632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707632	$25,000	$25,000	13.80%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707632. Member loan 707632 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	North Kansas City Hospital	Debt-to-income ratio:	23.17%
Length of employment:	< 1 year	Location:	Liberty, MO

Home town:
Current & past employers:	North Kansas City Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,422.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RN, Welcome! I'm interested to help finance your loan. My FOUR questions are: ONE: A. Where did you work?, OR B. What did you do? (work, school) for the three year period PRIOR to your current employer? TWO: Does Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your loans.) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Time you realistically anticapte to service loan (remains active) before paid off: Full term: 5-yrs? OR short term (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? FOUR: Usually 300 loans listed, today 425 are listed; all won't 100 percent fund. When your listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans usually end minimum 80 pct, but historically higher pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($20 - $23K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list a new loan purpose and $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan financially favorable, alternative option you should seriously consider in event loan does not 100 pct fund.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your questions. I will try to answer them to the best of my ability. 1.)I have worked as an RN for the last 8 years but have only been at this current hospital for about 10 months. 2.)I am single and therefore my income is the sole income. My gross annual income is around $46,000. 3.)I have been actively trying to pay down my debt and have therefore been paying well over monthly fees. While consolidating into one payment will drastically help my monthly budget I still plan to overpay when possible. Therefore, I'm thinking maybe 3-4 years if at all possible. 4.)I honestly didn't understand this question but hope my previous answers help provide some of the information you're looking for. Thank you!
For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks.	Commerce Bank: $9438.71 @ 25.99% (min. payment: $283) USBank: $8860.04 @ 18.99% (min. payment: $198) SallieMae: $3714.76 @ 2.82% (min. payment: $74.82) WellsFargo Visa: $1956.79 @ 23.99% (min. payment: $174.26) AmEx. :$1719.78 @ 13.24% (min. payment: $34) Discover: $1510.12 @ 18.99% (min. payment: $42)

Member Payment Dependent Notes Series 707637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707637	$20,000	$20,000	12.68%	1.00%	March 30, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707637. Member loan 707637 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	YRC Inc.	Debt-to-income ratio:	16.13%
Length of employment:	10+ years	Location:	springfield, MO

Home town:
Current & past employers:	YRC Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,129.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi. it says your revolving credit balance is $25k. Can you break it down for us pls.? thanks	Not sure what you mean with this question? I owe $23K on a bank of america loan and $1800 to cap one visa and $14k to wells fargo on a car loan. I am trying to borrow this money to pay off the car loan and visa with higher interest rates.
What is YRC, Inc. and what do you do there? Please explain your 3 credit inquiries within the last 6-months. Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	YRC is a worldwide trucking company. I am a service coordinator and worked there 18 years. Went through a divorce last August and I have been actively trying to pay down credit card debt incurred from that marriage. I do own my home and the mortgage owed is $159k. Home was appraised in June of 10 at $195K but slipped to $177K in December. 2 different appraisers obviously. I think its worth around $185
What is the current value of your home ( willow.com ) and how much do you owe on the home?	Owe $159k on the home. Appraised in June of 2010 at $195k. Slipped to $177k in December. Probably worth around $185k to $180k.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	My net income is $5200 a month. I am renting my home which takes care of my mortgage payment. My expenses at this time average around $3,000 a month which includes child support. I am currently the sole wage earner but I am engaged to be married in April.
What are the interest rates of the loans you plan to pay off? Thanks.	18.99% and 23%.
Please explain the 3 credit inquiries within the past 6 months.	Went through a divorce and been actively trying to pay down debt.

Member Payment Dependent Notes Series 707711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707711	$21,000	$21,000	11.11%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707711. Member loan 707711 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,000 / month
Current employer:	Trinity school	Debt-to-income ratio:	17.85%
Length of employment:	9 years	Location:	brooklyn, NY

Home town:
Current & past employers:	Trinity school
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > debt consolidation loan

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,270.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	Type your answer here. psychologist, 471,000, 1.2 mil, 5 years to pay off loan
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. yes, 471,000, 2900, no, 1.2 mil, 9 years

Member Payment Dependent Notes Series 707716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707716	$9,600	$9,600	7.66%	1.00%	March 31, 2011	April 4, 2014	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707716. Member loan 707716 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pediatric Care Specialists	Debt-to-income ratio:	21.99%
Length of employment:	4 years	Location:	Johnstown, PA

Home town:
Current & past employers:	Pediatric Care Specialists
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > Consolidate credit card debt. Gross monthly income = $4,200.00

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	80
Revolving Credit Balance:	$10,130.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to fund your loan, but prior to doing so, I would like to see your response to the following items: * Itemize your monthly expenses. * Explain your role at your job. * List the principal and the interest rate of each loan to be consolidated. Thank you in advance.	My total monthly outgoing expenses are approximately 1700 month; I am a licensed Master's level psychologist working in an outpatient behavioral health clinic; interest rates range from 2.9 for my school loan to, 9. % 17%, and 21%for credit cards. Let me know if need anything else. Thanks. TRACY

Member Payment Dependent Notes Series 707767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707767	$19,000	$19,000	10.37%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707767. Member loan 707767 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Lake Region Medical	Debt-to-income ratio:	12.95%
Length of employment:	2 years	Location:	St Louis Park, MN

Home town:
Current & past employers:	Lake Region Medical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > This loan will allow me to consolidate higher interest rate revolving credit lines. My goal once this loan is paid off is to be self-employed. I am an excellent credit risk and will earn you a return on the funds you lend. I have a background in corporate finance and have budgeted my monthly cashflow to allow me to pay off this debt and accelerate my mortgage payments as well. Thank you for considering this investment.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,392.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi. it says you have abt $35k revolving credit balance. Can you break it down for us? thanks	This loan will replace $19K of that $35K balance. The remaining $16K represents a $6K promotional credit card balance (2.99% frozen for life of the balance), $4K credit card at 9.9%, and $6K that represents the balance on my wife's main credit card where I am an authorized signer so it appears on my credit report. I don't use that card; it includes my wife's personal and business-reimbursed expenses. I have not included my wife's income in the application. The revolving credit lines will not carry balances once they are paid off with this loan.

Member Payment Dependent Notes Series 707936

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707936	$17,075	$17,075	16.02%	1.00%	March 30, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707936. Member loan 707936 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,991 / month
Current employer:	COMMERCIAL ELECTRIC, INC.	Debt-to-income ratio:	13.44%
Length of employment:	4 years	Location:	Ewa Beach, HI

Home town:
Current & past employers:	COMMERCIAL ELECTRIC, INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I am requesting a loan to pay off credit used to make repairs to our family home. My dad is retired and did not want to burden him with additional expenses. I always fulfill my financial obligations and have never defaulted on any funds loaned to me. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	68
Revolving Credit Balance:	$21,853.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	Thank you for your interest in funding my loan. Net income: $4732 Mortgage: $271K@5.5%-$2100 ($1K paid by dad)-Market Value: $415,000; HELOC: $30K@4%-$250; Car Loan: $10,400@7.5%-$212; BoH Loan: $1,600@5.5%-$50; CC#1: $17,500@17%-$500; CC#2: $3,200@18%-$150; CC#3: $2,000@18%-$100; Macy's: $200@23%-$50; PayPal: $550@22%-$100 Expenses: Cable/Phone-$200; Insurance: Car-$119, Life-$37; Food/Gas/Misc-$600; Retirement-$250 (I live with my dad and he pays the utilities I plan to pay off CC2-Paypal, and apply the remainder to CC#1. A majority of the balances are due to unexpected repairs that I did not want my dad to have to pay after we did a renovation. I plan to close CC#2 & #3. My plan is to pay off the loan in 4 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I apologize for my previous answer, I did not realize you could not see answers to questions posted by others. My 1st mortgage is $271,000 and my HELOC is $30,000, current market value of my home is $410,000. Thank you
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) 5) How long do you actually intend to keep this loan? Thank you.	Thank you for your interest in funding my loan. Net income: $4732 Mortgage: $271K@5.5%-$2100 ($1K paid by dad)-Market Value: $415,000; HELOC: $30K@4%-$250; Car Loan: $10,400@7.5%-$212; BoH Loan: $1,600@5.5%-$50; CC#1: $17,500@17%-$500; CC#2: $3,200@18%-$150; CC#3: $2,000@18%-$100; Macy's: $200@23%-$50; PayPal: $550@22%-$100 Expenses: Cable/Phone-$200; Insurance: Car-$119, Life-$37; Food/Gas/Misc-$600; Retirement-$250 (I live with my dad and he pays the utilities I plan to pay off CC2-Paypal, and apply the remainder to CC#1. A majority of the balances are due to unexpected repairs that I did not want my dad to have to pay after we did a renovation. I plan to close CC#2 & #3. My plan is to pay off the loan in 4 years.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Thank you for your interest in funding my loan. Net income: $4732 Mortgage: $271K@5.5%-$2100 ($1K paid by dad)-Market Value: $415,000; HELOC: $30K@4%-$250; Car Loan: $10,400@7.5%-$212; BoH Loan: $1,600@5.5%-$50; CC#1: $17,500@17%-$500; CC#2: $3,200@18%-$150; CC#3: $2,000@18%-$100; Macy's: $200@23%-$50; PayPal: $550@22%-$100 Expenses: Cable/Phone-$200; Insurance: Car-$119, Life-$37; Food/Gas/Misc-$600; Retirement-$250 (I live with my dad and he pays the utilities I plan to pay off CC2-Paypal, and apply the remainder to CC#1. A majority of the balances are due to unexpected repairs that I did not want my dad to have to pay after we did a renovation. I plan to close CC#2 & #3. My plan is to pay off the loan in 4 years. I am married and we live with my dad. We share household expenses, but for the most part we have seperate credit.
what is the delinquency 68 months back	The late payment was due to my error in marking a bill paid by mistake.

Member Payment Dependent Notes Series 707957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707957	$12,000	$12,000	7.29%	1.00%	March 31, 2011	April 3, 2014	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707957. Member loan 707957 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	WebMd	Debt-to-income ratio:	6.90%
Length of employment:	< 1 year	Location:	Hawthorne, NY

Home town:
Current & past employers:	WebMd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > Hi All: I plan on using this money to buy an engagement ring. I plan on repaying the loan within 24 months (less than the terms). I currently own a condo but live at home with my parents to save for more money for a home. The condo is currently being rented for $2k/month. I work for a very stable medical research/reference company ($500 million+ revenue). My monthly take home pay is roughly $5700 (after taxes, medical). I simply need the money for the ring and nothing else, without dipping into my personal savings for the future. Thanks!

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,505.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, congratulations on the impending engagement. I would like to fund your loan, can you please some questions for me. 1. What is the current mortgage you owe on your condo? 2. What is the current market value of your condo? (you can use www.zillow.com to check) 3. Can you give a brief description on what you do at WebMD? Thanks and best of luck	1) Currently owed:$240,000.00. Monthly payments: $1,550.00 2) Zillow did not have an estimate but it was appraised at $295,000 a few months ago 3) I am a Sr. Project Manager -- Assessing risks, driving towards deadlines/goals, managing projects as well as resources

Member Payment Dependent Notes Series 707960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
707960	$20,050	$20,050	11.11%	1.00%	March 31, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 707960. Member loan 707960 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,350 / month
Current employer:	Community Bank	Debt-to-income ratio:	8.41%
Length of employment:	1 year	Location:	Moreno Valley, CA

Home town:
Current & past employers:	Community Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/11 > I want to pay off credit cards. Also need about 10% of the money to pay my 20% on surgery. Borrower added on 03/20/11 > I need to pay off credit cards. Also I need a part of the money to pay my deductible for surgery.

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,095.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You ask for >20K but Lending Club lists your revolving debt as 14K, please explain difference. ALSO, For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks.	Direct Merchants Bank, 9230, 350, 27.99% Carnival Sea Miles Card, 3000, 100, 22.24% Kohls, 1800, 75, not sure on interest rate. The difference will be for surgery. I have a deductible, plus 20% of the surgery cost.

Member Payment Dependent Notes Series 708033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708033	$3,500	$3,500	7.66%	1.00%	April 4, 2011	April 3, 2016	April 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708033. Member loan 708033 was requested on March 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	2.55%
Length of employment:	n/a	Location:	Hinckley, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/11 > PURCHASE MOTORCYCLE ON EBAY. I ALSO EARN EXTRA MONEY ON EBAY LIQUIDATING ESTATES

A credit bureau reported the following information about this borrower member on March 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1971	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,764.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 708046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708046	$30,000	$30,000	16.40%	1.00%	April 5, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708046. Member loan 708046 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,400 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	21.80%
Length of employment:	10+ years	Location:	St Cloud, MN

Home town:
Current & past employers:	United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > This loan will cover the unexpected expense of having to go to court over the custody of my stepdaughters.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,935.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Asst Security Mgr, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($24 - $24K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) QUESTION FOUR: USMC: IF active duty military: Current Rank? Pay Grade? ETS Date? (MM/DD/YY) OR IF DoD civilian employee: GS/WG pay Grade? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) My gross monthly income does not include my wife, no - she's primarily a stay-at-home Mom. My gross monthly income is about $5000 - $5500. I'm not sure what my total income will be after my recent pay increases get figured out, but I do know that it'll be at least that. 2) I do anticipate paying this off in 4-5 years. 3) Yes, we would accept a loan that's 80% - 90% of the total requested amount. We're simply looking at court costs and anticipating what we may end up paying, and trying to cover those needs. 4) I am currently a SSgt/E-6 on active duty and am currently contracted to EAS on 3/26/2014; however, I plan to retire from the Marine Corps, so I'll be around for a while yet. If you have any other questions or concerns, please let me know.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks.	1) Net monthly income is $5800 currently. 2) Monthly expenses: Rent: $1075 Utilities: $200 Insurance: Paid for by military Phone/Internet: $80 Gym: Free Childcare: My wife's a stay at home Mom 3) This loan is primarily for court costs, as I've said. I'm going to court over the custody of my stepdaughters, and it looks like it's going to get expensive. That's why I'm taking out the loan so as not to lose on account of running out of available assets. I intend to pay off only the one debt whose interest rates are higher than that of this loan. Pioneer/MidCountry, interest 33%, balance $4,036.92, minimum payment $265.68.
Semper Fi Marine. Would you please list the debts that you intend to pay off with the loan? And, please include each debt's balance, interest rate, and min. monthly payment. Thank you.	This loan is primarily for court costs, as I've said. I'm going to court over the custody of my stepdaughters, and it looks like it's going to get expensive. That's why I'm taking out the loan so as not to lose on account of running out of available assets. I intend to pay off only the one debt whose interest rates are higher than that of this loan. Pioneer/MidCountry, interest 33%, balance $4,036.92, minimum payment $265.68.
Your gross income is listed as $5,400. How can your net income after taxes be more than that? Do you have other income?	I recently got a raise, and in a combat zone, my income is not taxed. Also, I recently changed my deductions (my children), so that puts more money in my take-home pay.
Your monthly budget does not list expenses pertaining to food or transportation. Are these expenses negligible? If not, please list all costs required to maintain your household.	The expenses are negligible, yes. The military pays my family and I a food allowance that serves to cover the bulk of our food expenditures. Our cars are paid off, and the insurance is cheap and paid every six months to keep costs down. Therefore, the only cost to us is gas, which varies (as you well know) according to the market. Nevertheless, my wife doesn't drive that much, so the expenditures on that front are minimal. Does that answer your question?

Member Payment Dependent Notes Series 708070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708070	$10,000	$10,000	10.00%	1.00%	March 30, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708070. Member loan 708070 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	FBi Constructtion	Debt-to-income ratio:	11.30%
Length of employment:	10+ years	Location:	MARION, SC

Home town:
Current & past employers:	FBi Constructtion
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	73
Revolving Credit Balance:	$7,748.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for FBi Constructtion?	I am a project manager and I have been with them since 2001. Thanks you.
For EACH debt you plan to pay off with this loan, please provide [in following format] the Lender, Amount, RATE, MinMoPaymt for that loan [eg, Chase, 5500, 9.99%, 75]. Do not omit the RATE. If this is a %u201Cconsolidation%u201D LC loan, the total should add up to nearly the LC amount you are requesting so, if it doesn%u2019t, please explain the difference.	Chase- owe $400 Rate 25% MinMoPaymt- $60 Citi- owe $5200 Rate 22% MinMoPaymt- $175 GE- owe $900 Rate 25% MinMoPaymt $200 The rest of the loan will be used toward replacing the existing roof on my home. This will also raise the vaule of my home. Thank you for your consideration.

Member Payment Dependent Notes Series 708080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708080	$6,000	$6,000	14.91%	1.00%	April 4, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708080. Member loan 708080 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Laker Schools	Debt-to-income ratio:	13.06%
Length of employment:	1 year	Location:	Pigeon, MI

Home town:
Current & past employers:	Laker Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,577.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The market value of our home is $109,999. Our balance is $95,000.

Member Payment Dependent Notes Series 708094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708094	$35,000	$35,000	14.17%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708094. Member loan 708094 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Technology Solutions Group	Debt-to-income ratio:	24.38%
Length of employment:	2 years	Location:	Willow Springs, IL

Home town:
Current & past employers:	Technology Solutions Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > Each time I approach paying off a similar type loan they raise my interest rate and can never get ahead. This seems as a better option loan.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,247.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the amount, minimum payment and APR of the debt you're planning to consolidate?	Current APR is 22% and minimum payment is $800. Note it was not always that high when I originally did this original loan it was a 3yr term and a 8% rate. They "sold" the loan and the terms kept changing and interest rate rising. I seem to get a letter every other month that my payment is going to increase. The remaining amount is a 13% rate with a minimum of $158. The second one is a debt I am paying down for my elderly parents. Really just want to consolidate the two in to one payment and be done.
What do you do for the Technology Solutions Group?	I am a Field Engineer and Contact Center Consultant. I do equipment installations, consulting, and call center programming.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	1. $4223 (This will increase as I just received a 10% raise and do get a bonus of $1500 quarterly). 2. Mortage/Rent $0 Car Expenses $730 (I receive a $400 car allowance through work towards this) Insurance $100 Phone - Cell Only (Paid by work) Internet/Utilities $200 Food $200 Gym $69 3. Yes
Why no rent/mortgage payment? Where do you live?	With family.
How long do you expect to live with family and pay no rent? For the length of this loan?	Yes.
How did you get into $35K debt with your salary and no housing costs? With over $4K monthly net income and expenses of less than $1K, where is the rest of your income going?	How does anyone end up in debt? Does it mean we are all horrible people? No. It happens and get the best of us? Like everyone else in this world I just trying to do the best I can amd working out of it as quickly as I can. The rest of my money goes to the debt I am trying to consolidate and paying as much of it as I can, saving some money each month for emergencies and retirement, and helping my parents where I can.
I am not making a judgement. Just trying to protect my investment by asking questions so I feel confident in the borrower.	Understood and agree.
1. For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks. NOTE YOU DID NOT INCLUDE THE INFO FOR YOUR PARENTS' DEBT THAT YOU WANT TO PAY OFF, JUST YOURS. 2. We lenders are concerned that answers like "Gee, debt just happens" do not instill confidence that you have figured out a way for your "increasing debt" to "stop happening." The kind of answers we're looking for are [e.g., depending on what your "truths" happen to be]: I used to shop at Nordstrom and I've changed to Walmart; I lowered my cable bill by taking off channels; I changed from "organic" food to "generic store brand food;" I told my mom she needs to pay her own bills cuz I just can't keep doing it until I am totally out of debt; whatever ....	Current APR is 22% and minimum payment is $800. Note it was not always that high when I originally did this original loan it was a 3yr term and a 8% rate. They "sold" the loan and the terms kept changing and interest rate rising. I seem to get a letter every other month that my payment is going to increase. The remaining amount is a 13% rate with a minimum of $158. The second one is a debt I am paying down for my elderly parents. Really just want to consolidate the two in to one payment and be done. For my parents debt that is the $158 dollar amount as well as I give what I can to help out when and only when my bills are paid and I have extra I do not nor have I ever shopped at Nordstrom and almost everything I purchase is done cash only. If I don't have cash and it is not on sale and I do not need it, then it does not get bought. I have found my way out of debt 8 years ago and having paying that off ever since then. I have gone through this process with the other loan. I already have consolidated all of my debt what I am doing here is trying to get a better interest rate since Bank of America will not work with me on it, and they just keep increasing the rate.
your debt is listed as 27K but you ask for 35K. please explain. I am extremely eager for your answers to my questions as I would like to invest, please post your answers, thanks.;	My total debt that I am paying down is actually 33K. It was a poor choice loan which seemed like a way out until the increasing interest rate kicked in regardless of consistent on time payments above the minimum. The reason for the additional is there will be an approximate $1800 fee from LC and rest is account for any additional fees if this loan gets funded. If the additional money is not needed it will be paid back..
Specifically, where is the additional $3k going per month? How much are you saving for emergencies, retirement? How much do you help your parents? According to your credit report, you have ~$27k in revolving debt. What other debt will you be paying with this loan? Thanks!	My total debt is actually $33K. The bulk is a poor choice what seemed like a good option BofA loan (27K) and Chase (about $6K). The reason for the additional money is there are fees from LC in the amount of approximately $1800 from what I can tell and the rest is to account for anything additional in fees if this gets funded. I have a couple of thousand saved right now not very much, but I put away what I can after bills are paid etc. I work about 60-80 hours a week and travel 75% for my job so I really do not do much else. Again with my parents it is what I can when I can only when I have money left. It is never more than usually $200 a month sometimes it is some groceries. I just help out where I can. Other than a car payment which I get a car allowance from work. I just have the two things. Everything I purchase now is done cash only. For retirement I do just $160 right now until my debt is paid off.

Member Payment Dependent Notes Series 708141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708141	$12,500	$12,500	7.29%	1.00%	March 31, 2011	April 4, 2014	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708141. Member loan 708141 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,296 / month
Current employer:	Nelson Brothers, Inc.	Debt-to-income ratio:	7.46%
Length of employment:	10+ years	Location:	Hoover, AL

Home town:
Current & past employers:	Nelson Brothers, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > LendingClub seems like a great way to consolidate debt that I incurred purchasing my first home. The lower interest rate will help my payoff the debt much quicker! Thanks for your funding!

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	78
Revolving Credit Balance:	$13,300.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 708178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708178	$9,000	$9,000	5.79%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708178. Member loan 708178 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	RPi Electric	Debt-to-income ratio:	14.90%
Length of employment:	1 year	Location:	Laredo, TX

Home town:
Current & past employers:	RPi Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Hello everyone, just a quick note regarding this loan request. I want to assure everyone that I am a responsible person with a stable income. My wife and I are in our mid-thirties, and we have three wonderful children. We have always met our financial obligations whether it be mortgage, vehicle or credit cards. We have a strong, stable income, which we anticipate, will continue to grow considerably for the next 7-10 years. I work as a community college instructor and own an electrical services business. My wife works for the school district in the accounting department. The loan will be used to replace a pickup truck, which will enable me to create additional income as result of more effective usage of the vehicle and services provided. Thank you for your consideraton. Hope you have a wonderful day.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,043.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 708209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708209	$12,000	$12,000	13.43%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708209. Member loan 708209 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Dade County Schools	Debt-to-income ratio:	22.36%
Length of employment:	4 years	Location:	HOMESTEAD, FL

Home town:
Current & past employers:	Dade County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > I am a full-time public school teacher trying to pay off debt accrued while in college and from my wedding. My job is stable, I earn a steady paycheck 12 months a year, and I try to supplement income with summer employment and tutoring, when available. My household income is double what I earn as my husband pays for half of all expenses. The monthly payment on the loan I am requesting is close to half of what I currently pay across 4 credit cards. I always have my bills on electronic payment so as to never miss a due date.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	36
Revolving Credit Balance:	$9,768.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We do not have an equity line of credit, and the principal balance is $101,000 on the mortgage. According to Yahoo! real estate, the house is estimated between $56k-$123k, the taxed assessed value is $139k, and Zillow listed it at $82,500. We purchased our home approximately 18 months ago.
1. what was delinquency 3 yrs ago? 2. for each debt you plan to pay off with this loan, please provide Lender, Amount, RATE and min-mo-paymt [e.g., Chase, 5,000, 7.99%, $75, etc.	1. Bills arriving late due to issues with mail carrier. Account was not on automatic payments at the time. All accounts were placed on automatic payments after those issues. 2. Chase, $2,900, 17.99%, $100 BOA, $3,500, 23.99%, $115 Sears, $3,500, 24.99%, $140 AMEX, $1,400, 13.99%, $75 And any other remaining balance (assuming there is after lender fees) will go to either Barclays or Citi.

Member Payment Dependent Notes Series 708214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708214	$16,000	$16,000	9.63%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708214. Member loan 708214 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,827 / month
Current employer:	n/a	Debt-to-income ratio:	9.48%
Length of employment:	n/a	Location:	Wyncote, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > To pay off a credit card bill.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1981	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,396.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No employement listed. Where do u derive ur income?	Type your answer here. I thought I indicated as well as documented that I am retired and receive a pension from the City of Philadelphia and the School District of Philadelphia as well as Social Security.
For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks.	Citibank Current Balance $15,787.08 Minimum Payment Due $266.20 Minimum Payment Warning Payment Due Apr. 21, Standard Purchase APR 19.990%

Member Payment Dependent Notes Series 708254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708254	$6,000	$6,000	6.92%	1.00%	March 31, 2011	April 4, 2014	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708254. Member loan 708254 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Louis Dreyfus Highbridge Energy LLC	Debt-to-income ratio:	3.33%
Length of employment:	< 1 year	Location:	TUCKAHOE, NY

Home town:
Current & past employers:	Louis Dreyfus Highbridge Energy LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	82
Revolving Credit Balance:	$1,644.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 708259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708259	$11,000	$11,000	11.11%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708259. Member loan 708259 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	H-S-P	Debt-to-income ratio:	16.02%
Length of employment:	6 years	Location:	WILLIAMSTOWN, NJ

Home town:
Current & past employers:	H-S-P
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > I need to replace the roof on my house. I need new shingles and new plywood. Borrower added on 03/24/11 > I have not had one late payment in the last six years. I take pride in paying my bills on time. My monthly bills are $4000 dollars. Borrower added on 03/24/11 > This is a two income household, our combined income is over $175,000, we are more then capable of paying back this loan. We purchased an older house to ensure we could afford the mortgage, with that has come the need for repairs!

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I have no debt on credit cards. I do have a car payment of $650.
I am very interested in funding your loan but I ask that you please answer a few questions. 1. What do you do at H-S-P? 2. Please explain the two credit inquiries over the last 2 months. 3. What is the current value of your home and how much do you owe on your mortgage? Thank you and best of luck with your loan.	I am a union caulker. The job that I am on right now is a three year job. I really dont know what my last 2 credit inquiries are,the only thing I can think of is that I just lease at vechile in Dec. .I refiance into a 15 year mortgage 2 years ago, and they appraised my house at $225,000. I owe around $185,000.
If gross household income is $175,000, then take home should be in the $120,000 range before 401K contributions. That is $10,000 per month. I would esimated your principal, interest, taxes and insurance at $2,000 per month. Why not just save for a few months and pay cash for the roof?	I discovered a major problem that has to be fixed now.

Member Payment Dependent Notes Series 708355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708355	$20,000	$20,000	12.68%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708355. Member loan 708355 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,917 / month
Current employer:	n/a	Debt-to-income ratio:	26.45%
Length of employment:	n/a	Location:	Victorville, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1970	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,048.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No. No monthly payments 2. No. Financial Freedom. We have a reverse mortgage 3. No 4. $82,000 (not appraised value) 5. 29 years
What is the source of your income? thanks!	Military retirement VA Benifits MY Social Security My wife's Social Security Totals to approx. $47,000 4

Member Payment Dependent Notes Series 708382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708382	$9,000	$9,000	5.79%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708382. Member loan 708382 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,824 / month
Current employer:	Steen Outdoor Advertising	Debt-to-income ratio:	9.49%
Length of employment:	5 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Steen Outdoor Advertising
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I'm a Graphic Designer with a great job that I've been at for over 5 years. I'm looking to simply eliminate all debt, thus avoiding banks' interest charges as well providing capital for individual investors.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	24
Revolving Credit Balance:	$1,682.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 708384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708384	$12,300	$12,300	10.74%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708384. Member loan 708384 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,150 / month
Current employer:	Suddenlink Communications	Debt-to-income ratio:	15.98%
Length of employment:	1 year	Location:	Saint Louis, MO

Home town:
Current & past employers:	Suddenlink Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > This loan with be helpful in paying off credit card debt. Currently I am paying the minimums on two credit cards for a total of $280 per month and have not missed a single payment. This would allow for me to lower my payment along with having an end in sight for being free and clear of unsecure credit card debt. I have been employed at the same company for over a year now making $50,000 per year. Debt to Income ratio with this loan would be at 42%. This does not factor in my rental income from a tentant in my house. With that income my debt to income ratio is 37%.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,251.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 708431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708431	$35,000	$35,000	13.06%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708431. Member loan 708431 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,917 / month
Current employer:	CA Technologies	Debt-to-income ratio:	8.08%
Length of employment:	5 years	Location:	Newtown, PA

Home town:
Current & past employers:	CA Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to fund advertising costs for a growing internet business venture. I am a successful sales professional earning an average of over $250K per year over the last 5 years. My credit scores are strong and I have a documented history of paying all my debts (personal or business related) on time.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$132,519.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of internet business do you have?	We are an established event ticket business looking to expand our reach. We offer tickets and entertainment packages to Sports, Concert, Theater and Las Vegas events nationally.
Are you commission based and, if so, could you give the lowest and highest monthly gross you earned in 2010? What do you do for CAT Technologies? Please also give us a sense of your job security. Thanks.	My earnings are a combination of both salary and commission. Lowest 2010 monthly gross was $9,800 and highest was $99,200.

Member Payment Dependent Notes Series 708472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708472	$18,000	$18,000	10.74%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708472. Member loan 708472 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	20.47%
Length of employment:	6 years	Location:	Charlotte, NC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Revenue is going up, just need help with some one-time obligations from last year. Bills are always paid, no defaults and non anticipated.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,104.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what nature of business? how long been in this business?	Investment advisory, financial planning and divorce financial analysis. In business since February of 2005. Certified Financial Planner since 1987. I was profitable at 3 years, just before the economic downturn dramatically reduced my income. I've since brought in new business and revenue has steadily climbed, just need some help with the debt that accrued in the meantime.
What business are you working in?	Financial advisory - see explanation with previous question.
Regarding your $35K revolving debt, please list for each debt the creditor, the amount, the RATE and your min mo payment. Thanks.	Interest rates are from 9.99% to 18.24%. Min payments are from $14 to $328. Creditors are Bank of America, Chase and FIA.
Perhaps I was not sufficiently clear. Regarding your $35K revolving debt, please list for EACH debt, INDIVIDUALLY [not adding them all up] the creditor FOR THAT PARTICULAR DEBT, the amount FOR THAT PARTICULAR DEBT, the RATE FOR THAT PARTICULAR DEBT and your min mo paymentFOR THAT PARTICULAR DEBT. Thanks - Sorry I was not clear before.	You were very clear and I saw no reason to provide any more detail than what I did. Your response is proving my point.

Member Payment Dependent Notes Series 708500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708500	$3,625	$3,625	17.14%	1.00%	March 31, 2011	April 4, 2014	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708500. Member loan 708500 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,335 / month
Current employer:	n/a	Debt-to-income ratio:	15.06%
Length of employment:	n/a	Location:	Long Prairie, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,667.00	Public Records On File:	1
Revolving Line Utilization:	99.10%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 708536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708536	$14,000	$14,000	18.25%	1.00%	March 30, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708536. Member loan 708536 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Wells Fargo Home Mortgage	Debt-to-income ratio:	13.86%
Length of employment:	< 1 year	Location:	Las Vegas, NV

Home town:
Current & past employers:	Wells Fargo Home Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > Would like this loan to pay off a few small bills and have a down payment for a small place to buy...for my boys and myself. Thank you.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	49
Revolving Credit Balance:	$16,859.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Documentation Specialist, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 475 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept an 80 or 90 percent ($11 - $13K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider for backup option IF loan does not attract full 100 pct funding.) QUESTION FOUR: Where did you work? a-n-d What did you do? for three years PRIOR to current employer? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Q1: I do have additional income that is not listed in my initial loan application. It is more than sufficient to cover my bills, etc Q2: I would expect to have this loan paid off in about 3 years Q3: I would benefit most from having 80-100% of my loan fulfilled. Q4: I have been in this Industry for my whole working career (over 13 years) I hope this answers your questions sufficiently. I previously answered them, but I think I had too much personal info and the request came back to me. Hope this one goes through.

Member Payment Dependent Notes Series 708539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708539	$11,700	$11,700	13.06%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708539. Member loan 708539 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Medifit	Debt-to-income ratio:	24.45%
Length of employment:	6 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Medifit
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,045.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 708705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708705	$20,000	$20,000	10.74%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708705. Member loan 708705 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$18,750 / month
Current employer:	JPMorgan	Debt-to-income ratio:	12.08%
Length of employment:	10+ years	Location:	NEW YORK, NY

Home town:
Current & past employers:	JPMorgan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > Pay tax payment

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$138,552.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Yes, I have a mortgage, i pay 2,540/month. It is in my name. I do have a heloc for 99k. The current valuation of my place is 650k. I have lived in the home for 6+ years. Thank you
1. We lenders like to know whether your home is under water, and your prior answer did not give all the info. Need to know amount owing total on your home [mortage amount is ? Heloc is 99K = "99,000 ?" owing, against current value of 650. 2. Why does someone who makes $200K need a 5-year 20K loan? 3. Please each of your revolving debts, and how did you manage to rack up nearly $140K in revolving debt (does this include your heloc, or is it in addition to your heloc), and what if anything are you doing to decrease your rate of spending)?	I owe 99,000 on the HELOC, and have a mortgage of 350,000. The estimated value of the home is 650,000. I expect to pay the loan off quickly, as it is beings used for a large and unexpected tax bill I have. The 140,000 you reference includes the heloc.

Member Payment Dependent Notes Series 708713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708713	$15,000	$15,000	13.80%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708713. Member loan 708713 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,642 / month
Current employer:	Cith and County of San Francisco	Debt-to-income ratio:	7.83%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:	Cith and County of San Francisco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > We recently completed conversion of our residence from a "Tenants in Common" duplex to condominium status. In San Francisco, this is an arduous, expensive process, and becaus our home equity was temporarily locked while the process was underway, we ultimately had to resort to expensive, short-term credit (i.e., revolving accounts) and friends and relatives to get the conversion done. Now we would like to consolidate into a loan with more reasonable terms. We have very good to excellent credit scores, I hold a permanent, stable (13+ yrs.) supervisory public sector job, and my wife is a professional journalist with a prestigious fellowship and a book contract. This loan will also help her to finish her book. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,744.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts one by one, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month"). To make it much easier, you can go to https://www.readyforzero.com/snapshot (approved by Lending Club) to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature. Then you can paste the provided URL in your answer to this question. Also, just to be clear, will all of the funds of this loan go toward paying off these debts? You also mentioned that this loan will help your wife finish her book. Thanks.	Thank you for your question. I tried readyforzero, but found the process cumbersome. I seldom need to use login/password with credit card companies, so I did not have the info handy. Sorry. I will do the best I can from my own records. The help that my wife would realize would be that our overall payments would be reduced, so she would not have to do as much freelance reporting work until the book is done. 1st Mortgage Union Bank $500,000 4.125% ,$1719/mo. Loans/Lines of Credit Citifinancial $10000, 22.76%, $287/mo. SF City CU $9534, 14%, $200/mo. Credit cards: SF City CU $1061, 8%, $20/mo. Capital One $3293, 24%, $102/mo. (minimum pmt.) My plan is to pay off Citifinancial and Capital One. Their rates are both too high. We have been paying more than the minimum on Capital One, more like $200-250/mo.
How many units will your residence have after the conversion. Do you have any renters lined up? How much monthly income do you plan on bringing in? Good luck.	The building has two units, both owner-occupied. In SF, many such buildings are occupied by multiple owners (usually two households) and legal title to the entire building is held as "Tenants in Common" (TIC.) Condo conversion means the units are separated into two legal parcels. The City makes this conversion process very cumbersome and expensive, which was the cause of the debts I now seek to consolidate. Thanks for your inquiry.

Member Payment Dependent Notes Series 708717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708717	$8,400	$8,400	13.80%	1.00%	March 30, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708717. Member loan 708717 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Citationair, llc	Debt-to-income ratio:	17.56%
Length of employment:	5 years	Location:	Stratford, CT

Home town:
Current & past employers:	Citationair, llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > I am a current Lending Club member with a current loan in good who is Getting Married. I have 100% Payment Completion. My plan is to Payoff my current Lending club loan and to put the the rest towards my wedding. My current loan payment is $122 on a 3 year loan. This loan would raise my payment to $195. Montly Budget: Income: $3600 Rent and Utilities: $1200 Car/insr: $550 College Loans: $150 Cell/Cable/internet: $200 Lending Club: $125 Total: $2215 Remainder: $1485 Borrower added on 03/21/11 > I am a current Lending Club member with a current loan in good who is Getting Married. I have 100% Payment Completion. My plan is to Payoff my current Lending club loan and to put the the rest towards my wedding. My current loan payment is $122 on a 3 year loan. This loan would raise my payment to $195. Montly Budget: Income: $3600 Rent and Utilities: $1200 Car/insr: $550 College Loans: $150 Cell/Cable/internet: $200 Lending Club: $125 Total: $2215 Remainder: $1485 Borrower added on 03/21/11 > I am a current Lending Club member with a current loan in good who is Getting Married. I have 100% Payment Completion. My plan is to Payoff my current Lending club loan and to put the the rest towards my wedding. My current loan payment is $122 on a 3 year loan. This loan would raise my payment to $195. Montly Budget: Income: $3600 Rent and Utilities: $1200 Car/insr: $550 College Loans: $150 Cell/Cable/internet: $200 Lending Club: $125 Total: $2215 Remainder: $1485

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	72
Revolving Credit Balance:	$2,550.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 708720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708720	$12,000	$12,000	15.28%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708720. Member loan 708720 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Doubletree Hotel	Debt-to-income ratio:	20.45%
Length of employment:	8 years	Location:	Charlotte, NC

Home town:
Current & past employers:	Doubletree Hotel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > This loan is to consolidate outstanding credit and further invest in our buisness. Borrower added on 03/22/11 > MY job is very stable as I have been there almost 8 years; I also have very good credit. Part of the loan will be used for our retail buisness that we have on the side, to fix up properties and then rent. Borrower added on 03/22/11 > This will also help to our finances on a budget we can stick with every month.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,376.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Zillow has our home valued at $130.00. However, all the facts are not current on their site- our home has over 1400 sq ft and two full baths not one as stated. We owe $89,000 on the mortgage.

Member Payment Dependent Notes Series 708767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708767	$30,000	$30,000	10.37%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708767. Member loan 708767 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,933 / month
Current employer:	n/a	Debt-to-income ratio:	10.21%
Length of employment:	10+ years	Location:	Meriden, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > I plan on installing a swimming pool for my family. I have a very stable job and make all my payments on time.My credit rating has been recorded as excellent.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,086.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income?	I am an Electrician.

Member Payment Dependent Notes Series 708823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708823	$13,200	$13,200	14.91%	1.00%	April 1, 2011	April 4, 2014	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708823. Member loan 708823 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Cosmopolitan of Las Vegas	Debt-to-income ratio:	15.36%
Length of employment:	< 1 year	Location:	Las Vegas, NV

Home town:
Current & past employers:	Cosmopolitan of Las Vegas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > My parents owe property taxes in the amount of $14,000, due March 31, 2011. They recently spent their savings on a kidney transplant for my mother, and they're still waiting for the insurance company to reimburse them for the expense. They don't have good credit so they can't get a loan-- that's why they've come to me for help. I don't have that money saved up yet, so I'm looking to borrow the money for them. I'll pay the monthly payments and they intend to fund those payments (although I can afford to pay the loan off myself.) I've been working in my industry for seven years. In Dec 2010 I started working for new company where I gross $5,000 monthly, the biggest salary I've made in my profession. My current monthly expenses total $1,500, broken down as: $900 credit card bills $340 rent (my share) $160 car insurance $100 mobile phone / internet I am diligent in paying my bills every month and have never missed a payment. I haven't been a good saver in my lifetime. But this whole episode with my parents makes me regret not putting anything away. They came to me for help and at the moment I can't do anything for them. Since joining my new company I've felt like I make enough money to be able to put a good amount away and not live paycheck-to-paycheck anymore. And in a few months time, I'd have the cash saved up to give them. But since action is needed now, I'm here to ask for your help.

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	75
Revolving Credit Balance:	$32,708.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hope things work out. I invested in your loan. One suggestion. When you get the insurance money, keep some for emergencies. Apply the balance to your highest interest debt first. Work at improving your credit score. Mint.com can help with this. If you are successful, you can refinance ALL your revolving debt at a lower rate. Good Luck	My family thanks you for your investment. And thank you for your suggestions.

Member Payment Dependent Notes Series 708847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708847	$17,325	$17,325	18.62%	1.00%	April 5, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708847. Member loan 708847 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	LUTHERAN GENERAL HOSPITAL	Debt-to-income ratio:	19.40%
Length of employment:	9 years	Location:	PARK RIDGE, IL

Home town:
Current & past employers:	LUTHERAN GENERAL HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > needed to pay for credit card bills with the largest balances Borrower added on 03/27/11 > payment for credit card debt

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,206.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Radiology Supprt Clerk, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($14 - $15K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) P.S. Usually 300 loans listed daily. Today 557 loans listed. Large number qualified borrowers makes it extremely difficult for lenders limited $ to fully fund every borrowers loan 100 pct. Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) My gross monthly income is just for myself, my wife doesn't work so our yearly household income is about $35,000. 2) Full term 5 yrs. 3) It's ok if not 100 pct funded, as long as its close to amt that was offered. ( like 80-90 pct)
HI, I'm interested in funding your loan, but I have a few questions first. 1) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. 2) In your description you say you need to pay off the credit card bills with the largest balances. Are you following Dave Ramsey's Debt Snowball method? Because the smarter thing to do is to pay down the credit cards with the highest interest rates first. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Hi, thanks for considering me. Here are my current debts: citibank in w/c I have a sears mastercard ( $5,681 less than $200 per month) and a sears store card ( owe $2,800 and around $85 a month) another is bank of america visa ( $5,555 and $125-135 p/ month ) I also have 2 more credit cards w/c is premier bank and best buy reward zone (HSBC) w/c have low balances and I could still manage to pay monthly. I've heard about Dave Ramsey's method and I agree that its the smart and logical thing to do. I live in Park Ridge, Illinois, my monthly apt rent is $850, I have a take home pay of around $2,200 a month. I work at Lutheran General Hosp. for my full time and Au Bon Pain for part time.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Thanks, Right now I owe Citibank carrying a total of $8,481 ( that combines my sears mastercard and store card) for sears mastercard I pay bet $179-185 a month and store card around $80-85 a month. I also have Bank of America visa card that has total balance of $5,555 and I pay them bet $125-135 a month. I would like to pay the sears credit card first since that's the one with the highest balance and monthly payments if I get the chance. I work as a radiology support clerk at a hospital.
interest rates? -LL	Type your answer here. For my Sears mastercard and store card, they are both at 25.24%. For my Bank of America visa card it's 16.24%.
Hello 901382, I am interested in funding your loan. Please answer a few questions to help me and other lenders make more informed decisions on whether to fund your loan. How did you get into so much credit card debt? and what is your plan to get out and stay out of debt? Please remember that lenders are regular folks like yourself; we have families to feed and bills to juggle. Unlike the corporations we don't have deep pockets and we can't get "bailed out" when borrowers default on us. Can we count on you to keep your commitment? Thanks for your interest in Lendingclub and best of luck!	Type your answer here.Sorry for the late reply. Anyway, a couple of years ago my wife and daughter were in the Philippines and I had to bring them here in the US. I had to take 2 trips to the Phils. The first was to find out what was taking so long for the processing of their papers and the 2nd time was to bring them back with me to the US. I only have 2 weeks pto from work and there wasn't enough time to wait for their paperwork to finalize hence the 2 trips. All these contributed to my credit card debt since I used it to purchase plane tickets for myself and my wife and daughter. And upon arriving here in the US the expenses continued since I had to buy them new clothes and stuff. And on top of it all, they haven't even been here for a year my wife got pregnant and we had a son. Again, with the preparations for the arrival of a newborn I had to tap into my credit cards once more. He is now 8 months. Regarding my plans to get out of debt, I had a long talk with my wife to start budgeting and convinced her there's nothing wrong about buying cheaper stuff for our kids and ourselves. I'm planning on working more hours at my part time job where I work as a baker during the weekends. My full time is at a hospital as a radiology records clerk. I appreciate the fact that regular folks like me are willing to help out others in need. I can assure you that I can keep my commitment since I miss those days when I was debt free and I'm determined to return to that kind of life. Thank you for considering me. God bless.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3 Thanks.	Type your answer here.My net monthly is $2,230 Apt rent is 850 /month. car insurance 59.77/mo. phone, cable, internet is taken care of by my dad who lives with us and he receives pension as a retired navy officer.

Member Payment Dependent Notes Series 708857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708857	$6,500	$6,500	10.74%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708857. Member loan 708857 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	fredericks	Debt-to-income ratio:	27.80%
Length of employment:	3 years	Location:	Lebanon, PA

Home town:
Current & past employers:	fredericks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > Looking to do some upgrades around the house, pay off some small bills that i have. Also put some money back for our wedding next year. Thank you, Jason

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,063.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 708935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708935	$35,000	$35,000	14.91%	1.00%	March 31, 2011	April 4, 2014	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708935. Member loan 708935 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,029 / month
Current employer:	Kohler Company	Debt-to-income ratio:	19.25%
Length of employment:	5 years	Location:	Hickory, NC

Home town:
Current & past employers:	Kohler Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,360.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding your loan, but I have a few questions first. 1) WHy is your revolving credit balance so high? Credit report says $54k. 2) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	The current balances came about due to the sale of our home. I accepted a promotion that moved my family and I from WI to NC. When I accepted the position we expected to break even on the sale of our home based upon realtor feedback. When we sold it after 11 months on the market we came out with just over $50K in negative equity. Balance transfers we're used to cover the negative equity. In addtion, we had been paying a mortgage and rent for seven months. We're now down to only paying rent. Here are our outstanding debts. Student Loan - $12,136, 3.375%, $116 per month Auto loan - $14,479, 6.29%, $355 per month CC1 - $20,540, 22.90%, $625 per month CC2 - $15,552, 19.24%, $320 per month CC3 - $16,334, 0% until August then 30.24%, $170 CC4 - $9,634, 13.99%, $1,200 Our plan is to consolidate CC1 & CC2 with the proceeds from this loan. We expect to have CC4 paid off in October of this year buy continuing the current payments and October is a 3 paycheck month. We will have the option of a 401(k) loan available to use again in November of this and intend to pay off CC3 using the 401(k) loan. Our goal by the end of 2011 is to have our revolving debt eliminated through this loan, a 401(k) loan, and continued payments.
Does your income include your spouse? A 401(k) loan is somewhat dangerous. Do you see another wat?	Income reflects only my base pay. My wife has addtional take home income of $1,100 per month. If we achieve our financial goals this year I would receive a bonus of around $15,000 that was also not included in my income estimate. Right now I'm contributing enough to my 401(k) to earn the full amount of matching funds available from my employer and paying off a current loan from the account. My other option at this point would be continuing to carry the balance on credit card until we could pay it off.

Member Payment Dependent Notes Series 708969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708969	$30,000	$30,000	17.51%	1.00%	March 30, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708969. Member loan 708969 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Consilium1	Debt-to-income ratio:	22.46%
Length of employment:	7 years	Location:	Canton, GA

Home town:
Current & past employers:	Consilium1
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > Will use funds to consolidate credit card debit. I have never had a late or missed payment on any debt. Income given is only my personal, household income is an additional 85% to mine. I have a very stable job in an excellent field with many opportunities. Borrower added on 03/21/11 > Verified details of cards that will be paid with this loan(all revolving debt) can be seen here: https://www.readyforzero.com/snapshot/94352ec9184d4006 After accounts are paid all but the 2 smallest accounts will be closed and the remaining 2 will be used for emergency purposes only. A large amount of this debt was used for home improvement. Currently, the house is worth around 200k we owe 146k. I would like it stress that both my wife and I have very stable jobs, our monthly expenses look like the following: Household monthly net income (after taxes/retirement/medical)=+$10,487 Payments on house (mortgage/equity loan/escrow)=-$1,261 Student loan payments=-$367 Car payment (10 months remaining)=-$414.11 Utilities average around=-$350

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,990.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	Hello, most of these questions have already been answered, please see my previous posts Job Description: I am an IT Infrastructure architect, I design large enterprise level hardware IT installations/configurations. Home: Currently owe 146k on all loans, home value approx. 200k Monthly budget: Household monthly net income (after taxes/retirement/medical)=+$10,487 Payments on house (mortgage/equity loan/escrow)=-$1,261 Student loan payments=-$367 (5.4%) Car payment (10 months remaining)=-$414.11 (7%) Utilities average around=-$350 I plan on paying this loan off in 4-5 years. Debts to be paid by loan: Verified details of cards that will be paid with this loan(all revolving debt) can be seen here: https://www.readyforzero.com/snapshot/94352ec9184d4006 After accounts are paid all but the 2 smallest accounts will be closed and the remaining 2 will be used for emergency purposes only. I am working with LC to have my income verified.
Great information. If I fund your loan, I would like to see the credit card balance, etc information on this listing page as the link given will not be available in the future. Thank You.	Sure, below copied from ReadyForZero: 5 cards verified on ReadyForZero.Overall APR: 21.51% Total Balance: $30,882.67 Credit Card Account Details Chase (****) Minimum payment: Unavailable updated Yesterday (8:29 PM) 29.99% verified $2,336.27 verified Citibank (****) Minimum payment: $387.08 updated Yesterday (8:32 PM) 18.99% verified $15,749.47 verified Sears (****) Minimum payment: $264.21 updated Yesterday (8:33 PM) 25.24% self-reported $9,111.31 verified Capital One (****) Minimum payment: $48.00 updated Yesterday (8:33 PM) 22.90% self-reported $1,755.23 verified HSBC (****) Minimum payment: $44.00 updated Yesterday (8:41 PM) 12.90% self-reported $1,930.39 verified
1 What is your job description? 2 What is your itemized monthly budget? 3How long in years do you plan on taking to pay off the loan? 4 Please indicate which debts are going to be paid off by this loan. 5 What are you doing to keep this debt from reoccurring? 6 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	1. I am an IT infrastructure architect, I design enterprise level hardware solutions. 2. See previous answers 3. 4-5 years 4. See previous answer and readyforzero link 5. I will close all accounts except for the two with the smallest limit, to maintain credit history only 6. this is currently in process, I have sent all of the documentation to LC.

Member Payment Dependent Notes Series 708974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
708974	$35,000	$35,000	12.68%	1.00%	March 31, 2011	April 4, 2016	April 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 708974. Member loan 708974 was requested on March 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Northern Ohio Medical Specialists	Debt-to-income ratio:	18.17%
Length of employment:	7 years	Location:	Fremont, OH

Home town:
Current & past employers:	Northern Ohio Medical Specialists
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/11 > The loan is for a home improvement project. I have been a General Surgeon for 7 years. Borrower added on 03/24/11 > This loan will be used for a home improvement project to add additional bedrooms onto my house. I have 4 children and now that they are getting older, they need more space. A Lending Club member asked what my qualifications were for my job. I am a physican (surgeon). I went to 4 years of college, 4 years of medical school, and 5 years of my surgical residency. The member asked if I was going to retire soon. I gave my age before, but LC blocked it as being too much personal info. Let's just say that I have at least 30+ years left to work. I really appreciate all the members that have and will fund this loan request!

A credit bureau reported the following information about this borrower member on March 21, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,990.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Surgeon, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your onthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected the 5-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 475 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept a 80 or 90 percent ($28 - $32K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan "Plan B" alternative you should consider backup option IF loan does not attract 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	It does not include it. Gross yearly income is $300K. 5yrs. Would acccept more than 60%
Could you verify your income for us?	The info along with all my W-2s have been sent multiple times to Lending Club.
Hi very interested in your loan. Thanks for answering USMC investor so quickly. A couple of my own: Is there any reason you see that you might not be with your employer within the next 18 months? (retirement, relocation, cutbacks, etc) What is your educational background that qualified you for this job? What is the home improvement project? Does it have a budget at all? Thanks for the answers	I have been with my job for 7 years and will be working til the day that I die. Physicians don't have cutbacks. I am a MD (General Surgeon). 4 years of college, 4 years of medical school and 5 years of my surgical residency. It is to add additional rooms onto the house. I have 4 children. The budget is $75000...the majority of which has been obtained through traditional bank loans.
You look like a very good loan candidate-thanks for the answers thus far. Please state value of home and amount owed. Fixed rate mortgage? HELOC? Thanks and good luck.	315K, 283K. Fixed rate - 5.4%

Member Payment Dependent Notes Series 709112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709112	$18,500	$18,500	13.06%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709112. Member loan 709112 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,472 / month
Current employer:	SAIC	Debt-to-income ratio:	25.46%
Length of employment:	3 years	Location:	Harvest, AL

Home town:
Current & past employers:	SAIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Just trying to lower the monthly payment on my car...currently paying $454 on it, this will lower my monthly payment by about $20, which is always a good thing. Borrower added on 03/23/11 > Actually, this loan will lower my payment on my car by over $30. I have no trouble paying the $454, but if I can lower my payment I'll have some extra money to put toward paying off other bills. Thanks for helping to fund my loan. Borrower added on 03/25/11 > Thank you to everyone who has helped fund my loan so far. I'm trying to lower my payment because I have to start paying back student loans since I finished my Master's degree. Unfortunately, the raise I got this year doesn't cover my student loan payments so I'm going through my budget looking for ways to cut spending to make up the payment amount, I know $30/month isn't much, but it will certainly help. Thank you.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,071.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why not trade or sell your vehicle for a less costly vehicle?	I did a terrible thing and refinanced my car for more than it was worth so that I could pay off other debt faster (credit card and personal line of credit). So even if I were to get rid of this vehicle, I would still have a big part of the loan to pay off. Just so you know, if I were to lose the vehicle in an accident, I would take the cash for the car and buy a new car with it and continue to make payments on this loan (I'm pretty sure I could find a "new" car for what my car is currently worth).
Aerospace worker, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 475 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept 80 or 90 percent ($15 - $16K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist for unfunded $, or can list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider backup option IF loan does not attract 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My income is just me. Gross monthly income is about $5470. I have really good budgets set up, and I have no problem paying the $455 I currently pay, but I'm trying to cut spending so I can start making student loan payments since I finished my Master's degree. I will be paying on this for the full five years unless someone drops a winning lottery ticket and I pick it up. I haven't thought about what I would do if the loan isn't fully funded. With LendingClub taking their percentage off the top of the loan, I'm already not going to be able to pay off the current car loan (I have a way around that, though). If I were to get $15k total (after LC takes their %), I would need to come up with about $3k to pay off the loan. I guess I'll make the call when I know how much is funded.
Hello! I am interested in funding your loan. Please give a detailed monthly budget of post-tax income and expense and list the debts you want to consolidate with this loan, and include the outstanding balance, APR, and min monthly payment for each.	I'm trying to lower the monthly payment on my car which has an APR of 15.99% because I refinanced and borrowed more than my car was worth (don't ever do this, take it from me). I currently pay $455 on it and with this new loan I'll be paying $421. I have a budget for every expenditure I make (through Mint.com) and I have no problem making the $455 payment along with all of my other payments (mortgage, insurance, one student loan, gas, groceries, etc.), but some more student loans are going to need to be paid since I finished my Master's degree, and my raise this year won't cover them. I have the ability to pay them, but it won't leave much money for other things, so I'm going through my budget making cuts wherever possible. If this loan doesn't get fully funded, it's not going to significantly impact my financial situation in a negative way, but if it is fully funded, it would really help me out financially. Thanks.
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Not sure why you're asking about my home, but I pay $628/month on my mortgage. I just refinanced to get a lower rate (I'm down from $696/month), so I still have 30 years on it. My home is worth $110,000 (based on the appraisal for the refinance) and since I just refinanced, I owe that much on it. As I've said many times, I have no trouble meeting my financial obligations, and my credit is excellent - I just want to lower payments.

Member Payment Dependent Notes Series 709126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709126	$15,000	$15,000	15.28%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709126. Member loan 709126 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	AWI	Debt-to-income ratio:	13.65%
Length of employment:	1 year	Location:	ORLANDO, FL

Home town:
Current & past employers:	AWI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	33
Revolving Credit Balance:	$14,364.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any additional household income not listed above?	Yes, we have an additional income of SSI of $900 per month that I did not list.
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan cover all debt?	Mtge $600 (with taxes/insurance), utilities $400 (inclues phone), car insurance $200, food approx $600..biggest expense day care approx $600 full time child which ends in August when child goes to pre-k...and $300 per month for an after school program for another child...all credit cards scattered...discover, citibank, home depot, department stores...unable to get enough from one credit card to pay off debt. If you have any other questions, please feel free to ask. Thank you.
How much are you paying per month on your debt? One of the best ways to tackle your debt is to get them listed by amount and interest rate per card then organize which you can get paid off ASAP in order to free up more money.	Approximately $800 per month or more in various credit cards.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of the mortgage loan is $69,882 and there is no HELOC. The current market value is $90,000.

Member Payment Dependent Notes Series 709150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709150	$2,000	$2,000	13.80%	1.00%	March 30, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709150. Member loan 709150 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Syndetix	Debt-to-income ratio:	17.40%
Length of employment:	6 years	Location:	EL PASO, TX

Home town:
Current & past employers:	Syndetix
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,031.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 709193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709193	$14,700	$14,700	7.66%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709193. Member loan 709193 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	Elkhorn Construction	Debt-to-income ratio:	20.32%
Length of employment:	4 years	Location:	Parachute, CO

Home town:
Current & past employers:	Elkhorn Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I plan to buy a Yamaha Rhino, Borrower added on 03/22/11 > I plan on buying a Yamaha Rhino, My monthly budget has been well planned out. My job is very stable, have been an emloyee for several years. I am a good borrower.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	29
Revolving Credit Balance:	$3,642.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709231	$25,000	$25,000	13.80%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709231. Member loan 709231 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,417 / month
Current employer:	American Petroleum Institute	Debt-to-income ratio:	4.13%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	American Petroleum Institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > This is actually more debt consolidation, as it combines total indebtedness into one location (with the exception of mortgage)

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,700.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure) Please explain the three credit inquiries within the past 6 months.	Yes the title is in my name. I have a $175K 30 year fixed mortgage on a home currently worth (via Zillow) approximately $525K. Aside from this and the CC debt I am consolidating in this loan I hold no HELOC or other debt. I was looking to refinance my 5 3/8% 30 year fixed mortgage at that time, and decided not to proceed.
Please list balances, APRs, and monthly payments on the cards you intend to pay off. thanks!	I have one card that I use, a Bank of America Visa Card with a current APR of 24.24%. The minimum payment is $616 per month and it will require 37 YEARS to pay off if I just pay the minimum, with total interest paid of $41K!!
With your stated income, would you truly wait 37 years to pay off your credit card? Please list your other expenses and are you the sole wage earner?	I have monthlychild and spousal support expenses of $6.6K (including mortgage) and an apartment with monthly rent and utilities of $3K.
Sorry, I am confused. Your income is $180K/year, you have only $25K of debt, why do you need to borrow money to pay this?	My wife and I just completed a separation agreement and I have added the expenses of an apartment to my existing monthly expenses (which were converted to monthly support). I am fine with the monthly cashflow, but this loan will give me the opportunity to convert remaining accumulated high-interest credit card debt into comfortable payment terms.

Member Payment Dependent Notes Series 709237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709237	$12,500	$12,500	11.11%	1.00%	March 30, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709237. Member loan 709237 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	chase	Debt-to-income ratio:	13.20%
Length of employment:	1 year	Location:	pomona, NY

Home town:
Current & past employers:	chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > thank you Borrower added on 03/22/11 > pay off credit card bills and Borrower added on 03/23/11 > to pay off credit card bills/ debt consolidation Borrower added on 03/23/11 > pay off credit cards / debt consolidation Borrower added on 03/23/11 > I need this loan because i got myself into a little bit of a problem with credit cards. This loan will help me back back the credit card complany and save me so much money and time in the future. I have two jobs and i work very hard. Paying back the loan wont be a problem for me either. Borrower added on 03/28/11 > Come on investors I need your help. My loan is almost fully funded. I would like to start paying off my credit cards this week so april's statement doesnt come intoi play. Please im asking all of you. Please help me out. I will have no problem paying off this loan in 3 years.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	10
Revolving Credit Balance:	$7,941.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your delinquency 10 months ago, as well as the rates/balances on the credit cards. Thanks	Im really not sure of the deliquency from 10 months ago. I have an average to good credit score and pay my bills on time. As for the credit cards it was mostly due to the fact off the holidays and not the best paying job. I have since gotten a better job and just want to consolidate my debt as fast as possible.

Member Payment Dependent Notes Series 709240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709240	$11,000	$11,000	17.14%	1.00%	March 30, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709240. Member loan 709240 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Tucker Griffin Barnes P.C.	Debt-to-income ratio:	11.32%
Length of employment:	7 years	Location:	Charlottesville, VA

Home town:
Current & past employers:	Tucker Griffin Barnes P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Needing to consolidate three credit cards -- a Discover card; a card/loan with GE Money Bank; and a Bank of America Visa card. Borrower added on 03/25/11 > I have an excellent credit score. I've never had a missed or late payment. I've worked at my current law firm as a Paralegal for over 7 years.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,253.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
-What is Tucker Griffin Barnes P.C. and what do you do there? -For the 3 credit cards that you want to consolidate, please provide a breakdown of the current balance and current monthly payment for each. Thanks.	Tucker Griffin Barnes P.C. is a law firm in Charlottesville, Virginia. I'm a Paralegal here. Credit cards: Discover: Current balance is $7,684.87. Monthly payment is around $200. Bank of America Visa: Current balance is $2,233.23. Monthly payment is around $100. GE Money Loan: Current balance is $276.97. Monthly payment is around $40.
Would you detail your monthly expenses (rent, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan cover all debt?	Rent: $790 (includes all utilities) Phone: $100 Food: Roughly $300 - $400 (give or take) Credit cards: Discover payment is $200; Visa is $100; GE Money is $40. Car is paid in full. Insurance paid for through August 2011. This loan would pay off all my credit card debit and consolidate it into one monthly payment, which is what I'm really looking for.
Paralegal, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($9K - $10K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I'm single. My gross yearly income is about $30,000. 2. Full term at this point. That's in keeping with my current job, rent, etc. That's not to say my situation may not change and I would be able to pay it off earlier, but I anticipate it taking the full 5 years. 3. My goal is to get all my debt consolidated into one monthly payment. To do this, I can't accept a loan for any less than $10,000, and even that would still leave a small balance (under $300) on one credit card.
HI, I'm interested in funding your loan, but I have a few questions first. 1) interest rates on the cards? I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Interest rates on the cards: Bank of America Visa: 22.99% Discover: 18.99% on purchases; 23.99% on advances (I have not made any advances) GE: 21.99%
Do you have any type of emergency fund started? What you bring home after taxes minus your expenses probably doesn't leave much room for unexpected expenses. I would like to know how you plan on keeping your debt at a minimal level because those unexpected expenses WILL occur over the next five years (while you pay back this loan).	I have a savings account that currently only has about $500 in it, but consolidating debt will allow me to put a bit of money in every pay period, as well as portions of mileage reimbursements that I get for work-related driving (I did not count these in my income as they are technically reimbursements, not income) -- these will cover any car expenses/emergencies.

Member Payment Dependent Notes Series 709241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709241	$9,000	$9,000	7.29%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709241. Member loan 709241 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Delta Dental of Virginia	Debt-to-income ratio:	18.44%
Length of employment:	10+ years	Location:	Roanoke, VA

Home town:
Current & past employers:	Delta Dental of Virginia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > My husband and i recently separated, and it's hard moving from a house to a 1 bedroom apartment with my pets. I want to get out of debt quickly so i can buy my own home. All of our finances are already separated, so there should be no surprises. I am dependable, hard working and determined to take care of myself.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	67
Revolving Credit Balance:	$6,642.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709250	$20,000	$20,000	16.77%	1.00%	March 30, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709250. Member loan 709250 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,250 / month
Current employer:	U.S. Army	Debt-to-income ratio:	15.39%
Length of employment:	10+ years	Location:	Alexandria, VA

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,381.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi. Current mortgage balance is 387k. No HELOCs. Last appraisal by the city for taxes back in October was over 479k.
Would you mind giving us a brief job description, how long you've worked for your current employer, and how long you've worked in your chosen field? (please note: not phishing for personal info here, just want an idea of your employment & employment history.)	Career military. I've been in for about 19 years now. I've been in my chosen career field for nearly 24 years.

Member Payment Dependent Notes Series 709254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709254	$13,075	$13,075	7.29%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709254. Member loan 709254 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	banner health	Debt-to-income ratio:	14.06%
Length of employment:	7 years	Location:	mesa, AZ

Home town:
Current & past employers:	banner health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,038.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 709318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709318	$14,000	$14,000	17.51%	1.00%	March 30, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709318. Member loan 709318 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	united health group	Debt-to-income ratio:	13.28%
Length of employment:	10+ years	Location:	North Las Vegas, NV

Home town:
Current & past employers:	united health group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/11 > pool will be placed in baCK YARD OF OWNED RESIDENCE Borrower added on 03/18/11 > I have been in nursing for 35 years & bought our retirement home. We want to put in a pool & hard getting pool loans. We are putting $10,000 of our own money & would not risk our money Or yours. Husband was US Army for 12 years & retired Police Officer 26 years on job. We are both very responsable. Borrower added on 03/23/11 > Household income is about $11.610. a month& total bills about $4300. monthly includyng $1804 mortgage & escrow. Borrower added on 03/29/11 > I thank everyone for their support in funding.

A credit bureau reported the following information about this borrower member on March 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,542.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance: $253,000. Value: $271,000..
RN, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 477 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept an 80 or 90 percent ($11 - $13K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider backup option IF loan does not attract 100 pct funding.) P.S.- Your 35-years health care profession correctly spelled should be REGISTERED NURSE and NOT REGESTERED NURSE spelled answer to occupation question contained in your loan application . Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	We gave you the same answers ro your questions last week.
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments?	.$4200 shared w/ husband.
you indicated you answered some same questions last week but are not listed here, do you have another loan application with LC? or did one get rejected or underfunded for some reason recently? I for one have the same questions but do not see any answers.	Yes we refused counter offer. but relisted.
How much of the income reflected above is from current employment (vice pension/401k distributions)? Do you and your spouse intend to keep this employment for duration of the loan?	Approx .120K is my income. I plan on working another 10 years. Approx $40 is Husband's Police retirement.
As investors, we can't see any answers you gave on previous loan applications here. If you give the loan ID # of the previous loan we might be able to view those answers, but it would probably help both you and investors to repeat the answers here. Also, what was the counter offer that you refused? Thanks.	We asked for $20,000 Bbut decided to accept the counter offer of $14,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Owe: $253,000 Value: $271,000. Home is 18 months old.
Congratulations on your pool. You guys are kicking it.	.Thank You!

Member Payment Dependent Notes Series 709321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709321	$10,000	$10,000	10.00%	1.00%	April 1, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709321. Member loan 709321 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Brown Borthers Harriman	Debt-to-income ratio:	24.30%
Length of employment:	5 years	Location:	boston, MA

Home town:
Current & past employers:	Brown Borthers Harriman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,890.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
U r requesting $10,000 with only $1890 showing in debt? Where is addl $8000 to be used?	I have more than 10000 in debt in two credit cards. Where do you see 1890?

Member Payment Dependent Notes Series 709329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709329	$6,500	$6,500	7.29%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709329. Member loan 709329 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Balloon Promotions	Debt-to-income ratio:	12.99%
Length of employment:	10+ years	Location:	Wallington, NJ

Home town:
Current & past employers:	Balloon Promotions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Just wanted to get a better rate

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	27
Revolving Credit Balance:	$677.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709334	$12,000	$12,000	7.66%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709334. Member loan 709334 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Gateway Foundation	Debt-to-income ratio:	23.96%
Length of employment:	10+ years	Location:	Ferndale, MI

Home town:
Current & past employers:	Gateway Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I plan to consolidate higher variable rate credit card debt at a lower fixed rate. I have perfect repayment history and have held my current job for 15 years at increasing salary levels. In addition to my personal income, I have spousal income which brings monthly take home pay to $7800.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,495.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709408	$4,000	$4,000	5.79%	1.00%	April 5, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709408. Member loan 709408 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	IBM Microelectronics	Debt-to-income ratio:	12.48%
Length of employment:	< 1 year	Location:	PLATTSBURGH, NY

Home town:
Current & past employers:	IBM Microelectronics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	57	Months Since Last Delinquency:	16
Revolving Credit Balance:	$5,281.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There's a delinquency within the past 2 yrs, can you explain what happened?	Yes. I was in the middle of a job change and the bill was over-looked.

Member Payment Dependent Notes Series 709430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709430	$21,000	$21,000	12.68%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709430. Member loan 709430 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	NACCO Materials Handling Group	Debt-to-income ratio:	8.63%
Length of employment:	3 years	Location:	Danville, IL

Home town:
Current & past employers:	NACCO Materials Handling Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > It is not a debt at this time but for medical and therapeutic treatment for our son. We pay our credit cards off monthly and prefer to have the cost of his procedures and treatment in one loan .

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,099.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks. If for some other purpose, please be similarly specific. Tx.	We do not currently have debt that we would be paying off. We pay off our credit cards monthly. It is for medical & therapeutic treatment for our son.

Member Payment Dependent Notes Series 709459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709459	$33,000	$33,000	16.40%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709459. Member loan 709459 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,692 / month
Current employer:	Frontier Central School District	Debt-to-income ratio:	15.51%
Length of employment:	10+ years	Location:	East Aurora, NY

Home town:
Current & past employers:	Frontier Central School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Hi... the loan we are requesting is for 2 major things. One is to do some major renovation on our home that sorely needs it and two, to knock down a couple more credit cards that have way too high interest on them. There are several projects to be done but the major one is that we need to replace a deck and while doing so fix some foundational problems. If we are blessed to obtain full funding we will do a few more things that need getting done. We have used Lending Club before to borrow and have never missed a payment over the last 2 years. I did some calculating and found that after paying off the remainder of the first loan with Lending Club and paying off a couple high interest cards that we will actually lower our monthly payments for debt. Having this loan will drop our payments by a couple hundred dollars per month which is definitely advantageous. Thanks for investing in our loan request and please feel free to ask any questions you may have. Thank you........... Jim & Cheryl S.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,264.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Educator, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 475 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept an 80 or 90 percent ($27 - $30K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi U.S. Marine.Corp.Retired, This is Jim replying for my wife whose name the loan is being taken out with. The reason we are taking the loan in her name is because she has borrowed from Lending Club before with a stellar pay back record never having missed a payment and never late. We currently have a loan with approx. $3,000 left with Lending Club that will be paid off when this application is funded. I am taking care of monitoring the site and answering questions because my wife teaches and is extremely busy. With that said, let me try and answer your questions as best I can. First let me say thanks for the interest in our loan and for the information you so kindly gave. To answer your first question, The gross income on a monthly basis is $7,000. My income right now is very low as I was a pastor at a church and am now working self employed starting a small online business which I am hoping will grow in time. My income to add to my wife's is only approx. $500 to $700 a month right now but should continue to grow. I did not want to put my income down at this time so as to be more realistic. To answer your second question it is very possible that we will pay the note ahead of time depending on how my business grows. Prepayment is not out of the question. To answer your third question I am probably sure that we would take the loan if it is only partially funded. The purpose of the loan is for home improvement but also to pay a couple high interest cards down. If we are only partially funded then more than likely we will first pay the cards off to keep our payments lower and if need be limit some of the improvements. We are flexible on this as some of the improvements can be done in the next couple years if not attended to this year. I hope that helps answer your questions to your satisfaction and please feel free with any other questions you may have. God bless and have a great day!

Member Payment Dependent Notes Series 709505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709505	$7,000	$7,000	10.74%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709505. Member loan 709505 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Northeast Marine Sanitation	Debt-to-income ratio:	12.72%
Length of employment:	10+ years	Location:	Sayville, NY

Home town:
Current & past employers:	Northeast Marine Sanitation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I want to refinance the balance of a loan so that I will have a lower monthly payment. I have a perfect history with Lending Club.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	75
Revolving Credit Balance:	$5,007.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 709524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709524	$25,000	$25,000	13.06%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709524. Member loan 709524 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	14.22%
Length of employment:	2 years	Location:	Marlton, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,608.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 709535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709535	$18,000	$18,000	7.66%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709535. Member loan 709535 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	Aramark	Debt-to-income ratio:	13.96%
Length of employment:	8 years	Location:	Westfield, NJ

Home town:
Current & past employers:	Aramark
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Making renovations to basement as well as debt consolidation

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	42
Revolving Credit Balance:	$2,484.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709539	$5,600	$5,600	10.74%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709539. Member loan 709539 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	GTEC, Inc.	Debt-to-income ratio:	12.01%
Length of employment:	2 years	Location:	Herndon, VA

Home town:
Current & past employers:	GTEC, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I have a perfect repayment history and never live beyond my means. This is helping me to consolidate come funds and try to help non-traditional lenaders make some extra money along the way. My work stability is outstanding and I look forward to conducting business with you.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	68
Revolving Credit Balance:	$9,991.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Resources Mgr, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	One income household with a Gross of $110,000. Original loan request is for 3 years, but plan to repay prior to full 3 years.
I noticed you had 68 Months Since Last Delinquency. Why were you delinquent? Thanks!	I had unknowingly been signed up for online billing and did not receive paper statements; as soon as this mix-up realized, it was immediately brought back to current.

Member Payment Dependent Notes Series 709541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709541	$12,700	$12,700	7.29%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709541. Member loan 709541 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	14.26%
Length of employment:	7 years	Location:	aubrey, TX

Home town:
Current & past employers:	United States Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I want to consolidate my credit cards into one monthly bill with a lower interest rate.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,050.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list what cards you intend to pay off with this loan, what their total balance is, and what the APR for each card is? Thanks! Do you have a written budget set for how you intend to pay this off?	Bank of America bal 2700 apr 13.24 Citi Card bal 3200 apr 16.99 Discover bal 6600 apr 18.99 Yes, my goal is to get these paid off within 24 to 36 months. Hopefully with one monthly payment and much lower interest rates. Thanks.

Member Payment Dependent Notes Series 709557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709557	$16,000	$16,000	11.11%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709557. Member loan 709557 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Vitamin Shoppe, Inc	Debt-to-income ratio:	20.40%
Length of employment:	2 years	Location:	oakland, CA

Home town:
Current & past employers:	Vitamin Shoppe, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,447.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please show how this payment fits into your budget.	Right now I pay 5 bills each month: $350 $300 $120 $100 $50 My bills total $920 each month, if I can consolidate these bills I will only have 3 which would be this loan $349 plus my rent $300 and cell phone $100.

Member Payment Dependent Notes Series 709564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709564	$4,800	$4,800	7.29%	1.00%	March 30, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709564. Member loan 709564 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,700 / month
Current employer:	International Air Academy	Debt-to-income ratio:	15.22%
Length of employment:	2 years	Location:	Vancouver, WA

Home town:
Current & past employers:	International Air Academy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,808.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709590	$16,000	$16,000	13.43%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709590. Member loan 709590 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Dental Partners of Boston	Debt-to-income ratio:	16.91%
Length of employment:	< 1 year	Location:	Weymouth, MA

Home town:
Current & past employers:	Dental Partners of Boston
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,348.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 709591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709591	$11,000	$11,000	10.37%	1.00%	March 30, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709591. Member loan 709591 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	n/a	Debt-to-income ratio:	22.01%
Length of employment:	10+ years	Location:	LITHONIA, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > This loan will be used to Consolidate other loans and lower my monthly payment (OMG...the rates here are GREAT). I'm a great borrower because I always make my payments on time; I've never made a late payment...honestly! I am a teacher's aid and on the weekend I'm a church organist for two churches; I also have private music students. My annual income is 39,000. The loans that I want to consolidate is my car loan ($265/month) and my student loan ($298/month). Please feel free to ask any questions that you may have...Thanks for your consideration!

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,826.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709616	$25,000	$25,000	7.66%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709616. Member loan 709616 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Mayo Clinic Arizona	Debt-to-income ratio:	12.65%
Length of employment:	10+ years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Mayo Clinic Arizona
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > My goal with this loan is to use it to become "DEBT FREE" in a shorter amount of time than my current credit cards would allow. I have never been late paying a bill, have excellent credit... I've been cutting corners and working overtime to get to my goal and I'm hoping this loan will assist with that! Thank you! Borrower added on 03/22/11 > I currently work as an inpatient RN in the ICU.. my job is very stable - I have worked for my current company for over 15 years.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,417.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Can you please list the balances and APR interest rates for each card you want to pay off with this loan? 2) Can you please list your monthly expenses and show how this payment fits within your current income? Do you have a written budget? Being debt free is a great thing to strive for and I hope you can get there. It takes hard work but its worth it in the end. Best wishes!	Credit card #1- Balance=$21055.28, APR 9.99% (last used 8/2010) Credit card #2- Balance=$3947.43, APR 10.24% (last used 01/2011) (Both cards have been cut up) Monthly expenses: Mortgage = $1235 Electric = $ ~60 HOA = $195 Phone = $160 Student Loan = $202 Monthly income = $4000-4600 (dependent on overtime shifts worked) I do have a written budget... I use Quicken to track my spending and I have been using Dave Ramsey Total Money Makeover online/book. Thank you for the question and the wishes!! :)
hi, can you please list the credit cards you would like to pay off using this fund? Please list them in the format of APR, balance and monthly payment. thank you!	Credit card #1 APR 9.99%, balance $21055, monthly payment $375-399/month Credit card #2 APR 10.24% balance $3947, monthly payment $74-86/month
Good for you trying to get debt free! Its definitely worth it but it is alot of hard work. Can you answer two questions for me: 1) What credit cards do you intend to pay off, and what are the balances and interest rates on each? 2) Have you made any changes since you got into debt to prevent it from happening again like getting an emergency fund, getting on a written budget, or cutting up the cards? I suggest all three. :)	I have made many changes. I have an emergency fund that I put a portion of my paycheck into every 2 weeks. I have a written budget using the Dave Ramsey online tools and Quicken. I also have cut up all of my credit cards -- was a great feeling!!
Hi: what is your current home value and the balance on your mortgage? Is yours the only income in your household? Thanks.	The balance on my mortgage is $219000. The home value is less than what I owe (as are many in AZ). I am single/only one income.

Member Payment Dependent Notes Series 709621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709621	$10,200	$10,200	10.37%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709621. Member loan 709621 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Peak Resources Pinelake	Debt-to-income ratio:	29.36%
Length of employment:	1 year	Location:	Carthage, NC

Home town:
Current & past employers:	Peak Resources Pinelake
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > These funds will be used to consolidate two debts into one smaller payment a month. I currently am paying over 285 dollars for those debts with a combined interest of about 20%. With this loan I will drop the payment almost $70 and cut the interest in half. I work in health care as a nurse and also believe as lending club does....Helping each other. Thanks! Borrower added on 03/26/11 > Also to add to the above description: I have never been late or delinquent on any loan or payment. I always pay over the minimum balance due and will do so with this loan as well. I have been employed at my current job for a year now as the TLC Manger working with Alzheimer Clients. Previous employment time frame was 5 years. I am very thankful to all those who have helped fund this loan so far and would be most grateful to anyone who would also be willing to help it reach 100%. This loan will allow me to work towards purchasing a home for my family in the near future. Thank you for considering helping me achieve my dream. Regards, Josh

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,372.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709625	$16,000	$16,000	11.11%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709625. Member loan 709625 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	US Air Force	Debt-to-income ratio:	14.83%
Length of employment:	10+ years	Location:	Anchorage, AK

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > I will be using this loan to pay off 3 credit cards and a line of credit. Once my loan is finalized I will be signing up for auto payments so that there will be no late/missed payments. I have a very steady income. I'm a Master Sergeant (E-7) in the Air Force stationed at Elmendorf AFB in Anchorage, AK. I've been in the Air Force for 11 years and I'm reenlisting for another 5 years in a few weeks. I'm moving to Korea in June so I'd like to consolidate/simplify my bills for my wife's sake before I leave. Please consider funding my loan. Thanks.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	41
Revolving Credit Balance:	$25,470.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
MSgt, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 477 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($13 - $14K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan "Plan B" alternative that you should consider backup option IF loan does not attract 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks for the interest in my loan. Q1 - My gross monthly inome does include my wife's salary and my entitlements (COLA, BAH,etc) Q2 - I plan to pay the loan off in 1-2 years Q3 - I will accept the loan if it is at least 60% funded. I applied for $16,000 hoping to get at least $13,000 funded.

Member Payment Dependent Notes Series 709720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709720	$4,800	$4,800	10.37%	1.00%	March 30, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709720. Member loan 709720 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Colite International	Debt-to-income ratio:	9.17%
Length of employment:	7 years	Location:	Miami, FL

Home town:
Current & past employers:	Colite International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1974	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	6
Revolving Credit Balance:	$5,309.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709721	$10,000	$10,000	17.88%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709721. Member loan 709721 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,083 / month
Current employer:	American Film Institute	Debt-to-income ratio:	11.20%
Length of employment:	4 years	Location:	Studio City, CA

Home town:
Current & past employers:	American Film Institute
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,341.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description. If your loan is not fully funded, will you accept partial funding of 60% or more?	The details of my loan is to update the bathrooms in my home. Currently, $25,000 is the amount I need, which has turned out to be $23,500 due to LendingClub's up front fee of $1,500. I will consider the 60% or more.
Investors will be more confident about funding your loan if your (1) income was verified and (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	Not a problem. American Film Institute $95,000 (bi-weekly) - pay stub available In-Home Services $7,000.00 (bi-monthly) pay stub available Rental Income $6,000 ($500 monthly) canceled checks available Purry Communications Group $1,200 ($100 monthly) canceled checks I will contact lending club for pay stubs, rental contracts, and check copies.
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments?	Mortgage $1,018; Car $675; Utilities $150; Phones $200; Insurance $135; Food $300 Credit Card Balances: $1301.19 Capital One ($2,500 limit, interest rate 19%), Chase Bank $165 (solely for my mother $300 limit 23%), Juniper $0 (limit $500), Orchard Bank $0 (limit $500), Chase Freedom $0 ($4,800 limit,), and Access $0 (limit $1,740). Note: All credit cards are usually paid off monthly.
1) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 2) What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage on the home is around $115,000, zillow values it at $170,000. The other home is paid in full and the zillow values it at $95,000.

Member Payment Dependent Notes Series 709754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709754	$15,200	$15,200	10.74%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709754. Member loan 709754 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	MJHS/Elderplan	Debt-to-income ratio:	23.41%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	MJHS/Elderplan
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,598.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. In order for me to invest in your loan I need an answer to this question. Can you list the debts that you want to consolidate detailing balance owed, APR and min payment? Thanks. Pepe	Hi Pepe, Thank you for considering my loan. The answer to your questions are as follows: 1. credit card balance of $6222.17, min payment=$145 APR=14.99% 2. credit card balance of $8807.87, min payment=$229.45, APR=17.32%

Member Payment Dependent Notes Series 709755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709755	$5,000	$5,000	7.66%	1.00%	March 30, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709755. Member loan 709755 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	US Army	Debt-to-income ratio:	8.32%
Length of employment:	7 years	Location:	Tacoma, WA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > Loan intended to off-set the temporary cost of moving and relocation. I chose to go with a Lending Club loan instead of using a credit card for two reasons. 1) The APR available here is less than any credit cards I currently own. 2) Diversification of my overall credit score.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,797.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 709764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709764	$10,000	$10,000	12.68%	1.00%	April 4, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709764. Member loan 709764 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CA Technologies	Debt-to-income ratio:	25.79%
Length of employment:	4 years	Location:	Nesconset, NY

Home town:
Current & past employers:	CA Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Credit Card Refinance. Lookings to consolidtae to one payment. No issues with payment. Borrower added on 03/29/11 > Great Loan 100% payback at a great rate for myself and investors. Keep the funds coming!! Borrower added on 03/29/11 > I am an analyst at a fortune 500 company. I am looking to consolidate some credit card debt that I accrued throughout college. I am looking to get a better interest rate than what these card companies are charging these days. thanks for your support!

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,581.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For EACH debt you plan to pay off with this LC loan, please provide Lender, Amount, RATE, MinMoPaymt for that particular loan, e.g., Chase, $5,500, 9.9%, $100; BofA, $4,000, 8.45%, $72; etc. Thanks.	With this particular loan I plan on paying two cards with Bank of America that are at a 17% rate one is: BOA 6,000 17% $198 The other is: BOA 3,500 16.8% $148 I've been paying with no issues just want a lower rate and one payments to make each month. Thanks for the inquiry. Best regards

Member Payment Dependent Notes Series 709792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709792	$5,800	$5,800	14.54%	1.00%	March 30, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709792. Member loan 709792 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Federal Express Corporation	Debt-to-income ratio:	6.51%
Length of employment:	7 years	Location:	Middleburg, FL

Home town:
Current & past employers:	Federal Express Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1971	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	40
Revolving Credit Balance:	$5,391.00	Public Records On File:	1
Revolving Line Utilization:	82.90%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Courier, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: Your TRANSUNION Credit Report shows 1 Public Record 92-months ago. Reason for Chapter 7/13 Bankruptcy Filing? a-n-d What was final disposition? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My financial income liasted is mine alone total house income including my fiancee is just over 100,000 -- as for repaying the loan closer to two and half years -- reason for the bankruptcy was basically from my divorce --my ex wife left me holding alot of debt -- Final Disposition was that it was discharged

Member Payment Dependent Notes Series 709833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709833	$12,000	$12,000	7.66%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709833. Member loan 709833 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	21.96%
Length of employment:	3 years	Location:	Rosamond, CA

Home town:
Current & past employers:	Computer Sciences Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > Getting a loan to pay off my vehicle, plus a few other things (vehicle registration, home warranty, home maintenance, etc). The loan I would get here is exactly the same price I pay monthly for my vehicle, plus Ill get a little extra and still pay it off near the time I would have paid off my vehicle

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,694.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709868	$12,050	$12,050	11.11%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709868. Member loan 709868 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,023 / month
Current employer:	Dana Farber Cancer Institute	Debt-to-income ratio:	11.43%
Length of employment:	6 years	Location:	Roslindale, MA

Home town:
Current & past employers:	Dana Farber Cancer Institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Getting this loan will save me 72 dollars per month as well as putting 20.50 per week back into my paycheck. This will help me to save money as well as get my debt payed off faster.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,991.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 709879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709879	$18,000	$18,000	16.02%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709879. Member loan 709879 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ambassador Steel	Debt-to-income ratio:	23.76%
Length of employment:	10+ years	Location:	Lees Summit, MO

Home town:
Current & past employers:	Ambassador Steel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	49	Months Since Last Delinquency:	19
Revolving Credit Balance:	$17,183.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower, I am very interested in financing your loan. However can you answer these questions which I know may take some time to answer: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (6) Please provide the Balances and APRs of the debts you have? To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. This method is preferred and may lead to more money invested in your loan. Thank you in advance! This website is secure and has been approved by Lending Club to verify debts. This is of the major sticking points for potential lenders, as they want to assess the risks of lending to potential borrowers. (7) This is the last and MOST important part of me funding your loan. Can you verify your income with lending club? I want to fund your loan but verifying your income is necessary. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income and you might need to hint to the credit review staff member that you WANT to verify your income PROACTIVELY. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Answering ALL these questions is a vital part of me funding your loan as I am emailed back when you answer these questions and I am able to keep track of individuals who take an active approach to getting his/her loan funded. Also, answering these questions will give other investors confidence to invest in your loan as they are more informed. Thank you for your time.	I over see inventory, production, shipping, safety and anything in between. I have 10 employees that I supervise. No my spouse's income was not included. Her yearly income is approximately 30 thousand a year plus she gets bonuses per pay period so it is more, just hard to say an exact amount. I will provide proof of income. I would like to have this paid off no later than 4 years, possibly earlier...we are planning on taking our tax refunds and paying this off early. I would take 60 percent, hoping for the WHOLE amount but am willing to take less since any amount I can pay off will help. I own my home with the 1st mortgage being around 140,000 and the second loan being around 68,000 and my home value is approx. 210,000. I will send all the debt information as soon as possible. I just want to get this email back to you and let you know I am working on this. I will be 100% cooperative! Thank you and I will send the rest of the info asap! Jeff Kirby
Shop Superintendent, Welcome to Lending Club! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($15 - $16K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	No. Household yearly income is 90-95 thousand..depends on spouses bonuses but 90 thousand guaranteed. Want to pay off 3-4 years and yes I will accept less since paying off as much as I can will put me in better shape than where I am currently . Thank you!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	206,000.And value is 215,000.

Member Payment Dependent Notes Series 709881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709881	$15,000	$15,000	10.37%	1.00%	March 31, 2011	April 5, 2014	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709881. Member loan 709881 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Aker Solutions	Debt-to-income ratio:	24.52%
Length of employment:	1 year	Location:	Katy, TX

Home town:
Current & past employers:	Aker Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Loan is going to be used to refinance the credit card debt we have. We only have two credit cards and are looking to get rid of them all together. We have ample funds to make payments on the loan. The application let me list only one borrower, my wife's income will also go towards repaying this loan.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	39
Revolving Credit Balance:	$10,805.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AKer solutions, How long have they been in business, and what do you do for them. Also, where does your wife work, income amount, and length of employment	Aker Solutions is a global oil services company that provides engineering, construction services, technologies, product solutions and field-life solutions for the oil and gas industry. I work for the Drilling Technologies group as their Master Scheduler. We provide turnkey Derrick Solutions for Drill Ships and Semi-submersible Drilling Platforms. I oversee the scheduling of engineering, procurement and fabrication activites for our projects. I have been in this industry for 6 years now. My wife works for The NPD Group, a market research company, in their Automotive group. She's been with them for 7 years and currently makes $78K a year in salary.
Months Since Last Delinquency: 39 what was this about	We submitted 2 payments at one time on an account and they were both applied to the same month. I have maintained our receipts of payment and am currently working to have this removed from the credit report.

Member Payment Dependent Notes Series 709979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
709979	$10,000	$10,000	10.37%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 709979. Member loan 709979 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	JPM Chase	Debt-to-income ratio:	22.08%
Length of employment:	9 years	Location:	Columbus , OH

Home town:
Current & past employers:	JPM Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/11 > 1. I will save $350.00 a month this loan will consolidate all my payments. 2. All 3 of my credit score numbers are considered excellent, my payment history is also excellent since 1990 I have not be charged any late fees on accounts. My monthly budget allows me to pay Rent, Car, Insurance, and the basics, and funds to help build my savings account, I use a credit card but pay it off each month. I have a very stable job with Chase Bank Fraud Operations and have been there since 2002.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$486.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
U r showing a balance due of $486..why r u requesting $10,000?	I am not sure I understand the balance due of $486.00 or where that info came from...$10,000.00 will consolidate and lower my monthly payout by $300.00 per month and allow me to use the extra cash to build my savings.

Member Payment Dependent Notes Series 710014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710014	$13,200	$13,200	10.74%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710014. Member loan 710014 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Cypress Semiconductor	Debt-to-income ratio:	3.55%
Length of employment:	< 1 year	Location:	Milpitas, CA

Home town:
Current & past employers:	Cypress Semiconductor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Hello everyone, Here are some details which should be useful to you in making a decision on my loan request : How will the funds be used - To pay off balances on my two credit cards amounting to approx. $12500 (17%-20% rate between the two. So the funds from this loan will help to consolidate my debt in one single lower interest rate and also hopefully improve my credit score. How did I incur the debt - I was a student from Fall 2005 - Fall 2010, doing my graduate studies. I graduated with a PhD in EE. My research funding (which also supports for my tuition fee) took a beating during the downturn and I had to pay tuition fee for 2 semesters from my funds. I also had to buy a car for commuting purposes. All this together set me back by about $15000 in last 3 years. I used a low APR loan offered by one of my cards for a major part of it. However, the low APR expired in Dec '10 and now the rate is what I mentioned above. I was able to pay back around $2500 using my stipend when I was a student. How will I be able to pay back the loan - I was able to get a full time job in R&D at Silicon Valley right out of school, starting Jan 2011. My package is a base salary of 90K (annual, pretax). I am willing to offer verification for employment and salary if requested by Lending Club. My monthly expenses will be around $1300 ( includes rent + auto insurance + misc.). If this loan is funded, it will be another $460 on top of it. I am confident that I will be able to maintain a disciplined monthly payment and repay the loan in time. Please feel free to ask any questions for further clarifications. Thanks for your time.

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,246.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 710034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710034	$25,000	$25,000	20.48%	1.00%	March 31, 2011	April 5, 2016	April 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710034. Member loan 710034 was requested on March 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Naval Medical Logistics Command	Debt-to-income ratio:	9.06%
Length of employment:	10+ years	Location:	emmitsburg , MD

Home town:
Current & past employers:	Naval Medical Logistics Command
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	5
Revolving Credit Balance:	$27,210.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Supvr Coordin Officer, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: L C loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (remains active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 475 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($20 - $23K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan "Plan B" alternative that you should consider backup option IF loan does not attract 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. My income is only mine. Does not include or shared with any other person. Gross monthly income is $5400. 2. Not sure. Living with parents-if move may need 5 years otherwise pay off early. 3. Partial fine
Dear Borrower, You have 2 delinquencies in the past 2 years. What are they for?	Not sure I'll have to find out. Past two years -struggled. Was going thru divorce left with huge house along with ALL bills including mortgage. House sold, mortagage free.

Member Payment Dependent Notes Series 710133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710133	$8,000	$8,000	14.91%	1.00%	March 30, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710133. Member loan 710133 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Peckar & abramson	Debt-to-income ratio:	7.15%
Length of employment:	5 years	Location:	Miami , FL

Home town:
Current & past employers:	Peckar & abramson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > I am consolidating two credit into one payment. Thank you

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,913.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? DO you have any other loans apart from CC loans ? What is your monthly budget (including family)? Please itemize If you have spousal income please specify approx ? Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	I owe Macys furniture in the amount of 4,000 with no interest until December 17, 2011 I also owe Best Buy 3,300 with no interest for 12 months. I'm not sure of date of purchase. however, I believe it was also back in December of last year.
Admin Assistant, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	.Hello, For question one: I'm not married. My yearly income is 45,000.. Question two: I belive I will pay this dept off sonner then 5 years. I think more like 2 to 3 years if not sooner.
Since you have no interest financing for the rest of the year, why do you want to borrow money from LC now? Do you have other CC debt which you haven't told us?	The payments im making now are not going to have both accounts at a zero balance by the cut offf date for no interest. after the cut off date the interest on both accounts will by higher the the rate im geting on LC.. With thate said, it makes more sense to pay them of and pay at lower interest rate. and also instead of two payments i will only have one.

Member Payment Dependent Notes Series 710165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710165	$12,000	$12,000	11.11%	1.00%	March 30, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710165. Member loan 710165 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	9.95%
Length of employment:	10+ years	Location:	New York, NY

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > My divorce is finally done and now I want to consolidate some debt that built up during the process.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,876.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Chase ?	Financial Reporting

Member Payment Dependent Notes Series 710167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710167	$14,600	$14,600	21.59%	1.00%	March 30, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710167. Member loan 710167 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,417 / month
Current employer:	ROBINS AIR FORCE BASE	Debt-to-income ratio:	21.55%
Length of employment:	10+ years	Location:	MACON, GA

Home town:
Current & past employers:	ROBINS AIR FORCE BASE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,580.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what bills will you be consolidating. Please list out interest rate, min. payment, and balance on each. Thanks	TARGET 29% $4900 JC PENNEY 29% 2500 CARE CREDIT 25% 2000 SPIEGEL 25% 988 NEWPORT NEWS 25% 1012 THESE ARE THE ONES HIGHER THAN YOUR RATE OFFERED AND WILL SAVE ME MONTHLY. THE PAYMENT I HAVE BEEN SENDING FOR THESE (I SEND MORE THAN MINIMUM) IS $650.
RAFB Supervisor, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: IF civilian employee: GS Pay Grade? IF active duty military: Rank? Pay Grade? ETS? QUESTION TWO: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION THREE: Loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION FOUR: 300 loans normally listed, 477 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($11 - $13K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid MAJORITY more expensive APR debts. Partial loan "Plan B" alternative that you should consider backup option IF loan does not attract 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1 & 2 - I am a civilian employee (supervisor) gs-12 step 7, I normally work 15 - 20 hours Overtime a Pay Period. I did consider my husband's income in my quote. We made $185,927 last year. He is retired USAF and a GS-11 step 6. 3 - Right now, I say full term but I always try to pay off my loans early. 4 - I would consider a loan loaner (hopefully at least 80 percent).

Member Payment Dependent Notes Series 710176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710176	$20,000	$20,000	19.36%	1.00%	March 31, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710176. Member loan 710176 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	hamilton sunstrand	Debt-to-income ratio:	14.91%
Length of employment:	10+ years	Location:	springfield, MA

Home town:
Current & past employers:	hamilton sunstrand
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,706.00	Public Records On File:	1
Revolving Line Utilization:	71.40%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the total balance in my mortgage is 163,000 with no heloc, the market value of my home at feb.2011 is 171,000. thank you
Hello, Your TRANSUNION Credit Report shows 1 Public Record Filed 96-months ago. Records retained by credit bureaus exceeding 84-months are Bankruptcy filings. Reason for Bankruptcy Filing? a-n-d What was filings final disposition? Thank you.	the reason for filing becaues i lost my job that year i have some family emergercy to take care, the final disposition what granted full discharge under section 727 of title 11,united state code.seen that day i take good care of my finance.
Hello 902899, I'm interested in funding your loan. How did you get into so much credit card debt? and what is your plan to get out and stay out of debt? Please remember lenders are regular individuals like yourself, we have families to feed and bills to pay. Unlike the corporations, we dont have deep pockets and we can't get bailed out if borrowers default on us. Can we count on you to repay this loan? Thanks for your interest in lendingclub and best of luck!	the reason i get in so much credit card debt is because i buy a house in 2010 i use most of the credit card in the house,my plan to get out is to have only one payment instead of diferent one save in interest. you could count on me to repay this loan.because i take good care of my finaces the house i buy in 2010 bank of america give me the interest at 1,7 fix for 30 year.you can count of me to repay this loan before the five year,thanks you.

Member Payment Dependent Notes Series 710188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710188	$32,525	$32,525	13.43%	1.00%	March 31, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710188. Member loan 710188 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	us government	Debt-to-income ratio:	12.30%
Length of employment:	10+ years	Location:	Cameron, NC

Home town:
Current & past employers:	us government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > We have a baby coming and we need to expand our living area. The loan is for the addition and to consolidate other debt. I am in the military meaning my pay is pretty regular. We usually have @3,000.00 left over each month after everything is paid, so repayment is not a problem. I would like to have this loan paid off in three years if possible. My credit score is good(740-760). Thank you for the interest in helping our little family out.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,857.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
U S Army SFC, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? OR Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: 300 loans normally listed, 477 listed today; all won't 100 pct fund. When listing expires, IF 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically end minimum 80 pct, but usually 90 pct, funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. Advantageous to accept an 80 or 90 percent ($26 - $29K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	US Marine Corps Retired, 1- My monthly income does include my wife's. Each month we clear 8400 dollars after taxes. 2- We are looking to be able to pay this off in @ 3-4 years. Hopefully. 3- We would be willing to accept partial amount in the realm of 80% or more. Thank you for your questions and the interest in helping finance my loan.

Member Payment Dependent Notes Series 710212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710212	$16,800	$16,800	9.63%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710212. Member loan 710212 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	gnc	Debt-to-income ratio:	24.89%
Length of employment:	10+ years	Location:	west islip, NY

Home town:
Current & past employers:	gnc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,682.00	Public Records On File:	1
Revolving Line Utilization:	15.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 710269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710269	$3,200	$3,200	13.80%	1.00%	April 5, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710269. Member loan 710269 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Bonnie Plant Farm	Debt-to-income ratio:	9.05%
Length of employment:	10+ years	Location:	Prattville, AL

Home town:
Current & past employers:	Bonnie Plant Farm
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > I've already dealt with Jamall,he has my bank info faxed to him already!

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2007	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,372.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 710332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710332	$35,000	$35,000	7.29%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710332. Member loan 710332 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	n/a	Debt-to-income ratio:	8.04%
Length of employment:	10+ years	Location:	Studio City, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$111,262.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your revolving credit balance of $111,262 a HELOC?	Yes, that is our home equity line of credit. However, the balance stated is incorrect as it is now under $100,000. If required I can provide the exact amount.

Member Payment Dependent Notes Series 710336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710336	$34,800	$34,800	16.77%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710336. Member loan 710336 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,417 / month
Current employer:	Port Washington Police District	Debt-to-income ratio:	21.07%
Length of employment:	10+ years	Location:	Port Washington, NY

Home town:
Current & past employers:	Port Washington Police District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > police officer assigned to patrol, actively patrol assigned sector/post, answer all radio calls, enforcement of ordinances, vehicle and traffic laws, nys criminal laws, various written reports, auto lock outs, calls for service, medical 1st responder, etc perform dispatch duties when assigned (all communications including 911, telephones, call assignments, call logs, etc) gross income is only myself which is average for long island, ny comparable time and grade rent is 900, no car payment Borrower added on 03/23/11 > I am trying to eliminate all adjustable rate credit cards , and obtain fixed rate loan and pay off all my debts. All loans including this one would be automatically paid directly from the checking acct.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	3
Revolving Credit Balance:	$24,278.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 710350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710350	$24,000	$24,000	7.66%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710350. Member loan 710350 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	MEMMORIAL SLOANE KETTERING	Debt-to-income ratio:	11.02%
Length of employment:	4 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	MEMMORIAL SLOANE KETTERING
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	57
Revolving Credit Balance:	$52.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 710408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710408	$7,200	$7,200	7.29%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710408. Member loan 710408 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	target	Debt-to-income ratio:	4.76%
Length of employment:	3 years	Location:	gordonsville, VA

Home town:
Current & past employers:	target
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I would like to consolidate my debt to be able to pay it off faster and paying less intrest than I am currently paying to my credit card

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,460.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 710426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710426	$3,500	$3,500	6.92%	1.00%	April 5, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710426. Member loan 710426 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	United States Army	Debt-to-income ratio:	13.19%
Length of employment:	7 years	Location:	FORT HOOD, TX

Home town:
Current & past employers:	United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Single father in the military looking to consolidate 3 credit cards, none of which has a missed payment.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	38
Revolving Credit Balance:	$1,316.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your rank/grade in the Army? What are the amounts and interest rates of the debts you are looking to consolidate?	I am a corporal with over 6 years time in service drawing extra pay got separate rations. My interest rates are considerably higher than offered on this website. I hope this helps 8)

Member Payment Dependent Notes Series 710590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710590	$25,000	$25,000	19.74%	1.00%	March 31, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710590. Member loan 710590 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Comcast	Debt-to-income ratio:	4.67%
Length of employment:	10+ years	Location:	Mechanicsville, MD

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Both my wife and I have been with our current employers for 13 & 20 years. Neither of us have any negative ratings on our credit ratings. We continue to pay our bills in a timely fashion. Thank you in advance for funding our loan...You will not be sorry for taking a chance on us. We pay our debts first and foremost. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,306.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 2) What is the current market value of your home? (use zillow.com if unsure) And What type of improvements are you doing? Thank you.	The balance of my loan is $317,000. The market value is $335,000. I want to fix up the two upstairs bathrooms and my sons rooms. Put on a new roof. I do not have a second mortgage.
Broadband employee, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demands rarely successful. Advdvantageous to accept an 80 or 90 percent ($20- $23K) fixed interest, term limited, partial loan because after 6-months current payments, you're automatically eligible relist unfunded $, or can list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My wife's and my income are $130,000/year. I will try to pay the loan in 2-3 years realistically Yes I would accept 80 to 90% of loan
Can you verify your income with lending club? I want to fund your loan but verifying your income is necessary. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income and you might need to hint to the credit review staff member that you WANT to verify your income PROACTIVELY. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding.	Yes...I can send a copy of our W2's.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance $317,000 Market value $335,000 Don't know what HELOC is.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance $317,000 Market Value $335,000 Don't know what HELOC is.

Member Payment Dependent Notes Series 710594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710594	$20,000	$20,000	20.11%	1.00%	March 31, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710594. Member loan 710594 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	USAF	Debt-to-income ratio:	21.22%
Length of employment:	10+ years	Location:	Holiday, FL

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	35
Revolving Credit Balance:	$14,145.00	Public Records On File:	1
Revolving Line Utilization:	81.80%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
USAF Recruiter, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($16 - $18K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) QUESTION FOUR: Your TRANSUNION Credit Report shows 1 Public Record Filed 87-months ago. Records retained by credit bureaus exceeding 84-months are Bankruptcy filings. Reason for Bankruptcy Filing? a-n-d What was filings final disposition? Credit Report appended: Credit History Credit Score Range: 660-678 Accounts Now Delinquent: 0 Earliest Credit Line: 12/1993 Delinquent Amount: $0.00 Open Credit Lines: 11 Delinquencies (last 2 yrs): 0 Total Credit Lines: 44 Months Since Last Delinquency: 35 Revolving Credit Card Balance: $14,145.00 Public Records on File: 1 Revolving Credit Line Utilization: 81.80% Months Since Last Public Record: 87 Credit Inquiries in Last 6 Months: 1 Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.1. I am single no dependants, I made $6,000 per month and around $70,000 a year 2. I would take less than 20,000, but would like the full amount. 3. I can provide proof if income my LES. 4. I filed bankruptcy after divorce to start over. I want to combine debt and try to pay off ASAP andrebuild my credit.
HI, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage + HELOCs 2) How much is your home CURRENTLY worth? Use zillow.com for a free current estimate. 3) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Type your answer here. I owe 180,000 and it is worth 180,000

Member Payment Dependent Notes Series 710623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710623	$14,000	$14,000	6.92%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710623. Member loan 710623 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,583 / month
Current employer:	Enterprise products Company	Debt-to-income ratio:	8.55%
Length of employment:	3 years	Location:	Kemah, TX

Home town:
Current & past employers:	Enterprise products Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > I plan to use the funds for part of a purchase of a sailboat.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	21
Revolving Credit Balance:	$7,874.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 710690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710690	$16,000	$16,000	13.43%	1.00%	March 31, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710690. Member loan 710690 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	xpedx	Debt-to-income ratio:	13.44%
Length of employment:	9 years	Location:	Seffner, FL

Home town:
Current & past employers:	xpedx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Paying off and eliminating high interest credit cards. Borrower added on 03/27/11 > 1) I plan to use the funds to pay off high interest credit cards 2) What makes me a good borrower is that I own my own home and have never had a late payment on any of my financial responsibilities. 3) I'm part of a global paper company and have been there for nearly 10 years. I also am a realtor on the side for the past 4 years. I am looking to pay off my credit cards and then pay off this loan when I close on a few homes. My day job at the paper company is my safety net that allows me to pay all my bills but it is my real estate income that will allow me to put big chunks towards paying off my loan. Borrower added on 03/28/11 > Thank you to everyone that has helped contribute. I am new to this website but I love the concept and I will soon be an investor once I am able to pay off my loan. My credit score and financial reputation means everything to me. You will never see a delinquency with me. Thank you again for your support.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	57
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list balances, APRs, and monthly payments for the debt you intend to consolidate. Thanks!	$9,850 balance at 14.24% APR - monthly payments $223 $4450 balance at 24.5% APR - monthly payments $190 I will pay these off and lower my interest rate with my new loan.

Member Payment Dependent Notes Series 710739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710739	$12,500	$12,500	6.92%	1.00%	March 31, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710739. Member loan 710739 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Spectrum Information Services	Debt-to-income ratio:	21.39%
Length of employment:	4 years	Location:	Santa Ana, CA

Home town:
Current & past employers:	Spectrum Information Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Dear Investors, I am requesting funding for In-Virto Fertilization. This will be my second time having done the IVF procedure. The first time was in 2008 and was successful. We were able to pay that loan off in 18 months. I work as an executive assistant for a document scanning company since 2007 (main customers are hospitals) and my husband is a technician for an emmisions testing company (oil refineries) Due to our companies industries we are very grateful that they were not effected by the economy. I take pride in my credit and credit score as I would like to buy a house one day. I pay my credit cards off in full and on time monthly. I look forward to extending my family and having a sibling for my daughter. Thank you to all of the investors who help make this happen.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,640.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 710757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710757	$18,000	$18,000	11.11%	1.00%	March 31, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710757. Member loan 710757 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	9.57%
Length of employment:	n/a	Location:	west covina, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,759.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Just curious, are you a retired Veteran or a retired Veterinarian? 2. If retired, what is income of 6667/mo from? 3.For EACH debt you plan to pay off with this loan, please provide [in following format] the Lender, Amount, RATE, MinMoPaymt for that loan [eg, Chase, 5500, 9.99%, 75]. Do not omit the RATE. If this is a %u201Cconsolidation%u201D LC loan, the total should add up to nearly the LC amount you are requesting so, if it doesn%u2019t, please explain the difference.	Type your answer here. I'm a retired army vet.My income is derived from disabilty payments from the army for wounds received in action,retirement income Boeing Sat systems where i worked as a mechanical eng.I also collecting social security along with some rental income from another property that i own.

Member Payment Dependent Notes Series 710764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710764	$5,000	$5,000	7.29%	1.00%	March 30, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710764. Member loan 710764 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.94%
Length of employment:	10+ years	Location:	La Crescenta, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/11 > I am looking to pay off some credit card debt with a lower interest loan. I have been paying down this credit card successfully (AMEX) by making extra payments but I would like to speed up this process.

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,805.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 710786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710786	$2,400	$2,400	13.06%	1.00%	March 30, 2011	April 6, 2014	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710786. Member loan 710786 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Ferguson Enterprises	Debt-to-income ratio:	16.30%
Length of employment:	10+ years	Location:	Murrieta, CA

Home town:
Current & past employers:	Ferguson Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,107.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 710806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710806	$8,125	$8,125	17.14%	1.00%	March 30, 2011	April 6, 2016	April 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710806. Member loan 710806 was requested on March 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Select Portfolio Servicing	Debt-to-income ratio:	23.94%
Length of employment:	5 years	Location:	Taylorsville, UT

Home town:
Current & past employers:	Select Portfolio Servicing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	43
Revolving Credit Balance:	$19,674.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you intending to use this loan for? Do you promise to pay it back?	I will be using the funds to build a social networking website for musicians and yes I do promise to pay back the money. Social networking is the number one thing people spend time doing online. I plan to create a social networking site with specific interest in mind.
How will this business make money? Via ad or membership?	To ensure we are offering a strong product and to optimize membership enrollment this will be a free website. Ad's will be the only source of income which will prove to be extremely lucrative.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Balance owing on home loan is 245k and equity loan is 14k. The current market value is at 280k

Member Payment Dependent Notes Series 710914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710914	$10,950	$10,950	7.29%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710914. Member loan 710914 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	NJM Insurance Group	Debt-to-income ratio:	28.84%
Length of employment:	7 years	Location:	lawrenceville, NJ

Home town:
Current & past employers:	NJM Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I will be using the funds to consolidate another personal loan that I have along with one other high interest credit card. My credit is excellent and have an outstanding track record for making my payments on time. I am employed by an Insurance company for 7 years now, and doing great with yet another promotion at hand. My monthly budget gives me plenty of flexibility to make the necessary payments on the loan. Thank you for your time. I hope to hear some good news. Look forward to hearing back from you soon.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,567.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 710960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710960	$2,800	$2,800	6.92%	1.00%	April 1, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710960. Member loan 710960 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	University of Houston	Debt-to-income ratio:	15.49%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	University of Houston
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > I would like to use this loan to pay off a high-interest credit card. It is my last remaining debt and I am eager to reach a point in my life where I am entirely free of debt. My income currently exceeds expenses by approximately $500/month and I am working to establish an emergency fund. It would be a big help to me to eliminate the high interest debt and replace it with this lower interest loan to enable me to put more of my monthly income toward my emergency fund. My career is very stable; I am an executive assistant in the office a media executive at a major local news outlet. In addition, my side career as a musician (I have a master's degree in classical music performance) provides extra income throughout the year that I have not factored into my monthly income here. Thanks for helping me toward my goal of saving more money and eliminating high-interest credit.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1977	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,970.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you explain what the delinquency was about? and how did you resolve it?	About a year and a half ago I made a change in my career path and suffered financially for some time. The delinquency comes from that time - it is two missed payments on a retail credit account when I was struggling to make ends meet. After missing the two payments I caught up and I haven't missed a payment on any debt since that time. The good news is that my finances turned around dramatically soon after that, and I have been aggressively paying off debt since then. Over the last 8 months I have paid off over $8,000 in debt; this is my last remaining high-interest debt (the other remaining debt is a low interest car loan that I will finish next May). I want to use this loan to get rid of the high interest date and pay it off at a lower interest rate over time, allowing me to put more of my monthly resources into an emergency fund. Thanks for taking the time to ask; I am certain at this point that I will have no further credit delinquencies as my career has stabilized and I am in good financial shape with far less debt than I had a year ago.

Member Payment Dependent Notes Series 710964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710964	$11,200	$11,200	10.74%	1.00%	April 5, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710964. Member loan 710964 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	CloudCrowd	Debt-to-income ratio:	9.31%
Length of employment:	< 1 year	Location:	Concord, CA

Home town:
Current & past employers:	CloudCrowd
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,007.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what is your profession?	I am a software engineering.

Member Payment Dependent Notes Series 710985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710985	$5,000	$5,000	15.65%	1.00%	April 1, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710985. Member loan 710985 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,900 / month
Current employer:	pan american tool corp	Debt-to-income ratio:	9.39%
Length of employment:	10+ years	Location:	coralsprings, FL

Home town:
Current & past employers:	pan american tool corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	8
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tools Salesman, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Answer to Q. 1. I live with my partner of 6 years and our household income is approx. $95,000.00 a year Answer to Q.2. my goal is to have the loan paid off in 3 years
hi, can you explain the two delinquencies on your credit report?	I do not have a copy of my credit report to comment on When I separated from my wife 7 years ago she left me with a mortgage of $3200 in a market that the home wouldnt sell. I approched my lender to ask to work with me on getting into the "making home affordable program". In trying to work with my mortgage company to bring my mortgage down they would not deal with me until i was behind on my house payment ...prior to that my credit was 796 and I had never missed or been late on a payment..i did what they asked and thay got my mortgage to a reasonable payment of $1497.00 by extendeing the lenght of the loan from a 30 yr to 40 yr and adjusting the APR.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The payoff today on the house is 338K and zillow says the current market value is 241K and has been as high as 480k

Member Payment Dependent Notes Series 710995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
710995	$20,000	$20,000	11.11%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 710995. Member loan 710995 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Hospital	Debt-to-income ratio:	4.75%
Length of employment:	< 1 year	Location:	Long Beach, CA

Home town:
Current & past employers:	Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,119.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 711082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711082	$9,600	$9,600	14.91%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711082. Member loan 711082 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Paychex Inc	Debt-to-income ratio:	20.18%
Length of employment:	10+ years	Location:	Owings Mills, MD

Home town:
Current & past employers:	Paychex Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I will use these funds to pay off the rest of my debt. I have a very stable job, been with this company for 15 plus years. I am a good borrower because I always make my payments either early or on time. Borrower added on 03/28/11 > I plan to use this loan to finish paying off the rest of my credit card balances.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,716.00	Public Records On File:	1
Revolving Line Utilization:	33.50%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Capital one Visa 4700.00 mthly pymt 150.00 Hilton Visa Account 2950.00 mthly pymt 125.00 Mobil gas card 800.00 mthly pymt 50.00 Juniper Mastercard 300.00 mthly pymnt 50.00

Member Payment Dependent Notes Series 711095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711095	$28,000	$28,000	10.74%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711095. Member loan 711095 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	FAA	Debt-to-income ratio:	13.19%
Length of employment:	10+ years	Location:	Kent, WA

Home town:
Current & past employers:	FAA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,023.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Systems Specialist, Welcome to Lending Club! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($23 - $25K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	#1. My gross yearly income is $120k yearly. Household income includes my fiancee income of $75K. #2.I initially wanted a five year time frame for payoff, but due to interest rates I decided to go with the shorter 3 year term. #3. I would not accept a partially funded loan.
For EACH debt you plan to pay off with this loan, please provide [in following format] the Lender, Amount, RATE, MinMoPaymt for that loan [eg, Chase, 5500, 9.99%, 75]. Do not omit the RATE. If this is a %u201Cconsolidation%u201D LC loan, the total should add up to nearly the LC amount you are requesting so, if it doesn%u2019t, please explain the difference.	AMEX 15.24% $10k Chase 13.24% $12K Discover 14.99% $6k

Member Payment Dependent Notes Series 711105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711105	$5,000	$5,000	14.17%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711105. Member loan 711105 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,572 / month
Current employer:	spartan security	Debt-to-income ratio:	10.02%
Length of employment:	< 1 year	Location:	new york, NY

Home town:
Current & past employers:	spartan security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I want to be able to consolidate my high interest credit card debt. My DTI is really low, and I want to be able to improve my credit score

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	63
Revolving Credit Balance:	$4,728.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at spartan security and where did you work prior to that?	Prior to that I was working with Carney security as a doorman for 18 months than I got a better job as a fire safety director

Member Payment Dependent Notes Series 711127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711127	$10,400	$10,400	17.14%	1.00%	March 30, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711127. Member loan 711127 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Jurystaff	Debt-to-income ratio:	15.16%
Length of employment:	8 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Jurystaff
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Hi, thanks for checking out my listing. This is my third Lending Club loan. The first loan was to help with my down payment on my home, the second was to consolidate the inevitable credit card debt associated with a new home/renovations (well, inevitable for me...) and now the third loan is to prep the house fully for sale. The building needs a new roof and three new doors, two entry doors and one garage door. I was quoted $4200 for the roof and $2000 for the doors. The remainder of the amount requested will go towards paying off my existing Lending Club loan. I'm a good candidate for this loan because I am always current on payments and have a proven track record using peer to peer lending. I look forward to getting this loan, selling my house and starting a new chapter in my life. Thanks again for viewing my listing and for your consideration.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,033.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Jurystaff and what do you do there?	I'm sorry, the auto correct always catches that. It's actually JuriStaff, and it is a legal staffing service. www.juristaff.com I am responsible for internal accounting.
Could you please list the ID # of your current/prior LC Loan. I would like to figure out how much I have already invested with you.	I apologize if you received this already, but the question popped back up in my messages. My other loan number is 574998. Thanks.
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? What are your current payments on the Lending Club loans?	Mortgage - $925/month Car- $289/month Insurance (home/car) $288/month CC - $5K, ave 14%, $103/month Current loan $134/month
Thanks for posting your previous Lending Club loan ID #. You mentioned that this was your third, so can you post the ID # of the other one? Also, your description in loan 574998 states that that would be your third Lending Club loan, so is this actually your fourth? Can you please clarify how many Lending Club loans you've had, and give the ID #'s of each one? Thanks.	Hi, sorry for the confusion. I did have two other loans, so four in total. The numbers were 428080 and 351170. The first one was paid off right away (within the first month). I originally took the loan to retain some cash on hand, but ended up reconsidering and paying it off immediately. Sorry again for being unclear, I had forgotten about the loan, actually.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. The house is under my name and another owner. 2. $203k mortgage, no line of credit 3. $462,000 (appraisal 2/2/2011).

Member Payment Dependent Notes Series 711129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711129	$6,650	$6,650	10.37%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711129. Member loan 711129 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Ingenious Med	Debt-to-income ratio:	19.84%
Length of employment:	< 1 year	Location:	Kennesaw, GA

Home town:
Current & past employers:	Ingenious Med
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Consolidating some debt to make a easy small monthly payment. Thanks!

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,249.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711130	$21,250	$21,250	16.40%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711130. Member loan 711130 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	koreatimes	Debt-to-income ratio:	22.35%
Length of employment:	5 years	Location:	Whitestone, NY

Home town:
Current & past employers:	koreatimes
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,273.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at koreatimes?	This is newpaper company. My job is Graphic designer.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	My debts is total $25000 interest rate: 24% monthly amount paid: $1000 I will cards pay-off. And this loan paid.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3..Are you the sole wage earner? Thanks.	1. $3000 2. rent, utilities, card pay 3. no
Please detail your expenses by type. Is the other wage earner responsible for any of these bills?	1. Rent, Utilities, card pay, Child education No more other expenses. 2. Me & spouse
1. Do you actually clear $3,000/month? 2. I'm looking for amounts for each of your monthly expenses.	1. yes 2. 2500~3000
Please list expense and amount: Rent $1,000, utilities $300, etc.	Rent $1,100, utilities $250 card 400, 200, 100, 100 child $700

Member Payment Dependent Notes Series 711144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711144	$8,500	$8,500	5.79%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711144. Member loan 711144 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,771 / month
Current employer:	n/a	Debt-to-income ratio:	19.32%
Length of employment:	n/a	Location:	Camillus, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I am using this loan to pay off a previous Lending Club loan. This new loan has a lower interest rate with a lower monthly payment. Borrower added on 03/30/11 > I have had a few questions regarding the “debt consolidation” nature of this loan as well as the previous one with Lending Club. With both of these loans, I did not actually consolidate multiple loans together. In both cases, I was attempting to pay off a single loan which had a higher interest rate. Lending Club chose this category as a result of the promotional e-mail sent to me a few weeks back. The e-mail informed me that due to my good credit standing and payment history, I was eligible to take out another loan. When I called to inquire about the offer and what I wanted to do, they selected the “debt consolidation” category. I probably would have chosen a different designation, such as “lower interest rate” or something similar. Thank you

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,507.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	NYSTRS Pension--$30,560.68 per year Social Security--$13,541.00 per year Onondaga Community College (part -time teaching)--$13,152 per year TOTAL $57, 253.68
what was your original rate and what was the original loan for since we are essentially buying that. thanks Joe	Hi Joe, The original loan was for $13,500 and the rate was 11.14%. I hope this helps.
Thanks for your answer, was the original loan a debt consolidation loan or something else?	It was to pay off a revolving credit card loan which had a very high interest rate.
Thanks for your answer, was the original loan a debt consolidation loan or something else?	It was to pay off a revolving credit card loan which had a very high interest rate.

Member Payment Dependent Notes Series 711156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711156	$7,500	$7,500	7.29%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711156. Member loan 711156 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Department of Defense	Debt-to-income ratio:	16.67%
Length of employment:	7 years	Location:	District Heights, MD

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Thank you. Borrower added on 03/24/11 > This loan is for the purpose of consolidating and paying off two credit cards. I intend to pay more than the minium payment to resolve my debt issues quickly. Thank you.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	23
Revolving Credit Balance:	$76,564.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency? Thank you in advance.	I am not exactly sure which account you are referring to, so I can't be more specific. If I have a recent deliquency it was probably due to a rare oversight on my part. Generally, I set up most payments on an automatic payment schedule, which I would do with this loan.

Member Payment Dependent Notes Series 711185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711185	$8,050	$8,050	11.11%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711185. Member loan 711185 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	The Hitch Man, Inc.	Debt-to-income ratio:	20.19%
Length of employment:	8 years	Location:	Waldorf, MD

Home town:
Current & past employers:	The Hitch Man, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > When I am granted this loan I will be paying off all of my credit cards, and the high interest that accompany them. It will reduce my monthly expenses significantly. I have paid off every loan that I have ever had throughout my lifetime either on time or prior the end of the loan term. I am highly regarded in my profession, and at the company where I am employed where I intend to remain until I retire.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,494.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for The Hitch Man, Inc.?	I am the Parts & Service Manager. I oversee a 3 person Parts Dept. & a 4 person Service Dept. I am responsible for all Inventory control, Warranty Management, Parts pricing, & personnel Managenent. I am the Service Writer, negotiate contracts with Government facilities & Non-Profit organizations for parts sales & service contracts.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	We do not owe any mortgage. The Deed to our home is in my wifes' name from her previous marriage. There is no equity loan or line of credit on the house. She has lived in the house since 1987. I have lived in the house with her for 7 years. On zillow.com the house is valued at $209.500.00

Member Payment Dependent Notes Series 711199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711199	$8,000	$8,000	10.37%	1.00%	March 30, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711199. Member loan 711199 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,388 / month
Current employer:	Pentony Capital Management	Debt-to-income ratio:	9.93%
Length of employment:	1 year	Location:	Butler, PA

Home town:
Current & past employers:	Pentony Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I want to pay off a credit card and a personal loan from my parents along with 2 medical bills. I have good credit with only one blemish to my history. I lost my home in 2006 due to divorce. Other than that I have perfect credit. I have worked everyday since the age of 20 for various employers. My current position is very stable and I plan on being here for a long while.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	55
Revolving Credit Balance:	$3,394.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Pentony Capital Management and where did you work prior to that?	I am an Adm Asst. I process all paperwork for new accts, provide maintenance for all client accts, answer the phone, make appts, process checks/wires/EFTs, process incoming mail, order supplies. I worked at NexTier Bank for 6 yrs ( 2003-2009). I was an adm asst for 4 depts within the bank.

Member Payment Dependent Notes Series 711204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711204	$13,000	$13,000	5.79%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711204. Member loan 711204 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,963 / month
Current employer:	VanDyke Insurance Group	Debt-to-income ratio:	11.98%
Length of employment:	9 years	Location:	Rising Sun, MD

Home town:
Current & past employers:	VanDyke Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,516.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711272	$8,000	$8,000	5.79%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711272. Member loan 711272 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,405 / month
Current employer:	us army	Debt-to-income ratio:	21.56%
Length of employment:	4 years	Location:	columbia, SC

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Wanting to consolidate credit card debt Planning to stay in the military (consistent salary) Thanks for your consideration! Borrower added on 03/24/11 > Looking to consolidate credit card bills. Thanks!

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,584.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711318	$12,000	$12,000	10.74%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711318. Member loan 711318 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Hearst Magazines	Debt-to-income ratio:	14.33%
Length of employment:	10+ years	Location:	Teaneck, NJ

Home town:
Current & past employers:	Hearst Magazines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	19
Revolving Credit Balance:	$16,755.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711320	$3,000	$3,000	5.79%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711320. Member loan 711320 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	n/a	Debt-to-income ratio:	10.83%
Length of employment:	n/a	Location:	rock hill, SC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > bill paying car repair

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	2
Revolving Credit Balance:	$4,996.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 711322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711322	$9,600	$9,600	15.28%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711322. Member loan 711322 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	p b & m shekel, inc	Debt-to-income ratio:	5.20%
Length of employment:	5 years	Location:	Pearland, TX

Home town:
Current & past employers:	p b & m shekel, inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	3
Revolving Credit Balance:	$5,569.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Mkt Mgr, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Dear Lender: No, Sir or Madam, my income is mine alone. In regards to repayment, I am budgeting to repay in 48 months or less. That is my optimistic analysis. I chose the longer repayment period as a worst case scenario. Of course, it is financial more intelligent to repay earlier and save the additional interest. Please advise if I have not addressed all of your concerns.

Member Payment Dependent Notes Series 711333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711333	$25,000	$25,000	13.06%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711333. Member loan 711333 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Granite Construction Inc	Debt-to-income ratio:	12.53%
Length of employment:	5 years	Location:	Capitola, CA

Home town:
Current & past employers:	Granite Construction Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,454.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! I am interested in funding your loan. Give a brief job description and a detailed monthly budget of post-tax income and expense. Also, please list the debts to be consolidated with this loan, with the outstanding balance, APR, and min monthly payment for each. Thank you!	I am Director of Shared Services for a $3B organization. Post tax income is $7400, expenses are $3800 I will be paying off my original lending club loan balance of 17K APR 14.8, Loc 3000 APR 7

Member Payment Dependent Notes Series 711345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711345	$11,000	$11,000	5.79%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711345. Member loan 711345 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	AAA East Central	Debt-to-income ratio:	7.36%
Length of employment:	10+ years	Location:	SCHNECKSVILLE, PA

Home town:
Current & past employers:	AAA East Central
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > Credit consolidation loan. After lower interest rate this site provides. No late payments in credit history.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,701.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 711378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711378	$20,000	$20,000	11.11%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711378. Member loan 711378 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,392 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	22.07%
Length of employment:	5 years	Location:	CHARLOTTE, NC

Home town:
Current & past employers:	Ernst & Young LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I am a senior auditor for a large public accounting firm. I have been with my firm for five years. I will be using this loan to consolidate higher interest credit card debt in order to get it paid off faster.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,930.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711401	$16,000	$16,000	15.28%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711401. Member loan 711401 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,006 / month
Current employer:	Department of Juvenile Justice	Debt-to-income ratio:	15.33%
Length of employment:	10+ years	Location:	Louisville, KY

Home town:
Current & past employers:	Department of Juvenile Justice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > I have worked for over 24 years at my present job. I plan to spend the money in paying off some bills that should allow me to save more on the month.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	50
Revolving Credit Balance:	$11,011.00	Public Records On File:	1
Revolving Line Utilization:	59.80%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Office Coordinator, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($13 - $14K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) QUESTION FOUR: Your TRANSUNION Credit Report indicates 1 Public Record 108-months ago. Public Record on File exceeding 85-months are Chapter 7 Bankruptcy Filings. Reasons for Bankruptcy Filing? a-n-d What was Bankruptcy Court's final disposition of PR? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.1. Single (Widow) - If co-signer is needed, I am no longer interested. I pay my own bills since my husband's death. 2. Prefer 5 years only. 3. I would accept lesser money of $12,000. I am only interested at this time in taking this one loan out and repaying it back as promised. 4. As far as the bankruptcy (close to 9 years ago) and you can see my credit has improved was due to sickness in my family (not me) and personal. There are some things that need to remain private. We met the terms of the court. Thank you for considering me and in replying to these questions, I hope you decide to finance my loan. Thank you very much!

Member Payment Dependent Notes Series 711408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711408	$5,000	$5,000	10.74%	1.00%	March 30, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711408. Member loan 711408 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Pacific Honda	Debt-to-income ratio:	23.10%
Length of employment:	< 1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Pacific Honda
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I plan to remodel my kitchen area. I have a credit score of 750+ because I pay my bills on time. My job is very stable as the market seem to be better by the month.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,286.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. I have no mortgage on my home. I have title in my name. I do not have a HELOC. My home value on Zillow is $199,000. I have lived in my current home since July of 2009.

Member Payment Dependent Notes Series 711409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711409	$15,000	$15,000	6.92%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711409. Member loan 711409 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,292 / month
Current employer:	First National Bank of Pennsylvania	Debt-to-income ratio:	13.14%
Length of employment:	10+ years	Location:	Bellefonte, PA

Home town:
Current & past employers:	First National Bank of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,428.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 711422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711422	$35,000	$35,000	17.14%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711422. Member loan 711422 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Kronos Foods Inc	Debt-to-income ratio:	14.43%
Length of employment:	10+ years	Location:	Oak Lawn, IL

Home town:
Current & past employers:	Kronos Foods Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	23
Revolving Credit Balance:	$41,762.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 711436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711436	$20,000	$20,000	19.74%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711436. Member loan 711436 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,875 / month
Current employer:	Medifast Inc.	Debt-to-income ratio:	12.09%
Length of employment:	< 1 year	Location:	Pikesville , MD

Home town:
Current & past employers:	Medifast Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I am an excellent borrower who recently experienced a wonderful life change of marriage and my first child. My husband and I would like to eliminate our debt asap and the most efficient way to do that is through a consolidation loan. My credit history proves I have never defaulted on a loan and in 31 years I have one 30 day late payment due to being on travel outside of the US. Any lender can feel confident lending me the funds necessary for my husband and I to accomplish both our short and long term financial goals.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	3
Revolving Credit Balance:	$18,242.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, Thank you for getting in touch with me. I'm happy to answer your questions. 1. Yes, I hold the title under my name to my home. 2. The balance on my mortgage is approx. $274,000 3. I do not have an exact, but based on some conversations with realestate friends of mine I would assume my current market value would be around $250,000. Unfortunately, like many people right now I've taken a hit on the value of my home, but I intend to be in my home for at least 5 more years so I'm not too worried about it. Please let me know if you need any additional information. Thank you, Angela

Member Payment Dependent Notes Series 711480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711480	$8,500	$8,500	11.11%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711480. Member loan 711480 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Gear Products Inc	Debt-to-income ratio:	18.83%
Length of employment:	5 years	Location:	catossa, OK

Home town:
Current & past employers:	Gear Products Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I am needing this loan to pay off all of my credit cards. I see no end in sight just paying the minimum on my credit cards, with this loan I would be out of debt in 5 years or less. I have never missed a payment or been late on a credit card or auto payment in my life, I think this is reflected in my credit score. I have worked for the same company for the last 5 years and my job is very secure. Please help with the stress in my life and fund this loan.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,788.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 711510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711510	$19,425	$19,425	11.11%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711510. Member loan 711510 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Harford County EMS	Debt-to-income ratio:	18.99%
Length of employment:	3 years	Location:	Nottingham, MD

Home town:
Current & past employers:	Harford County EMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > Consolidation of 3 credit cards and a school loan. Just want to make one payment instead of 4.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	63
Revolving Credit Balance:	$18,772.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 711527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711527	$11,575	$11,575	14.91%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711527. Member loan 711527 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Choice Logistics	Debt-to-income ratio:	15.21%
Length of employment:	10+ years	Location:	Goshen, NY

Home town:
Current & past employers:	Choice Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I am a director of Logistics and have been with my company for 17 yrs. I also recv yearly bonus checks that were not part of my salary info as they change year to year but avg approximately 10K. I plan to consolidate credit debt with this loan as it provides a better interest rate. I have an excellent payment history for all my debt. My monthly budget, even after this loan is approved, allows me over $1500 of "extra" money each month, much of which I plan to save.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,514.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your interest. My mortgage balance is currently $405K and I have no other HELOC drawn against my home. I bought my home 17 months ago at which time it was appraised at $476K. The current market value of my home is listed at $441K. Thanks again for your interest.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Hi..thanks for the interest. See reponses... 1, My monthly gross is $7714 ($5548 from me and $2166 from my wife). 2. My monthly expenses are as follows: Mortgage-$3560 (includes homeowners insurance, school and local taxes) Car-$529 (includes insurance) Utilities-$325 average Phone/Cable/Internet-$100 Food-$450 average Current revolving CC payments-$925 (i routinely pay approx 15% over min payment) 3. With the $11K I will fully pay off one card of $4K that currently has a 23.99% interest rate and $7K of another which has a 19% rate. The loan will also allow me a more regimented and consistent payment plan. 4. As noted, my wife is also employed. thanks again for your interest and consideration. the goal is to pay off/down high interest credit. As you can see, my payment history is impeccable.
Hello! You requesting a little over $11K for the loan, but your credit history shows a revolving credit balance of over $34K. What does the remaining balance consist of and will it affect your payment of this loan? Thanks!	Hi..Thanks for the interest and question. Prior to applying here, I had paid off $3K of my revolving credit balance that did not show as paid yet on my recent credit report. The remaining $31K is split amonst 3 accounts ($10K, $17K and $4K respectively). With the $11K I will fully pay off one card of $4K that currently has a 23.99% interest rate and $7K of another which has a 19% rate. In short, the loan will eliminate 1 payment alltogether and reduce the payment on the second card significantly in part due to the lower interest rate offered to me). If funded, my savings would be approximately $300 monthly. I hope that answers your question and again, I appreciate your interest.
Hello! I am interested in funding your loan. Please give a detailed monthly budget of post-tax income and expense and list the debts you want to consolidate with this loan, and include the outstanding balance, APR, and min monthly payment for each.	Hi..thanks for the interest. Your question is very similar to one already answered. Please refer to my previous response and let me know if you need further clarification. Thanks again for the consideration.

Member Payment Dependent Notes Series 711548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711548	$9,000	$9,000	9.63%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711548. Member loan 711548 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Alcon Laboratories	Debt-to-income ratio:	19.36%
Length of employment:	4 years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Alcon Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,951.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711552	$35,000	$35,000	15.65%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711552. Member loan 711552 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$17,083 / month
Current employer:	Riverbed Technology	Debt-to-income ratio:	2.55%
Length of employment:	4 years	Location:	San Ramon, CA

Home town:
Current & past employers:	Riverbed Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Thank you Borrower added on 03/27/11 > This money is to fund the remain monies required to close a vacation apartment. I have the the rest of the cash. I pay on time I normally close the loan early I have been in my job for 3.5 years and the company is growing very well in the recession. Riverbed Technology. My basic salary is $205K, but I have earned over $300K for the last two years. Many thanks John Borrower added on 03/27/11 > My current credit scores are: TUC = 855 EXP = 840 EFX = 842 With no issues.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	13
Revolving Credit Balance:	$1,418.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description. Please explain the delinquency 13 months ago on your credit history. If your loan is not fully funded, will you accept partial funding of 60% or more?	Good evening Hiroshige, I am in the process of buying an apartment in my wife's home town. We live a long way from her family and it is very important for her. I have the majority of cash available for the purchase and this loan is to cover the residual amount required. I am not aware of any delinquency on my credit history. I obtained a credit report this evening and confirmed my credit scores are 840+. All I see see on my history is one payment that was late for Chase -TJX which was simply a payment that I sent by mail and they did not receive it. You can see from my payment patterns over the years a very strong pattern of on-time payments and pay off before the termination dates. Due to the purpose of the loan I am looking to fully fund it and promptly pay it off. Regards John

Member Payment Dependent Notes Series 711570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711570	$34,000	$34,000	10.37%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711570. Member loan 711570 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,250 / month
Current employer:	Grossmont Healthcare District	Debt-to-income ratio:	11.34%
Length of employment:	2 years	Location:	El Cajon, CA

Home town:
Current & past employers:	Grossmont Healthcare District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > This loan will be used to consolidate debt from several points that accumulated from a lenghthy hospital stay 2 1/2 years ago and while I transitioned from self-employment to full-time employee status at my current employer. Thank you.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,787.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For EACH debt you plan to pay off with this loan, please provide [in following format] the Lender, Amount, RATE, MinMoPaymt for that loan [eg, Chase, 5500, 9.99%, 75]. Do not omit the RATE. If this is a %u201Cconsolidation%u201D LC loan, the total should add up to nearly the LC amount you are requesting so, if it doesn%u2019t, please explain the difference.	Chase $15,000/16.99%/350 Wells Fargo $6,000/21.99%/200 BofA $7,000/19.99%/200 Alaska Air/$4,000/12.99%/200 Citi/$2,000/21.99/254 Thank you for your consideration.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Net monthly is about $2,100 with wife's PT earnings at around $700/mo. Primary residence mortgage #1 $2,205 Primary residence mortgage #2 $625 Vehicle Loans (2) Hybrids $700 Food $600 Utilities/Cable/INet $500 Vehicle gas $175 Life Insurance (mostly on me) $200 Investment property #1 negative cash-flow $400 Investment property #2 negative cash-flow $1,000 Vehicle insurance (3 drivers) $250 Primary residence homeowners insurance $100 Primary residence property taxes $533 Revolving credit-always paying above minimum $1,200 Entertainment $300 The investment property #2 is high due to a 15-yr mortgage and the revolving credit is what I am aiming to reduce with the Lending Club proceeds over a 5-yr term. I anticipate increase of 4%-6% in salary 11/1/2011 and wife goes to work full-time in 2012 now that kids can drive themselves to school and elsewhere. Thank you for your consideration.

Member Payment Dependent Notes Series 711678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711678	$18,500	$18,500	7.66%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711678. Member loan 711678 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Educational Impact, Inc.	Debt-to-income ratio:	10.33%
Length of employment:	2 years	Location:	Salt Lake City, UT

Home town:
Current & past employers:	Educational Impact, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Dependable borrower with excellent credit score desiring to consolidate all credit card debt.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,898.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Educational Impact, Inc., what do you do there, and where did you work prior to that?	1. Educational Impact is a online learning company that produces professional development courses for teachers and administrators (K-12) www.educationalimpact.com 2. Regional Manager of Sales/Marketing (Since June, 2009) 3. Before that: A. Educational Services International (2008-2009) ESL teacher at Baltic State Technical University B. School Improvement Network (1998-2008) Regional Manager of Sales/Marketing

Member Payment Dependent Notes Series 711685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711685	$7,500	$7,500	9.63%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711685. Member loan 711685 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Five Star Frozen Foods	Debt-to-income ratio:	4.46%
Length of employment:	1 year	Location:	Appleton, WI

Home town:
Current & past employers:	Five Star Frozen Foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Using to pay off credit card debt. I have a full time as a production supervisor. Im using this loan to pay off my debt within 5 years instead of making minimum payments that will take me roughly 12 years to pay off.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,041.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711710	$35,000	$35,000	18.25%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711710. Member loan 711710 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,098 / month
Current employer:	stater brothers	Debt-to-income ratio:	14.69%
Length of employment:	10+ years	Location:	chula vista, CA

Home town:
Current & past employers:	stater brothers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > sign company yearly average sales 250000 so far this year going into the month of April contracts worth 220000 could do 900000 of sales this year Borrower added on 03/24/11 > with minimal ivesting sign company will be very profitable by the end of the year contracts worth 220000 ready to be work on Borrower added on 03/29/11 > just waiting on the funding to get started on 220000 worth of contracts for the month of April

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	12
Revolving Credit Balance:	$15,538.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711759	$8,500	$8,500	5.79%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711759. Member loan 711759 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Servicemaster	Debt-to-income ratio:	13.60%
Length of employment:	9 years	Location:	Big Lake, MN

Home town:
Current & past employers:	Servicemaster
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I am looking to use these funds to refinance an existing personal loan that is currently at a higher interest rate and at a 60 month term. This 36 month term at the rate proposed is less than $15 more on my monthly payment than the current payment I have at a 60 month term. I am a responsible borrower with a lower DTI ratio and exceptional repayment history. I have low utilization of revolving credit. I have been at my current job for over nine years in a very economically sound business sector related to the insurance industry.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,916.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711764	$15,000	$15,000	11.11%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711764. Member loan 711764 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Circle four farms	Debt-to-income ratio:	13.76%
Length of employment:	3 years	Location:	Milford, UT

Home town:
Current & past employers:	Circle four farms
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > paying off credit cards Borrower added on 03/29/11 > I bought a house and was fixing it up and charged things to a Homedepot card and Lowes card and was planning on refinancing my house to pay them back off and the the economy went down and was unable to refinance so now i am paying like 22.99% interest on the cards and i am just wanting to get them paid off as soon as i can

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,791.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	lowes card 22.99% $2,418.00 homedepot card 22.99% $7,420.00 wellsfargo card 14.15% $3,950.00 Yamaha card 18.99% $936.00 nothing has stopped me other than high credit card dept that is why i am trying to get them payed off. Dusty Jimenez

Member Payment Dependent Notes Series 711812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711812	$27,000	$27,000	19.74%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711812. Member loan 711812 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	American Red Cross	Debt-to-income ratio:	20.63%
Length of employment:	10+ years	Location:	Perris, CA

Home town:
Current & past employers:	American Red Cross
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > My goal is to consolidate my debt, t his loanwhch will allow me to do this and have one payment.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,548.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 711838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711838	$3,000	$3,000	13.80%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711838. Member loan 711838 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	East Baton Rouge School	Debt-to-income ratio:	8.43%
Length of employment:	3 years	Location:	Baton Rouge, LA

Home town:
Current & past employers:	East Baton Rouge School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$610.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 711839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711839	$8,800	$8,800	10.37%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711839. Member loan 711839 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ty Inc.	Debt-to-income ratio:	6.02%
Length of employment:	5 years	Location:	Vancouver, WA

Home town:
Current & past employers:	Ty Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,370.00	Public Records On File:	1
Revolving Line Utilization:	70.20%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711841	$6,000	$6,000	7.29%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711841. Member loan 711841 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Harrahs	Debt-to-income ratio:	12.57%
Length of employment:	10+ years	Location:	Tuckerton, NJ

Home town:
Current & past employers:	Harrahs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > medical procedure

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,324.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have medical insurance? Will this medical procedure affect your ability to work? Thank you.	Type your answer Yes I do have medical insurance but this is cosmetic procedure for my son

Member Payment Dependent Notes Series 711858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711858	$10,000	$10,000	16.77%	1.00%	April 4, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711858. Member loan 711858 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	1.00%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Morgan Stanley
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,762.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description. Who was your previous employer and for how long?	Previously worked for Goldman Sachs and Bear Stearns Asset Management. Also worked as a tutor in college.
If your loan is not fully funded, will you accept partial funding of 60% or more?	Yes I will, thank you
And the detailed loan description?	I am using the loan to expand my tilapia farm. My downside case forecasts 30% returns so I should comfortably be able to pay off the loan. On a black swan, worst case scenario where my business goes to 0, my salary can still service the loan with a high margin of safety. Thank you.
What's a GPI loan?	GPI is the name of my business, thank you.
I'm interested in funding the loan. What other expenses do you have, i.e. rent, car, cell, kids? Please provide details. Is the $8k/month your income only, or does that include income from a partner, spouse, or roommate? If not, do you have additional source of income?	Thanks for your questions. The income is solely from my salaried job (does not include any other income from partner, spouse or room-mate and also does not include income from my personal business). I have no kids, and no car (I use the subway to get around). Rent is $1600/ month, and cell phone is ~$90/ month for unlimited talk time, text and data plan. Hope that's helpful. Thank you.

Member Payment Dependent Notes Series 711860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711860	$4,500	$4,500	7.66%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711860. Member loan 711860 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Mac Brown Excavating	Debt-to-income ratio:	19.23%
Length of employment:	6 years	Location:	Ventura, CA

Home town:
Current & past employers:	Mac Brown Excavating
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,846.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 711870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711870	$7,500	$7,500	10.74%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711870. Member loan 711870 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Dumas School District	Debt-to-income ratio:	15.40%
Length of employment:	6 years	Location:	Dumas, AR

Home town:
Current & past employers:	Dumas School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,749.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts one by one, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month"). To make it much easier, you can go to https://www.readyforzero.com/snapshot (approved by Lending Club) to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature. Then you can paste the provided URL in your answer to this question. What is this debt from, and what will you do to avoid accruing more debt in the future? Also, what is your job and how stable is it? Thanks.	credit card 1, $5000, 16.24%, $115/month credit card 2, $1600, 18.24%, $40/month credit card 3, $650, 22.9%, $25/month accrued this debt when husband had his last two back surgeries. (gas, household items, groceries, and paid a few other bills with credit cards) Have already stopped using credit cards. Goal is to be credit card free. I work as a teacher in a public school district. Have been employed there 6 years as a special education teacher.

Member Payment Dependent Notes Series 711913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711913	$12,000	$12,000	7.29%	1.00%	March 31, 2011	April 7, 2014	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711913. Member loan 711913 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	cisco systems	Debt-to-income ratio:	9.00%
Length of employment:	10+ years	Location:	san jose, CA

Home town:
Current & past employers:	cisco systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,339.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! Could you please answer two questions? 1) What debts are you intending to consolidate and pay off with this loan, and what are their APRs? 2) Why are you trying to finance 12k over 36 months if you make that much in a month? Don't you want to pay it off sooner than 3 years from now? Best wishes and I applaud you for trying to become DEBT FREE!	I have 2 debts - 1. For 7500 for my car loan which has an apr of 30% 2. I have another debt which has an apr of 20%. thanks

Member Payment Dependent Notes Series 711919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711919	$16,000	$16,000	14.91%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711919. Member loan 711919 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	ICG	Debt-to-income ratio:	14.44%
Length of employment:	3 years	Location:	Royal Oak, MI

Home town:
Current & past employers:	ICG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,768.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Thank you for the inquiry. 1. My current net monthly income is $1,920 for ten months of the year and $2,881 for the remaining two. This net figure is after my health insurance payment, which is paid prior to tax deductions. 2. Expenses 495 Rent 60 Phone 80 Utilities (electricity & internet) 250 Food 85 Gym 200 Misc My car is owned free and clear with an insurance bill of $400-500 every six months. 3. The debt amount to be paid is currently 2,500 above the loan request with a weighted average rate in the very high teens. 4. The household consists of only me and I have no children.

Member Payment Dependent Notes Series 711983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711983	$22,400	$22,400	14.17%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711983. Member loan 711983 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Weston Solutions, Inc.	Debt-to-income ratio:	12.80%
Length of employment:	5 years	Location:	Oceanside, CA

Home town:
Current & past employers:	Weston Solutions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/11 > I plan to use the funds to pay off two very high interest rate credit cards. I got blindsided by the credit crunch while remodeling my home. Now i am done, but have the high rate cards to battle every month. I have excellent credit and make my payments every month. My monthly budget is about $3500 (with the current credit cards) which will take me 20 years to pay off at the current rate of 30%. My job is very stable. We have just won three five year contracts that will take me through 2015 and we have strong prospects with a few major projects. Borrower added on 03/30/11 > On another note, my wife's credit is excellent. She received an offer from her BofA card for 9 months 0% financing going to 12.5% afterwards. I called discover and asked them to lower my payoff amount for the card (I recently saw an article on yahoo about how a guy did this and the companies agreed). Discover follks said yes and agreed to take off $500 off the amount due. I will pay this off with the new 0% and pay that down quicker. I will also do the same with the BofA cards and see what they say. Hopefully if all works out, i may be able to knock off a nice chunk of debt just by asking and eventully become a lender/investor as opposed to a borrower.

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	37
Revolving Credit Balance:	$78,735.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THREE questions. 1- How did you manage to accumulate nearly 80K of revolving debt, which is nearly your annual gross pay? Or is some of it a HELOC? 2- What is CURRENT market value of your home, your mortgage, your HELOC if any? 3- For EACH debt you plan to pay off with this loan, please provide [in following format] the Lender, Amount, RATE, MinMoPaymt for that loan [eg, Chase, 5500, 9.99%, 75]. Do not omit the RATE. If this is a %u201Cconsolidation%u201D LC loan, the total should add up to nearly the LC amount you are requesting so, if it doesn%u2019t, please explain the difference.	1. Good question, I have a 48K HELOC at ~3%. During the credit crunch, my credit line got closed halfway through my remodel (addition for the mother in law). I ended up using credit cards and that sprialled out of control to where I am now (~30K on 3 credit cards). 2. Market value was recently appraised at $509K in October 2010. It is in a great neighborhood and I dont see myself moving for long, long time. 3. BofA, 13K, 29.99%, 360; BofAPlatinum, 10K, 29.99%, 350.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. Net is 5000/mo. 2. mortgage-2100, no car loans, utilities ~300, insurance~180, no phone bill, no internent, food-300/mo. gym-25/mo. 3. explained in last answer, will be paying off 2 BofA cards 23K total, 29% interest rate now. 4. No, my wife brings in 3200/mo.

Member Payment Dependent Notes Series 711995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
711995	$12,000	$12,000	11.11%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 711995. Member loan 711995 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	General Electric	Debt-to-income ratio:	18.74%
Length of employment:	10+ years	Location:	Lynn, MA

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	22
Revolving Credit Balance:	$14,160.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712011	$3,000	$3,000	17.51%	1.00%	March 31, 2011	April 7, 2016	April 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712011. Member loan 712011 was requested on March 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,170 / month
Current employer:	Sensata Technologies	Debt-to-income ratio:	5.61%
Length of employment:	1 year	Location:	Newport, RI

Home town:
Current & past employers:	Sensata Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,704.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
who is this loan for yourself ? or for some friend ? Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid? Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	Hi there, The loan is for myself. Debts are as follows: Bank of America CC $440 balance @ 13% interest with a $15/mo payment Capital One CC $450 balance @ 12% interest with a $15/mo payment Paypal Paylater CC $840 balance @ 15.9% interest with a $30/mo payment US Dept. Education $18,000 @ 6.8% interest with a $222/mo payment. Citibank Student Loan $13,000 @ 10.9% interest with a $150/mo payment. I have been on the phone with Lending club and they had left a message with a coworker in HR to confirm employment. Thanks!

Member Payment Dependent Notes Series 712018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712018	$1,225	$1,225	5.79%	1.00%	April 1, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712018. Member loan 712018 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	n/a	Debt-to-income ratio:	14.40%
Length of employment:	n/a	Location:	Salem, OR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I am retired and earn a pension and my wife is also working and makes over 40,000 a year We always pay are bills and have excellent credit

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,467.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712021	$10,000	$10,000	14.54%	1.00%	April 1, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712021. Member loan 712021 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	bloomingdales	Debt-to-income ratio:	7.68%
Length of employment:	< 1 year	Location:	ATLANTA, GA

Home town:
Current & past employers:	bloomingdales
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,939.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 712036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712036	$13,000	$13,000	7.29%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712036. Member loan 712036 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,833 / month
Current employer:	East Houston Hospital	Debt-to-income ratio:	11.82%
Length of employment:	3 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	East Houston Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > I understand you are doing everything you can and I am extremely appreciative but i am hoping to have this finalized by Friday this week. Borrower added on 03/29/11 > Also, my home mortgage has decreased to 1944.00 per month. Borrower added on 03/30/11 > I would like to try to explain a little better what this loan is needed for in terms of "business equipment". A project overseas is being overseen by a new project manager and he trusted the local workers with some of the installation and running of the software/equipment. Well there was a problem and some equipment was destroyed and now needs to be replaced. Once the equipment is replaced, the project will be complete. This loan will be repaid with 30 - 60 days of completion of the project.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at East Houston Hospital?	I am a Staff Nurse/Charge Nurse in the Emergency Department.
The load is titled "Business Equipment". Who's business? How long has this business been going? How will this loan increase the business's productivity?	The business has been around for at least 10 years. There was equipment problem and new parts needed to be ordered to complete project.

Member Payment Dependent Notes Series 712042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712042	$30,000	$30,000	14.91%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712042. Member loan 712042 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,458 / month
Current employer:	General Electric	Debt-to-income ratio:	17.02%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I am looking to convert credit card debt to a more reasonable interest rate. There have been no gaps in my employment for the last 10 years and my recent credit score is 698 (checked TransUnion on 3/23/2011). Monthly gross income = $5743.12 I am single and have no dependents.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	48
Revolving Credit Balance:	$27,832.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tech Support Eng, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($24 - $27K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Gross Monthly income = $5743.12 and is just me. I selected 3 year, but will try to pay off as soon as possible, but I anticipate 2-3 years. If the funding amount is less than 85% then I plan on declining and either trying again or looking for other options.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. NET monthly income = $4128.30 2. Monthly Expenses: Rent = $929.00, Car (gas and maintenance) = $150.00, Utilities = $200.00 + or - (30.00) depending on time of year, Insurance = $108.17, Phone = $115.67, Internet = $76.47, Food = $300.00, Gym = none, Child care = none. 3. Car Loan = $330.00 interest rate 5.95% will be done in July 2011. 4. I am the sole wage earner.

Member Payment Dependent Notes Series 712065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712065	$7,800	$7,800	9.63%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712065. Member loan 712065 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	MF Global	Debt-to-income ratio:	6.88%
Length of employment:	1 year	Location:	Key Biscayne, FL

Home town:
Current & past employers:	MF Global
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Need to consolidated my Credit Card Debt..!! Borrower added on 03/25/11 > Pay Off Auto Loan !

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,605.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at MF Global and where did you work prior to that?	I am VP of Emering Markets Fixed Income at MF Global / Latam in Miami. My previous employer was Fintec Group and I worked ther for 6 years.

Member Payment Dependent Notes Series 712071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712071	$5,400	$5,400	7.66%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712071. Member loan 712071 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,294 / month
Current employer:	Brown and Caldwell	Debt-to-income ratio:	12.73%
Length of employment:	< 1 year	Location:	Virginia Beach, VA

Home town:
Current & past employers:	Brown and Caldwell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I will use the funds to finalize payment for a 1975 Corvette Stingray. Borrower added on 03/26/11 > I have never missed a payment for a bill due...ever! This will not be any different. My current job is going well and I am about to get a raise. We are also currently looking to hire more engineers. Business is good.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,044.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 712117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712117	$8,000	$8,000	16.02%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712117. Member loan 712117 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Prudential Rubloff Properties	Debt-to-income ratio:	14.76%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Prudential Rubloff Properties
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	62
Revolving Credit Balance:	$17,962.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Prudential Rubloff Properties?	I work in the IT Dept at Prudential Rubloff. I handle IT Help Desk tickets and IT maintenance. In Help Desk I assist over 900 real estate agents with their IT questions or needs.

Member Payment Dependent Notes Series 712144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712144	$15,000	$15,000	6.92%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712144. Member loan 712144 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	city and county of San francisco	Debt-to-income ratio:	6.33%
Length of employment:	6 years	Location:	San Francisco, CA

Home town:
Current & past employers:	city and county of San francisco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > my job is very stable, I am a nurse. I would like to consolidate some credit cards and need funds while I am going through a divorce. I have good credit and have always paid my debt.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,688.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 712156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712156	$14,000	$14,000	15.28%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712156. Member loan 712156 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	19.68%
Length of employment:	10+ years	Location:	Abilene, TX

Home town:
Current & past employers:	Sears Holdings Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Thank you for your assistance. Borrower added on 03/25/11 > Thank you.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,466.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Sears Holdings Corporation?	I am the Loss Prevention Manager for Sears, #1307, in Abilene,TX. Loss prevention is the security for the store, including shoplifting, internal theft, inventory protection, and safety.

Member Payment Dependent Notes Series 712221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712221	$9,000	$9,000	17.51%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712221. Member loan 712221 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Borden Milk	Debt-to-income ratio:	21.34%
Length of employment:	1 year	Location:	Forney, TX

Home town:
Current & past employers:	Borden Milk
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Thank you for considering to fund our loan. My wife and I are trying to build a nest egg for our son. We are working on eliminating our credit card debt and being debt free within 3 to 5 years. We need 1 payment with interest that is equal or less than what we currently have. We work very hard at providing for our family and hoping this will help to build a better financial platform for us to build on.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,635.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any additonal household income not listed above?	My wife has a part time income and stocks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	130k - valued at 143k
Hello 905279, I'm interested in funding your loan. How did you get into so much credit card debt? and what is your plan to get out and stay out of debt? Please remember that lenders are regular folks like yourself, we have families to feed and bills to pay. Unlike the corporations, we dont have deep pockets and we can't get "bailed out" if borrowers default on us. Can we count on you to keep your commitment? Thanks for your interest in lendingclub and best of luck!	Hello, you have asked great questions and thank you for considering. Part of our debt comes from hospital bills from a year ago when my wife had our son. The rest has added up over the last few years from home improvements and etc. We should have planed more before our son was born, but now it is very important to us for my wife to stay home raising our son and preparing for his future. So far we are almost done refinancing our home which will save $500 a month and next month one of our cars will be sold, which saves another $400. Now we can use that money to pay down our debt, cancel all credit cards and only buy things in cash that we can afford.
Hello borrower, welcome to lending club, Could you please answer the following questions? You are asking for a $9K loan. Yet the credit info that we can see shows $4.5K in debt. Could you please list each of the debts you are planning on consolidating with the rate, amount, and monthly payment. (Ex. AMX, 1500, 24%, 100/mo) What was your delinquency 30 months ago? What is your monthly budget? Mortgage, utilities, etc. Best of everything with your plan to get out of debt.	The other debt is in my wife's name. GE Money $3863, 22% - Citi Card $3328, 24% - Chase $1800, 26%. The delinquency was a error on our part. Thought the payment had been made.

Member Payment Dependent Notes Series 712228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712228	$10,000	$10,000	6.92%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712228. Member loan 712228 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	bigfoot moving company	Debt-to-income ratio:	7.80%
Length of employment:	3 years	Location:	brockton, MA

Home town:
Current & past employers:	bigfoot moving company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$217.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at bigfoot moving company?	Currently I am a "Crew Chief" Basically I am the one in charge of the moving crew each day. My job is to be the lead guy, working directly with the homeowner, to make the move go as smoothly as possible. As we all know, moving can be a very stressful situation. I try my best to help put the homeowners mind at ease at make it as an enjoyable experience as it possibly can be.

Member Payment Dependent Notes Series 712235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712235	$16,000	$16,000	17.51%	1.00%	April 4, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712235. Member loan 712235 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	US POSTAL SERVICE	Debt-to-income ratio:	18.63%
Length of employment:	10+ years	Location:	San francisco, CA

Home town:
Current & past employers:	US POSTAL SERVICE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,375.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 712243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712243	$2,400	$2,400	5.79%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712243. Member loan 712243 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Cherokee Nation	Debt-to-income ratio:	18.47%
Length of employment:	10+ years	Location:	Muldrow, OK

Home town:
Current & past employers:	Cherokee Nation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,038.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you using the loan to purchase?	a refrigerator
I have a few additional questions... 1) is there additional income, i.e. from spouse, partner, roommate, 2) do you have additional monthly payments you're making and what is the amt, i.e. car, mortgage, school, and last, are you looking to pay this off early, or will it be the whole 3 yrs?	No other income, I am single. car pmt=$259, Mortgage=$641,and I do look to pay off early

Member Payment Dependent Notes Series 712268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712268	$2,200	$2,200	12.68%	1.00%	March 30, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712268. Member loan 712268 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Comcast	Debt-to-income ratio:	13.72%
Length of employment:	9 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	22
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	24.63%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused the delinquency 22 months ago?	I'm not sure what you're referring to from 22 months ago?

Member Payment Dependent Notes Series 712277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712277	$8,000	$8,000	7.66%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712277. Member loan 712277 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Salon O	Debt-to-income ratio:	13.53%
Length of employment:	5 years	Location:	Flushing, NY

Home town:
Current & past employers:	Salon O
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,194.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) There is no mortgage on the residence. 2) The deed/title is in a family members name. 3) Never checked being that is not in my name. 4) Last time I checked (about a year ago), it was around $200,000. 5) 16 years I hope my answers helped you with your decision... Thank you

Member Payment Dependent Notes Series 712283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712283	$4,800	$4,800	15.28%	1.00%	March 30, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712283. Member loan 712283 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Green Mountain Energy	Debt-to-income ratio:	23.61%
Length of employment:	10+ years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Green Mountain Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	65
Revolving Credit Balance:	$25,654.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you detail your monthly expenses (rent, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments?	Yes, monthly expenses: Rent - $1,025.00mo. Utilities (water, electricity, & gas) - $175.00mo. Car - $530.00mo. Car Insurance - $110.00mo. Renter's Insurance - $31.58mo. Cell Phone - $60.00mo. Food - $200.00mo. Visa/MC/Disc $8,500.00 Total - 7.9%/15.9%/2.9% - $250.00mo. min payments. (I pay more then min req. payments.) Thanks!
Your credit report says you are carrying 3X the amount of debt you listed? Are you sure you didn't forget about something?	My Credit report may not reflect several credit cards that were recently paid in full and closed within the past month due to very high interest rates. I didn't include outstanding store credit that are not Visa/MC/Discover credit cards: Jared's - $2,730.00 - $130.00min/mo. Amazon.com - $804.00 - $35.00min/mo. Dell.com - $437.00 - $25.00min/mo. Conn's Credit - $716.00 - $35.00min/mo. Cabela's - $639.00 - $35.00 min/mo. Nordstroms - $645.00 - 40.00 min/mo. Thanks!

Member Payment Dependent Notes Series 712319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712319	$4,000	$4,000	5.79%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712319. Member loan 712319 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	PAUL TRANSPORTATION, INC	Debt-to-income ratio:	22.56%
Length of employment:	3 years	Location:	Enid, OK

Home town:
Current & past employers:	PAUL TRANSPORTATION, INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1979	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at PAUL TRANSPORTATION, INC?	I am the Director of Federal Motor Carrier Safety Compliance and Insurance for Paul Transportation, Inc. We operate 225 commercial motor vehicles and I monitor compliance and insurnace as well as property insurance for this company.

Member Payment Dependent Notes Series 712370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712370	$6,500	$6,500	9.63%	1.00%	March 30, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712370. Member loan 712370 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,375 / month
Current employer:	JPMorgan RPS	Debt-to-income ratio:	16.41%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	JPMorgan RPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,270.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for JPMorgan RPS?	I work for Retirement Plan Services within JPMorgan. I provide support services as an Admin. Asst.

Member Payment Dependent Notes Series 712399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712399	$12,000	$12,000	12.68%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712399. Member loan 712399 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	The Spence School	Debt-to-income ratio:	22.24%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	The Spence School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I am still trying to pay off credit-card debt I got while substitute teaching to become certified. A lower interest rate would help me erase this debt completely.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	37
Revolving Credit Balance:	$11,024.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712405	$4,500	$4,500	7.29%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712405. Member loan 712405 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	TWI	Debt-to-income ratio:	23.20%
Length of employment:	5 years	Location:	Hempstead, NY

Home town:
Current & past employers:	TWI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I feel that the Lending Club has really come thru for me and i don not want to disappoint anyone as everyone could see i have been very consisdent with my payment. Thank You all whomevrparticipates. Thank You

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,695.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TWI and what do you do there?	The company is Tourneau. It's a high end watch company. I do specials orders on customers straps, links and bracelets for all the stores in the country. I'm the stores contact regarding their orders. Sorry for the TWI it's our mailing address name.

Member Payment Dependent Notes Series 712408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712408	$14,500	$14,500	7.66%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712408. Member loan 712408 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	15.60%
Length of employment:	n/a	Location:	Atlanta, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I'm a graduate student trying hard to pay off my credit cards and get back to a debt-free life. Thanks for investing in my journey!

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,792.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I am a graduate student at Georgia Tech. My stipend comes from the National Science Foundation graduate fellowship program.

Member Payment Dependent Notes Series 712456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712456	$4,000	$4,000	5.79%	1.00%	March 30, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712456. Member loan 712456 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Tailored Foam, Inc	Debt-to-income ratio:	1.68%
Length of employment:	10+ years	Location:	Longview, TX

Home town:
Current & past employers:	Tailored Foam, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > We need a new roof. We do have the money in the bank for a new roof, but I don't want to drain the savings account. I like the concept of lending tree. I even convinced a friend to open an investment account and helped fund a few loans a couple of years ago. I would appreciate your help.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,585.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Did you really mean to say Lending Tree when this is Lending Club? Wishing you the best.	I meant to say Lending Club. I used Lendingtree to get our first house, so it probably won't be the last time I mix them up.

Member Payment Dependent Notes Series 712476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712476	$24,000	$24,000	10.74%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712476. Member loan 712476 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Jefferson County Engineer's Office	Debt-to-income ratio:	9.74%
Length of employment:	10+ years	Location:	Wintersville, OH

Home town:
Current & past employers:	Jefferson County Engineer's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,931.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 712485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712485	$4,000	$4,000	14.17%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712485. Member loan 712485 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Spectrum Health	Debt-to-income ratio:	22.71%
Length of employment:	< 1 year	Location:	Hudsonville, MI

Home town:
Current & past employers:	Spectrum Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > My husband and I are hoping to consolidate all of our credit card debt and paying off one high interest payment car loan. We opened those lines of credit when we were in college and we accepted excessively high interest rates. We just purchased our first home and want to get all of our debt paid off. Borrower added on 03/27/11 > Also, just though I would add that combined we make just over $90,000 annually, and our new mortgage payment is less then we were paying in rent!!

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	14
Revolving Credit Balance:	$1,115.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 712498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712498	$15,000	$15,000	7.29%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712498. Member loan 712498 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Albert Einstien College of Medicine	Debt-to-income ratio:	8.61%
Length of employment:	10+ years	Location:	yonkers, NY

Home town:
Current & past employers:	Albert Einstien College of Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > This loan is being used to consolidate all my student loan debt plus 2 credit cards. I am looking to have one monthly payment for a longer period so as to be able to save some money per month. I was helping out a family member with medical expenses and would like to save per month again. I have never missed a payment or defaulted on a loan or even made a late credit card payment. I also have excellent credit. I hope that you please consider funding me based on my history. I am also hopefully planning on paying off this loan sooner thank 36 months. I take borrowing money very seriously and hope to get the funding I need to consolidate at this great rate. Thank You!

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$857.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current Position at your job?	my current position is purchase order coordinator: which is reconciling grants/ordering all supplies and paying invoices for an entire science department.

Member Payment Dependent Notes Series 712502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712502	$26,000	$26,000	12.68%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712502. Member loan 712502 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Reboxco Int	Debt-to-income ratio:	4.93%
Length of employment:	10+ years	Location:	rochester, NY

Home town:
Current & past employers:	Reboxco Int
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Loan is for additional cash needed to convert an existing restaurant over to a successful franchise format. The restaurant that is there already is very successful and profitable, the owner is retiring, and we going to merely upgrade and make it even better. The restaurant will stay open during this period so cash flow won't change, and my partner does this full time, so I will be staying at my job and helping in the offtime, so my income won't change as well. Borrower added on 03/25/11 > This loan is converting over an existing restaurant to a successful chain restaurant format. Its already a profitable and solid, and has been in business over 10 years, but the owner is retiring, so we are looking to upgrade and make it even more successful. In addition, my business partner does this full time, so that will allow me to stay at my current job and help run it in my spare time. This money will be used to make necessary upgrades and changes to both the look of the restaurant, and equipment purchases needed for some of the menu changes. Borrower added on 03/26/11 > My full time job I have been at over 10 years, the owner is semi-retired and spends 4 months of the year (winters) in Fla, while I run the business for him.This business opportunity will allow me to remain there while still having my own as well.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,941.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much equity capital do you and your partner have invested? How much other debt capital have you and your partner acquired for the business?	He is putting up about $65k of his own, I have 40k in cash I'm contributing, plus this debt capital from LC. He hasn't acquired any other debt as he's using cash infusion from his other restaurants for financing, and I am using savings/ 401 funding for the majority of mine. We also intend to use cash flow from the business for the first few months for any unexpected costs during the changeover.

Member Payment Dependent Notes Series 712510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712510	$22,000	$22,000	14.54%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712510. Member loan 712510 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,416 / month
Current employer:	Broadway Federal Bank	Debt-to-income ratio:	4.17%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Broadway Federal Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Greetings! I have been employed with the same company for more than 11 years. I have worked hard to ensure that my credit rating remains high and I have no debt. I recently purchased my dream home, but it needs a little work in order for me and my baby girl to move in. I am requesting this amount to remodel my bathroom and kitchen. Thank you very much in advance for your consideration! Sincerely Yours Borrower added on 03/30/11 > Hello Investors! Thank you so much for the amount invested so far...

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To see how this loan's payment will fit into your budget, please provide a breakdown of your monthly expenses.	Mortgage $1,450 Lending Club $444? Food $120 Gas $90 Utilities? Not sure I have yet to move my things into the home until it's remodeled...my guesstimate, $80 maybe Entertainment $30 With a monthly income of $5,416 I can pay all my financial obligations comfortably.
-What do you do at Broadway Federal Bank? -What is the value of your home, the first mortgage balance & monthly mortgage payment. Any HELOC? Thanks.	I am a VP/Branch Manager. I recently closed escrow on March 8th. My home at that time was valued at $325k. My monthly payment is $1,450 Similar homes in the View Park area recently sold for $408k. Securing a loan for $20k would allow me to remodel the bathroom, kitchen and floors, thus adding more value to the home. The only way to show that I have no creditors is to view my credit report. I recently paid off my Sallie my loan which was ~$14,827 and Direct Loan in the amount of ~$32,276. I do not owe or carry any other debt other than my monthly mortgage, which is due in June. I do not know the current value of the home but I can assure you with confidence that the home I recently purchased is in a very stable and upscale community. Remodeling the bathroom, kitchen and floors will add comfort and some value to the home but it is the location that makes this home a dream come true for me. The home in its current condition sold for $700K in 2006.
Can you verify that you carry no debt? Also, can you provide the home value and mortgage amount? Thanks.	The only way to show that I have no creditors is to view my credit report. I recently paid off my Sallie my loan which was ~$14,827 and Direct Loan in the amount of ~$32,276. I do not owe or carry any other debt other than my monthly mortgage, which is due in June. I do not know the current value of the home but I can assure you with confidence that the home I recently purchased is in a very stable and upscale community. Remodeling the bathroom, kitchen and floors will add comfort and some value to the home but it is the location that makes this home a dream come true for me. The home in its current condition sold for $700K in 2006.
Investors will be more confident about funding your loan if your (1) income was verified and (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	Will do. I will call Lending Club.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of the loan is 304k there are no HELOC's on the property. The market value at the time of closing was 325k.

Member Payment Dependent Notes Series 712516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712516	$17,000	$17,000	17.14%	1.00%	April 4, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712516. Member loan 712516 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,286 / month
Current employer:	EDCO Waste & Recycling	Debt-to-income ratio:	23.52%
Length of employment:	10+ years	Location:	Vista, CA

Home town:
Current & past employers:	EDCO Waste & Recycling
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > The total interest alone paid on my credit cards is significant. I want to pay off my credit card debt and save on the combined interest paid with one loan payment. I have worked at my company for twenty years. I do not have late or missed payments but debt that I want to pay off and combine into one payment through this opportunity should the loan be extended to me.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,177.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding your loan, but I have a few questions first. 1) What do you do for EDCO? 2) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	1.) I am a sales representative at EDCO Waste & Recycling at www.edcodisposal.com . I have been with the company, previously Mashburn Sanitation, for almost twenty-one years working fulltime since inception. I am also a salaried employee. I work with customers in establishing refuse and recycling needs as well as setting up and maintaining commercial contracts including businesses, school districts, colleges, and San Diego County accounts. I also work on special projects involving the implementation of city mandated recycling programs. I enjoy my job and the people I work with. I graduated last year for Cal State San Marcos with a double major in Sociology and Criminology & Justice Studies Magna Cum Laude. I completed my double AA and Bachelor???s degree while working full time and attending school at night which took me approximately eight years total. I am also a volunteer with the Vista Chamber of Commerce. 2.) Here is a list of the credit cards that I will be paying off with the debt consolidation loan. I am able to make the payments on all my accounts on time yet find that the amount of interest paid on each card continues to accumulate on a daily/monthly basis making the amount of principal applied to the balance small. I would like to be able to make one payment, with one interest rate knowing that the loan would be paid off in a certain amount of specified time per the loan agreement. I am paying a significant amount of interest alone. I also plan on closing all but two of my listed credit cards, keeping the two with the lowest interest rate. The following lists the credit card, current balance, APR rate and monthly payment: CC1. Target Visa $1,785.00 23.24% APR $50.00 /mo CC2. Chase Ink $2,005.00 29.99% APR $65.00 /mo CC3. Old Navy Visa $3,839.00 23.99% APR $103.00 /mo CC4. Capital One $4,264.00 17.09% APR $107.00 /mo CC5. Chase Freedom $6,200.00 29.99 % APR $140.00 /mo *I am not sure if you wanted me to list the additional accounts that I currently have that are also paid on time. They are not part of the debt consolidation loan that I am seeking. They included my student loan and additional installment accounts. They are as follows: Victoria???s Secret with a balance of $41.34 JcPenneys with a balance of $37.16 Macy???s with a balance of $369.76 *I have a monthly student loan payment of $212.00 *Bank of America loan with a balance of $3,205.00 and a monthly payment of $216.00 @ 19.24% APR *Citifinancial loan with a balance of $4,287.00 and a monthly payment of $155.00 @ 29% APR *My net weekly salary is $990.00 or $51,480 annually *I do not have a car payment. My car is paid off. Thank you for your consideration in possibly extending me a loan. I am currently paying such high interest rates on several cards and I would like to see what can be done to combine all those payments into one loan with one interest rate that can be paid off with five years or less. Margarita
Hi, I'm going to finance your loan, I just wanted to mention you will get the most bang for your buck if you use the proceeds of this loan to pay off your highest interest rate cards first. For instance, your citifinancial loan has an APR of 29% and your Capital One has 17% (which by the way is just below the rate of this loan). Paying off the higher interest citifinancial instead of the lower Capital1 will save you something like $500/ year. Sincerely, -LL Herndon, VA	Thank you so much for this advice. It makes complete sense to pay off the citifinancial at the higher interest rate with the $500/year savings. I appreciate your help and finance of my loan.
Hello 905628, I am interested in funding your loan. Please answer a few questions to help me and other lenders make more informed decisions on whether to fund your loan. How did you get into so much credit card debt? and what is your plan to get out and stay out of debt? Please remember that lenders are regular folks like yourself; we have bills to juggle and families to feed. Unlike the corporations, we don't have deep pockets and we can't get "bailed out" when borrowers default on us. Can we count on you to pay back this loan over the next 60 months? Thanks for your interest in lendingclub and best of luck!	Hi 608166 Thank you for showing interest towards funding my loan. I got into to so much credit debt due to varying factors. I raised my daughter as a fulltime working single parent, put myself through college by attending a few classes each semester at night school (which took me eight years to complete from my AA to Bachelor???s degree) while also battling my daughter???s chronic illness diagnoses at age 15. One of her struggles involves arthritis and body pains. I charged additional treatments that were not covered by insurance for her such as massages and therapy sessions. Thankfully she is stable and able to function as any normal teenager would with the occasional bumps along the way. The debt that I have is in large part due to debt from years back that I incurred when I did not take into consideration how much the high amount of interest would cause me to continue the vicious cycle of interest rate consumption. I was much younger at the time and, of course, also charged needless luxuries that I would not purchase and spend hard earned money on today. I also charged items that helped me in school such as a home computer and laptop. I also had living expenses and I needed my first reconstructive surgery due to previous complications resulting in daily pain and difficulties that were not covered by insurance. Prior to submitting a loan funding request with The Lending Club, I meticulously went over my credit card bills and the amount of interest paid on each one. I knew that I was and could continue to make my payments on time but with what end result. The amount of my monthly payment was in large part applied to the interest rather than the principal balance. I then began to research ways in which I would be able to pay off my debts in a timely manner and lessen the substantial interest rates paid into one reasonable rate. I did make and have the following plan to stay out of debt. Once, if funded, I will pay off my credit cards, with the exception of paying off a 29% account first over a Capital One card that is at a 17% interest rate as suggested by another lender. I would then cancel all but two credit cards with the lowest interest rates. I have realized that it is best to pay in cash and/or to save up for luxuries that are not out of necessity but for enjoyment because items that are charged will cost an extreme amount more when interest rates are factored in. My primary goal is to become as close to debt free as possible in five years. I do not have a car payment, nor want one. I realized that I great way to get out of debt in a reasonable amount of time, such as five years, is to have payments with a purpose. That being payments that I know are helping me reach my goal of debt free with five years. I understand that the lenders are individuals with bills of their own, families and expenses. The best way that I can let you know that I can be counted on to pay back the loan over the next 60 months is the fact that, although I am carrying a lot of credit card debt, I have not missed a payment or been late. It is important for me to be accountable and pay what I owe. I have worked since I was sixteen years old and understand the value of working hard for ones money and sincerely appreciate the lenders who have and are considering funding my loan. I have taken a good look at my debt and the high interest rates that I am having to paying on them. It feels as though I am continuing to pay these bills with no reasonable end in sight. I would hope that one day I too can become a lender, helping other reliable individuals like myself who are looking to pay off their debts. I hope that I have answered your questions, if not please feel free to submit further ones if need be. Thank you again for your consideration.
Salesman, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	U.S.Marine.Corps.Retired, thank you for showing interest in funding my loan. It has been fully funded already thanks to great lenders, such as yourself. My goal is to pay off this loan in less than five years, possibly in four years. On a personal note, I would like to thank your for your years of service to our Country and for continuing to allow citizens, such as myself, to live in freedom as we do. I have close friends in the military and I think it it important to know that I appreciate all that you and they do.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	desk8149, thank you for your consideration to fund this loan. It has been fully funded by lenders. I appreciate your interest and Lending Club.
Investing in your loan - excellent description of your finances - no questions - good luck	Thank you for investing in my loan.
I'm about to make a significant investment in your loan. And I hope this helps you get yourself out of debt for good. If I may make a little unsolicited advice however, this loan is going to save you about $90 per month. If you really are able to afford your monthly payments right now, then instead of spending or even saving that $90, put the extra into your Capital One balance. By only paying $107 per month, it will take you nearly 5 years to finish paying it off, costing you about $6300 from now until then. But if you add that extra $90 to your monthly payment, you'll instead be done with that card in only 26 months, and you'll have only spent about $5000. And once you're done with that debt, you can put that $197 to work for you. Maybe pay off this loan faster (all LC loans have no pre-payment penalty) or become a lender yourself. Also, with your decent credit score and good payment history, you should be able to negotiate a better interest rate with your bank. There is no good reason anyone should be charging you a 29% rate, now, and especially not once this loan goes through and you pay off those cards. I wouldn't be at all surprised if you'll qualify for half that, but banks won't lower your rate unless you ask for it. Once your revolving (credit card) debt is under $4700, your credit score is going to shoot up because you'll be below 15% of your available limit. A 50 point increase in your score would not be surprising. Anyway, best wishes. And please pay us back!	Member_744239, Thank you for your advice and for investing significantly in my loan. That is my goal, to pay off my debt and place the extra savings into paying off the balances quicker. The extra $90 will allow me to pay the Capital One account much quicker and in turn, once that card is paid off, take the extra savings and apply them to my LC loan. My goal is to be debt free within five years or less by taking the savings that result from paying off one account and applying it to the next. It is important for me to pay off my debts and raise my credit score. Members, such as yourself, have allowed me to reach this goal and I am grateful for your help. I will pay back this loan and in turn, look forward to helping others as a lender.
FYI Another way of attacking the debt is to pay-off ones with equal or higher interest than this loan and largest minimum monthly payment. That would allow you to use the larger monthly payments amounts that this loan freed up to quickly make dents in the remaining smaller balance Credit Cards like Target & Chase link. PS: Focus your payoff attack plan on one card at a time thereby freeing up more monthly money for the next attacked CC.	Thank you Member 608819. I wrote down your suggestion and worked the numbers as well. Going this route makes a lot of sense. I see how I can apply freed up payments into the other cards and pay off those balances off one card at a time. Its about taking what money that is freed up and applying it to the next card eliminating my debt quicker. Thank you, again.

Member Payment Dependent Notes Series 712528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712528	$2,000	$2,000	7.66%	1.00%	March 30, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712528. Member loan 712528 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Motricity, Inc.	Debt-to-income ratio:	17.18%
Length of employment:	2 years	Location:	Edmonds, WA

Home town:
Current & past employers:	Motricity, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	64
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712535	$3,000	$3,000	11.11%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712535. Member loan 712535 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Allen display	Debt-to-income ratio:	8.63%
Length of employment:	9 years	Location:	Henrico, VA

Home town:
Current & past employers:	Allen display
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > This loan will be used primarily to pay for home improvements. All my open credit accounts are payed on time and more than the minimum payment. I have a credit history that proves my honesty in paying off my debt.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,218.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 712546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712546	$35,000	$35,000	17.88%	1.00%	April 1, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712546. Member loan 712546 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,042 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	22.46%
Length of employment:	1 year	Location:	Acworth, GA

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Spouse was laid off from her job 14 months ago. I have been with my job for 1 year and in the industry in a similar function for the past 13 years Debt consolidation will include: Creditor: rate: balance monthly payment Bank of America 21.49% $14843 $600 Citibank 29.99% $ 8,143 $300 Discover 29.99% $4,789 $150 Macys 24.99% $4230 $200 Sears 24.99% $1,555 $100 Besides a lower rate than compared to what I am currently paying this will free up monthly cash flow with an additional $580/m to pay down auto loan. Borrower added on 03/25/11 > Spouse was laid off from her job 14 months ago. I have been with my job for 1 year and in the industry in a similar function for the past 13 years Debt consolidation will include: Creditor: rate: balance monthly payment Bank of America 21.49% $14843 $600 Citibank 29.99% $ 8,143 $300 Discover 29.99% $4,789 $150 Macys 24.99% $4230 $200 Sears 24.99% $1,555 $100 Besides a lower rate than compared to what I am currently paying this will free up monthly cash flow with an additional $580/m to pay down auto loan.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	12
Revolving Credit Balance:	$28,958.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 712561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712561	$1,500	$1,500	10.00%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712561. Member loan 712561 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Four n Twenty Restaurant	Debt-to-income ratio:	22.30%
Length of employment:	5 years	Location:	SHERMAN OAKS, CA

Home town:
Current & past employers:	Four n Twenty Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Was in a car accident and need the money for repairs. Recently separated from my husband and the debt I do have is his medical bills on my credit cards. I am very good budgeting and paying all my bills.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	54
Revolving Credit Balance:	$9,528.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 712574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712574	$10,800	$10,800	14.91%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712574. Member loan 712574 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ViaSat Inc.	Debt-to-income ratio:	7.49%
Length of employment:	3 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	ViaSat Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > Consolidating credit card debt into 1 loan.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,858.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	I have no debt besides the credit card debt I would like to consolidate. I have about $10k in credit card debt. I have been paying about $700 a month towards this debt and I wanted to consolidate it into 1 payment monthly.
Mech Eng, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My Gross Monthly income does not include my spouse. With my spouse our GMI is approximately $100k a year. Realistically I would like to pay this loan back in no more than 2 years. I would like to get out of debt, improve my credit score and be able to finance a loan for a new car by now. Just an FYI, I work at a defense contractor designing and managing products for secure satellite communications.
Your profile says you have almost $16k in revolving debt. Please explain.	This is incorrect, I don't know why it is showing that. I have the following debts: American Express - $550 US Bank $6200 Wells Fargo - $2300 Discover - $1500 Best Buy (no interest) - $650 What other debts is it showing? I have no car loan, auto payment, etc. I am also about to receive a $500 a month salary increase starting June 1st. Thanks for your time.

Member Payment Dependent Notes Series 712625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712625	$5,775	$5,775	14.91%	1.00%	April 1, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712625. Member loan 712625 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Taco Mayo	Debt-to-income ratio:	14.14%
Length of employment:	4 years	Location:	OKLAHOMA CITY, OK

Home town:
Current & past employers:	Taco Mayo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > personal loan Borrower added on 03/31/11 > im a general manager have been a gm for 3 years going on four this years got promoted to training supervisor have decent credit just not enough to get the loan and rate i want this loan will help bring up my scores and when this loan is paid off i plan to become a investor and help others as you all have helped me thank you so much ! The reason I was not able to fund this purchase myself is I had about $10,000 in medical bills from the birth of my first baby in august of 2010 Thany you so much to all who have helped fund this loan it's greatly appreciated this economy has made it extremly hard on young hard working couples to get the loans they want and deserve

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,365.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Food Service Mgr, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	dose not include any other income my fiancee brings another $500 evry two weeks and if the loan is funded i anticipate on trying to pay off early in 1-2 years
please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? DO you have any other loans apart from CC loans ? If you have spousal income please specify approx ?	tinker federal credit union vehical loan current ballance is$14,805.79 been current for the last year pay 345.83 a month interest rate is around 4.7% , This loan will be for a secound vehical for work purposes

Member Payment Dependent Notes Series 712630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712630	$18,400	$18,400	16.40%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712630. Member loan 712630 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Rush University Medical Center	Debt-to-income ratio:	19.59%
Length of employment:	9 years	Location:	Chicago, IL

Home town:
Current & past employers:	Rush University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	47
Revolving Credit Balance:	$7,293.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Research Mgr, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($19 - $21K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Question 1: Gross monthly does NOT include anyone else's income. My 2010 Gross Yearly income for the household is $75,229. Question 2: Full term of five years Question 3: Yes I would accept partial loan; more than 60 % flexibility is fine. Thank you!

Member Payment Dependent Notes Series 712663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712663	$8,800	$8,800	7.66%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712663. Member loan 712663 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Mckean County	Debt-to-income ratio:	11.10%
Length of employment:	3 years	Location:	Port Allegany, PA

Home town:
Current & past employers:	Mckean County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > I work as a System Administrator full-time. I also have a wife that works full-time for the same employer. The money is for a new roof for our family home. I have never been late paying any payments. Thank you for your consideration. Borrower added on 03/30/11 > I am a great borrower I have repaid all loans that have ever been borrowed. My credit score reflects this. We have gotten 9 different estimates for our roof and the lowest is 8800. That is the estimate that we plan to go with if this is funded. We have done a lot of research and contacted references on many roofing jobs that this company has completed. They have many high recommendations on their quality of work. We both work stable jobs for local government. We plan on paying this loan off in approx. 1-2 years.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,519.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712665	$2,000	$2,000	16.77%	1.00%	March 31, 2011	April 8, 2016	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712665. Member loan 712665 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	US Air Force	Debt-to-income ratio:	24.40%
Length of employment:	10+ years	Location:	Chugiak, AK

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > heading to Afghanistan this summer, this loan is for a vacation to Hawaii before my deployment

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	51	Months Since Last Delinquency:	20
Revolving Credit Balance:	$35,078.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for your service! Enjoy Hawaii.	thank you so much.
Enjoy your vacation, and thank you for going into harm's way; may God grant you a speedy return!	thank you, God Bless

Member Payment Dependent Notes Series 712690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712690	$15,000	$15,000	7.29%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712690. Member loan 712690 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,394 / month
Current employer:	Baylor University Medical Center	Debt-to-income ratio:	0.14%
Length of employment:	3 years	Location:	DALLAS, TX

Home town:
Current & past employers:	Baylor University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > Need to use funds to cover major auto purchase minus 11,000 payment that I will make on the vehicle in the next 20-30 days. Currently, the balance is on a high APR credit card since I could not secure an auto loan for a non-franchised dealer. I have excellent credit (current range is around 822 depending on the Bureau reporting). I have a very steady job as a pharmacist and have been in my current position for 3.5 years. I earn an excellent salary and paid of my previous auto loan of approx. $20,000 in 1 1/2 years. I have never defaulted on any previous payments.

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$539.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you intend to hold the loan for the full 3 years? You know that Lending Club does not impose a penalty for paying off early.	As with all of my loans, I would like to pay it of as soon as possible. Judging by my last car loan payoff, I will likely not utilize the full three years. While that may mean a lower rate of return for the investors, it at least ensures a return nonetheless.

Member Payment Dependent Notes Series 712717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712717	$15,000	$15,000	13.43%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712717. Member loan 712717 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,958 / month
Current employer:	General Dynamics Information Technology	Debt-to-income ratio:	20.77%
Length of employment:	1 year	Location:	Spanaway, WA

Home town:
Current & past employers:	General Dynamics Information Technology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	61
Revolving Credit Balance:	$6,883.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 712722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712722	$33,950	$33,950	14.54%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712722. Member loan 712722 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Emory Healthcare	Debt-to-income ratio:	22.29%
Length of employment:	3 years	Location:	Evans, GA

Home town:
Current & past employers:	Emory Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,980.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. What is your position at Emory?	I just did my taxes, and need to pay $3300 by April 18th; I also would like to consolidate my two credit cards and personal loan into one fixed, instead of a revolving payment. The Credit Card payments are with Capital One and Nordstrom and the amounts are $14,500 (paying about $450/month) and $9500 (paying about $450/month)...the Personal Loan by Capital One has $5000 left on it (paying $650/month)...the personal loan is not revolving. I work at Emory as a Registered Nurse, specializing in surgical/critical care. I make about $80,000/year and work full time...at Emory for the last 3 years, and before that at the Medical College of Georgia. I have good credit and my fico score fluctuates btw 710-740 over the last two years. I do not own a home so I do not know where else to ask for a low interest consolidated loan to make up for a few bad financial decisions I've made in the last few years concerning breakups with my ex. Thank you for your help!
Why is your revolving credit balance so high?	I'm sorry if you receive this answer twice, I tried to submit this answer once before. My revolving credit balance is high because I have made poor decisions while in or while ending unhealthy relationships. I was divorced in 2002, and since have had a series of bad relationships. I had moved 9 times since my divorce, which was very costly every time I moved. I am an expert on anything medical, but I am learning my business/financial lessons the hard way...by making mistakes with my money. Now with all of this being said, I am trying to correct my life mistakes....I did partake in 18 months of counseling for choosing bad partners; I have not been in a relationship for over a year, while I am figuring out my past mistakes; and, for the first time since leaving my parents home, I am living in the same place for 3+ years. I just want to pay off my loans/debts to have a peace of mind. The high revolving debt balance is costing me so much in finance charges it is starting to become a huge stressor and burden.
I need to know the RATES on each CC you plan to pay off with this loan. PLEASE provide in format: Lender, AmountDobt, Rate, MinMoPay [eg "Chase, $5,500, 9.99%, 125]. If any are LOWER than LC loan, please explain why you prefer to pay higher rather than lower interest.	1.) Federal Income Tax due, $3300 by April 18th; 2.) Capital One Personal Loan, $5000, 9.99%, $650/mo; 3.) Nordstrom Bank, $9500, 15.99%, $450/mo; 4.) Capital One Credit Card, 15.99%, $14,500, $450/mo These are the four debts I want to consolidate and to pay off within the three year period. Doing my taxes pushed me over the edge this year, and made me want to make my monthly payments out more manageable. This is an installment loan vs. a revolving loan...so I will see a light at the end of the tunnel....This is the short version of my info, if you need further clarification, please feel free to ask! Thank you!
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1.) Forgive me, NET income...are you referring to the income I bring home after all taxes are taken out??? That would vary between $3500 to $4000/month. 2.) Rent/$1400, Insurance/$220, Utilities/$150, Phone & Internet/$175, Food/$250-300.....I've already given up extras e.g. gym membership and television to reduce expenses. 3.) Federal Income tax owed by April 18th/$3300; Capital One Personal Loan/$5000/9.99%; Nordstrom Bank/$9500/15.99%; Capital One Credit Card/$14,500/15.99% 4.) I am a sole wage earner. I was in a dual income relationship 11 months ago, and have been struggling to reach a balance living in a single income...it is starting to come together, but I need some help in consolidating this debt....I believe it will be helpful to have a fixed installment loan vs. the revolving credit that is costing me a fortune. I hope this answers your question...thank you for taking your time and consideration in this matter.
I'm still looking at your loan, but I'm concerned that you owe Nordstrom's so much money. Are you still shopping there? if so, I would suggest switching to Belk, Macy's, and Kohl's. You can't afford to shop at Nordstrom.	No....I am not shopping, nor have I been, and to be very honest, I cannot afford to even shop at WalMart....the Nordstrom card is a Visa card I've had for several years. It was the card I used for all of my prescriptions and living expenses I could not afford since my ex moved out 11 months ago....I have been transitioning and adjusting to being a single income earner, and after doing my taxes realized I needed some type of fixed personal loan vs. a revolving type debt to make my monthly payments more affordable. In all seriousness, I have had to drop a gym membership...I do not have any access to television anymore....and I rarely even eat out anymore, unless if someone else treats....this past year has been a very rude awakening to this previously spoiled and privileged girl. Thank you for your thoughtful questions and consideration...I really do appreciate your concern.

Member Payment Dependent Notes Series 712732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712732	$4,800	$4,800	14.54%	1.00%	March 31, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712732. Member loan 712732 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	US Government (DoD Civilian)	Debt-to-income ratio:	15.42%
Length of employment:	3 years	Location:	Bristow, VA

Home town:
Current & past employers:	US Government (DoD Civilian)
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	14
Revolving Credit Balance:	$19,889.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your consideration in supporting the funding of my loan application; in answer to your questions, the current balance of our home mortgage is a little over $400K with the market value of our home currently at $367K... BL

Member Payment Dependent Notes Series 712738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712738	$6,000	$6,000	13.80%	1.00%	March 30, 2011	April 8, 2014	April 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712738. Member loan 712738 was requested on March 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	BAYLOR MEDICAL CENTER IRVING	Debt-to-income ratio:	7.00%
Length of employment:	3 years	Location:	Irving, TX

Home town:
Current & past employers:	BAYLOR MEDICAL CENTER IRVING
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/11 > This loan is to assit me put all the things I need to make the wedding a success. Have all the things I need in place Borrower added on 03/25/11 > kindly approve this amount. I have a steady job and I need this back up tosee my goals go through

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	70
Revolving Credit Balance:	$775.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Patient Care Rep, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here. The gross income indicated does not include fiancee income. As a gift to the wedding I intend to to carry the burden of paying the loan on a monthly basis from my income. I would like to have the loan completed between I-2 years however I will not reject a three year gross period. If my income circumstance permit I would like to adjust my payments to meet my obligation in a short period

Member Payment Dependent Notes Series 712746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712746	$7,000	$7,000	11.11%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712746. Member loan 712746 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,250 / month
Current employer:	Philadelphia Insurance Company	Debt-to-income ratio:	3.13%
Length of employment:	1 year	Location:	HAVERTOWN, PA

Home town:
Current & past employers:	Philadelphia Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > Title says Home Improvement but purpose says Debt Consolidation. I didn't really notice "home improvement" in the list so I picked debt consolidation. I have some credit card balance and I'm also fixing up some of our house that we just moved into. So either way, the money will go to either one. I'd like to pay off the credit cards because I have high interest rates on them. With paying for house improvements, I can only pay minimum payments on my credit cards and that hurts me in the long run. Borrower added on 03/28/11 > Thank you all for have funded me so far. I'm excited to get this loan rolling and get working on our house!

A credit bureau reported the following information about this borrower member on March 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	72
Revolving Credit Balance:	$7,650.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712841	$9,250	$9,250	10.37%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712841. Member loan 712841 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Smith, Adcock & Company CPA	Debt-to-income ratio:	23.56%
Length of employment:	6 years	Location:	Roswell, GA

Home town:
Current & past employers:	Smith, Adcock & Company CPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > Hi! I have a credit card that the interest rate reverted to 21% after the promo rate was gone. I am a CPA (great credit score) and will be receiving approx $8k in bonus after tax season. I would like to take that amount and the loan amount to pay off the higher interest credit card. I am married and have a husband with a secure job and income (also with good credit). I have never defaulted on any loans or mortgage payments (I have owned a home since I was 21!). Thank you for funding my loan!!!

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,150.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	The net monthly income combined with my husband is $8690. (Salary). I do some accounting work on the side that I get approx $300 extra a month. I also get a tax season bonus that gross will be this year around $8k. I will get this mid May. Our expenses: Mortgage: $2375 (that includes escrow for our property taxes). Auto Loan $415 (my car is paid off and my husband has 9 months left to pay his off). Childcare $1300 Life Insurance $62 Car Insurance $112 Utilities (approx $400) My husbands job pays for internet/phone. Gas for our cars (approx $400 per month) Lending Club loan ($825). I started w/$25k 15 mo. ago and its now at around $15k. We have one credit card that has approx $25k on it that we would like this new loan for- I'm taking my bonus and some other cash I currently have to pay off over half and then the remainder roll into this new loan. The credit card went up in %. Thank you!

Member Payment Dependent Notes Series 712871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712871	$35,000	$35,000	16.40%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712871. Member loan 712871 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	Altair Engineering	Debt-to-income ratio:	17.52%
Length of employment:	10+ years	Location:	Santa Ana, CA

Home town:
Current & past employers:	Altair Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,002.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts; include the balance, and interest rate, you are paying on each debt. Thank you. IBEW 595 retired.	Thanks for your question. The details are below: Bank of America: $13,269 17.99% HSBC / GM card: $11,594 22.90% Union Bank of California: $11,636 29.99% Thanks again for your help and interest. Regards,

Member Payment Dependent Notes Series 712904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712904	$5,600	$5,600	7.29%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712904. Member loan 712904 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	elvins mechanical	Debt-to-income ratio:	13.53%
Length of employment:	3 years	Location:	lees summit, MO

Home town:
Current & past employers:	elvins mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,764.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712910	$2,000	$2,000	10.74%	1.00%	March 30, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712910. Member loan 712910 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Hoffmann Brothers	Debt-to-income ratio:	13.70%
Length of employment:	6 years	Location:	Hillsboro, MO

Home town:
Current & past employers:	Hoffmann Brothers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	17
Revolving Credit Balance:	$12,835.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 712914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712914	$4,000	$4,000	7.29%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712914. Member loan 712914 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Essentia health Duluth Clinic	Debt-to-income ratio:	18.00%
Length of employment:	7 years	Location:	Duluth, MN

Home town:
Current & past employers:	Essentia health Duluth Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > This is a large lawn tractor with 5 implements that go with it.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	56
Revolving Credit Balance:	$33,697.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 712982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
712982	$20,000	$20,000	10.37%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 712982. Member loan 712982 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	BlackRock	Debt-to-income ratio:	10.44%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	BlackRock
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,000.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem to have good income and a small amount of debt relative to your loan needs. What is this money being used for?	The goal for this loan is to consolidate various credit card debt for a reasonable APR rate. In doing the math the APR from this loan will help me get back on track with my credit cards finances. If you have any additonal questions, please do not hesitate to ask. Thanks!

Member Payment Dependent Notes Series 713030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713030	$2,500	$2,500	7.29%	1.00%	March 30, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713030. Member loan 713030 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Providence Home Care	Debt-to-income ratio:	15.95%
Length of employment:	3 years	Location:	Culver City, CA

Home town:
Current & past employers:	Providence Home Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,168.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 713038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713038	$2,000	$2,000	14.17%	1.00%	March 30, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713038. Member loan 713038 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Baker & Taylor INC	Debt-to-income ratio:	0.72%
Length of employment:	5 years	Location:	Bradley, IL

Home town:
Current & past employers:	Baker & Taylor INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I will be using this money to purchase my wedding rings for my soon to be Husband and I. Borrower added on 03/27/11 > This loan is not just for the wedding bands but also 3 other small debts so this loan will be the only thing I have to pay on.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	3	Months Since Last Delinquency:	18
Revolving Credit Balance:	$95.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the delinquency 18 months ago for?	I missed a payment on my credit card. I live with my fianc??e currently as I did back then. He was laid off from his job in March of 2009 and I was helping him care for his 3 kids. He has returned to his job since June of 2010. I currently do not have a balance on that card.

Member Payment Dependent Notes Series 713047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713047	$20,000	$20,000	10.74%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713047. Member loan 713047 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,125 / month
Current employer:	Wingate University	Debt-to-income ratio:	3.07%
Length of employment:	2 years	Location:	Mint Hill, NC

Home town:
Current & past employers:	Wingate University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,797.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ass't Professor, Welcome! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($16 - $18K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) QUESTION FOUR: Is this expenses associated with FUTURE Move-Relocation? Or PAST Move-Relocation? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your interest. 1) Gross income is for household. 2) It is likely that the loan will run for the full term although if we end up not needing the full amount, or if only partial funding is provided we may be able to pay it off more quickly. 3) Partial funding would be acceptable if it was approx. 70% or above. 4) 'Moving-Relocation' category was selected because although it is not a perfect fit it is the closest description I could find. Actual situation: Moved from NM to NC in January 2008. House in NM has been on market ever since. Have had only one offer in all that time which is for $20K less than owed. This loan would make up the difference and allow us to sell the house. We are still discussing who will pay closing costs etc., so partial funding may well work as we may not need the full amount. We do have some money set aside to cover closing costs etc. if necessary. Regardless, if we get funded, the loan repayment amount will be less than we are currently paying on the mortgage, so repayment obviously would not be an issue. We have very good credit and payment history also. Hope this helps to clarify some issues. Thanks again for your interest, and thanks also for your detailed info. which was informative and useful. Please do not hesitate to ask if you have any other questions, and here's hoping we get funded! Best wishes and thanks again.

Member Payment Dependent Notes Series 713060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713060	$21,000	$21,000	14.91%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713060. Member loan 713060 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,477 / month
Current employer:	Covenant Aviation LLC	Debt-to-income ratio:	9.64%
Length of employment:	4 years	Location:	Dublin, CA

Home town:
Current & past employers:	Covenant Aviation LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I am seeking your assistance in funding my debt consolidation loan as I would like to pay off two student loans. My youngest daughter will be graduating from high school, and I would like to have my finances in order to help her along the way. I am hoping the LendingClub could assist me. Thank You, God Bless!

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	22
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Trans Safety Admin Employee, Welcome to Lending Club! I'm interested to help finance your loan. My FOUR questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($20 - $23K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) QUESTION FOUR: Your TRANSUNION Credit Report shows $00.00 Revolving Credit Balance (Credit Cards). What specific debts will this $525K loan be consolidating? (Format to use: CC No 1 $12,500 Bal @ 25.99 pct APR $125 min pmt, etc.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Q1: my gross monthly income does NOT include my spouse. Gross monthly income for household is $7989.60 Q2: I anticipate the repayment length to be between 2-3 years, 4 at the most. I initially selected 5 because I believe if my loan is funded, I would have more opportunity to save money and in the long run, this would allow me to pay more into the loan, and finish paying off within the shorter time frame. Q3: I would prefer to accept the funds w/in the 80-90 pct. and I would consider Plan B. (If LendingClub needs to verify my employment or income, that is fine) Q4: I would like to assist my spouse in paying CC1 Bal. $4300 @ 18.75 (this is AMEX, this month, payment is $4300) CC2 $2274.00 Bal @ 12.0 pct APR, min pmt 45.00 Student Loan (1) 6000.00 Bal (not sure of interest rate, however, monthly pmt is 82.00; Student Loan (2) 7000.00 Bal (not sure of interest rate, however, monthly pmt is 55.00 In addition to above, I would like to take care of household bills this month- power, water, cable, cell amounts up to 700.00. If funded, this would also allow me to consolidate ONE monthly payment, and possibly give me to room to start saving in the long run. As mentioned in my description when I applied to Lending Club, my Daughter is going to graduate from High School, and I would like to take her to college and see her off. Thank You for your time, and possibly allowing me to take care of my financial situation. God Bless

Member Payment Dependent Notes Series 713063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713063	$20,000	$20,000	14.17%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713063. Member loan 713063 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,467 / month
Current employer:	Proskauer Rose	Debt-to-income ratio:	5.23%
Length of employment:	4 years	Location:	Leominster, MA

Home town:
Current & past employers:	Proskauer Rose
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > This loan is for opening a second gym. I have a gym in Brazil and this is for my second gym in Brazil. I could not pick the proper description on the drop down menu. Borrower added on 03/29/11 > The Gym I am purchasing is an established gym with all new equipment and an established clientele for the past 2 years. The expenses at the gym are only $600.00 per month with an incoming income of $1800. Borrower added on 03/29/11 > I also would like to add, that I work full time with an income of 67K at a Law Firm and I have been working as a Patent Administrator for 13+ years and I will remain at this job. My husband is the one who is managing both Gyms. Thank you.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	59
Revolving Credit Balance:	$8,459.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated by this loan. Please provide detailed information about other planned uses for the proceeds.	The loan will be used to purchase a Gym in Brazil. I have a Gym a Brazil already. This 2nd Gym is already established, the present owner is selling because he is wanting to be a police officer and does not want to manage the Gym. All equipment is paid for and is selling everything outright. It has a proven record, has been in the town for over 2 years and has a steady clientele, extremely good investment for me....Plus the loan will be used to pay off the following: Macy's credit card of $1,488. and a Chase Credit Card of 2,000 The rest is for the Gym $15,500-which buys the Gym outright with no outstanding balances. The gym presently brings in 3,100 Reais (around 1,900+/- American depend on exchange). Thank you for your consideration!

Member Payment Dependent Notes Series 713082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713082	$10,000	$10,000	12.68%	1.00%	April 5, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713082. Member loan 713082 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	THE MEME	Debt-to-income ratio:	7.24%
Length of employment:	< 1 year	Location:	Allston, MA

Home town:
Current & past employers:	THE MEME
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I have been trying to pay off my credit card debt for 3 years now and am getting nowhere because of high interest rates on my 2 credit cards. I am a full-time contractor at a reputable design firm in Boston, have a masters degree and am really looking to get my debt under control with an end in sight. The 3 year fixed payment on this loan will allow me to do so. Thank you!

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	35
Revolving Credit Balance:	$9,901.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your debt and its APR? Thanks Joe	Hi Joe, thank you for considering funding my loan! My total debt is $9,784 from 2 separate credit cards. One credit card has an APR of 22% and the other 21%. I have called Bank of America once a month for the past year and they refuse to lower my rates even though my payments are automatic (always on time) and over the minimum every month. Thanks! -Claire
sounds good, I will fund your loan so please be true to us all! Cheers Joe	I will, scouts honor! Thank you, Joe!

Member Payment Dependent Notes Series 713156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713156	$6,000	$6,000	16.77%	1.00%	March 30, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713156. Member loan 713156 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Plante & Moran PLLC	Debt-to-income ratio:	7.00%
Length of employment:	2 years	Location:	Sterling Heights, MI

Home town:
Current & past employers:	Plante & Moran PLLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > Our Income: I am a CPA and a public accountant at a large super-regional public accounting firm. In addition, I am also a college professor in my spare time. My wife is a stay-at-home mom. I have gross income (based on my 2010 tax return), of approximately $72,000 annually. My net income each month is about $5,000. These are our monthly expenses: Mortgage - $1,050 Insurance - $175 Car Expenses - $500 Utilities - $250 Cable, Internet - $175 Phones - $150 Fitness Memberships - $65 Groceries, Household - $750 Entertainment - $250 Credit Cards - $250 (To be consolidated) Tax Debt - $250 (To be consolidated) Mortgage Escrow Shortfall - $350 (To be consolidated) Student Loans - $450 Total - $4,665 Our Situation: This loan will be used to consolidate debt owed by my wife and I. The use of our funds are as follows: Credit Cards: $7,500 Mortgage Escrow Account: $2,500 Income Tax Debt: $4,000 Lending Club Fees (Est.): $1,000 Total: $15,000 The advantages of this loan are two-fold. First, the net interest expense will be reduced, as we are paying in excess of 20% on our debts based on the credit card interest rates and interest and penalties on the tax debt. Second, we will improve cash flow because our minimum payments on the debts being consolidated total approximately $850 per month versus a new loan payment of approximately $530 per month. We understand that you cannot borrow your way out of debt. However, there are efficiencies and savings that can be gained by paying off debts strategically, which is what we are doing. Please feel free to ask questions. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	32
Revolving Credit Balance:	$2.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I'm looking at your credit history and you only show $2.00 for revolving debt, please give explanation. Thank you!	The credit card debt is in my wife's name and therefore shows up on her credit report. LendingClub does not allow co-borrowers, so I could not add her to this loan request. The escrow shortfall does not show up on either of our credit reports, as it is an agreement with the bank that holds our mortgage that we will pay it down at $350 per month. Finally, the tax debt that we want to payoff does not show up on our credit either as we have made an arrangement with the IRS to pay the debt down at $250 per month. I hope this helps - thanks for inquiring!
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Please list the monthly payments and APR for your each credit card. 2. The reasons that you accumulated this debt. 3. Itemized monthly expense 4. Anyone who you need to financially support, for example, your children. 5. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hello, Thank you for inquiring! Here are the answers for each of your questions: 1. Of the four debts that I'm seeking to pay off, two are credit cards and the total debt is $14,000. The first credit card has a balance of $4,500 and was issued through Citibank. The APR is 23.99% variable and the minimum payment is approximately $150 per month. The second credit card has a balance of $3,000 and was issued through American Express. The APR on this credit card is 24.99% variable and the minimum payment is approximately $100 per month. The third debt is to the IRS in the amount of $4,000. Between interest and penalties that continue to accrue on this debt, the effective rate is about 18%. The payment that I'm making to the IRS on this debt is $250 per month. Finally, my mortgage company made my property tax payments for me for 2010 and has required that I repay them this amount at $350 per month. I currently owe approximately $2,500 for this purpose and am being charged the default rate of interest under our loan, which is 9.75%. The weighted average interest rate on the four debts listed above comes to approximately 20%. The reason I have included the mortgage company debt even though its rate is lower than the new loan, is because I need to ensure that I can comfortably repay the new loan. Consolidating these four debts (with monthly payments of $850 and an average interest rate of 20%) will ensure that the new loan gets repaid, I save money, and my investors earn a good return on their investment. 2. There are various reasons that the debt accumulated. The credit card debt accumulated at a time when my lifestyle exceed my income and credit cards were used to bridge the gap. The debt that is owed to the mortgage company arose due to my efforts to pay down my credit cards and thus I neglected to set aside enough money for my property taxes. And finally, my IRS debt came from the fact that we claimed the First Time Homebuyer Credit ($7,500) in 2008. Although my wife purchased the home, and she was a first time homebuyer, it turns out that both an individual and their spouse both must be first time homebuyers, which I was not. Therefore, we needed to repay the credit. Our goal at this stage in our lives is to eliminate all of our high interest debt as quickly as possible so that we can put our funds to more important issues such as retirerment, college savings, etc. 3. My itemized monthly expenses are listed in the details in my loan listing. If you would like me to expand on any specific expense, please let me know. 4. I support my wife, who is a stay at home mom, and my 6 month old son. 5. I am the only one who brings income into the household. The credit card and mortgage company debt are in my wife's name and the tax debt applies to both of us. The only other debt we have are my student loans, which are currently in repayment and are in good standing. If you have any further questions, please let me know. Thank you for your consideration!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, Thank you for your interest! Please find the answers to your questions below: 1. We have a mortgage of approximately $118,000. We do not have a HELOC. 2. The value of our home is approximately $121,000 according to Zillow. We paid $151,000 in October, 2008. I hope this helps - and thank you for your consideration!

Member Payment Dependent Notes Series 713169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713169	$9,250	$9,250	10.74%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713169. Member loan 713169 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,600 / month
Current employer:	Enviro Supply and Service	Debt-to-income ratio:	12.63%
Length of employment:	< 1 year	Location:	La Habra, CA

Home town:
Current & past employers:	Enviro Supply and Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > Elimination of multiple bills with high interest, this is easier to pay off with the payment amounts I am already making.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,999.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do not own a house or make any payments on a mortgage, I had to move back home with my parents because at the time I could not afford to pay rent for an apartment and pay my bills. I live here rent free and work full time.
As less than $2000 is listed on revolving credit, what bills amounting to over $9000 is this loan for?	I have a credit card and student loans that this will be going to paying off that have high interest rates.

Member Payment Dependent Notes Series 713204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713204	$5,000	$5,000	11.11%	1.00%	April 4, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713204. Member loan 713204 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Butcher & Singer	Debt-to-income ratio:	21.00%
Length of employment:	10+ years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Butcher & Singer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > This loan will be used to pay off high interest credit cards and reduce my monthly payments by almost 1/2. This loan will allow me to start making more regular contributions to my savings.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,458.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 713232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713232	$3,000	$3,000	14.17%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713232. Member loan 713232 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Northeast Funding Services	Debt-to-income ratio:	21.53%
Length of employment:	3 years	Location:	Latham, NY

Home town:
Current & past employers:	Northeast Funding Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I have a stable, steady job. I am planning to use this money to pay off some small store credit cards and to purchase some baseball equipment for my kid's little league.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,375.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 713267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713267	$15,000	$15,000	17.14%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713267. Member loan 713267 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,400 / month
Current employer:	Scientific Research Corporation	Debt-to-income ratio:	15.96%
Length of employment:	4 years	Location:	Woodstock, GA

Home town:
Current & past employers:	Scientific Research Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$55,293.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY; AON (ALL-OR-NONE) demands rarely successful. Advantageous to accept an 80 or 90 percent ($13 - $14K) fixed interest, term limited, partial loan becasue after 6-months current payments, you're automatically eligible relist unfunded $, or list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	No other income was used. Only my income. I expect to pay this loan off before the full term. Time may be 12 to 24 months. Let me know if you have any other questions. John
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Just refinanced last Dec so know current numbers. 183k balance Apriased at 210k
Received reply, thanks. You answered 2 of my 3 questions. This question you omitted: QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY; AON (ALL-OR-NONE) demands rarely successful. Advantageous to accept an 80 or 90 percent ($13 - $14K) fixed interest, term limited, partial loan becasue after 6-months current payments, you're automatically eligible relist unfunded $, or list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Lender 505570 U S Marine Corps Retired	Sorry Did not see that one. If over 80 yes. If closer to 60 prob not. Thanks

Member Payment Dependent Notes Series 713271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713271	$10,000	$10,000	15.65%	1.00%	March 30, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713271. Member loan 713271 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	st johns clinic	Debt-to-income ratio:	13.98%
Length of employment:	5 years	Location:	ozark, MO

Home town:
Current & past employers:	st johns clinic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	20
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Self entered Borower Profile shows $25,000 Gross Income Per M-O-N-T-H (THREE HUNDRED THOUSAND DOLLARS PER Y-E-A-R). Is accurate? Or is typo mistake?	Yes I make $300,000 per year, I am a physician
Physican, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	the income is correct and is single income, hope to pay off sooner of course likely within 1-2 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance 300,000. The home values in our area are down about 12%, but we have done major remodeling and are continueing with improvements, which is why we are needing the loan.

Member Payment Dependent Notes Series 713318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713318	$5,000	$5,000	14.91%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713318. Member loan 713318 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,359 / month
Current employer:	CLA	Debt-to-income ratio:	18.30%
Length of employment:	4 years	Location:	Glendale, AZ

Home town:
Current & past employers:	CLA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,418.00	Public Records On File:	1
Revolving Line Utilization:	96.80%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current balance on our mortgage is $198,123.69. That is the only thing we owe. Current Market Value per Zillow is $274,500

Member Payment Dependent Notes Series 713324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713324	$1,000	$1,000	7.29%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713324. Member loan 713324 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	n/a	Debt-to-income ratio:	4.04%
Length of employment:	n/a	Location:	Grand Junction, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Towards purchase of used car.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$565.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 713341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713341	$6,000	$6,000	7.29%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713341. Member loan 713341 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Barnett Associates	Debt-to-income ratio:	11.40%
Length of employment:	6 years	Location:	long beach, NY

Home town:
Current & past employers:	Barnett Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,396.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 713347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713347	$10,000	$10,000	5.79%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713347. Member loan 713347 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	HR Block Inc	Debt-to-income ratio:	17.25%
Length of employment:	10+ years	Location:	San Diego, CA

Home town:
Current & past employers:	HR Block Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,961.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your current interest rate and loan values?	$12000.00 @ 12%

Member Payment Dependent Notes Series 713372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713372	$6,000	$6,000	10.00%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713372. Member loan 713372 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,417 / month
Current employer:	Sonny's BBQ	Debt-to-income ratio:	8.74%
Length of employment:	10+ years	Location:	Saint Petersburg , FL

Home town:
Current & past employers:	Sonny's BBQ
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > This loan is to pay down a loan at a higher rate. It Will save me around a few hundred a month along with the 5k cash I am putting towards the other debt as well.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$105,730.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 713383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713383	$4,400	$4,400	10.37%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713383. Member loan 713383 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,764 / month
Current employer:	Mariani Landscape	Debt-to-income ratio:	21.07%
Length of employment:	4 years	Location:	Palatine, IL

Home town:
Current & past employers:	Mariani Landscape
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Purchasing a used motorcycle to save on gas costs. I have paid all my loan payments on time. I have a very stable job with a long history of growth

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,636.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Mechanic, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	U.S.M.C. Ret., Thank you for your response. My current monthly income is $3700. I am single with no co-signer. And I chose a longer loan term to keep the payments low, but over paying when possible. Thank you again.

Member Payment Dependent Notes Series 713394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713394	$25,000	$25,000	17.51%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713394. Member loan 713394 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	vista community clinic	Debt-to-income ratio:	10.25%
Length of employment:	5 years	Location:	san diego, CA

Home town:
Current & past employers:	vista community clinic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1966	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	76
Revolving Credit Balance:	$35,998.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Physican, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($20 - $23K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Income is entirely mine. Expect to be able to pay off in3y. Would consider 90% %

Member Payment Dependent Notes Series 713395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713395	$5,200	$5,200	9.63%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713395. Member loan 713395 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	antelope valley hospital	Debt-to-income ratio:	19.80%
Length of employment:	4 years	Location:	Lancaster, CA

Home town:
Current & past employers:	antelope valley hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	67
Revolving Credit Balance:	$20,449.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 713402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713402	$4,000	$4,000	13.06%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713402. Member loan 713402 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,100 / month
Current employer:	UCF	Debt-to-income ratio:	4.02%
Length of employment:	10+ years	Location:	ORLANDO, FL

Home town:
Current & past employers:	UCF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > REPAIR ON HOUSE Borrower added on 03/26/11 > LOAN FOR MOTOCYCLE

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,604.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 713445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713445	$16,000	$16,000	10.74%	1.00%	March 31, 2011	April 9, 2016	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713445. Member loan 713445 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Nielsen	Debt-to-income ratio:	7.77%
Length of employment:	3 years	Location:	Downey, CA

Home town:
Current & past employers:	Nielsen
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,223.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on your loan title, "Stock Buy Back" Thank you in advance.	I was reading an article on the stock market while filling out the form and used the name of the article I was reading as the title of my loan. My loan intentions is for debt consolidation.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I do not owe any mortgage or pay rent. 2. My family owns property and I stay in one of units. 3. I have lived at this residents for 2 years.

Member Payment Dependent Notes Series 713448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713448	$10,000	$10,000	15.28%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713448. Member loan 713448 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Cushman and Wakefield Inc.	Debt-to-income ratio:	5.43%
Length of employment:	2 years	Location:	EDISON, NJ

Home town:
Current & past employers:	Cushman and Wakefield Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,682.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage + HELOCs 2) How much is your home CURRENTLY worth? Use zillow.com for a free current estimate. 3) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Balance owed on mortgage - $185,831 Market Value of home - Approx. $205,000 See the URL below for report on credit cards: https://www.readyforzero.com/snapshot/621f7302ee674cba
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance on the mortgage is $188,831 The current market value of the home is approx. $205,000
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan pay all debt?	Mortgage, Property taxes etc. $2,000, Car & commuting exp $350, Utilities $350, Insurance $400, Food $500, Phone $125, Credit card payments $750 Credit Card debt approx. $19,500 Interest rate - Range from 14% - 20% This loan will pay approx. 50% of debt carrying high interest. For remaining debt, I was able to negotiate lower interest rates.

Member Payment Dependent Notes Series 713457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713457	$5,000	$5,000	7.66%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713457. Member loan 713457 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	RAC< LLC	Debt-to-income ratio:	20.15%
Length of employment:	3 years	Location:	Oxnard, CA

Home town:
Current & past employers:	RAC< LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,300.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 713465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713465	$7,000	$7,000	11.11%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713465. Member loan 713465 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	lowes	Debt-to-income ratio:	2.60%
Length of employment:	7 years	Location:	delray beach, FL

Home town:
Current & past employers:	lowes
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	32
Revolving Credit Balance:	$2,145.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lead Receiver, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My gross monthly income includes my wife's base salary(she receives commission as well that we did not include because of it's variance) and my salary as well. Best case scenario we would like to pay off in 1-2 years.

Member Payment Dependent Notes Series 713503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713503	$5,800	$5,800	13.06%	1.00%	March 30, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713503. Member loan 713503 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,271 / month
Current employer:	University of Georgia	Debt-to-income ratio:	21.31%
Length of employment:	3 years	Location:	Athens, GA

Home town:
Current & past employers:	University of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I plan to use this money in order to pay of my credit card. Borrower added on 03/26/11 > I plan on using this to consolidate my credit card debt. In addition, I plan on paying off this loan entirely in August 2011.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,786.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 713504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713504	$2,100	$2,100	7.66%	1.00%	April 4, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713504. Member loan 713504 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Graham Packaging Inc.	Debt-to-income ratio:	18.87%
Length of employment:	1 year	Location:	Mount Sidney, VA

Home town:
Current & past employers:	Graham Packaging Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Thanks for the loan.. It was fat and easy.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,521.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 713509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713509	$1,500	$1,500	14.17%	1.00%	March 30, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713509. Member loan 713509 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Walgreens	Debt-to-income ratio:	12.42%
Length of employment:	10+ years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/11 > I have a very good job.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	76
Revolving Credit Balance:	$5,262.00	Public Records On File:	1
Revolving Line Utilization:	94.00%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I noticed a delinquency a few yrs back, and 1 on public record. Can you please explain? Thx!	The Public record and the deqinquency were both the result of my Ex-wife. The public record will clear from my credit files on May 1st, and I will contact the company that list the delinquency and resolve that issue as well. I would also like to add the following information: I will have several substantial increases in my income over the next 6 months. $7000.00 increase on June 4th (Child support ends). $5000.00 July 22nd (Yearly Bonus). $3000.00 September 23 (Merit increase). Going forward, my financial situation will certainly improve! I hope this additional information will be helpful as you move forward to fully fund my loan. Sincerely, Daryl

Member Payment Dependent Notes Series 713534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713534	$24,000	$24,000	10.74%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713534. Member loan 713534 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	mckesson	Debt-to-income ratio:	28.98%
Length of employment:	1 year	Location:	alpharetta, GA

Home town:
Current & past employers:	mckesson
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,505.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For EACH debt you plan to pay off with this loan, please provide [in following format] the Lender, Amount, RATE, MinMoPaymt for that loan [eg, Chase, 5500, 9.99%, 75]. Do not omit the RATE. If this is a %u201Cconsolidation%u201D LC loan, the total should add up to nearly the LC amount you are requesting so, if it doesn%u2019t, please explain the difference.	amex 6k 27% discover 7k 17% boa 11k 18%

Member Payment Dependent Notes Series 713566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713566	$6,500	$6,500	10.37%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713566. Member loan 713566 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Best Buy	Debt-to-income ratio:	7.36%
Length of employment:	6 years	Location:	Seattle, WA

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,272.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there additional income for the household? What's your monthly rent?	There is no additional income for this household and my monthly rent is $675.
What additional monthly expenses do you have, i.e. telephone, car payment, groceries, gas, entertainment?	My other expenses are: Transportation: $100 Utilities: $80 Subscriptions (telephone, internet, etc): $120 Groceries: $150
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I am looking to consolidate 3 credit cards. The first card has an apr of 16.99% and a balance of $4300. The second card has a apr of 22.99% and a balance of $600. The last card has an apr of 22.99% and a balance of $1400. I do not have any other debt.

Member Payment Dependent Notes Series 713573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713573	$7,125	$7,125	15.28%	1.00%	March 31, 2011	April 9, 2014	April 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713573. Member loan 713573 was requested on March 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	Cope Community Services Inc.,	Debt-to-income ratio:	16.11%
Length of employment:	1 year	Location:	tucson, AZ

Home town:
Current & past employers:	Cope Community Services Inc.,
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,907.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you detail your monthly expenses (rent, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan cover all debt?	Rent: My Fiance' and I split the rent of $975 between us. My Car: I pay $150 a month on my Car Loan. I spend about $125 in Gas due to work, transporting patients, home visits, and the 64 miles total commute from Home to Work. My Utilities: I pay $50 per month Water/ $45 per month Gas/ $175 every 3 months Waste Management/ $60-86 per month Electricity/ /$69.99 for the TV and Internet. My Phone: My Fiance' and I just recently got a Family Plan and split a $125 payment a month. My Insurance: I spend $90 a month in Health and Dental Insurance for Myself. I also spend $225 in Car Insurance A MONTH..due to a bad 4 year old record and a brand new car needing full coverage. Food Costs: We have 2 Dogs and a Cat. We spend about $150-$200 every week to week and a half.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Please list the monthly payments and APR for your each credit card. 2. The reasons that you accumulated this debt. 3. Itemized monthly expense 4. Anyone who you need to financially support, for example, your children. 5. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hello and Thank you, 1. Bank of America Credit Card, Balance $2500, APR is 29.99%, Monthly payments: Min $80, I pay $100-$200 reason: In College I wanted to start to accumulate credit and so I signed up for this card as my first Credit Card. For 4 months I only used it for Gas and was able to pay it off. Then my very old Cutlas Oldsmobile broke down needing $1425 in repairs. The card became a way for me to pay for emergencies like vehicle repairs and school supplies. I took 18 credits a semester and had 3 jobs however; did not have enough money to pay for school, living, etc. without the emergency use of the credit cards. This is the same explanation for the nest listed credit cards, all were opened as a means to pay for repairs, emergencies, and school supplies (e.g. computer). *Discover Credit Card, Balance $300, APR 28.99%, Monthly payments min: $15, I pay $50 a month. *Best Buy Credit Card, Balance $700, APR 22.99%, Monthly payments min $19, I pay $50-$100 a month. Walmart Credit Card; Balance $700, APR 18.89%, Monthly payments Min: $25, I pay $100 per month. Monroe Muffler Credit Card, Balance $300, APR 18,89%, Monthly payments Min: $17, I pay $50-$100 per month. 3. * Cell Phone: Family plan $121 split by myself and my Fiance'. *Rent: $975 per month split, I pay $500 per month, plus $200 in split utilities with my Fiance. *Car: 2009 Hyundai Accent, $150 per month for the loan. $225 per month in Car insurance, due to not so great 4 year record and a brand new car needing full coverage. Gas: $100-$125 a week in gas due to commute and having to drive for work to patients homes and other places. Pets: 2 Dogs and 1 Cat: $125-$175 a month for all three. Food and Household items: $125-$175 a week to a week and a half. 4. I do not financially support anyone specifically however; I work for a community services organization and tend to care for the needs of others which in turn costs me financially. 5. I live with my Fiance'. He is a Fire Fighter EMT and a full time student working on his B.A. in Fire Science Safety and Admin. He brings in a fair income and has accumulated debt through student loans. Hope this helps, any other information that may be helpful please feel free to ask. Thank you for your time.
What is it exactly that you do for a living?	I work in mental/behavioral health as a behavioral health tech/ casemanager with 78 patients. I oversee their care and treatment.

Member Payment Dependent Notes Series 713592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713592	$10,375	$10,375	5.42%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713592. Member loan 713592 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Dept Human Services	Debt-to-income ratio:	10.91%
Length of employment:	10+ years	Location:	Salem, OR

Home town:
Current & past employers:	Dept Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > I am using this to pay off a loan I have high interest on with a higher payment this would wipe that out and I could have a better paymebnt I have been paying 400 dollars a month on other loan more than amount my husband has a income of 40,000 plus yearly so it is a two income house weve been married for 20 years and both have excellent credit Borrower added on 03/27/11 > I am paying off a higher interest debt consolodation loan that I have paid on for 4 months and I am payment and 1/2 ahead already this loan would save me money and I can pay it off much faster thanks

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Please list the monthly payments and APR for your each credit card. 2. The reasons that you accumulated this debt. 3. Itemized monthly expense 4. Anyone who you need to financially support, for example, your children. 5. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Type your answer here.I have a Wells Fargo loan for 10,590 was going to pay off with this loan The interest rate is lower much lower and the payment is around the same but I usually pay them 400.00 to pay the principal off faster this loan would save me money and I can get rid of the Wells Fargo. lower and a Lowes 100.00 balance I was paying off this month I purchased a new frig and dishwasher about 1 1/2 ago and a Chase card for emergencies balance around 900.00 I usually pay them 200 or 300 a month but Payment is only 25 to 40 Cars are paid off

Member Payment Dependent Notes Series 713646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713646	$14,000	$14,000	10.00%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713646. Member loan 713646 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Five Star Pest Control	Debt-to-income ratio:	6.22%
Length of employment:	3 years	Location:	Tucson, AZ

Home town:
Current & past employers:	Five Star Pest Control
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > I currently have a loan with lending club that i used to purchase a restoration project about eight months ago, my wife needs a new car and my neighbor is selling her old one, I applied for the money to pay off my current lending club loan as well as purchase the new vehicle, I appreciate your interest in my loan application and would be happy to answer any questions you might have, thank you.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,242.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what's the existing loan # ?	the existing loan # is 470284, thanks again for your interest please let me know if there are any other questions i can answer for you.

Member Payment Dependent Notes Series 713679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713679	$30,000	$30,000	10.37%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713679. Member loan 713679 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Compuware Corp	Debt-to-income ratio:	6.15%
Length of employment:	10+ years	Location:	Grosse Ile., MI

Home town:
Current & past employers:	Compuware Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Use to payoff second house. So the house can be sold to cover the first mortgage. Reduce the amount of debt. Have three house and only want to keep two. Cannot write off interest deduction andTaxes on third house. Only need the loan if house is sold. Borrower added on 03/29/11 > will free up $1500.00 per month with the sale of the third house.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,115.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 713721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713721	$1,500	$1,500	10.37%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713721. Member loan 713721 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Adtech-GESI, Inc	Debt-to-income ratio:	15.99%
Length of employment:	7 years	Location:	Sugar Hill, GA

Home town:
Current & past employers:	Adtech-GESI, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Need to pay off credit card w/ much higher interest rate.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,772.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 713782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713782	$5,200	$5,200	10.74%	1.00%	March 30, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713782. Member loan 713782 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Global Data Systems	Debt-to-income ratio:	18.69%
Length of employment:	5 years	Location:	Lafayette, LA

Home town:
Current & past employers:	Global Data Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,145.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 713803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713803	$5,000	$5,000	7.29%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713803. Member loan 713803 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,458 / month
Current employer:	Leechburg Area School District	Debt-to-income ratio:	7.08%
Length of employment:	3 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	Leechburg Area School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > Since college, in periods without a job, I have had a credit card balance of about $5,000. Although, I make consistant payments on this amount, with high interest, I am unable to eliminate this debt. My interest rate jumped to 30% after one accidental late payment years ago. I am hoping to make a plan to free myself! Please help me earn financial freedom.

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,349.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Why did you select Major Purchase when you appear to wish to refinance a credit card? Does it appear that your current job will be stable? Wishing you the best.	I am not sure what happened. I thought that I had selected credit card and I thought that I confirmed that, but I could not see where to edit it after it appeared as "major purchase". I thought that adding the information at the bottom would help clarify my intentions. I am a high school teacher. However, I am also taking a paid internship this summer to further a potential future degree in industrial engineering. I need only 3 more classes until I have my masters in IE. I plan to switch jobs eventually, but not leaving my current job until I secure a new one. However, if something would happen to my current job, I am ready and prepared with a new set of skills that is in high demand. The teaching industry has been secure in the past, but we are currently fighting a large state-wide education cut. (Just to be honest) However, in a few months, I will also be house sitting my boyfriend's house free of rent while he is out of state for a year. I have no fears of my financial stability especially with $600 in rent freed up each month.

Member Payment Dependent Notes Series 713805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713805	$7,000	$7,000	12.68%	1.00%	April 4, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713805. Member loan 713805 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	duke energy	Debt-to-income ratio:	21.80%
Length of employment:	10+ years	Location:	charlotte, NC

Home town:
Current & past employers:	duke energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/11 > replacing floors/painting walls & ceiling/ replacing walls in living room/repairing sub floor and one toilet/purchasing a wash machine, dryer and stove

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,876.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
are you doing all of this in a place that you rent?	Type your answer here. replacing floors/painting walls & ceiling/ replacing walls in living room/repairing sub floor and one toilet/purchasing a wash machine, dryer and stove

Member Payment Dependent Notes Series 713821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713821	$6,000	$6,000	7.29%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713821. Member loan 713821 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,850 / month
Current employer:	Profile Grinding, Inc.	Debt-to-income ratio:	1.50%
Length of employment:	9 years	Location:	Medina, OH

Home town:
Current & past employers:	Profile Grinding, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,355.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to fund your loan, but prior to doing so, I would like to see your response to the following items: * Itemize your monthly expenses. * Explain your role at your job. * List home improvements to be made. * Detail the delinquency shown as occurring 38 months ago. Thank you in advance.	Itemized monthly expenses (summary): $1121 Mortgage $80 First Merit Mastercard $120 Auto Insurance $80 Electric $60 (bi-monthly) Sewer and Trash $55 Water $55 Home phone + DSL Internet $220 Cell phones (family) approx $150 gasoline approx $800 for food I'm not sure how much detail is needed to be but those are the main expenses. My role at my my job: I am a mechanical engineer by degree but my official title at my job is "manufacturing engineer". The company I work for manufactures component products used mostly in the automotive, agricultural, and medical sectors. My primary duties there are quoting/pricing, developing new manufacturing process for new product (as well as improving and refining existing processes), and acting as the technical contact between my company and our customer's quality and engineering departments. Our website is www.profilegrinding.com if you want to know more about the company I work for. The home improvement to be made is a new driveway. I do not have a revolving home equity line of of credit to draw against and I don't want to seek one since I plan on selling in the next year or two and don't want to add to my principal balance. There are two negative entries I'm aware of per my Equifax credit report. One of them is a 30 day late pay on a home depot card that falls in around your 38 month window. All I can say is the payment was overlooked and didn't get noticed until the next months bill was received. Another negative entry I'm aware of is a $13.00 medical bill that I didn't even know existed until it appeared on my credit report. I tried calling both the medical provider and the collection agency to get specifics on what the bill was for and could not get a straight answer. Thanks for the inquiry

Member Payment Dependent Notes Series 713828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713828	$30,000	$30,000	19.74%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713828. Member loan 713828 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,667 / month
Current employer:	Landau Arnold Laufer LLP	Debt-to-income ratio:	15.61%
Length of employment:	10+ years	Location:	EAST NORTHPORT, NY

Home town:
Current & past employers:	Landau Arnold Laufer LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Email verification Borrower added on 03/28/11 > my annual income is well over $200,000 and can be verified. I have never missed a payment on any loan. If you check my credit report, you will see never a delinquency. Borrower added on 03/28/11 > I am a CPA. I have been employed at my current firm for 21 years as of March 10,2011

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	24
Revolving Credit Balance:	$29,223.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
CPA, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($24 - $27K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1 - Yes, includes all household income 2 - Anticipated pay-off 4-5 years 3- Yes, would consider partial funding of loan Thank you for your inquiry
Months Since Last Delinquency: 24 - Explain this delinquency please.	I am not aware of any delinquencies. Where is this information coming from? If provided I can check into your inquiry. Thank you.
Months Since Last Delinquency 24 = Comes from your TransUnion Credit report.	o.k. I will pull the report.

Member Payment Dependent Notes Series 713831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713831	$10,000	$10,000	17.88%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713831. Member loan 713831 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Southeastern Auto Auction	Debt-to-income ratio:	13.90%
Length of employment:	6 years	Location:	Statesboro, GA

Home town:
Current & past employers:	Southeastern Auto Auction
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,082.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	present loan balance $151,584.00 no other loans on home Home Value Apraised 4 years ago $200,000 Today;s Value probably 185,000 to 195,000

Member Payment Dependent Notes Series 713841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713841	$3,000	$3,000	10.37%	1.00%	March 30, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713841. Member loan 713841 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	magic scissors hair styling	Debt-to-income ratio:	3.34%
Length of employment:	1 year	Location:	york, PA

Home town:
Current & past employers:	magic scissors hair styling
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,048.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent for your home? Do you rent a chair at the salon, if so, how much is it per month? Do you have any additional income, i.e. spouse, partner, roommate?	300 per month (live with parents). No i don't rent a chair I just get paid weekly.

Member Payment Dependent Notes Series 713894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713894	$13,800	$13,800	13.43%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713894. Member loan 713894 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	herald elementary school	Debt-to-income ratio:	10.20%
Length of employment:	3 years	Location:	OWASSO, OK

Home town:
Current & past employers:	herald elementary school
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > debt consolidation Borrower added on 03/30/11 > i have been at same job for over 3 years, i have great credit, i have NEVER missed a payment, I have Never even been late on a payment in my life

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,438.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 713946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713946	$10,000	$10,000	16.40%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713946. Member loan 713946 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Jackson Purchase Medical Center	Debt-to-income ratio:	5.99%
Length of employment:	10+ years	Location:	Paducah, KY

Home town:
Current & past employers:	Jackson Purchase Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	33
Revolving Credit Balance:	$11,948.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Director CardioPulmonary Services Dep't, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	With wife's income and military pension, gross income is about $120,000; mine portion is $90,000 Will pay off sooner good Lord willing ... Probably with 3 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Title is in my name, there is zero balance (paid it off last year). Current value with land $70,000.00
Would you detail your monthly expenses (car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments?	Car paid for Phones around $150.00 per month Electricity around $200.00 (all electric) per month Credit card debt around $9,000 with payments around $400er month

Member Payment Dependent Notes Series 713955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713955	$15,000	$15,000	14.91%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713955. Member loan 713955 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	KPMG	Debt-to-income ratio:	12.66%
Length of employment:	< 1 year	Location:	Alexandria, VA

Home town:
Current & past employers:	KPMG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,837.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage loan is $282k. The last appraisal was $310k as of October 2010 when I purchased the house. I have already invested $10k in it, so it is highly likely that the value is more than $310k in its current state. The current comps per zillow in 2010 were around $350k.

Member Payment Dependent Notes Series 713959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713959	$4,800	$4,800	10.37%	1.00%	March 30, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713959. Member loan 713959 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Boston Biochem	Debt-to-income ratio:	18.45%
Length of employment:	< 1 year	Location:	Medford, MA

Home town:
Current & past employers:	Boston Biochem
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Pay off High Interest PayPal Credit Card over Three Year Period. Will save $1000 in interest and fees. Borrower added on 03/27/11 > I will use these funds to pay off my high interest PayPal Credit Card only. I can comfortably budget $160.00 per month to pay off this consolidation loan. Good credit is important to me. I do not miss monthly payments. My current biotech job is stable and provides excellent opportunity for growth and advancement.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,962.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 713975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713975	$7,000	$7,000	14.17%	1.00%	April 5, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713975. Member loan 713975 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,550 / month
Current employer:	Military	Debt-to-income ratio:	7.08%
Length of employment:	4 years	Location:	San Diego, CA

Home town:
Current & past employers:	Military
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Hi, to whom this may concern. I'm seeking a loan to consolidate my bills and simply have 1 interest rate charged from one account as opposed to 4. I am a very responsible individual, I have been serving in the U.S. Marine Corps since Feb 2007 and I just reenlisted until Feb 27, 2015. I assure you that I can afford to pay this loan. I actually have no need for this loan, yet it is a good idea to simplify my debts as much as possible. I also want to let you know that I DO NOT! intend to keep the loan open for more than 2yrs, I simply put down a 5yr payment plan, to have a lower interest rate. Wouldn't anyone?, this is business gentlemen. I hope you guys can aid my request and fund my loan, I would trully appreciate it. Thank you for your time gentlemen. Help me help you (investors) profit a bit. Have a wonderful day. Borrower added on 03/29/11 > To whom this may concern. Good day Gentlement, I am a Sgt serving in the United States Marine Corps. I am requesting this loan to consolidate some bills and lower my interest rates to a single one rate per month. I can assure you that I can affoard this loan with no problems. To be honest, I have no need for this, however I do wish to simplify my bills as much as possible and uped for a personal loan to do so from Lendingclub.com due to its good reviews I read. I also want to add that I DO NOT! intend to keep the loan open for more than 2yrs, I simply chose the 5yr plan due to its lower interest rate, wouldn't anyone? This is business gentlemen. I have good credit but most importantly financial security for the next 4 yrs. I have been serving in the Marine Corps since Feb 2007 and just extended my service contract until Feb 2015. I am a VERY responsible individual, but like many of us, as a young gun did not cared to increase my financial literacy and had minor setbacks,but nothing major. I hope that with the combination of a good credit score, my job security and my well earned income for me and my wife convince you of funding my request. Rest assured, I can affoard this loan and you should not worry at all. Thank you for your time gentlemen, help me help you (Investors) profit and feel free to say that you are a supporter of our troops as you do so. To those whom this may apply, OORAH! gentlemen. Have a wonderful day.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	62
Revolving Credit Balance:	$5,236.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does your loan description say Home Improvement?	Does it?, Well I apologize for that must of been a mistake when I was trying to select a category. I will try and change it if I can, I'm glad I gave a detailed description of the loan, that way people understand the true purpose of it.

Member Payment Dependent Notes Series 713979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
713979	$5,000	$5,000	14.17%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 713979. Member loan 713979 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	n/a	Debt-to-income ratio:	9.34%
Length of employment:	10+ years	Location:	Fort Thomas, KY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	31	Months Since Last Delinquency:	3
Revolving Credit Balance:	$955.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 714006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714006	$24,175	$24,175	11.11%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714006. Member loan 714006 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	AT&T	Debt-to-income ratio:	29.60%
Length of employment:	9 years	Location:	milton, GA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > i am just going to do a consolidation of my debt and pay it off with our help, i am a IT coordinator with 10 years i have 401k and pension but thats for my golden years...thank you all for this help i will pay every single penny.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,188.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It has been my observations that these are the most common questions asked by the lenders. It has also been my observation that those who are seeking the loans generally have a much better chance of getting fully funded if they take the time to answer all the questions completely. Those who choose to only answer a few questions or give evasive answers tend to not get fully funded. If you are receiving these questions I feel that you are potentially a good candidate for the loan. So please take the time and effort to answer these question. Thank you 1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done.	1. IT project Manager - I manage development projects for AT&T 2. $142,000 3. $195,000 4. $3,000 5. 36 months or less 6. credit cards with high interest rates; Wells Fargo Line of Credit, Georgia's Own Credit Union LIne of Credit 7. disciplining ourselves to not spend above our means. I was scammed in a business proposition and it was a bad investment. I was robbed. 8. please send me a fax number and i will send my income verification.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	total income is 9k monthly after paying he bills i sitll get 3k free
Please answer all quesions: 1.What is your NET monthly income? I'm asking for Net monthly income. If your gross income is $7917, what is your net? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	net income monthly 9k both my husband and i after paying all bills and credit cards we have 3k for paying the credit cards
I'll try this one more time. Plase answer all questions completely: 1.What is your NET monthly income? Is it $9K for both you & spouse combined? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off.	i hope i can answer your question and concerns, 9k is the total amount after taxes, that what we bring from our paychek monthly yes my husband and i, we also earn bonuses based on performances, after paying our bills daycare and such we have 3k to 3500 which it goes to saving and paying principals in the credit cards an home, in 3 month our car will be pay off so that is another $600 for paying the loan, thanks so much for taking the time.

Member Payment Dependent Notes Series 714072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714072	$4,000	$4,000	12.68%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714072. Member loan 714072 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	alpine access	Debt-to-income ratio:	1.12%
Length of employment:	< 1 year	Location:	hammonton, NJ

Home town:
Current & past employers:	alpine access
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Hello, I am trying to move out and this loan will help me very much. I have a stable job but I need to move out soon and thats the reason I need the loan. I am very goal oriented. I pay my bills on time, always. Borrower added on 03/28/11 > Also, I am trying to have a fresh new start and this loan will help me do that. Without this loan, a fresh start and being able to relocate and move out would not be possible. Thank you all for helping me get closer to my goal and dream. Borrower added on 03/30/11 > Thank you everyone, a special thanks to all the investors in this loan. I am very happy that I can have a chance to move out and start my life. Thank you everyone. It means so much to me

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Alpine Access? Is there additional monthly income from a roommate? partner? spouse? How much is your monthly rent, and other expenses?	I am a flex facilitator at my job. I am a trainer and train new hires for the job as an agent. There can be additional income, overtime is always offered. It can almost count as two jobs because I am a trainer for one shift and can jump on as a phone agent after that if they have overtime which they always do. I will not have a roomate or spouse. I do not currently pay rent because I live with my parents and they own the house. Other expenses are minimal, truck insurance, and cellphone. I will be a great investment, I pay my bills and am very motivated.

Member Payment Dependent Notes Series 714081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714081	$4,000	$4,000	5.42%	1.00%	April 4, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714081. Member loan 714081 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,461 / month
Current employer:	Sharp Healthcare	Debt-to-income ratio:	14.28%
Length of employment:	10+ years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Sharp Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,934.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714113	$35,000	$35,000	12.68%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714113. Member loan 714113 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	New Breed Logistics	Debt-to-income ratio:	10.16%
Length of employment:	3 years	Location:	Haslet, TX

Home town:
Current & past employers:	New Breed Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Looking to add pool and current equity in home is not enough to get a 2nd mortgage due to the devaluation of our home in this wonderful market. Plus the rate and duration is much better than a 2nd mortgage.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,190.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member, Please explain Revolving Credit Balance: $13,190.00	We have three credit cards. An Amex, Discover and Chase. The Amex and Discover are used daily for everything and paid off monthly. The Chase is a 0% for two years that is paying off a surgery I had to have last year.

Member Payment Dependent Notes Series 714195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714195	$7,000	$7,000	12.68%	1.00%	March 31, 2011	April 10, 2014	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714195. Member loan 714195 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	16.80%
Length of employment:	2 years	Location:	los angeles, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > I need the money to fix my leaky roof and repair a good chunk of my flooring and foundation. Thank you.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,614.00	Public Records On File:	1
Revolving Line Utilization:	88.50%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 714209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714209	$22,750	$22,750	13.06%	1.00%	March 31, 2011	April 10, 2016	April 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714209. Member loan 714209 was requested on March 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	14.22%
Length of employment:	9 years	Location:	Turlock, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/11 > Purpose of loan: This loan will be used to pay off my debt and to become debt free. My financial situation: I am a good candidate for this loan because of my credit history. My history show's that I am responsible. I understand my obligations to pay back what I have borrowed. At this point in my life, I want to set a goal for myself to become debt free within five years. If I was to remain using my credit cards, it would take me my entire life to pay and close off my other accounts. This loan will be used to pay off my credit cards so I may close those accounts and begin my journey of becoming debt free. I am a pharmacy inpatient pharmacy technician for Kaiser Permananete. My Income $2800 a month. My debts that I am going to pay off with this loan are: American Express $15652 @ 17.24%, DiscoverCard $2399 @ 12.99%, Capital One $3579 @ 13.90%. A monthly budget is as follows; Mortgage $1219/month but partner pays $400. Utilities $399, Auto $255, Groceries $253, Dinning $447, Pets $80, Household $426.

A credit bureau reported the following information about this borrower member on March 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,406.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In-Patient Pharmacy Tech, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($19 - $22K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) P.S. Usually 300 loans listed daily. 557 loans listed today. Large number qualified borrowers makes it extremely difficult for lenders limited $ to fully fund every borrowers loan at 100 pct. Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Answer to question #1, My yearly gross income is $72,000. This income is mine alone. Answer to question#2, depending on the percentage funded, I hope to pay back the loan within four to five years. I have selected the five year term since the payments were $510 a month. This payment would not leave me strapped financially in-case some unforeseen repair or emergency was to arise within the term of the loan. Answer to question three, realistically I would want the loan to fund 100%. I say this since I don't want to spread my obligation so widely. After calculating a loan funding at 80% or 90%, I believe I could consolidate enough of my debt to be satisfied and help me to achieve a debt free lifestyle.
If your income is $2800 a month how come it is listed as $6000/month in the income section from LC?	The $2800/month is my take home pay. I average around $3000/month gross.
How do you earn $72K and only clear $2,800/mo. ARe you funding a large amount to your 401K?	Yes, I am contributing 20% to my 401(k).

Member Payment Dependent Notes Series 714307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714307	$4,000	$4,000	7.66%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714307. Member loan 714307 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	fraley insulation	Debt-to-income ratio:	20.92%
Length of employment:	10+ years	Location:	corning, NY

Home town:
Current & past employers:	fraley insulation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > I am a supervisor of an insulation company. I have been with this company for almost 17 years. I need this money to fix roofs on my home. I have always paid other loans off timely and faithfully. Borrower added on 03/30/11 > my home is assessed for 144,000. I only owe 30,000 on my home.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	21
Revolving Credit Balance:	$594.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714310	$5,400	$5,400	14.54%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714310. Member loan 714310 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	McGladrey	Debt-to-income ratio:	19.28%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	McGladrey
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,702.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 714335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714335	$6,000	$6,000	16.77%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714335. Member loan 714335 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	14.47%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,782.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for???	The loan is for helping to pay more than expected IRS taxes.
1. Who is your employer and what do you do? 2. What are the nature (credit cards, student loans, car, etc) and interest rates of the loans you are trying to payoff?	I am employed from the YMCA, and I work as a Head Tennis Professional Full-time, but am an independent contractor. This is my first year working full-time for a company that does not take taxes out of my paycheck. I don't have any other loans except a car payment, and one credit card, apr 11%.

Member Payment Dependent Notes Series 714362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714362	$2,700	$2,700	7.29%	1.00%	April 1, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714362. Member loan 714362 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Carolinas Healthcare System	Debt-to-income ratio:	2.26%
Length of employment:	3 years	Location:	Charlotte, NC

Home town:
Current & past employers:	Carolinas Healthcare System
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,560.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but I have one question: Your revolving credit balance is $1600, but you are asking to borrow $2700. What is the extra $1000 for? Thanks!	Unfortunately I had to make some auto repairs last week which were $1100. That will be added to the current $1600 and will be reflected on the next cycle.

Member Payment Dependent Notes Series 714370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714370	$1,500	$1,500	7.29%	1.00%	April 1, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714370. Member loan 714370 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$800 / month
Current employer:	Miami University	Debt-to-income ratio:	18.75%
Length of employment:	< 1 year	Location:	Oxford, OH

Home town:
Current & past employers:	Miami University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$748.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is major? I went to Miami.	Thank you very much for the loan. I am junior majoring in computer science. When did you graduate? What was your major?

Member Payment Dependent Notes Series 714378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714378	$20,000	$20,000	16.02%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714378. Member loan 714378 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	RWM, PLLC	Debt-to-income ratio:	9.11%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	RWM, PLLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Thank you for your consideration. We are a young family that is working hard to become debt-free. This loan will allow us to consolidate our debts into a single payment, give us greater budget flexibility, and allow us to reach our goal much sooner. I have worked in public accounting since 2003, and my husband has worked for a large computer company for the last 3 years.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,906.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current note balance: $139,487, no HELOC 2010 appraisal district value: $152,264

Member Payment Dependent Notes Series 714423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714423	$5,000	$5,000	9.63%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714423. Member loan 714423 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	UNC Chapel Hill	Debt-to-income ratio:	6.91%
Length of employment:	2 years	Location:	Durham, NC

Home town:
Current & past employers:	UNC Chapel Hill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > My wife and I are looking to consolidate our credit card debt and pay it off quickly. Now that she is a post-doc at the EPA we have a more comfortable household annual income of approximately $98k. We have been living in our home for just under 4 years now and have never missed or been late with a mortgage payment. Both of our cars are in excellent working condition and are fully paid for. I am a research scientist at the University of North Carolina and she is a fellow at the EPA. Both of our jobs are secure, provide full benefits and yearly "cost of living" raises. Our monthly bills including mortgage, daycare, food, utilities and incidentals are approximately $2,800. On a personal level we would like to have a second child but would feel more comfortable doing so only after this debt has been paid off. Obviously if the interest rate is lower we can have these debts paid off quicker and at reduced cost.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	55
Revolving Credit Balance:	$10,719.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714436	$17,500	$17,500	19.36%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714436. Member loan 714436 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Bears Rv	Debt-to-income ratio:	19.50%
Length of employment:	2 years	Location:	glendale , CA

Home town:
Current & past employers:	Bears Rv
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Reason for the loan is to colsolidate my credit cards and have one monthly payment. Borrower added on 03/28/11 > I want to consolidate my credit cards. I want to avoid sending minimun payments. I think consolidating my credit cards will allow me to pay off my debt quicker & easier. Borrower added on 03/28/11 > I plan to use the loan to pay off my credit cards. I know I have the option to settle with my creditors but I rather pay the credit debt in full this way it doesn't affect my credit as much. I feel I am a good barrower because I am responsible when it comes to making payments. I wouldnt be asking for this loan if I didnt want to take care of my debt. The minimum pay that you are asking for on the loan is well in my budget. I am currently sending in about a $1000 just in credit cards.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	29
Revolving Credit Balance:	$20,134.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 714444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714444	$13,800	$13,800	13.06%	1.00%	April 4, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714444. Member loan 714444 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Evenflo Co. Inc.	Debt-to-income ratio:	6.28%
Length of employment:	< 1 year	Location:	Maineville, OH

Home town:
Current & past employers:	Evenflo Co. Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > This loan will be used to pay for repairs on my car, i am due for a complete brake repair (pads / rotors) and new tires. I drive 29 miles to work and back each day, so it is imperative for safety reasons! I will also use the rest to pay off the balance on my credit card and consolidate one of my student loans. I am a good candidate for this loan because I was gainfully employed for two years before switching jobs to take my career in a different direction. This is the first time I have accrued this amount of debt on my credit card, and it couldnt come at a worse time since! I have great and secure job, and will not having a problem meeting my monthly payment obligations. I will also use this loan to get a new water heater for my home, and a new fridge, as my current fridge is getting too costly to repair. Borrower added on 03/28/11 > This loan will be used to pay for repairs on my car, i am due for a complete brake repair (pads / rotors) and new tires. I drive 29 miles to work and back each day, so it is imperative for safety reasons! I will also use the rest to pay off the balance on my credit card and consolidate one of my student loans. I am a good candidate for this loan because I was gainfully employed for two years before switching jobs to take my career in a different direction. This is the first time I have accrued this amount of debt on my credit card, and it couldnt come at a worse time since. I have great and secure job, and will not having a problem meeting my monthly payment obligations. Also, I will get a new water heater and refrigerator as they are both needing replaced.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,995.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have very good credit, shouldn't you be able to find a better interest rate elsewhere?	I thought the same thing, I tried my bank 2-3 times and was denied for less than half this amount! I've never missed a payment for anything, have a pretty good job (I feel) in engineering / consumer products, and Just need to get a few things Fixed while re-structuring my card debt to a lower interest rate. My car is paid off, It just requires a little extra tlc every now and then! Thank you for investing in me!

Member Payment Dependent Notes Series 714514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714514	$10,000	$10,000	10.74%	1.00%	April 4, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714514. Member loan 714514 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Pomona Police Dept.	Debt-to-income ratio:	3.86%
Length of employment:	10+ years	Location:	corona, CA

Home town:
Current & past employers:	Pomona Police Dept.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,674.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? And could you please give us a brief description of the medical expenses? Thanks, Ron	Cosmetic surgery & approximately $12,000 in credit card/loan. No other debts other than mortgage.
Detective, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Semper Fi..... It did not include my spouse's income. The household's gross monthly income is approximately $9,993 , this figure does not include added overtime or holiday pay. My goal is to pay off the loan 3-4yrs.

Member Payment Dependent Notes Series 714517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714517	$6,000	$6,000	15.28%	1.00%	April 4, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714517. Member loan 714517 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,958 / month
Current employer:	nys department of corrections	Debt-to-income ratio:	14.15%
Length of employment:	3 years	Location:	canton, NY

Home town:
Current & past employers:	nys department of corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	50
Revolving Credit Balance:	$96.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on the mortgage is 68,000 and the market value is $113000.
Has the wedding already happened and you are trying to consolidate the expense? Any additional household income not listed above?	Yes the wedding has already happened. My wife makes 64,000 a year.
Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY; AON (ALL-OR-NONE) demands rarely successful. Advantageous to accept an 80 or 90 percent ($12 - $14K) fixed interest, term limited, partial loan becasue after 6-months current payments, you're automatically eligible relist unfunded $, or list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My wifes income wasn't included her gross income is 64,000. I expect to pay off the loan in 4 1/2 years and would accept a partially funded loan.
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan pay all debt?	Mortgage is $415 Car 360 Utilities 175 Phone 120 Insurance150 Food 200 Cc total1200 Loan would pay all debt and when I submitted I didn't include my wifes income which is 64,000 a year.
Hello, To whom do you owe the wedding expenses? The information lenders have been supplied show no outstanding credit card debt. Thank you	The debt is owed to my mother in law.

Member Payment Dependent Notes Series 714524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714524	$10,800	$10,800	10.00%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714524. Member loan 714524 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Computer Design & Integration	Debt-to-income ratio:	15.12%
Length of employment:	1 year	Location:	Hoboken, NJ

Home town:
Current & past employers:	Computer Design & Integration
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,601.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 714539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714539	$12,000	$12,000	11.11%	1.00%	April 4, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714539. Member loan 714539 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,958 / month
Current employer:	Financial Dynamics	Debt-to-income ratio:	10.15%
Length of employment:	1 year	Location:	Doylestown, PA

Home town:
Current & past employers:	Financial Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > I want to use this loan to pay off 2 credit cards. I have been VP at my current job for one year, and I was at my previous company for 15 yrs.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	13
Revolving Credit Balance:	$7,255.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Can you explain the delinquency in your credit report 13 months ago? 2) Your credit report showing your revolving balance is 7255, why you need a 12,000 loan? Please list the credit card you want to pay off using this loan in the following format: Card 1, APR, balance, monthly due. thanks for the info and good luck in funding this loan to 100%.	Thank you for writing. 1) My wife and I have a home mortgage and she just missed sending in a payment that month by 2 days. I called to see if they could clear it from my credit report but they said no. 2) I have 2 credits that I'm paying off that total approx $12K. Discover, 18.99% $6,725, typically $170 monthly US Air, 30.24%, $5,049, $ typically $150 monthly

Member Payment Dependent Notes Series 714543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714543	$12,000	$12,000	14.91%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714543. Member loan 714543 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	First Children	Debt-to-income ratio:	0.50%
Length of employment:	1 year	Location:	Fanwood, NJ

Home town:
Current & past employers:	First Children
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Thank you, I need to pay off a pension loan. This will enable me to do this and keep the payments reasonable.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,146.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714553	$16,000	$16,000	17.14%	1.00%	April 4, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714553. Member loan 714553 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,934 / month
Current employer:	Federal Aviation Administration	Debt-to-income ratio:	9.23%
Length of employment:	8 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Federal Aviation Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > This loan is to consolidate three (3) revolving credit accounts with very high interest to reduce monthly payments and rebuild savings. I am a career employee with the federal government and have a very stable and secure job. I have historically been a great borrower, with a couple of "dings" on my credit report due to spousal mismanagement of joint accounts prior to getting divorced.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	27
Revolving Credit Balance:	$14,984.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1) My net income $1,866 every two weeks, or about $3,732 per month. 2) Expenses: Rent-$850, Car-$210, Utilities (Water, Television, Internet)-$280, Insurance (Total)-$280, Gym-$34, Food-$250 3) Accounts to be paid with loan: HSBC Card-$6,891 at 15%, Target Visa-$4,547 at 25%, and Alaska USA Visa-$4,067 at 14.5% 4) I am the sole wage earner.
What is the delinquency from 27 months ago associated with? How has your finances changed, if at all, in a manner that would prevent subsequent delinquencies?	Both of the adverse accounts on my statement are from my former spouse mismanaging our accounts while we were married. I am no longer married and no longer have someone mismanaging my accounts, and am looking for this loan to help clear-up the bulk of the remaining debts.
Businees Case Mgt, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($13 - $14K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Greetings! 1) I am a sole wage earner, so income stated as it really is. 2) I anticipate the full five years as I will use the difference in payments between current and future to rebuild savings. 3) I will accept less--though I obviously prefer 100%--and will eliminate the highest interest accounts first.
Hello borrower, I am very interested in financing your loan. However can you answer these questions which I know may take some time to answer: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (6) Please provide the Balances and APRs of the debts you have? To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. This method is preferred and may lead to more money invested in your loan. Thank you in advance! This website is secure and has been approved by Lending Club to verify debts. This is of the major sticking points for potential lenders, as they want to assess the risks of lending to potential borrowers.	1) I am a business analyst for a federal agency. 2) I am a sole wage earner with no additional income. 3) I am planning for the full five years, using the difference in current to future payments to rebuild savings. 4) I will accept a partial loan and apply what I get to the highest rates first. 5) I rent. 6) I listed the rates and balances on a separate response. Please let me know if those are not visible.
Hello! I am interested in funding your loan. Please give a detailed monthly budget of post-tax income and expense and list the debts you want to consolidate with this loan, and include the outstanding balance, APR, and min monthly payment for each.	Greetings! I believe I have answered this in a previous response. My understanding is that my responses are publicly available, but do let me know if you need more info.
Why consolidate lower interest loans with a 17%+ rate?	Mostly to free-up available credit to improve my credit score, and establish a firm pay-off date for my revolving debt, but also to consolidate payments for ease of management.

Member Payment Dependent Notes Series 714569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714569	$9,800	$9,800	13.06%	1.00%	April 5, 2011	April 14, 2016	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714569. Member loan 714569 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Sutter Medical Foundation	Debt-to-income ratio:	9.55%
Length of employment:	7 years	Location:	Antelope, CA

Home town:
Current & past employers:	Sutter Medical Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,009.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Title: Yes Total balance as of 4/4=$212,584.90 No HELOC owed. Current market value ~$178K
Hello borrower, I am very interested in financing your loan. However can you answer these questions which I know may take some time to answer: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (6) Please provide the Balances and APRs of the debts you have? To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. This method is preferred and may lead to more money invested in your loan. Thank you in advance! This website is secure and has been approved by Lending Club to verify debts. This is of the major sticking points for potential lenders, as they want to assess the risks of lending to potential borrowers.	1.) Corporate Admin. Assist. 2.) Single Gross per month-$4196 per year $50K 3.) Full Term 4.) Not sure about partial. Bank has already approved Line of Credit less interest rate but not fixed 5.) Own $212,584.90 No HELOC Fixed rate of 6% 6.) CC #1 $6716 at 22% but that rate went up randomly after having it at 11%. CC#2 $2024 currently at 6% but variable 7
what is your house value and what is the remaining mortgage on it? what will you be using these funds for?	$212584.90 mortgage/now work ~$178K Using funds to pay off high interest credit cards
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1.) Net-$4169 2.) Monthly expenses: Mortgage $1695.08, Gas $120, Water $30, Electric$40, Food/incidentals $250, car insurance $51, phone $80, life insurance $45, Visa $150, Citibank $30 (variable interest), 3.)Visa $170 (22.3%), Citibank $30 ( 6% variable interest) 4.) yes sole wage earner
I would like to fund your loan, but prior to doing so, I would like to see your response to the following items: * Itemize your monthly expenses. * Explain your role at your job. * List the principal and the interest rate of each loan to be consolidated. Thank you in advance.	Corporate Administrative Asst./Yes I have my degree in Business Admin.
hello! I have a few questions: 1. What do you do for Sutter Medical? 2. Can you list out the debt that you plan on consolidating? (ex. Credit Card1 - $5000 @15%)	1.) Corporate Administrative Asst. 2.) Visa at 22.3% currently ~170 per month/balance $6716. Citibank 6% variable rate currently ~$30 per month/balance $2404.
What is the interest rate on the card(s) you are paying off?	One is variable and is currently at 6% but can go as high as 23% the other is at 23.35%.

Member Payment Dependent Notes Series 714585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714585	$17,000	$17,000	15.65%	1.00%	April 5, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714585. Member loan 714585 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	credit one	Debt-to-income ratio:	20.08%
Length of employment:	8 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	credit one
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,629.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total owed: $239,465.27 Average $160,000 sold in our area.
What does credit one do? Please provide your brief job description?	https://www.creditonebank.com/AboutUsIndex.aspx Credit One Bank is one of America's leading issuers of VISA?? credit cards. Issuing both VISA?? and MasterCard?? credit cards, Credit One Bank is located in Las Vegas, Nevada. We provide credit cards to individuals who have been historically overlooked by other banks because of their less than perfect credit. With millions of people carrying a Credit One Bank credit card, we pride ourselves on excellent customer service and an array of credit card products with innovative features.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. Average monthly net income: $9091.00 2. Monthly expenses by Type/Amount: (Total $6529.09) Car 1278.25 Credit Card 2397.65 Food 615.57 Insurance 346.62 Internet 66.99 Mortgage 1,259.92 Phone 290.31 Utility 273.78 3. Loan amounts & interest rates that will be payed off: Chase credit card, $16,771.96, 29.24%. Current payment $547 4. Sole wage earner? Yes
Since this is a debt consolidation loan, for each debt you have please list the amount owed, interest rate, and amount you pay monthly. Also, indicate which debts you will and which you will not be consolidating using this loan.	Refinancing the Chase credit card $16,771.96, 29.24% and a monthly payment of $547.
Hello! I am interested in funding your loan. Please give a detailed monthly budget of post-tax income and expense and list the debts you want to consolidate with this loan, and include the outstanding balance, APR, and min monthly payment for each. Thank you!	already answered in another request
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks,	Answered in your first request. Sorry for the delay...
For EACH debt you plan to pay off with this loan, please provide [in following format] the Lender, Amount, RATE, MinMoPaymt for that loan [eg, Chase, 5500, 9.99%, 75]. Do not omit the RATE. If this is a %u201Cconsolidation%u201D LC loan, the total should add up to nearly the LC amount you are requesting so, if it doesn%u2019t, please explain the difference.	Chase, $16,771.96, 29.24%, $547. The difference is going to the cost of the loan
Would you please list each debt that you intend to payoff with this loan? Also, please include each debt's current balance, interest rate, and min. monthly payment. Thank you.	Chase credit card, $16,771.96, 29.24% $547
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Answered in your first request. Sorry for the delay...
Why not just do business with your own company?	Conflict of intrest.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Answered in your first request. Sorry for the delay...
Your revolving credit balance is $68,629. Please itemize it.	Credit card: $35,107.00 HELOC: $33,522.00

Member Payment Dependent Notes Series 714593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714593	$1,700	$1,700	11.11%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714593. Member loan 714593 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,474 / month
Current employer:	Erie School District	Debt-to-income ratio:	11.47%
Length of employment:	< 1 year	Location:	Erie, PA

Home town:
Current & past employers:	Erie School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > This money will go toward paying off my credit card.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	9
Revolving Credit Balance:	$1,707.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 714631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714631	$4,500	$4,500	13.80%	1.00%	April 4, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714631. Member loan 714631 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Building Specialties	Debt-to-income ratio:	12.93%
Length of employment:	3 years	Location:	Ellenwood, GA

Home town:
Current & past employers:	Building Specialties
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > I purchase some additional property 7 months ago and now its about 85 to 90% finish with repairs that is what I'm using this money for . I have tenant ready to move-in. My plans is to pay this money back sooner than 36 months, because this is my business and maybe need this service again. The funds from the tenant will go directly In the account that this Institution will be withdrawing from .My job is very stable .

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	9
Revolving Credit Balance:	$11,092.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 714637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714637	$3,000	$3,000	13.43%	1.00%	March 30, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714637. Member loan 714637 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Happy Nails	Debt-to-income ratio:	7.92%
Length of employment:	2 years	Location:	sandwich, MA

Home town:
Current & past employers:	Happy Nails
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,358.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 714642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714642	$10,175	$10,175	14.91%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714642. Member loan 714642 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,958 / month
Current employer:	Richland County School District One	Debt-to-income ratio:	17.98%
Length of employment:	10+ years	Location:	Columbia, SC

Home town:
Current & past employers:	Richland County School District One
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Thanks for assisting me. Everything was accurate.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	16
Revolving Credit Balance:	$7,222.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$111,851.86 principal balance $125,000.00 market value
Office Mgr, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I did not include my husband's income. I submitted my annual salary. Together we gross approximately $65,000 yearly. Hopefully 3 to 4 years or less.

Member Payment Dependent Notes Series 714649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714649	$6,200	$6,200	18.62%	1.00%	April 4, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714649. Member loan 714649 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	16.89%
Length of employment:	< 1 year	Location:	Saint Joseph, MO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > This is a loan for an indoor bouncing recreation center for children ages 0 to 13. This community currently has no alternatives for children's indoor play and parties. In addition to 4 large commercial bounce houses/slides, there will be a toddler's area, party rooms, adult seating area and a snack bar. The bounce house facility will become the destination of choice of parents and grandparents for children’s activities, parties and play dates. Party planning is an integral part of the business as it provides a stress free alternative. The parent makes the call, invites the children and we do the rest. We set it up and clean it up! Bounce houses do not cater to a certain subset, but all children regardless of athletic ability, confidence level or prior experience can participate. I have more than 30 years successful management experience in the service/retail industry with a passion for customer service. The bounce house facility has secured a perfect location with high visibility, plenty of parking and strong big box anchors.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	36	Months Since Last Delinquency:	15
Revolving Credit Balance:	$7,835.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Yes, title is in my name. I owe $57,503. Market value approx: $79,000.

Member Payment Dependent Notes Series 714652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714652	$2,000	$2,000	5.42%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714652. Member loan 714652 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Peckar & Abramson	Debt-to-income ratio:	17.81%
Length of employment:	2 years	Location:	Plantation, FL

Home town:
Current & past employers:	Peckar & Abramson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > How i plan to use the funds : - I plan to use the funds to consolidate a few higher interest rate credit cards into one lower monthly payment. I am trying to build history and reputation on the website. What makes me a good borrower : - I can easily afford the monthly payments. I am trying to build history and reputation on the website. My monthly budget: The only recurring bills I have are cell phone, car payment (last year), gas, and food. I do not need to pay rent ot mortgage How stable is my job: My job is very secure

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,271.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714675	$16,000	$16,000	13.80%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714675. Member loan 714675 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Open Dental Software Inc.	Debt-to-income ratio:	5.47%
Length of employment:	4 years	Location:	Salem, OR

Home town:
Current & past employers:	Open Dental Software Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Planning to use the funds to purchase investment property. I already have 15k cash but I need some extra funds. I am currently working at Open Dental Software, where I have been for over 4 years. My job is extremely stable, as I am the programming lead. At this point in my life I have been saving about 2k per month hoping to invest it in order to generate passive rental income. I don't want to miss the wonderful opportunities that the current market has to offer, because such good prices may not return in my lifetime.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$200.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Soft Ware Eng, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY; AON (ALL-OR-NONE) demands rarely successful. Advantageous to accept an 80 or 90 percent ($13 - $14K) fixed interest, term limited, partial loan becasue after 6-months current payments, you're automatically eligible relist unfunded $, or list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) I am single and I live alone. My personal income is $80,000 per year from Open Dental Software and that does not include my second smaller job as a web programmer for which I make about $3,000 per year. I will not be using a cosigner. I will soon be faxing in my W2 for 2010 showing my gross income of $80,686.18 for 2010 once I receive my latest pay stub in the mail (which I expected today but will probably get tomorrow 03/30/2011 it appears). 2) I expect the full repayment to take about 10 or 11 months. 3) I realistically only need about 10k to secure one of the properties I am looking into because I have a few credit cards I can pull cash from if I need to. If I get 90% funding that would be great. Thank you for your interest in helping me out :)

Member Payment Dependent Notes Series 714707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714707	$10,000	$10,000	15.28%	1.00%	March 31, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714707. Member loan 714707 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	toyota	Debt-to-income ratio:	8.38%
Length of employment:	10+ years	Location:	Lexington, KY

Home town:
Current & past employers:	toyota
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,584.00	Public Records On File:	1
Revolving Line Utilization:	15.20%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	92,000.00 no heloc Giving a low estimate i would say about 130,000.00. Thank you for your interest!

Member Payment Dependent Notes Series 714719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714719	$28,000	$28,000	14.91%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714719. Member loan 714719 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,592 / month
Current employer:	Lowe's Home Improvement Warehouse	Debt-to-income ratio:	17.56%
Length of employment:	10+ years	Location:	Houstont, TX

Home town:
Current & past employers:	Lowe's Home Improvement Warehouse
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,683.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 714724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714724	$8,800	$8,800	10.00%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714724. Member loan 714724 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,343 / month
Current employer:	Defensive Commissary Agency	Debt-to-income ratio:	11.78%
Length of employment:	< 1 year	Location:	Lawrenceville, NJ

Home town:
Current & past employers:	Defensive Commissary Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Credit card debt consolidation Borrower added on 03/29/11 > I am looking to pay off debt I incurred from credit cards, commuting expenses to/from work, and night classes for my professional education. My monthly payments to credit card companies would go from approximately $500 per month currently to PNC Bank and Discover Financial Card Services to $283 per month over a three year period prospectively with this loan. With this lower payment I help contribute more money to help my brother's wedding in the near future. I greatly appreciate your help and consideration. Thank you.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,168.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list, one by one, each debt you plan to pay off with this loan, including Amount, RATE, MinPayment. Total should come to your requested loan amoung less LC's fee. Tx	Discover: $3800 balance, and my effective interest is 14.99% . PNC Bank: $4217 balance, and my effective interest rate is 8.99%. Minimum payment to Discover is $83 and PNC bank is $124. Note to lenders:The minimum payments together are $207 which is lower than the $283 per month. The payback period with minimum payment is extended to over a 14 year period, not the proposed 3 year period. I wish to lower my APR and consolidate payments to a fixed amount in a low monthly payment.

Member Payment Dependent Notes Series 714750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714750	$8,000	$8,000	17.14%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714750. Member loan 714750 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Big Brothers Big Sisters of OC	Debt-to-income ratio:	23.50%
Length of employment:	4 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Big Brothers Big Sisters of OC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Darlene and Glenn on September 10, 2011 Borrower added on 03/28/11 > The money will be used to fund our wedding on September 10, 2011. We have been dating for 12 years and living together for the last 5. We have a very stable gross dual-income household of $113,000 annually. We have a low rent payment of $1400.00 per month and no car payments. Both our employments are extremely stable and we are reliable as shown by our almost 5 year employments with the same companies. Although my financial situation is not ideal and requires a loan to help me with this year's expenses, I am fully confident that my household, family and employment situation will ensure that I reliably repay this loan over the course of the next 5 years. Borrower added on 03/28/11 > Although my financial situation is currently not ideal, requiring me to request this loan I am confident that my household, family and employment situations will allow me to reliably repay this loan over the course of the next 5 years. I am getting married in September 2011 and we need a little help paying for the up front expenses. My fiance and I have been together for 12 years and living together for the last 5. We have both steadily and loyally been employed for the same companies for almost 5 years. We have a gross dual-income household of over $100,000 annually and our monthly rent is only $1400. We do not have any car payments or dependents in our care. We simply have not yet been able to sort out the credit card debt that we incurred while putting ourselves through college. We hope that this does not prevent us from getting married this year.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,427.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan pay all debt?	As an individual, my monthly net pay is $2600. My rent and utilities (including groceries) total $1000. I do not have a car payment. Therefore, most of the income left over is spent on repaying credit card debt, student loans and savings for the wedding. This loan would not pay off my debt entirely but would make a sizeable reduction considering the interest rates on my credit card debt.
Just to clarify, you plan on using the proceeds from this loan to consolidate the debt we are seeing on your credit report?	Yes, that way I have a more manageable payment (to Lending Club as opposed to the high interest rate credit cards) and I will be in a better position to manage my expenses and save for my wedding.

Member Payment Dependent Notes Series 714755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714755	$4,200	$4,200	7.66%	1.00%	April 4, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714755. Member loan 714755 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	Didlake, Inc.	Debt-to-income ratio:	21.15%
Length of employment:	< 1 year	Location:	Alexandria, VA

Home town:
Current & past employers:	Didlake, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > The transmission in my car failed! It's a steep expense, so I'm taking out a loan. I have great credit because I always make my payments on time. And because I'm an integral part of a successful company, my job security is guaranteed.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,518.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 714792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714792	$16,000	$16,000	13.43%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714792. Member loan 714792 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	NBC Universal	Debt-to-income ratio:	8.06%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	NBC Universal
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,871.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 714793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714793	$18,000	$18,000	12.68%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714793. Member loan 714793 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Structure Tone, Inc.	Debt-to-income ratio:	20.20%
Length of employment:	5 years	Location:	Astoria, NY

Home town:
Current & past employers:	Structure Tone, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > Debt Consolidation Borrower added on 03/31/11 > Regarding my employment: I've been with my current company for five years and was promoted recently.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,828.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714804	$8,000	$8,000	13.06%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714804. Member loan 714804 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Graybill Medical Group	Debt-to-income ratio:	24.46%
Length of employment:	5 years	Location:	national City, CA

Home town:
Current & past employers:	Graybill Medical Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,343.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Case Mgr, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.Spouse is unemployed at the moment. gross yearly income is $84,000. I am anticipating that I will be able to repay the loan in a shorter time because I am anticipating that my spouse will be able to get a job soo.

Member Payment Dependent Notes Series 714945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714945	$5,000	$5,000	7.66%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714945. Member loan 714945 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,792 / month
Current employer:	CA Technologies	Debt-to-income ratio:	11.19%
Length of employment:	6 years	Location:	PFLUGERVILLE, TX

Home town:
Current & past employers:	CA Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,200.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714951	$14,000	$14,000	13.06%	1.00%	March 31, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714951. Member loan 714951 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Tyco Intl	Debt-to-income ratio:	16.54%
Length of employment:	1 year	Location:	Franklin Park, NJ

Home town:
Current & past employers:	Tyco Intl
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Federal Taxes Borrower added on 03/28/11 > federal taxes Borrower added on 03/28/11 > federal taxes

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1982	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	3
Revolving Credit Balance:	$16,734.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 714999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
714999	$3,600	$3,600	14.17%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 714999. Member loan 714999 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	MARIANA'S TAX SERVICES	Debt-to-income ratio:	0.68%
Length of employment:	4 years	Location:	SAN BERNARDINO, CA

Home town:
Current & past employers:	MARIANA'S TAX SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	16
Revolving Credit Balance:	$278.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 715004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715004	$2,000	$2,000	5.79%	1.00%	April 1, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715004. Member loan 715004 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Animal Emergency & Trauma Hospital	Debt-to-income ratio:	6.83%
Length of employment:	< 1 year	Location:	Wilmington, NC

Home town:
Current & past employers:	Animal Emergency & Trauma Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I have just relocated and found a job as well as an apartment, but it will be a couple of weeks before my first paycheck comes in. I would like to buy some furniture for my apartment, and pay off my credit card debt as soon as possible in my new home.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,782.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 715030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715030	$3,500	$3,500	5.79%	1.00%	April 1, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715030. Member loan 715030 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Steward Health Care	Debt-to-income ratio:	6.15%
Length of employment:	< 1 year	Location:	Whitman, MA

Home town:
Current & past employers:	Steward Health Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	69
Revolving Credit Balance:	$11,366.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain what your loan is for? What do you do with Steward Health Care, and what is your job security like? I noticed that you have less then one year of service with them. Also we would appreciate it if you would provide the documentation to lendingclub to verify the critical parts of your application. Thanks.	Well my loan is painting my house as well as do some Spring improvement, fix the chimney, paint the deck and paint most of the ouside of the house. As a Security Engineer for Steward Healthcare, I help leep the organization secure, by building secure virtual tunnels, configure security appliances, respond to doctors need around the world for secure access to resources in our network. We have 6 hospitals and 2 more are going to be part of the organization on May 1st. Securing the network is part of a federal mandate dealing with privacy and security issues.

Member Payment Dependent Notes Series 715125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715125	$10,500	$10,500	10.74%	1.00%	April 5, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715125. Member loan 715125 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	American Pride Family Services	Debt-to-income ratio:	6.70%
Length of employment:	6 years	Location:	Georgetown, TX

Home town:
Current & past employers:	American Pride Family Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,283.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please detail the debts you'll pay off and their APRs? Your report shows a delinquency 34 months ago, can you detail what that was? Also, what exactly does American Pride Family Services do? Thanks!	Approximately, half will go to IRS. I have three CC's ranging from 1000-3000 with an interests rates from 21 to 28%. I do not know what the "delinquency" is. I am a Licensed Professional Counselor. American Pride is my DBA that my private practice goes by. I do individual and marriage counseling as well as play therapy for children. I have been in business six years. I hope this covers your questions. If not, feel free to contact me again. Thank you for your consideration. Ronnie

Member Payment Dependent Notes Series 715135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715135	$7,000	$7,000	9.63%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715135. Member loan 715135 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	VRMA	Debt-to-income ratio:	21.96%
Length of employment:	3 years	Location:	Anaheim, CA

Home town:
Current & past employers:	VRMA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Note

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	44
Revolving Credit Balance:	$9,216.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for VRMA? Please list the debts you wish to shift to this debt, their rates, and the amounts you pay. What have you already done to reduce debt?	I am a music professor. I have a maxed out credit card, a second credit card debt and a motor vehicle that I would like to pay off and sell. The proceeds from the vehicle would then be used to pay off further debt. I am currently making minimum payments on the aforementioned debts.

Member Payment Dependent Notes Series 715147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715147	$15,600	$15,600	12.68%	1.00%	April 4, 2011	April 11, 2016	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715147. Member loan 715147 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	General Services Administration	Debt-to-income ratio:	16.88%
Length of employment:	10+ years	Location:	Washington, DC

Home town:
Current & past employers:	General Services Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Paying off credit card debts

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	72
Revolving Credit Balance:	$16,712.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Supervisor, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: All loans won't 100 pct fund. When listing expires, IF loan 60 pct PLUS funded, is eligible to be issued. Would you accept partial loan M-O-R-E than 60 pct funded? (Loans historically are minimum 80 pct funded; but usually end 90 pct funded.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY, because AON (ALL-OR-NONE) demand is rarely successful. If CC REFI, Debt Consolidation, Medical Expense, advantageous to accept 80 or 90 percent ($12 - $14K) fixed interest, term limited, partial loan to pay off higher APR interest debts. After 6-months current payments, you're automatically eligible relist unfunded $'s, or can list another loan purpose, $ amount. Partial loan reduces interest $'s paid majority of your more expensive APR pct debts. Partial loan is "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.Thank you for your interest. To simply answer your questions: 1) Household Yearly Gross Income is $180,000. 2) 3-4 years realistic. 3) I will accept 80 or 90 percent.
Hello borrower, I am very interested in financing your loan. However can you answer these questions which I know may take some time to answer: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (6) Please provide the Balances and APRs of the debts you have? To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. This method is preferred and may lead to more money invested in your loan. Thank you in advance! This website is secure and has been approved by Lending Club to verify debts. This is of the major sticking points for potential lenders, as they want to assess the risks of lending to potential borrowers.	Type your answer here. My position is supervisor/manager of a team of Electronic Techs High Voltage Elect. Specialists, for the federal government. (2) Household Gross $180K. (3) 3-4 yrs. (4) I will accept 80-90% (5) Mortgage Bal. $402K, Market Value $450K. (6) $3244 22.9%, $1866 14.9%, $4523 14.9%, $1322 26.9%, $3277 1.9%
Hello! I am interested in funding your loan. Give a brief job description and a detailed monthly budget of post-tax income and expense. Also, please list the debts to be consolidated with this loan, with the outstanding balance, APR, and min monthly payment for each. Thank you!	Type your answer here. I hope your questions have been answered, by what have been posted. Thank You!
if you make 10k per month how do you build up such a high credit card balancve? what is the APR of the debt you have? thanks Joe	Type your answer here. Joe, by helping some family members. The APR of the debts are as follows: 22.9% on $3244.50, 14.99% on $1866.24, 14.99% on $4523.20, 26.9% on $1322 and 1.9% on $3277.36, this a prom. rate. Thank you.
Please list, one by one, each debt you plan to pay off with this loan, including Amount, RATE, MinPayment. Total should come to $15,600 less LC's fee. Tx	Type your answer here. I hope your questons have been answered. Thank!!
what's the reason behind last delinquency 72 months ago?	Type your answer here. Workman Compensation (DOL) did not pay this medical bill, because the medical facility used the wrong billing code, so it was months later when I was made aware of this.
Hello! I am interested in funding your loan. Please give a detailed monthly budget of post-tax income and expense. I see you have listed the debts you want to consolidate with this loan and included the outstanding balance and APR. Can you also list the min monthly payment for each, please? Thank you!	Type your answer here. I hope your questions have been answered. Thanks !!
.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks,	Type your answer here. Net Income: $6,000, Monthly expenses: Mortgage $2617, Car $785, Insurance $94, Phone $92, Electric $170, Gas $124, Car fuel $200, Water $32, Cable $179, Total Min. Credit Cards $350
Is the rate about to change on the $3277 debt that you are presently paying 1.9% on? Otherwise, why would you want to pay it off with a loan at a higher rate? Or is it just for convenience? thanks!	Type your answer here. Yes, the 1.9% is a promotional rate, that will expire. Thanks
Would you please list each debt that you intend to payoff with this loan? Also, please include each debt's current balance, interest rate, and min. monthly payment. Thank you.	Type your answer here. $3244.50 22.9% Min. $87, $1866.24 14.99% Min. $38.56, $4523.70 14.99% Min. $105.20, $1322 26.9% Min. $67, $3277.36 1.9% Min. $70 The 1.9% is a promotional rate. Thanks,

Member Payment Dependent Notes Series 715167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715167	$2,800	$2,800	14.17%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715167. Member loan 715167 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Nautilus Healthcare Management Group	Debt-to-income ratio:	13.97%
Length of employment:	5 years	Location:	westminster, CA

Home town:
Current & past employers:	Nautilus Healthcare Management Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	9
Revolving Credit Balance:	$11,805.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 715170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715170	$3,000	$3,000	13.06%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715170. Member loan 715170 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	Abboud's McDonald's	Debt-to-income ratio:	3.54%
Length of employment:	5 years	Location:	Seattle, WA

Home town:
Current & past employers:	Abboud's McDonald's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > I want to consolidate my credit card bills to one payment I can afford. every month. I have steady employment with strong chances to advance in the company.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$909.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 715178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715178	$5,500	$5,500	6.92%	1.00%	April 4, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715178. Member loan 715178 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Dairy Council of CA	Debt-to-income ratio:	23.16%
Length of employment:	2 years	Location:	Ventura, CA

Home town:
Current & past employers:	Dairy Council of CA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/11 > Thanks to mint.com I found this site - this will help so much. I can get rid of my credit card debit while keeping my money doing some good for another person instead of a huge corporation...

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,206.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to fund your loan, but prior to doing so, I would like to see your response to the following items: * Itemize your monthly expenses. * Explain your role at your job. * List the principal and the interest rate of each loan to be consolidated. Thank you in advance.	Expenses: Rent $750 Car payment: $475 My job: I work with schools to promote the importance nutrition education for kids. The organization I work for has been around 90 years and is very stable. Debt to be paid off: One credit card balance of $5500 with 10.99% interest. I just want to have a more finite loan instead of a credit card bill...

Member Payment Dependent Notes Series 715206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715206	$4,500	$4,500	11.11%	1.00%	March 31, 2011	April 11, 2014	April 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715206. Member loan 715206 was requested on March 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	United States Air Force	Debt-to-income ratio:	13.62%
Length of employment:	2 years	Location:	Tucson, AR

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Hi, I am currently employed with the US Air Force and am continuing to pay off debts from before my service began. I have made major strides since joining but with the interest rates as high as they are it is making it more difficult than expected to become truly debt free. I am very responsible financially and always pay my bills on time. It will be a relief to have these debts out of the way with only a single monthly payment to take care of. Having this loan would also increase my monthly budget significantly leading me to better saving and investing opportunities. Thank you for your time.

A credit bureau reported the following information about this borrower member on March 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,746.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 715258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715258	$5,000	$5,000	10.00%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715258. Member loan 715258 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Wachovia-Wells Fargo	Debt-to-income ratio:	18.77%
Length of employment:	3 years	Location:	FLORENCE, SC

Home town:
Current & past employers:	Wachovia-Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Debt consolidation

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$32,507.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 715319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715319	$6,000	$6,000	10.37%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715319. Member loan 715319 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	TIEN TIEN FOOD CO	Debt-to-income ratio:	23.80%
Length of employment:	10+ years	Location:	DALY CITY, CA

Home town:
Current & past employers:	TIEN TIEN FOOD CO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$15,427.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 715351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715351	$13,250	$13,250	10.37%	1.00%	April 5, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715351. Member loan 715351 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,458 / month
Current employer:	Park Ridge Library	Debt-to-income ratio:	22.06%
Length of employment:	3 years	Location:	GLENDALE HEIGHTS, IL

Home town:
Current & past employers:	Park Ridge Library
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > This is going to be used to pay off credit cards. The cards are going to be cut up as soon as they are paid off. Borrower added on 03/30/11 > I am taking the amounts that I pay on the credit cards, adding them up so I know what I have been paying each month to those cards and will be making that montly payment to this loan instead. I will have no trouble at all making the payments. Borrower added on 03/30/11 > I have done a consolidation before. It was needed after moving into a new house and getting married. That is all paid off now thanks to the consolidation.

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,692.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the loans/credit cards that will be paid off with this loan. Include balance, interest rate, and minimum payments. What have you done to prevent these balances from running up again? Thank you.	I can tell you that my minimum payments all together are $540.00. It would take us over 7 years to finish the payments the way they are right now. This three year loan is very easy for us to pay back. We previously worked on and consolidated MY debt and paid it all off. Now we are doing this for my wife; it of course is our debt though. She has a card with 7K on it. That card was used partly for our wedding and moving in expenses (furniture, appliances, etc). The APR is now at 27% The other cards are Home Depot and Menards; Hot water tank, washing machine, new furnace (furnace and wash machine broke this past winter) so these were all used for home improvement and repair. We do not use any credit cards anymore. We do not even have them. They have been cut up and tossed. We now only use debit/checking. We actually have not been using credit cards for two years now (except for emergencies like the furnace). It???s just too hard to get ahead paying these cards as they are. We also have a nice savings. Every pay check I transfer money into our savings account as if it were a bill that had to be paid. It???s working out nicely. We are also unable to get a home equity loan because we have only been in our home for a few years. Obviously all of the payments go towards interest. So this loan is the best option for us. If you have any more questions, please do not hesitate to ask. Thank you.

Member Payment Dependent Notes Series 715370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715370	$3,075	$3,075	10.37%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715370. Member loan 715370 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	wells fargo bank	Debt-to-income ratio:	17.70%
Length of employment:	2 years	Location:	el paso , TX

Home town:
Current & past employers:	wells fargo bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,311.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 715397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715397	$10,000	$10,000	14.91%	1.00%	March 31, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715397. Member loan 715397 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,421 / month
Current employer:	US NAVY	Debt-to-income ratio:	13.71%
Length of employment:	2 years	Location:	Paoli, PA

Home town:
Current & past employers:	US NAVY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > I want to pay off credit card debt left over from college (!!) that I am slowly paying down... I would feel so much better making one individual payment each month and not juggling 3. I want to buy a house in the next few years and would hope to pay this loan off early as I get my yearly promotions and have more free cash (go goverment job!).

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,690.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. What is your rank/rating in the Navy? Thank you.	Chase $3300.00 I pay 250 American Express $2500.00 I pay 200 HSBC $1000.00 I pay 100 Macys $1500.00 I pay 100 I am a civilian so I am on the GS scale GS 7.
Logistics Material Specialistr,Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: DoD civilian GS/WG Pay Grade? OR Military Rank? Pay Grade? ETS Date? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	It does not include my boyfriend.. with him we are at $85000.00. I hope to repay in 2-3 years because I want to buy a house within the next 5 years and obviously outstanding debts don't support that. DOD Civilian GS 7. I believe my ETS date is Jan 4 2010, I started as a contractor and switched over.
HI, I'm interested in funding your loan, but I have a few questions first. 1) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000, 23.9% APR, $200/month. Alternately, To make the task easier, you can go to: https://www.readyforzero.com/snapshot to create a verified report of your credit cards that does not include your name or personal information, by enabling the "Public Snapshot" feature and pasting the provided URL in your answer. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Chase $3300.00 23%APR I pay 250 American Express $2500.00 25.24% APR I pay 200 HSBC $1000.00 19.99% APR I pay 100 Macys $1500.00 24.5 % APR I pay 100

Member Payment Dependent Notes Series 715444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715444	$7,000	$7,000	7.66%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715444. Member loan 715444 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	On the Go Tours	Debt-to-income ratio:	0.34%
Length of employment:	2 years	Location:	Weehawken, NJ

Home town:
Current & past employers:	On the Go Tours
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > I've just spent most of my savings on a deposit on an apartment, and this loan is to serve me as a sort of "buffer" in case of any emergencies that come up. I hope to have this paid up in the next 6-12 months, if possible.

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 715502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715502	$6,000	$6,000	12.68%	1.00%	April 1, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715502. Member loan 715502 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Info Tech Inc.	Debt-to-income ratio:	10.92%
Length of employment:	1 year	Location:	Gainseville, FL

Home town:
Current & past employers:	Info Tech Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > I am using lending club to eliminate my credit card debt. I knocked out half of it with a previous loan, which is now half way through it's payment without a missed payment. I'm creating a second loan to eliminate the vast majority of the other half at a reasonable rate.

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,063.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 715504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715504	$6,000	$6,000	12.68%	1.00%	April 4, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715504. Member loan 715504 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	marist college	Debt-to-income ratio:	12.64%
Length of employment:	10+ years	Location:	kingston, NY

Home town:
Current & past employers:	marist college
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,989.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 715516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715516	$5,600	$5,600	9.63%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715516. Member loan 715516 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Bank of New York Mellon	Debt-to-income ratio:	6.84%
Length of employment:	4 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Bank of New York Mellon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Refinancing higher rate loan and CC (14.7 & 18%)

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$2,776.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello; your funding rate is remarkably fast. The posted info says you've been delinquent 3 times in the last 2 years. Please explain.	Those delinquencies are from a student loan servicer. I was actually under an academic deferment at the time, but I was late in submitting the paperwork. I assumed it would be a non-issue having my deferment applied retroactively, turns out I was wrong. I have requested that the servicer stop reporting due to the circumstances, but they insist that their hands are tied.

Member Payment Dependent Notes Series 715522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715522	$8,000	$8,000	17.14%	1.00%	March 31, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715522. Member loan 715522 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,358 / month
Current employer:	SELECTFORCE INC.	Debt-to-income ratio:	16.94%
Length of employment:	9 years	Location:	OKLAHOMA CITY, OK

Home town:
Current & past employers:	SELECTFORCE INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > TO PAY OF BILLS, MY JOB IS VERY STABLE HAVE BEEN HERE FOR 9 YEARS. I ALSO HAVE A PART TIME JOB WHICH IS VERY STABLE HAVE BEEN THERE FOR A YEAR. JUST WANT TO BE BACK ON TRACK.

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,667.00	Public Records On File:	1
Revolving Line Utilization:	56.10%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did you file for bankruptcy about 8 years ago? If so, why? If not, what is the matter of public record?	YES I DID BECAUSE I MOVED FROM DALLAS MAKING A VERY GOOD SALARY TO OKLAHOMA TO TAKE CARE OF MY ELDERLY PARENTS AND AT THAT TIME I COULD NOT FIND A JOB THAT HAD A SALARY AS GOOD AS WHAT I WAS MAKING IN DALLAS.
Would you detail your monthly expenses (mortgage, car, utilities, phone, insurance, food)? Amount of credit card debt/interest rates/payments? Will this loan pay all debt? What's the public record?	MORTAGE - 1054.00 CAR- 388.00 PHONE - 00.00 INSURANCE 88.00 UTILITIES ABOUT 300.00 FOOD - 200.00

Member Payment Dependent Notes Series 715532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715532	$5,000	$5,000	9.63%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715532. Member loan 715532 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,592 / month
Current employer:	Millipore	Debt-to-income ratio:	24.15%
Length of employment:	2 years	Location:	Chelsea, MA

Home town:
Current & past employers:	Millipore
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,039.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 715546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715546	$6,000	$6,000	16.02%	1.00%	April 1, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715546. Member loan 715546 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Army	Debt-to-income ratio:	13.87%
Length of employment:	10+ years	Location:	MELBOURNE, FL

Home town:
Current & past employers:	Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,051.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 715647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715647	$6,500	$6,500	13.43%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715647. Member loan 715647 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	security finance	Debt-to-income ratio:	10.59%
Length of employment:	9 years	Location:	Reno, TX

Home town:
Current & past employers:	security finance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	70
Revolving Credit Balance:	$7,768.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of debt are you consolidating?	Type your answer here. Revolving debt, credit card

Member Payment Dependent Notes Series 715657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715657	$5,000	$5,000	15.28%	1.00%	April 1, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715657. Member loan 715657 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,717 / month
Current employer:	Berkeley SD 87	Debt-to-income ratio:	14.19%
Length of employment:	10+ years	Location:	Bolingbrook, IL

Home town:
Current & past employers:	Berkeley SD 87
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	41
Revolving Credit Balance:	$16,692.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $215,000 2. $240,000

Member Payment Dependent Notes Series 715658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715658	$2,400	$2,400	13.06%	1.00%	April 4, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715658. Member loan 715658 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	expressions design studio	Debt-to-income ratio:	9.13%
Length of employment:	1 year	Location:	NAVARRE, OH

Home town:
Current & past employers:	expressions design studio
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	25
Revolving Credit Balance:	$735.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused the delinquency 25 months ago? What is being done different to avoid a reoccurence of delinquency?	hello thank you for your consideration in funding my personal loan to answer your question my delinquency 25 months ago was due to movie rentals. It might sound kind of crazy but I had a long relationship end while we had movies out hey became the least of my concern while getting the rest of my stuff I also had a cell phone number change as well as address so I can understand how they never were able to get a hold of me until my debt had already hit collections. I actually was not even aware of the charges until I went to rent a few movies further down the road but i took care of the fee as soon as i became aware. As for the future I pretty much just pay cash for everything up front now or have it linked to a bank account that any charges can be taken from. Also as a side note this loan is more of a way for me to build my credit and I will be paying more than the minimum payment monthly to pay off well ahead of the scheduled time. I hope this answers your questions or concerns feel free to contact me again if you have any more in the future

Member Payment Dependent Notes Series 715674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715674	$2,500	$2,500	9.63%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715674. Member loan 715674 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	American Security Associates	Debt-to-income ratio:	9.96%
Length of employment:	2 years	Location:	MIAMI, FL

Home town:
Current & past employers:	American Security Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > Need money for medical emergency for a family member. I always pay on time, and I have a great credit score. I will make it my priority to pay off my loan to my investors. My job is very stable; been with the company for 2 straight years.

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,344.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I have no mortgage; I live with my parents. 2. Parents hold the deed. 3. No Home Equity Line of credit. 4. $80,500. 5. 10 years.

Member Payment Dependent Notes Series 715695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715695	$1,500	$1,500	12.68%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715695. Member loan 715695 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Upham oil and gas	Debt-to-income ratio:	8.56%
Length of employment:	10+ years	Location:	mineral wells, TX

Home town:
Current & past employers:	Upham oil and gas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > This loan is for pool repair

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	5
Total Credit Lines:	35	Months Since Last Delinquency:	7
Revolving Credit Balance:	$770.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 715703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715703	$7,100	$7,100	16.02%	1.00%	April 1, 2011	April 12, 2016	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715703. Member loan 715703 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Fry's Food and Drug	Debt-to-income ratio:	18.48%
Length of employment:	9 years	Location:	San Tan Valley, AZ

Home town:
Current & past employers:	Fry's Food and Drug
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	9
Revolving Credit Balance:	$6,013.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe 143000, house is worth 148000

Member Payment Dependent Notes Series 715710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715710	$9,000	$9,000	13.43%	1.00%	March 31, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715710. Member loan 715710 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,750 / month
Current employer:	Township of North Bergen	Debt-to-income ratio:	19.45%
Length of employment:	4 years	Location:	North Bergen , NJ

Home town:
Current & past employers:	Township of North Bergen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/11 > 1.) I have never been late on a payment 2.) I always make payment before the due date 3.) As a Police officer very stable job 4.) Pay increase of $10,000 in June 5.)Payment will be made by direct withdrawal from bank account 6.) I expect to pay the loan off in 4-6 months. 7.) Currently have 2 Credit cards Citicard - Balance of $10,000..Minimum payment $208. I send $300-400 BankAmericard- Balance of $8000...Minimum payment $100...I send $200-$250 8.) Car payment $400 9.) Insurance Already paid in full. 10.) I do not pay rent or mortgage.

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,588.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hi, fortunately my father owns the house and at the moment I live rent free. Thank you for your time.

Member Payment Dependent Notes Series 715752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715752	$7,000	$7,000	10.00%	1.00%	April 4, 2011	April 12, 2014	April 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715752. Member loan 715752 was requested on March 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Uni Circuits	Debt-to-income ratio:	1.68%
Length of employment:	< 1 year	Location:	Highlands Ranch, CO

Home town:
Current & past employers:	Uni Circuits
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$922.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at unicircuit? Also, could you please enter some sort of description of the improvements you're planning? Thanks!	At uni circuits we build circuit boards from start to finish. Im looking at doing some rentavatiions to my kitchen. It could use some updating.

Member Payment Dependent Notes Series 715900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715900	$3,500	$3,500	12.68%	1.00%	April 5, 2011	April 15, 2016	April 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715900. Member loan 715900 was requested on April 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	22.84%
Length of employment:	4 years	Location:	CEDAR HILL, TX

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,611.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Fidelity Investments?	I am an IT Risk Analyst and work within the Corporate Technology & Security Services Organization.
Can you please provide details on what you'll do with the loan? Also, your profile shows a revolving credit balance of $21,611, what are those debts? Thanks!	The bulk of this is a consolidation that I am paying through my bank, Bank of America. I transfer my payments from my checking account each month - and the balance should be paid in full within the next few years or sooner.
What are you going to do with the money?	Because my family is so spread out, we usually travel around the first of the year and that is a budgeted expense. We visited my parents in Arizona in January. My daughter is turning 10 in August and this is a special trip for her to NYC - a one time expense that I will pay as agreed, but I plan to pay the entire balance in full with my annual bonus in December.

Member Payment Dependent Notes Series 715930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715930	$5,000	$5,000	7.29%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715930. Member loan 715930 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Houghton Mifflin Harcourt	Debt-to-income ratio:	12.98%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	Houghton Mifflin Harcourt
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I've been paying down a variety of high interest credit debt left over from finishing up my degree. This loan would cover the remaining credit debt entirely, and allow me to take advantage of substantially better interest rates.

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,147.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there additional monthly income from a roommate? partner? spouse? How much is your monthly rent, and other expenses?	My monthly rent is $1100, split with a roommate that I've been living with for several years. We also have two spare rooms that we are currently looking to rent out, but my current monthly living expenses (utilities inclusive) average around $650.

Member Payment Dependent Notes Series 715948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715948	$10,000	$10,000	13.06%	1.00%	April 5, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715948. Member loan 715948 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,000 / month
Current employer:	Waterbury Hospital	Debt-to-income ratio:	19.28%
Length of employment:	6 years	Location:	Durham, CT

Home town:
Current & past employers:	Waterbury Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,128.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what is your occupation and please explain the high revolving credit balance. I'd also appreciate it if you would elaborate on what the loan will be used for. Thank you!	Hi, I'm a physician since 1974. Bought a new house a couple of years ago and have put a lot of work into it, bought furniture, etc. That accounts for the high credit card debt. This project is to pave the driveway. My income is way above my monthly outlay but I don't have tons of extra accumulated cash and not a lot of home equity at this point. That explains this loan request. Rates here are reasonable and process is straightforward. Two of my car loans are paid this year, in April and October, and that will eliminate payments of of over 800/month, more than twice what payment on this loan will be. I would appreciate your trust and assure you I will pay this back in 3 years or less, as promised. Have another LClub loan that has been paid scrupulously over the last 15 months or so. Thank you. Don.

Member Payment Dependent Notes Series 715974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715974	$9,000	$9,000	11.11%	1.00%	April 5, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715974. Member loan 715974 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	west coast supreme foods	Debt-to-income ratio:	0.57%
Length of employment:	2 years	Location:	simi valley, CA

Home town:
Current & past employers:	west coast supreme foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/11 > have a house, and want to make some upgrades... great borrower, never make late payments...

A credit bureau reported the following information about this borrower member on March 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,031.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding the loan. How long have you lived at your house? What kind of improvements are you doing to the house? What other expenses do you have, i.e. mortgage, car, cell, kids? Please detail. Is the $9k/month your income only, or does that include income from a partner, spouse, or roommate? What is the current value of your house based on zillow.com?	just moved in, less than a month ago... fixing up the bathrooms, doing some painting, fixing up the yard... just the basics. no other expenses just house and utilities... yes, that is income only! also its just mine.. zillow lists it at 592,500

Member Payment Dependent Notes Series 715986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715986	$4,800	$4,800	5.42%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715986. Member loan 715986 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,075 / month
Current employer:	Drexel University	Debt-to-income ratio:	9.55%
Length of employment:	1 year	Location:	Philadelphia, PA

Home town:
Current & past employers:	Drexel University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I would like to apply this loan directly to a credit card balance. Borrower added on 03/30/11 > I am never late with my loan payments. I accumulated my debt in graduate school. Now that I am in the first year of a three-year renewable contract as an assistant professor, I am paying down my debt with income that will be stable for the duration of this loan.

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,201.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As an assistant professor, are you really making $96,000 per year? My understanding is that the average full tenured professor salary at nearby universities is $95,000 per year, and that the equivalent position of newly hired assistant professor is about half that. Could you verify your income with Lending Club?	Dear alexopposite: My annual salary is really 96K, not including summer salary. Tenured professors in my department make over 100K. I was on the phone with Lending Club yesterday attempting to verify my income, but they said that this was not necessary in my case.
Been in your spot myself. Which of your loans will you be paying off? Assume you'll keep the student loans and pay them off at a lower rate. May even be tax deductible. Run the numbers again just in case you want to use LC again instead of stringing out your student loan payments.	Dear TimandLisa: I actually plan to pay most of a Mastercard that currently has a balance of $7400 at 11.9% APR. Using this LC loan and a couple more regular monthly payments, I'll be able to fully pay that credit card in less than 3 months. Some of my revolving debt ($4000) is an old balance transfer that is at 1.99% APR for the life of the balance. The remainder has already been paid (the revolving balance shown in the credit history listed above is about 3K greater than my actual credit card balance). My student loans range from 3% to 6.8% interest and are not tax deductible. I found out this year that if you earn over a certain amount per year, you not eligible for that IRS tax deduction. So in the end, once I pay off that Mastercard, all my debt will be between 2% and 6.8% interest, with my highest interest debt being a Sallie Mae student loan, and my 2nd highest interest debt being this LC loan.

Member Payment Dependent Notes Series 715990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
715990	$4,800	$4,800	10.74%	1.00%	April 4, 2011	April 13, 2016	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 715990. Member loan 715990 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Pinkham Real Estate	Debt-to-income ratio:	6.77%
Length of employment:	9 years	Location:	north conway, NH

Home town:
Current & past employers:	Pinkham Real Estate
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I have added a 4th unit to my 3 unit home. The town zoning requires that I do some additional work to the property before they will approve the 4th unit. The current rents ($2700 per month) cover all current property expenses. The rents will go up to $3100 monthly with the additional unit. Current rents are enough to cover this loan as well.

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	53
Revolving Credit Balance:	$63,104.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 716002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716002	$6,000	$6,000	16.77%	1.00%	April 4, 2011	April 13, 2016	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716002. Member loan 716002 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Columbia University	Debt-to-income ratio:	5.80%
Length of employment:	6 years	Location:	BRONX, NY

Home town:
Current & past employers:	Columbia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I am using this loan to cover the closing costs for our new family house. Borrower added on 03/30/11 > I selected a 5 year repayment plan but I plan to repay the loan in about 3-4 years. Thank you all who help or are interested in helping my family and I reach our goal of owning our first family home.

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	13
Revolving Credit Balance:	$5,995.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Professional, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: Provide an accurate BRIEF job description. (Term "Professional" doesn't tell lenders interested funding your loan much useful information.) (FYI: Partial, or 100 pct loan, APR identical. Required employment, optional income, verified early help loan quickly fund. Pace quickens when loan nears expiration date. Best option is FLEXIBLITY; AON (ALL-OR-NONE) demands rarely successful. Advantageous to accept an 80 or 90 percent ($12 - $14K) fixed interest, term limited, partial loan becasue after 6-months current payments, you're automatically eligible relist unfunded $, or list another loan purpose, $ amount. Partial loan "Plan B" alternative that you should consider as backup option IF loan does not attract full 100 pct funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello U.S. Marine. Corps. Retired, I thank you for your interest in wanting to help myself and my family reach our dream of owning a house. 1. The gross Monthly income provided was just based on my income. I do not have a spouse or partner but our household gross income is about $100,000.00. 2. I selected a 5 year loan repayment option to be on the safe side but realistically I plan to repay the loan in about 3-4 years. 3. I am a research study project coordinator at Columbia University and I currently coordinate 5 medical research studies. Thanks so much for your help and suggestions.
Hi, I'd like to fund your loan but have a couple Qs "I do not have a spouse or partner but our household gross income is about $100,000" Where else does income come from if not spouse or partner? Your verified income is $55,000/yr How much is the mortgage payment on the house you intend on buying? What sort of training do you have that qualifies you for your job? (e.g. PhD in somefield from somewhere) Do you see any reason you might not be with your employer within the next 18 months or so? Thanks!	Hi PizzaAddiciton, I'd like to start by saying thank you for your interesting in funding my loan. Question 1 answer: I live with my patents and my Father makes about the same as I do a year and that is why I said our gross household income is about $100,000 a year. My Father is actually the person buying the house for the family but has asked me to help with the closing costs which is why I am applying for the loan. Question 2 answer: The estimated amount is $1,200.00 a month but we will not know the exact amount until this Sunday when my Father meets with the realtor to sign a contract. We specifically asked the realtor to only show us houses where our mortgage would be no higher than $1,300 a month so I am sure that out mortgage will not vary too much from $1,200.00 a month. Question 3 answer: I have a BA from a Ivy League University and I have been working in research for almost 6 years now (in the same department). I have 6 years of experience in medical research studies and have been promoted 4 times in those six years and I am now the project coordinator for 5 medical research studies. While I cannot predict the future I do not see myself loosing or leaving my job in the next 18 months. I am an extremely hard working employee and I think I have proven that to my supervisor so I don't think that loosing my job will be an issue. I am also a responsible person so I would never leave a job without having another one already lined up. I hope I have answered your questions adequately and thanks again for considering to fund my loan.
hi thanks for the very detailed answers! very jazzed about your loan can you tell me two more things - how can you find a home with a mortgage thats under $1300 in NYC? what region/part of town will you be in? - if things don't work out with your dad and the house, will you still pay us back? (speaking as a child of a father who defaulted on his home loan) thanks!	You are welcome PizzaAddiction. Funny and valid question,It was hard to find a house within our price range in one of the 5 boroughs so my Father suggested a house in Middletown NY which is about 45min to 1 hour from where we currently live now. This is not bad since many people travel an hour or more to work everyday in NY. I am counting solely on myself to pay for this loan, I would not ask for an amount I would not be able to pay by myself. Rest assured even if things don't work with the house I will still be able to repay the loan. I also have some money set aside in my savings account for emergencies.

Member Payment Dependent Notes Series 716069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716069	$3,000	$3,000	11.11%	1.00%	April 5, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716069. Member loan 716069 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Mike Gone Civil Engineer	Debt-to-income ratio:	1.81%
Length of employment:	6 years	Location:	Santa Barbara, CA

Home town:
Current & past employers:	Mike Gone Civil Engineer
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	45
Revolving Credit Balance:	$1,820.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 716118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716118	$8,000	$8,000	10.74%	1.00%	April 5, 2011	April 13, 2016	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716118. Member loan 716118 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Panther Expedited Services	Debt-to-income ratio:	26.25%
Length of employment:	10+ years	Location:	Medina, OH

Home town:
Current & past employers:	Panther Expedited Services
Education:

This borrower member posted the following loan description, which has not been verified:

Since 1999 my husband has been taping local musicians and bands in their homes, their garages and at bars to help them promote themselves for getting gigs and to share with their fans. He has been using a very modest mic and recorder set up, and would like to get higher end set up to make higher quality recordings for these local musicians. He never charges for his time, whether it is help designing posters, with setting up websites or the recording that means so much to them. My husband and i met thru our love of music and like help promote the arts. We have each had the same jobs and lived in the same place for over 12 years. I have another loan at Lending Club that I have paid on for 2 years on April 9, and have one year more to pay on it. I love Lending Club and think it is wonderful for both the borrower and the lenders. We thank you very much for your consideration of this loan!

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,060.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 716140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716140	$4,800	$4,800	7.29%	1.00%	April 5, 2011	April 13, 2016	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716140. Member loan 716140 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	hillsbourgh county	Debt-to-income ratio:	21.48%
Length of employment:	1 year	Location:	tampa, FL

Home town:
Current & past employers:	hillsbourgh county
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$913.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 716172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716172	$4,000	$4,000	15.65%	1.00%	April 5, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716172. Member loan 716172 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,100 / month
Current employer:	palm coastvillas	Debt-to-income ratio:	11.18%
Length of employment:	6 years	Location:	palmcoast, FL

Home town:
Current & past employers:	palm coastvillas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > purchchase of a motercycle Borrower added on 03/30/11 > i would like to buy a 2007 harlydavedson xl1200. Borrower added on 03/30/11 > iam tring to buy a motrcycle,harleydaevidson,i no that ihave good credit,have been aproved by harly,this credit that i am asking for is ,for an ebaybid.my monthley budget is very good. Borrower added on 03/30/11 > i have done that.....

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,198.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 716186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716186	$2,800	$2,800	10.74%	1.00%	April 1, 2011	April 13, 2016	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716186. Member loan 716186 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	MILITARY	Debt-to-income ratio:	20.20%
Length of employment:	5 years	Location:	FAYETTEVILLE, NC

Home town:
Current & past employers:	MILITARY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,965.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 716187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716187	$5,000	$5,000	18.25%	1.00%	April 5, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716187. Member loan 716187 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Northwestern Mutual	Debt-to-income ratio:	2.95%
Length of employment:	2 years	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	Northwestern Mutual
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > I desire to utilize this money to clean up a smaller amount of debt, I have been really good with money, I've never had a loan, (school, car, etc) I own my car outright. I anticipate having no problems clearing this loan well before the duration period and my goal is to have it paid off before this time next year. Thanks!

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,121.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Two questions: 1. Your revolving credit balance shows $4,121.00. What additional debt will the extra $879.00 go toward? 2. What current debts do you currently owe?	I wish to pay a portion of that debt off, not all of it. I want to utilize the loan and ultimately keep some equity, as I will utilize income to pay down the rest. That's all the debt I have.

Member Payment Dependent Notes Series 716222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716222	$4,800	$4,800	10.74%	1.00%	April 5, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716222. Member loan 716222 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	GE Energy	Debt-to-income ratio:	16.40%
Length of employment:	3 years	Location:	Spring, TX

Home town:
Current & past employers:	GE Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/11 > Requesting loan to combine my two credit cards and recieve a lower interest rate. Borrower added on 04/01/11 > I am a GE Energy employee with a great stable job as a Turbine Technician. Borrower added on 04/01/11 > I make good money with a yearly salary of 48,000 to 55,000 depending on my overtime pay. ( which is frequent). Borrower added on 04/01/11 > I have been a customer with lending club before and have already paid off my loan. I have always been in good standing.

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,889.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 716270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716270	$1,200	$1,200	16.40%	1.00%	April 4, 2011	April 13, 2016	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716270. Member loan 716270 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,721 / month
Current employer:	Shady Grove Fertility Center	Debt-to-income ratio:	12.27%
Length of employment:	2 years	Location:	GERMANTOWN, MD

Home town:
Current & past employers:	Shady Grove Fertility Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$885.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do at the fertility center? 2. What professional training are you looking for? How long is the program? 3. What improvement in your career will it bring about?	I am currently a part time phlebotomist at the fertility center, and CNA training will allow me to work doing procedures with the physicians on a full time basis. Without this certification I can not extend my hours in the direction of my interest. After I am certified, the training takes 4 weeks, I will be able to work full time and fund my part time nursing education! Thanks for asking!

Member Payment Dependent Notes Series 716281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716281	$7,200	$7,200	15.28%	1.00%	April 4, 2011	April 13, 2016	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716281. Member loan 716281 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	H&K Insurance Agency, Inc	Debt-to-income ratio:	21.89%
Length of employment:	4 years	Location:	Belmont, MA

Home town:
Current & past employers:	H&K Insurance Agency, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > We are in need of major roof repairs to the house that was given to us by my fiancee's parents. My fiancee is currently in the graduate program at Boston University studying to be a doctor, so he has about 2-3 more years of school and we are managing very well with my income (especially since we do not have a mortgage or rent payment) and is need of a loan to repair the very old roof to prevent any further damage to the house, become in compliance with the insurance company and the city we live in. We really appreciate the opportunity that Lending Club has given us to help us during this time and we are also anticipating to pay off this loan as soon as possible. I am always on time with payments such as utilities, car loan, insurance, and other misc bills. Borrower added on 04/01/11 > We have an agreement with his parents that we will upkeep the home while we are living in it and the roof was an unexpected expense and must be done soon. My work place is very stable (I just recently got reviewed for my 4th year) and I have received a yearly raise and commissions since 2007. I've recently set aside money to pay off the credit cards with balances, so those balances will soon be gone too. Thus, with this loan, I will only have the a few bills left and still be able to save money, hoping to pay this loan off sooner than later.

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,446.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Comm Lines Acct Mgr, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My monthly income includes my salary and commissions from selling insurance at my agency. My gross monthly salary is $3800.00 and my commissions may be between $300-1000.00 (minimum $300.00) depending on sales, my yearly income is at $50,000 to $60,000. My fiancee is currently studying to be a doctor at BU and will be out in 2-3 years which he will be able to start working at a minimum of $80,000 a year. With the house that was given to us from his parents (we do not pay rent and there is no mortgage on the home), I am anticipating to pay off the loan sooner than later, about 3 years rather than 5. His parents do not live in the US and we have control of the house regarding repairs, utilities, and upkeep. I've had much success with Lending Club and would appreciate any help from lenders. My payment history has always been very good, I am never late on payments. Best, Borrower
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My fiancee and I do not "own" our home, it was given to him by his parents, there is no mortgage on the home and we do not pay rent. I feel a responsibility to keep the house up to date and currently we are in need of roof repair. The current market value of the home is about $700,000 (2 family home, the 2nd floor is rented to another tenant) in our area. His parents do not live in the states, so we are in control of the hoouse and upkeep. My fiancee is currently studying to be a doctor and will be out of BU Medical in 2-3 years, so we are doing well with my income and anticipating a sooner pay off of this loan as his starting salary after school will be a minimum of $80,000 yearly. We appreciate any help Lenders can provide and Lending Club. Best, Borrower
Would you detail your monthly expenses (insurance, car, food, utilities)? Amount on credit cards/interest rates?	Car payment $275.00 (leased)/monthly Car Insurance $900/yearly, I pay this premium in full at inception Credit card interest rates around 14%-19% - almost paying the rest of the balances off soon Food $300-400/monthly Utilities - I do not pay utilities, my fiancee's parents made agreement while he is in medical school, they will be responsible Rent we do not pay rent, no mortgage on the home, paid off Cell Phone $80/monthly We made an agreement with his family that he and I would be responsible to repair the roof and any other upkeep as they are not living in the states. We are anticipating to pay off the loan sooner, in about 3 years. We appreciate any help from the Lenders and Lending club Best, Borrower

Member Payment Dependent Notes Series 716290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716290	$2,800	$2,800	5.79%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716290. Member loan 716290 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Barneys New York	Debt-to-income ratio:	19.81%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Barneys New York
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I am refinancing my credit card debt to reduce the APR. I have always made timely payments and paid above the minimum balance in order to pay this debt off as quickly as possible. Since now finding that the APR on the card balance is 19%, I want to refinance so that more of my payment will go to paying off my debt, rather than paying for fees. I have a stable, full-time job as a photo retoucher at an established company where I make $50k a year. I am determined to rid myself of credit card debt within the next three years through careful budgeting, being resourceful, reading the fine print and researching the lowest APRs and proactively take control of my finances. Borrower added on 04/01/11 > Thank you in advance to all those who have invested!

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,370.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance shows as 6,370, but your requested loan amount is only 2,800. What are the plans for the remaining 3,500 dollars in debt?	The total debt that I owe on this credit card is $6370 however there are varied APRs within this. The other $3500 on this card (which was from a prior balance transfer) holds a 3.99% APR. The rest of the debt ($2800) is from purchases that have accrued and is now 19% APR. The monthly minimum payment I need to make on this card is $110 but I pay $150. According to the lastest Credit Card Reform Act, the monthly payment will pay off debt of the lowest APR first, then any remaining debt off the highest APR if I paid more than the monthly minimum payment. So basically, when I pay $150 every month, my money is barely paying off the debt that has a 19% APR on it. My plan with getting a loan through Lending Club is to use this payment to pay off the 19% APR debt, leaving me with $3500 debt on a credit card with 3.99% APR and a Lending club loan of $2800 with a 6% APR (instead of the current 19%). I will still be using $150 a month to pay off loans, except now I will be able to pay this whole mess off a lot faster. Thanks for the question, thank you to everyone who have invested, and hope this answer makes sense!

Member Payment Dependent Notes Series 716297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716297	$9,600	$9,600	13.06%	1.00%	April 4, 2011	April 13, 2014	April 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716297. Member loan 716297 was requested on March 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,225 / month
Current employer:	Tektronix	Debt-to-income ratio:	23.55%
Length of employment:	6 years	Location:	Richardson, TX

Home town:
Current & past employers:	Tektronix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/11 > I want to pay off my 401k loan, and get a new one, which will allow to pay off all my short term debt and leave me only with my 401k loan, student loans, auto loan and mortgage. This will allow me to improve my cash flow situation, and efficiently make use of my resources. Great credit history, proven track record Stable job for 6 years this May. Promoted to Solutions Architect recently $4000 in bank Roommate for 3 years who offsets bills Short Term Debt Monthly ~$700: Loan $1100 AMEX $4000 BOA $8500 HSBC $4000 Household $1400 Simmons First $3800 NCU $2000 Total $24800 Long Term Monthly $2711 Auto $517 Student Loans $703 Mortgage $1491 Income: $8400 per month I owe $10k on my 401k loan. Pay it off & I can take out $28000. Pay off all short term debt, $3200 remainder. Eliminate $700 high interest short term loans; leaving $475 401k loan, and this loan, which I have $6200 of cash available to put toward. Immediately this is a net gain of $300 a month, and elimination of short term high interest debt, with a very good start to paying off this lendingclub loan. Borrower added on 03/31/11 > Correction, I mentioned $8400 a month on the income in the description, but the prospectus for my loan says $8225 ; That was just a math error on my part. My salary is $94k with a 5% bonus, resulting in $98700 yearly, which is $8225 a month. This is the income I am basing for this loan. Borrower added on 04/01/11 > Thank you everyone. I am beyond grateful and looking forward to future this will provide.

A credit bureau reported the following information about this borrower member on March 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,442.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 716385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716385	$10,600	$10,600	14.91%	1.00%	April 4, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716385. Member loan 716385 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,308 / month
Current employer:	High Moon Studios	Debt-to-income ratio:	16.94%
Length of employment:	2 years	Location:	Vista, CA

Home town:
Current & past employers:	High Moon Studios
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > Paying off 24% APR credit card debt accumulated in college. Stable full-time job allows me to budget $500/mo payment.

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,921.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 716447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716447	$6,800	$6,800	10.37%	1.00%	April 4, 2011	April 14, 2016	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716447. Member loan 716447 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Boeing	Debt-to-income ratio:	14.25%
Length of employment:	10+ years	Location:	Haysville, KS

Home town:
Current & past employers:	Boeing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/11 > 2010 Harley XR1200, 400 miles, Kelly blue book value is at $9500.

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,493.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 716531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716531	$6,850	$6,850	10.37%	1.00%	April 4, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716531. Member loan 716531 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	SUNY Oneonta	Debt-to-income ratio:	16.31%
Length of employment:	6 years	Location:	ONEONTA, NY

Home town:
Current & past employers:	SUNY Oneonta
Education:

This borrower member posted the following loan description, which has not been verified:

I will be consolidating credit card debt to lower the amount of interest I pay over time and to make the number of payments easier to keep track of. I incurred debt on credit cards during College, paying my way through on my own. I graduated in 2008 and have been working full-time at SUNY Oneonta since then, and have steadily been paying the cards off. This loan will allow me to consolidate the debt into one place so I only have to concentrate on one payment, and so I save money over the term of the loan.

A credit bureau reported the following information about this borrower member on March 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	68
Revolving Credit Balance:	$3,871.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Medical Coordinator, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender 505570 U S Marine Corps Retired. Va Beach, VA	My gross monthly income does not include my partner's income; our gross yearly income pre-tax would be around $65,000. I plan on paying the loan off in 2 - 3yrs. Thank you for the kind wishes!

Member Payment Dependent Notes Series 716540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716540	$4,000	$4,000	14.91%	1.00%	April 4, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716540. Member loan 716540 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	bed bath and beyond	Debt-to-income ratio:	16.17%
Length of employment:	8 years	Location:	NIAGARA FALLS, NY

Home town:
Current & past employers:	bed bath and beyond
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > I've lived at the same residence and have had the same job for 8 years.I'm using funds to pay off and close a credit card and to put a new roof on my garage, and finally get the 3 remaining energy star windows i need to have all new windows on the house. I financed a new furnace for $4600 w 9 months to pay no interest with gemoney in sept of '10. I paid off full balance in first week of march '11 with my tax return. I was in my banks first time homebuyer club and made 10 consecutive months of savings account deposits of $187.50 to qualify for home buyer club. i've lived at same residence 8 years but purchased the home from my sons grandfather on his mothers side in may of 2010. Borrower added on 03/31/11 > credit card balance $1400(which is being paid off and closed, and never a missed or late payment, had card since "08) new roof $1300 3 new windows and installation $1300

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,924.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Receiving Mgr, Welcome! I'm interested to help finance your loan. My TWO questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 3-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 3-yrs? or Short term (number years please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I get paid bi-weekly.My average 2 paycheck a month gross income is 2732 plus i receive 100 a month in child support. my mortgage is 443 a month that includes all taxes. I'm paying off and closing a capital one credit card i've had since '08 that i've made all payments on time. that balance is only 1400. i'm using the remaining balance to put a new roof on my garage. my house income supports me and my 6yr old son. no other adults in the house. i would make payments on time and use $2000 of 2011 tax return in feb of 2012 to apply to loan. i purchased a new 95% efficient furnace in sept of '10 which was financed by gemoney for 4600. i had 9 months to pay no interest. I paid off full balance of furnace in march of '11 , with my tax return.

Member Payment Dependent Notes Series 716570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716570	$11,200	$11,200	17.88%	1.00%	April 5, 2011	April 14, 2016	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716570. Member loan 716570 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	U.S. Army	Debt-to-income ratio:	19.38%
Length of employment:	5 years	Location:	tacoma, WA

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > I am applying for this loan so that I can consolidate all of my debt into paying on one payment instead of the 6 that I currently am. I have had some financial hardships this past year, my wife getting sick, and some very unexpected car repairs that were not covered under insurance. i hope to receive this money so I can pay off my debt as I am still young and dont want to ruin my credit score.

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,492.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1st credit card: capital one balance- $2500, limit $2500 with 6% APR. monthly payment is $100. This card is our gas or groceries card at the moment. 2nd credit card, best buy, limit: 1200, balance, 460.44 APR 24.24% monthly payment 60 or 70$ 3rd card les schwab: $550 balance 90 day same as cash. Havent started a monthly payment yet, but will be $100 4th card military issued star card, balance 7900 credit limit 8200 apr 9% monthly payment, 150.00. A car payment, balance 26,000 7% apr- 48mo. Once the loan is received, the credit cards will be have the balance paid off and closed. This loan will be kept and paid off with a monthly payment as much as I can afford until it is paid off. This became a hard year of finances for my wife and I, and with her having gotten sick, the medical bills started to stack up. This loan is for our consolidation soley so we can make one payment as opposed to 4 or 5 different payments.Please feel free to remark if anything seems in correct or you dont understand
Aviation Mechanic, Welcome! I'm interested to help finance your loan. My THREE questions are: QUESTION ONE: Does your Gross $ Monthly Income include spouse, fiancee, partner? If not included, what is household's Gross $ Monthly Income? Or Gross $ Yearly Income? (FYI: Borrower who submitted application is income established initial eligibility. After funded, borrower income qualifies promissory note that must be issued. Lending Club does not allow cosigners. But does permit another's income to help repay your unsecured personal loans.) QUESTION TWO: All loans feature NO prepayment penalty. You initially selected 5-year loan repayment length. Time you realistically anticapte to service loan (active status) before is paid off: Full term: 5-yrs? or Short term (number years please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? QUESTION THREE: U S Army current: Rank? Pay Grade? ETS Date? (MM/DD/YY) funding.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Gross income does include spouse, but her name is not on the loan. My gross income is $4335. 2-3 years length of loan time in order to pay off. Rank E5, ETS november 2011 but am reenlisting
Would you detail your monthly expenses (rent, insurance, car, food, utilities)? Amount on credit cards/interest rates? Will this loan cover all debt?	best buy credit card: limit 1200, balance owed 460, apr 24.24% capital one credit card: limit 2500 balance owed 2500 apr 6% les schwab credit card- limit same as cash, balance owed 560 military issued star card: balance owed 7900, credit limit, 8200 rent: $550 car loan balance owed 26000. monthly payment 420 apr 7% food- I have two roommates so it varies all the time. Utilities- 200 a month. This loan will cover the credit cards except one, it will pay off the smaller balances, so basically I wont be paying on 5 or 6 interest rates anymore. Ill be consolidating what I can, paying those cards off, closing those accounts and concentrating on what is left so I will not be in debt by the time I am 27
Hello! I noticed that you put down APRs of 6%, 9%, and 7% for your Capital One, Star Card, and car loan balances. These are all significantly lower than the rate you would be getting with this loan. Are you paying these off as well with this loan application? Thanks!	I am paying off everything but the car loan, I need to consolidate all of my debt, and with the math that I did, this is the perfect way. I with this loan will be able to pay off everything and only be paying on my car, and this loan. Which will not take me long to pay off now that I will not be paying on multiple interest rates anymore.
Hi, Please don't accept this loan. Your math is wrong. $1000 debt at 6% means you'll pay $60 in interest in the first year. $1000 debt at 17.88% means you'll be paying $178.80 in interest. That is 3 times the interest. There is no way that this loan will help you. You are digging yourself deeper into debt. You will be doubling the interest on the 9% loan that you have. Use mint.com to track your spending and set a budget, hold a garage sale, get rid of the cellphones, do what you have to, but do not accept this loan. Sincerely, -LL Herndon, VA	I know exactly what I am doing, I am not wrong, and no offense but I am not asking for advice in asking for this loan. Only for the loan, i am very smart and know what I am doing.

Member Payment Dependent Notes Series 716578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716578	$6,000	$6,000	13.06%	1.00%	April 4, 2011	April 14, 2016	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716578. Member loan 716578 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Comcast	Debt-to-income ratio:	0.83%
Length of employment:	3 years	Location:	Lake worth, FL

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > This loan is basically for a short time. I plan on paying it off inside of six months. My job situation is perfect. I have another motorcycle I am selling. My credit is good and I think this will help it even more.

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,748.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! If you are planning to pay the loan off within 6 months, why did you request a 60 month term loan instead of a 36 month one? Thanks!	I simply didn't weigh that option like I should have. The apr difference will be minimal either way. Thanks

Member Payment Dependent Notes Series 716607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716607	$8,600	$8,600	16.02%	1.00%	April 5, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716607. Member loan 716607 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Texas Civil Rights Project	Debt-to-income ratio:	16.13%
Length of employment:	2 years	Location:	Austin, TX

Home town:
Current & past employers:	Texas Civil Rights Project
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/11 > I'm working on paying off some credit card debt before going to graduate school. This loan will be make it possible to consolidate my debt and work on paying it down faster. The faster I get this debt paid off, the faster I can move on to the next step in my life. Borrower added on 03/31/11 > I work full-time and have developed a strict budget, with at least 30% of my income going to paying off my debts. I plan on paying more than the minimum payment every month, as I am in the habit of doing now.

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	3
Revolving Credit Balance:	$8,350.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 716610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716610	$5,000	$5,000	10.00%	1.00%	April 4, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716610. Member loan 716610 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	1.49%
Length of employment:	10+ years	Location:	Saint Cloud, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	17
Revolving Credit Balance:	$400.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Current Employer: n/a" and what do you do there?	Type your answer here. I'm self employed. I have a landscaping business.
source of income? please explain delinquency 17 months ago thanks in advance for your answers	Type your answer here. I don't understand the question.
Income...how much money you make a year. Delinquency...as in paying a bill late.	Type your answer here. $50000 Delinquency?? Are you asking if I have any delinquencys? I don't think so.

Member Payment Dependent Notes Series 716662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716662	$5,000	$5,000	14.17%	1.00%	April 5, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716662. Member loan 716662 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	beaver oil co. inc	Debt-to-income ratio:	7.33%
Length of employment:	3 years	Location:	bridgeview, IL

Home town:
Current & past employers:	beaver oil co. inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,217.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 716666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716666	$1,800	$1,800	13.80%	1.00%	April 4, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716666. Member loan 716666 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Henry Ford Hospital	Debt-to-income ratio:	20.47%
Length of employment:	1 year	Location:	DRESDEN, OH

Home town:
Current & past employers:	Henry Ford Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,501.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 716754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716754	$1,000	$1,000	7.29%	1.00%	April 5, 2011	April 14, 2014	April 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716754. Member loan 716754 was requested on March 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	floridean health care	Debt-to-income ratio:	10.22%
Length of employment:	< 1 year	Location:	Miami, FL

Home town:
Current & past employers:	floridean health care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	42
Revolving Credit Balance:	$3,610.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 716938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
716938	$17,000	$17,000	16.02%	1.00%	April 5, 2011	April 15, 2014	April 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 716938. Member loan 716938 was requested on April 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,340 / month
Current employer:	Wendy's/Arby's Group, Inc.	Debt-to-income ratio:	18.62%
Length of employment:	4 years	Location:	Lewis Center, OH

Home town:
Current & past employers:	Wendy's/Arby's Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/11 > This loan will be to pay off and close higher interest rate credit cards. I am religiously paying down the debt on these cards, but would love to be able to "trade" in this revolving debt for a fixed rate with a single lender. I have been at my current employer for 4 years now, and in addition to my salary, we have also received a bonus each year which is an indication of how stable my position is within the company. Thank you again for funding my loan. Borrower added on 04/01/11 > Also- the amount of "credit utilized" on my report is somewhat due to my wife and I having credit in both of our names as co-borrowers. The purpose of this loan is to pay off those cards where I am the only borrower. Borrower added on 04/02/11 > I want to say thank you to all the investors who have pledged to fund my loan so far. The overwhelming support in just the first day is tremendous! Thank you. Borrower added on 04/04/11 > Checked back in today to see over 40% of loan requests been pledged in first weekend. Thank you again as I appreciate the support.

A credit bureau reported the following information about this borrower member on April 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,448.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what is your occupation and how did you accumulate your credit card debt? Thanks!	IT project manager. Accumulated debt by building a new house in 2006- moving to new house at end of 2006. Couldn't sell other house at end of 2006, when recession started. Carrying 2 mortgages until found a renter in other property- and are on 3rd renter who has finally paid religiously for a year now. But first 2 renters cost us over $10k per year.

Member Payment Dependent Notes Series 717250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
717250	$2,400	$2,400	7.29%	1.00%	April 5, 2011	April 15, 2016	April 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 717250. Member loan 717250 was requested on April 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	IBM	Debt-to-income ratio:	1.26%
Length of employment:	10+ years	Location:	Sugar Land, TX

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 1, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	77
Revolving Credit Balance:	$4,399.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have an excellent FICO score. Do you recall the details of the delinquency that occurred about 6 1/2 years ago? Thanks and good luck with your loan, which may fund faster if you verify your income with Lending Club.	I had forgotten about that "delinquency" which is in fact an error on my credit report. If it's the entry I'm thinking of there is an error on my report which states I was 30 days late on my Wells Fargo mortgage; however, the listed date is prior to the time that we purchased our home, and it's definitely an error. We've NEVER been late on our mortgage. In fact, we haven't had a late payment on anything in a decade(s). I haven't gone to the trouble to fix that one error because it's never adversely impacted my ability to get credit.

Member Payment Dependent Notes Series 717301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
717301	$5,600	$5,600	10.37%	1.00%	April 5, 2011	April 15, 2014	April 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 717301. Member loan 717301 was requested on April 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,671 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	24.25%
Length of employment:	3 years	Location:	Decatur, GA

Home town:
Current & past employers:	United Parcel Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/11 > I am paying off 2 credit cards with high interest rate. I have a master degree in Applied Mathematics. I have a full-time job and have an extra job on the side to pay of this loan. I just don't want to pay the extra 1000 for interest I would have to pay if keep with my credit cards interst rate. Please fund me! Borrower added on 04/02/11 > These credit cards are from my college years. I had to eat and pay for my asthma medicine. Luckily I didn't have to pay for college tuition thanks to scholarships. I've been at my current job for 8yrs. One of those years I was an intern, I was so good they hired me the following before I finish grad school. I worked full time at work and full time while attending school during those years. I just want to pay off my debt quick so I can start really saving for my future. Borrower added on 04/02/11 > Correction 8yrs in above statment is suppose to say 4yrs. Borrower added on 04/03/11 > I have no problem paying more than the monthly payments. I can do that, correct? I use Mint.com to budge/manage my finances. If anyone have any questions for me I would be happy to answer them.

A credit bureau reported the following information about this borrower member on April 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	48
Revolving Credit Balance:	$8,428.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for United Parcel Service? FYI - to answer the question you posed in your Description, Borrowers can prepay their loans at any time with no penalty.	I'm an IT Associate at UPS. My group develops and test majority (about 70%) of the software that UPS provides to their customer for shipping, tracking, etc. Thanks for the information regarding prepayment. I will be making an extra payment each month.

Member Payment Dependent Notes Series 717399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
717399	$3,000	$3,000	10.74%	1.00%	April 5, 2011	April 16, 2014	April 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 717399. Member loan 717399 was requested on April 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,938 / month
Current employer:	Bancroft	Debt-to-income ratio:	20.83%
Length of employment:	2 years	Location:	BENSALEM, PA

Home town:
Current & past employers:	Bancroft
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/11 > Taxes and car repairs Borrower added on 04/02/11 > I was recently hit with back taxes from last year along with taxes due this year due to bad accounting at a part time job I worked at serving last year and the year before. I also am in desperate need of a lot of car repairs. Although my credit debt may be high, I have never missed a payment in my life and have paid off a lot of old credit/ loans without any issue. I greatly appreciate you considering funding my loan. Thank you very much.

A credit bureau reported the following information about this borrower member on April 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,928.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 717550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
717550	$2,400	$2,400	16.40%	1.00%	April 5, 2011	April 15, 2016	April 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 717550. Member loan 717550 was requested on April 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Dicks Sporting Goods	Debt-to-income ratio:	6.86%
Length of employment:	< 1 year	Location:	SCHWENKSVILLE, PA

Home town:
Current & past employers:	Dicks Sporting Goods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/11 > I have a very stable job, and am in the process of getting one with more hours and better pay. I plan to use the funds to take care of a few bills that have been piling up recently. Until a recent rough patch, I have paid all of my bills on time and try to pay more than the minimum payment.

A credit bureau reported the following information about this borrower member on April 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,555.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Dicks Sporting Goods?	I am a Customer Service Specialist, which is basically a lead cashier.

Member Payment Dependent Notes Series 718201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
718201	$3,500	$3,500	16.77%	1.00%	April 5, 2011	April 16, 2016	April 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 718201. Member loan 718201 was requested on April 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Coast BMW Nissan	Debt-to-income ratio:	22.50%
Length of employment:	< 1 year	Location:	San Luis Obispo, CA

Home town:
Current & past employers:	Coast BMW Nissan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/11 > This is for a tow vehicle for my race car. I have always been on-time with my car payments.

A credit bureau reported the following information about this borrower member on April 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	5	Months Since Last Delinquency:	5
Revolving Credit Balance:	$1,965.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 13 dated April 5, 2011